Exhibit 4.1

Execution Version

FS SENIOR FUNDING LTD.

Issuer,

FS SENIOR FUNDING CLO LLC

Co-Issuer,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

Trustee

INDENTURE

______________________________

Dated as of May 28, 2015

______________________________

COLLATERALIZED LOAN OBLIGATIONS

TABLE OF CONTENTS

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-ii-

-iii-

ARTICLE IX

REDEMPTION OF NOTES

Section 9.1	Mandatory Redemption	183
Section 9.2	Optional Redemption or Redemption Following a Tax Event	183
Section 9.3	Partial Redemption by Refinancing	186
Section 9.4	Redemption Procedures	187
Section 9.5	Notes Payable on Redemption Date	188
Section 9.6	Special Redemption	189

ARTICLE X

ACCOUNTS, ACCOUNTINGS AND RELEASES

Section 10.1	Collection of Money	190
Section 10.2	Collection Accounts	190
Section 10.3	Payment Account; Custodial Account; Ramp Up Account; Expense Reserve Account; Interest Reserve Account; Contribution Account; Ongoing Expense Smoothing Account; Class A-R Rating Requirement Funding Account	192
Section 10.4	The Revolver Funding Account	195
Section 10.5	Hedge Counterparty Collateral Account	196
Section 10.6	Reinvestment of Funds in Accounts; Reports by Trustee	196
Section 10.7	Accountings	198
Section 10.8	Release of Assets	208
Section 10.9	Reports by Independent Accountants	209
Section 10.10	Reports to Rating Agencies	210
Section 10.11	Procedures Relating to the Establishment of Accounts Controlled by the Trustee	210

ARTICLE XI

APPLICATION OF MONIES

Section 11.1	Disbursements of Monies from Payment Account	210

ARTICLE XII

SALE OF COLLATERAL OBLIGATIONS;
PURCHASE OF ADDITIONAL COLLATERAL OBLIGATIONS

Section 12.1	Sales of Collateral Obligations	215
Section 12.2	Purchase of Additional Collateral Obligations	218
Section 12.3	Conditions Applicable to All Sale and Purchase Transactions	222
Section 12.4	Restrictions on Amendments, Exchanges and Deemed Acquisitions	222

-iv-

Section 12.5	Optional Repurchase or Substitution	222

ARTICLE XIII

HOLDERS' RELATIONS

Section 13.1	Subordination	225
Section 13.2	Standard of Conduct	226

ARTICLE XIV

MISCELLANEOUS

Section 14.1	Form of Documents Delivered to Trustee	226
Section 14.2	Acts of Holders	227
Section 14.3	Notices, etc., to Trustee, the Co-Issuers, the Collateral Administrator, the Collateral Manager, the Hedge Counterparty, the Paying Agent, the Administrator and each Rating Agency	227
Section 14.4	Notices to Holders; Waiver	230
Section 14.5	Effect of Headings and Table of Contents	232
Section 14.6	Successors and Assigns	232
Section 14.7	Separability	232
Section 14.8	Benefits of Indenture	232
Section 14.9	Legal Holidays	232
Section 14.10	Governing Law	232
Section 14.11	Submission to Jurisdiction	232
Section 14.12	Counterparts	234
Section 14.13	Acts of Issuer	234
Section 14.14	Confidential Information	234
Section 14.15	Liability of Co-Issuers and Issuer Subsidiaries	235
Section 14.16	17g-5 Information	235
Section 14.17	Rating Agency Conditions	236
Section 14.18	Waiver of Jury Trial	237
Section 14.19	Escheat	237
Section 14.20	Records	237

ARTICLE XV

ASSIGNMENT OF COLLATERAL MANAGEMENT AGREEMENT

Section 15.1	Assignment of Collateral Management Agreement	238

-v-

ARTICLE XVI

HEDGE AGREEMENTS

Section 16.1	Hedge Agreements	239

Schedule 1	–	Moody's Industry Classification Group List

Schedule 2	–	S&P Industry Classifications

Schedule 3	–	Diversity Score Calculation

Schedule 4	–	Moody's Rating Definitions

Schedule 5	–	S&P Recovery Rate Tables and S&P CDO Monitor

Schedule 6	–	Tables of Rating Equivalents

Schedule 7	–	Schedule of Collateral Obligations

Exhibit A	–	Forms of Notes

		A1	–	Form of Class A-R Note

		A2	–	Form of Class A-T Note

		A3	–	Form of Class A-S Note

		A4	–	Form of Class B Note

		A5	–	Form of Class C Note

		A6	–	Form of Subordinated Note

Exhibit B	–	Forms of Transfer and Exchange Certificates

		B1	–	Form of Transferor Certificate for Transfer of Rule 144A Global Secured Note or Certificated Secured Note to Regulation S Global Secured Note

		B2	–	Form of Transferor Certificate for Transfer of Rule 144A Global Secured Note or Regulation S Global Secured Note to Rule 144A Global Secured Note or Certificated Secured Note

		B3	–	Form of Transferor Certificate for Transfer of Certificated Secured Note to Rule 144A Global Secured Note

-vi-

		B4	–	Form of Transferee Certificate of Rule 144A Global Secured Note

		B5	–	Form of Transferee Certificate of Regulation S Global Secured Note

		B6	–	Form of Transferee Certificate of Certificated Secured Note

		B7	–	Form of Transferee Certificate for Transfer of Certificated Subordinated Note

Exhibit C	–	Form of Note Owner Certificate

Exhibit D	–	Form of NRSRO Certification

Exhibit E	–	Form of S&P Weighted Average Recovery Rate Notice

-vii-

INDENTURE, dated as of May 28, 2015, among FS Senior Funding Ltd., an exempted company incorporated with limited liability in the Cayman Islands (the "Issuer"), FS Senior Funding CLO LLC, a limited liability company organized under the laws of the State of Delaware (the "Co-Issuer" and, together with the Issuer, the "Co-Issuers"), and Wells Fargo Bank, National Association, as trustee (herein, together with its permitted successors in the trusts hereunder, the "Trustee").

PRELIMINARY STATEMENT

The Co-Issuers are duly authorized to execute and deliver this Indenture to provide for the Notes issuable as provided in this Indenture. Except as otherwise provided herein, all covenants and agreements made by the Co-Issuers herein are for the benefit and security of the Secured Parties. The Co-Issuers are entering into this Indenture, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

All things necessary to make this Indenture a valid agreement of the Co-Issuers in accordance with the agreement's terms have been done.

GRANTING CLAUSE

The Issuer hereby Grants to the Trustee, for the benefit and security of the Holders of the Secured Debt, the Trustee, the Collateral Manager, the Collateral Administrator, the Administrator and each Hedge Counterparty (collectively the "Secured Parties"), all of its right, title and interest in, to and under the following property, in each case, whether now owned or existing, or hereafter acquired or arising, and wherever located: (a) the Collateral Obligations acquired by the Issuer at any time (including such Collateral Obligations that are listed, as of the Closing Date, in Schedule 7 to this Indenture) and all payments thereon or with respect thereto; (b) each of the Accounts (provided that the interest being granted in each Class A-R Rating Requirement Funding Subaccount shall be granted only to the applicable Holder funding such account), to the extent permitted by the applicable Hedge Agreement (if any), each Hedge Counterparty Collateral Account, any Eligible Investments purchased with funds on deposit therein, and all income from the investment of funds therein; (c) the equity interest in any Issuer Subsidiary and all payments and rights thereunder; (d) the Collateral Management Agreement as set forth in Article XV hereof, each Hedge Agreement (if any) (provided that there is no such Grant to the Trustee on behalf of any Hedge Counterparty in respect of its related Hedge Agreement), the Collateral Administration Agreement, the Administration Agreement, the Class A-R Note Purchase Agreement and the Master Transfer Agreement; (e) all Cash or Money delivered to the Trustee (or its bailee) for the benefit of the Secured Parties; (f) all accounts, chattel paper, contract rights, commercial tort claims, deposit accounts, documents, equipment, financial assets, general intangibles, goods, inventory, payment intangibles, promissory notes, instruments, investment property, letter-of-credit rights and supporting obligations (as such terms are defined in the UCC); (g) any other property otherwise delivered to the Trustee by or on behalf of the Issuer (whether or not constituting Collateral Obligations or Eligible Investments); (h) all Equity Securities and all payments thereon and rights in respect thereof; (i) any lien granted by the Retention Provider to the Issuer pursuant to the Warehouse Master Transfer Agreement; and (j) all proceeds (as defined in the UCC) and products, in each case, with respect to the foregoing (the assets referred to in (a) through (j) are collectively referred to as the

"Assets"); provided that such Grant and the term "Assets" shall not include (i) the U.S.$250 transaction fee paid to the Issuer in consideration of the issuance of the Secured Debt and Subordinated Notes, (ii) the funds attributable to the issuance and allotment of the Issuer's ordinary shares, (iii) the bank account in the Cayman Islands in which such funds are deposited (or any interest thereon) and (iv) the membership interests of the Co-Issuer (the assets referred to in clauses (i) through (iv), collectively, the "Excepted Property").

The above Grant is made in trust to secure the Secured Debt and the Issuer's obligations to the Secured Parties under this Indenture, each Hedge Agreement and any other applicable Transaction Document (the "Secured Obligations"). Except as set forth in the Priority of Distributions and Article XIII of this Indenture, the Secured Debt is secured equally and ratably without prejudice, priority or distinction between any Secured Debt and any other Secured Debt by reason of difference in time of issuance or otherwise, except as expressly provided in this Indenture. The above Grant is made to secure, in accordance with the priorities set forth in the Priority of Distributions, (i) the payment of all amounts due on the Secured Debt in accordance with its terms, (ii) the payment of all other sums payable under this Indenture and any other applicable Transaction Document and all amounts payable under each Hedge Agreement, and (iii) compliance with the provisions of this Indenture, each Hedge Agreement and any other applicable Transaction Document, all as provided in this Indenture, the each Hedge Agreement and the applicable Transaction Documents, respectively. The foregoing Grant shall, for the purpose of determining the property subject to the lien of this Indenture, be deemed to include any securities and any investments granted to the Trustee by or on behalf of the Issuer, whether or not such securities or investments satisfy the criteria set forth in the definitions of "Collateral Obligation" or "Eligible Investments," as the case may be.

The Trustee acknowledges such Grants, accepts its appointment as Trustee hereunder in accordance with the provisions hereof, and agrees to perform its duties expressly stated herein in accordance with the provisions hereof.

ARTICLE I

DEFINITIONS

Section 1.1            Definitions. Except as otherwise specified herein or as the context may otherwise require, the following terms shall have the respective meanings set forth below for all purposes of this Indenture, and the definitions of such terms are equally applicable both to the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms. The word "including" shall mean "including without limitation." All references in this Indenture to designated "Articles," "Sections," "Subsections" and other subdivisions are to the designated articles, sections, subsections and other subdivisions of this Indenture. The words "herein," "hereof," "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular article, section, subsection or other subdivision.

"17g-5 Information": The meaning specified in Section 14.16.

"17g-5 Website": A password-protected internet website which shall initially be located at https://www.structuredfn.com. Any change of the 17g-5 Website shall only occur after notice has been delivered by the Issuer to the Information Agent, the Trustee, the Collateral Administrator, the Collateral Manager, the Placement Agent, and the Rating Agencies setting the date of change and new location of the 17g-5 Website.

"Accountants' Report": An agreed-upon procedure report of the firm or firms appointed by the Issuer pursuant to Section 10.9(a).

"Accounts": Each of (i) the Payment Account, (ii) the Interest Collection Account, (iii) the Principal Collection Account, (iv) the Ramp-Up Account, (v) the Revolver Funding Account, (vi) the Expense Reserve Account, (vii) the Ongoing Expense Smoothing Account, (viii) the Interest Reserve Account, (ix) the Custodial Account, (x)  the Contribution Account, (xi) the Class A-R Rating Requirement Funding Account (including any subaccounts thereof) and (xii) each Hedge Counterparty Collateral Account (if any).

"Act of Holders": The meaning specified in Section 14.2.

"Additional Obligations": Any additional Obligations issued pursuant to Section 2.4.

"Additional Obligations Closing Date": The closing date for the issuance of any Additional Obligations pursuant to Section 2.4 as set forth in an indenture supplemental to this Indenture pursuant to Section 8.1.

"Additional Subordinated Notes Proceeds": The proceeds of an additional issuance of Subordinated Notes in accordance with Section 2.4.

"Adjusted Class Break-even Default Rate": The rate equal to (a)(i) the Class Break-even Default Rate multiplied by (ii)(x) the Aggregate Ramp-Up Par Amount divided by (y) the Collateral Principal Amount plus the S&P Collateral Value of all Defaulted Obligations plus (b)(i)(x) the Collateral Principal Amount plus the S&P Collateral Value of all Defaulted Obligations minus (y) the Aggregate Ramp-Up Par Amount, divided by (ii)(x) the Collateral Principal Amount plus the S&P Collateral Value of all Defaulted Obligations multiplied by (y) 1 minus the S&P Weighted Average Recovery Rate.

"Adjusted Collateral Principal Amount": As of any date of determination:

(a)                the Aggregate Principal Balance of the Collateral Obligations (other than Defaulted Obligations and Discount Obligations); plus

(b)               without duplication, the amounts on deposit in the Collection Account and the Ramp-Up Account (including Eligible Investments therein) representing Principal Proceeds; plus

(c)                the aggregate of the Defaulted Obligation Balances for each Defaulted Obligation; plus

(d)               the aggregate of the purchase prices for each Discount Obligation, excluding accrued interest, expressed as a percentage of par and multiplied by the principal balance thereof, for such Discount Obligation; minus

(e)                the Excess CCC/Caa Adjustment Amount;

provided that, with respect to any Collateral Obligation that satisfies more than one of the definitions of Defaulted Obligation and Discount Obligation or any asset that falls into the Excess CCC/Caa Adjustment Amount, such Collateral Obligation shall, for the purposes of this definition, be treated as belonging to the category of Collateral Obligations which results in the lowest Adjusted Collateral Principal Amount on any date of determination.

"Administration Agreement": The agreement between the Administrator (as administrator and share owner) and the Issuer relating to the various corporate management functions the Administrator will perform on behalf of the Issuer, including communications with shareholders and the general public, and the provision of certain clerical, administrative and other corporate services in the Cayman Islands, as such agreement may be amended, supplemented or varied from time to time.

"Administrative Expense Cap": An amount equal on any Distribution Date (when taken together with any Administrative Expenses paid in the order of priority contained in the definition thereof during the period since the preceding Distribution Date or, in the case of the first Distribution Date, the Closing Date) to the sum of (a) 0.08% per annum (prorated for the related Interest Accrual Period on the basis of a 360-day year and the actual number of days elapsed) of the Collateral Principal Amount on the Determination Date relating to the immediately preceding Distribution Date (or, for purposes of calculating this clause (a) in connection with the first Distribution Date, on the Closing Date) and (b) U.S.$200,000 per annum (prorated for the related Interest Accrual Period on the basis of a 360-day year comprised of twelve 30-day months); provided, however, that, if the amount of Administrative Expenses paid pursuant to Sections 11.1(a)(i)(A), 11.1(a)(ii)(A) and 11.1(a)(iii)(A) (including any excess applied in accordance with this proviso) on the three immediately preceding Distribution Dates or during the related Collection Periods is less than the stated Administrative Expense Cap (without regard to any excess applied in accordance with this proviso) in the aggregate for such three preceding Distribution Dates, the excess may be applied to the Administrative Expense Cap with respect to the then-current Distribution Date; provided, further, that in respect of each of the first three Distribution Dates from the Closing Date, such excess amount shall be calculated based on the Distribution Dates, if any, preceding such Distribution Date.

"Administrative Expenses": The fees, expenses (including indemnities) and other amounts due or accrued with respect to any Distribution Date and payable in the following order by the Issuer, the Co-Issuer or any Issuer Subsidiary: first, to the Trustee (including indemnities) in each of its capacities pursuant hereto, second, to the Bank in each of its capacities under the Transaction Documents (including indemnities), including as Collateral Administrator, for its fees and expenses under the Transaction Documents, and then third, on a pro rata basis to (i) the Independent accountants, agents (other than the Collateral Manager) and counsel of the Co-Issuers or any Issuer Subsidiary for fees and expenses; (ii) the Rating Agencies for fees and expenses (including surveillance fees) in connection with any rating of the Secured Debt or in connection with the rating of (or provision of credit estimates in respect of) any Collateral Obligations; (iii) the Collateral Manager under this Indenture and the Collateral Management Agreement, including without limitation reasonable expenses of the Collateral Manager (including (x) actual fees incurred and paid by the Collateral Manager for its accountants, agents, counsel and administration and (y) out-of-pocket travel and other miscellaneous expenses incurred and paid by the Collateral Manager in connection with the Collateral Manager's management of the Collateral Obligations (including without limitation expenses related to the workout of Collateral Obligations and causing the Issuer and the Collateral Manager to comply with the CEA as required under this Indenture), which shall be allocated among the Issuer and other clients of the Collateral Manager to the extent such expenses are incurred in connection with the Collateral Manager's activities on behalf of the Issuer and such other clients) actually incurred and paid in connection with the purchase or sale of any Collateral Obligations, any other expenses actually incurred and paid in connection with the Collateral Obligations, any expenses incurred in the Collateral Manager's capacity as Information Agent, and any other amounts payable pursuant to the Collateral Management Agreement but excluding the Aggregate Collateral Management Fees; (iv) the Administrator pursuant to the Administration Agreement; (v) the Class A-R Note Agent pursuant to the Class A-R Note Purchase Agreement; (vi) any expenses related to an Issuer Subsidiary and (vii) any other Person in respect of any other fees or expenses permitted under this Indenture and the documents delivered pursuant to or in connection with this Indenture (including expenses incurred in connection with setting up and administering Issuer Subsidiaries or otherwise complying with tax laws, any costs associated with FATCA Compliance, the payment of facility rating fees and all legal and other fees and expenses incurred in connection with the purchase or sale of any Collateral Obligations and any other expenses incurred in connection with the Collateral Obligations) and the Obligations, including but not limited to, any amounts owed to the Co-Issuers pursuant to this Indenture, any amounts due in respect of the listing of the Secured Notes on any stock exchange or trading system, and any costs associated with producing Definitive Notes; provided that (A) amounts due in respect of actions taken on or before the Closing Date shall not be payable as Administrative Expenses but shall be payable only from the Expense Reserve Account pursuant to Section 10.3(e), (B) for the avoidance of doubt, amounts that are specified as payable under the Priority of Distributions that are not specifically identified therein as Administrative Expenses (including, without limitation, interest and principal in respect of the Obligations and amounts due under any Hedge Agreements) shall not constitute Administrative Expenses, (C) the Collateral Manager may direct the payment of Rating Agency fees (only out of amounts available pursuant to clause (b) of the definition of "Administrative Expense Cap") other than in the order required above if the Collateral Manager, the Trustee or the Issuer have been advised by a Rating Agency that the non-payment of its fees will imminently result in the withdrawal of any currently assigned rating on any Outstanding Class of Secured Debt, and (D) the Collateral Manager, in its reasonable discretion, may direct a non-pro rata payment to be paid immediately prior to the third priority above if required to ensure the delivery of certain continued accounting services and reports.

"Affected Investor": An investor in an Obligation that is subject to regulation under any Applicable Regulation from time to time or party to liquidity or credit support arrangements provided by a financial institution that is subject to any Applicable Regulation and that has delivered a written notice to the Issuer and the Trustee (which notice shall specify the Class of Notes held by such investor and the Aggregate Outstanding Amount thereof) (i) on or prior to or promptly after its acquisition of any Obligation or (ii) if such Holder becomes subject to any Applicable Regulation, or party to liquidity or credit support arrangements provided by a financial institution that is subject to any Applicable Regulation, after the date of its acquisition of any Obligation and while it continues to hold such Obligation, then promptly after such date, in each case stating that such Holder's investment in the Transaction is subject to any Applicable Regulation and that such Holder will be relying on compliance by the Retention Provider with the Retention Requirement. Any Holder that does not provide such notice in accordance with the previous sentence will be deemed for purposes hereof not to be an Affected Investor. If no entity provides such notice, then no Affected Investors will be deemed to exist for purposes of any required consent or action under this Indenture or any other Transaction Document.

"Administrator": Appleby Trust (Cayman) Ltd., a licensed trust company incorporated in the Cayman Islands, and its successors and assigns in such capacity.

"Affiliate" or "Affiliated": With respect to a Person, (a) any other Person who, directly or indirectly, is in control of, or controlled by, or is under common control with, such Person or (b) any other Person who is a director, officer or employee (i) of such Person, (ii) of any subsidiary or parent company of such Person or (iii) of any Person described in clause (a) above; provided that neither the Administrator nor any special purpose entity for which it acts as share trustee or administrator shall be deemed to be an Affiliate of the Issuer or the Co-Issuer solely because the Administrator or any of its Affiliates serves as administrator or share trustee for the Issuer. For the purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote more than 50% of the securities having ordinary voting power for the election of directors of any such Person or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; provided, further, that no entity to which the Administrator provides shares trustee and/or administration services, including the provision of directors, will be considered to be an Affiliate of the Issuer solely by reason thereof. For purposes of this definition, no entity shall be deemed an Affiliate of the Co-Issuers or the Collateral Manager solely because an Independent Director or any Affiliate of an Independent Director acts in such capacity or a similar capacity for such entity. An Obligor that is a special purpose vehicle shall not be deemed to be affiliated with any Person that transfers assets to such Obligor by the reason of the transfer of such assets so long as any Collateral Obligations issued by such Obligor do not have the benefit of any credit support of such Person. For the avoidance of doubt, an Obligor of a Collateral Obligation will not be considered an Affiliate of any other Obligor for purposes of the definitions of "Collateral Obligation" and "Concentration Limitations" as used therein with respect to any Obligor solely due to the fact that each such Obligor is under the control of or directly or indirectly owned by a common Financial Sponsor (except if such Person or Obligor provides collateral under, guarantees or otherwise supports the obligations of the other such Person or Obligor).

"Agent Members": Members of, or participants in, DTC, Euroclear or Clearstream.

"Aggregate Collateral Management Fees": All accrued and unpaid Collateral Management Fees, Current Deferred Management Fees, Cumulative Deferred Management Fees and Collateral Management Fee Shortfall Amounts.

"Aggregate Outstanding Amount": With respect to any of the Obligations as of any date, the aggregate principal amount of such Obligations Outstanding on such date, provided, in the case of the Class A-R Notes, for purposes of determining whether a sufficient principal amount of the Class A-R Notes have voted with respect to matters relating to this Indenture or the Collateral Management Agreement, the Aggregate Outstanding Amount shall include any Aggregate Undrawn Amounts, provided, further that, for purposes of calculating the Overcollateralization Ratio or determining whether an Event of Default under Section 5.1(g) has occurred, the Aggregate Outstanding Amount of the Class A-R Notes at any time shall not include (x) the Aggregate Undrawn Amounts or (y) the portion of the aggregate principal amount of the Class A-R Notes that represent any Borrowing, the proceeds of which are deposited into the Class A-R Rating Requirement Funding Account (for so long as such proceeds remain on deposit therein).

"Aggregate Principal Balance": When used with respect to all or a portion of the Collateral Obligations or the Pledged Obligations, the sum of the Principal Balances of all or of such portion of the Collateral Obligations or Pledged Obligations, respectively.

"Aggregate Ramp-Up Par Amount": An amount equal to U.S.$308,400,000.

"Aggregate Ramp-Up Par Condition": A condition satisfied as of the end of the Ramp-Up Period if, at such time, the sum of (x) the Aggregate Undrawn Amount, (y) the Aggregate Principal Balance of the Collateral Obligations that the Issuer has purchased, or entered into binding commitments to purchase, including Collateral Obligations owned or committed to be acquired by the Issuer as of the Closing Date, (provided that the Principal Balance of any Defaulted Obligation shall be the lower of its S&P Collateral Value and its Moody's Collateral Value) and (z) without duplication, any cash proceeds from prepayments, maturities or redemptions of such Collateral Obligations which have not been reinvested (or committed to be reinvested) in additional Collateral Obligations by the Issuer as of the end of the Ramp-Up Period, equals or exceeds the Aggregate Ramp-Up Par Amount.

"Aggregate Undrawn Amount": At any time, with respect to the Class A-R Notes, the excess, if any, of (i) the Class A-R Commitments (whether or not utilized) over (ii) the Aggregate Outstanding Amount of the Class A-R Notes at such time, without taking into account the first proviso in the definition of Aggregate Outstanding Amount.

"AIFMD": EU Directive 2011/61/EU on Alternative Investment Fund Managers.

"AIFMD Level 2 Regulation": Commission Delegated Regulation 231/2013 supplementing the AIFMD.

"Applicable Issuer" or "Applicable Issuers": With respect to the Co-Issued Notes of any Class, the Issuer or each of the Co-Issuers, as specified in Section 2.3, and with respect to the Class C Notes or the Subordinated Notes, the Issuer only.

"Applicable Regulation": The retention requirements contained in all or any of Articles 404-410, the CRR, Article 17, the AIFMD, the AIFMD Level 2 Regulation, the Final RTS, Solvency II, the Solvency II Level 2 Regulation, any further technical standards, any similar or successor laws (including any retention requirements applicable to UCITS funds), any guidelines or other materials published by the European Banking Authority in relation thereto and any delegated regulations of the European Commission (in each case including any amendments thereto).

"Article 17": Article 17 of the AIFMD.

"Articles 404-410": Articles 404-410 (inclusive) of the CRR.

"Asset Quality Matrix": The following chart, used to determine which of the "row/column combinations" (or the linear interpolation between two adjacent rows and/or two adjacent columns, as applicable) are applicable for purposes of determining compliance with the Moody's Diversity Test, the Moody's Maximum Rating Factor Test and the Minimum Floating Spread Test, as set forth in Section 7.17(f).

	Minimum Diversity Score
Minimum Weighted Average Spread	22	25	28	31	34	37	40	43
3.85%	2695	2810	2890	2965	3040	3085	3125	3165
3.95%	2735	2850	2930	3005	3045	3125	3165	3200
4.05%	2770	2890	2965	3045	3120	3165	3200	3240
4.15%	2810	2930	3005	3085	3125	3195	3240	3280
4.25%	2850	2960	3040	3120	3165	3200	3280	3320
4.35%	2885	2965	3045	3125	3200	3240	3315	3360
4.45%	2890	3005	3085	3165	3240	3280	3320	3390
4.55%	2930	3040	3125	3200	3275	3320	3360	3395
4.65%	2960	3045	3165	3240	3280	3355	3395	3435
4.75%	2965	3085	3195	3275	3320	3360	3430	3475
4.85%	3005	3125	3200	3280	3355	3395	3435	3510
4.95%	3040	3165	3240	3320	3360	3435	3475	3515
5.05%	3045	3195	3275	3355	3395	3475	3515	3555
5.15%	3085	3200	3280	3360	3435	3510	3555	3590
5.25%	3120	3235	3320	3395	3475	3515	3585	3625
5.35%	3125	3240	3360	3430	3510	3555	3590	3630
5.45%	3160	3280	3365	3435	3515	3585	3630	3670
5.55%	3165	3310	3395	3475	3550	3590	3665	3710
5.65%	3200	3315	3430	3510	3555	3630	3670	3745
5.75%	3235	3320	3435	3515	3590	3665	3710	3750
5.85%	3240	3355	3475	3555	3630	3670	3745	3790
5.95%	3270	3360	3505	3585	3665	3710	3750	3820

6.05%	3275	3395	3510	3590	3670	3745	3790	3825
6.15%	3280	3430	3515	3630	3705	3750	3820	3865
6.25%	3315	3435	3550	3665	3710	3790	3825	3900
6.35%	3320	3475	3555	3670	3750	3820	3865	3905
6.45%	3350	3505	3585	3705	3785	3825	3900	3945
6.55%	3355	3510	3590	3710	3790	3865	3905	3980
6.65%	3360	3515	3630	3740	3820	3900	3940	3985
6.75%	3395	3550	3665	3745	3825	3905	3945	4015
6.85%	3430	3555	3670	3750	3865	3940	3985	4020
6.95%	3435	3585	3710	3790	3900	3945	4015	4060
7.05%	3475	3590	3750	3825	3905	3985	4020	4100
	Moody's Maximum Weighted Average Rating Factor

"Assets": The meaning assigned in the Granting Clause hereof.

"Assigned Moody's Rating": The monitored publicly available rating or the estimated rating expressly assigned to a debt obligation (or facility) by Moody's that addresses the full amount of the principal and interest promised.

"Assumed Reinvestment Rate": The then-current rate of interest being paid by the Bank on time deposits in the Bank having a scheduled maturity of the date prior to the next Distribution Date (as determined on the most recent Interest Determination Date relating to an Interest Accrual Period beginning on a Distribution Date or the Closing Date, as applicable).

"Authenticating Agent": With respect to the Notes, the Person designated by the Trustee to authenticate such Notes on behalf of the Trustee pursuant to Section 6.14.

"Authorized Denominations": The meaning specified in Section 2.3.

"Authorized Officer": With respect to the Issuer or the Co-Issuer, any Officer of, or any other Person who is authorized to act for, the Issuer or the Co-Issuer, as applicable, in matters relating to, and binding upon, the Issuer or the Co-Issuer. With respect to the Collateral Manager, any Officer, employee, member or agent of the Collateral Manager who is authorized to act for the Collateral Manager in matters relating to, and binding upon, the Collateral Manager with respect to the subject matter of the request, certificate or order in question. With respect to the Collateral Administrator, any Officer, employee or agent of the Collateral Administrator who is authorized to act for the Collateral Administrator in matters relating to, and binding upon, the Collateral Administrator with respect to the subject matter of the request or certificate in question. With respect to the Trustee, the Collateral Administrator or any other bank or trust company acting as trustee of an express trust or as custodian, a Bank Officer. Each party may receive and accept a certification (which shall include the email address of each such authorized Person) of the authority of any other party as conclusive evidence of the authority of any person to act, and such certification may be considered as in full force and effect until receipt by such other party of written notice to the contrary.

"Available Amount": The amount available for borrowing under the Class A-R Notes at any time, which shall be the greater of (a) zero and (b) the aggregate Class A-R Commitments then in effect, less the Aggregate Outstanding Amount under the Class A-R Notes, less the Net Aggregate Exposure Amount, plus amounts on deposit in the Class A-R Rating Requirement Funding Account (including any subaccount thereof).

"Average Life": On any date of determination with respect to any Collateral Obligation, the quotient obtained by dividing (i) the sum of the products of (a) the number of years (rounded to the nearest one hundredth thereof) from such date of determination to the respective dates of each successive Scheduled Distribution of principal of such Collateral Obligation and (b) the respective amounts of principal of such Scheduled Distributions by (ii) the sum of all successive Scheduled Distributions of principal on such Collateral Obligation.

"Balance": On any date, with respect to Cash or Eligible Investments in any account, the aggregate (i) current balance of Cash, demand deposits, time deposits, certificates of deposit and federal funds; (ii) principal amount of interest-bearing corporate and government securities, money market accounts and repurchase obligations; and (iii) purchase price (but not greater than the face amount) of non-interest-bearing government and corporate securities and commercial paper.

"Bank": Wells Fargo Bank, National Association, a national banking association (including any organization or entity succeeding to all or substantially all of the corporate trust business of Wells Fargo Bank, National Association), in its individual capacity and not as Trustee, and any successor thereto.

"Bank Officer": When used with respect to the Trustee and the Collateral Administrator, any officer within the Corporate Trust Office (or any successor group of the Trustee or the Collateral Administrator) including any vice president, assistant vice president or officer of the Trustee or the Collateral Administrator, as applicable, customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred at the Corporate Trust Office because of such person's knowledge of and familiarity with the particular subject and in each case having direct responsibility for the administration of this Transaction.

"Bankruptcy Code": The U.S. Bankruptcy Code (Title 11 of the United States Code, as amended from time to time (or any successor statute)).

"Bankruptcy Laws": The Bankruptcy Code, Part V of the Companies Law (2013 Revision) of the Cayman Islands, the Bankruptcy Law (1997 Revision) of the Cayman Islands, the Companies Winding Up Rules 2008 of the Cayman Islands and the Foreign Bankruptcy Proceedings (International Cooperation) Rules 2008 of the Cayman Islands, each as amended from time to time.

"Bankruptcy Subordination Agreement": The meaning specified in Section 5.4(d)(ii).

"Base Rate": A fluctuating rate of interest determined by the applicable Calculation Agent as being the rate of interest most recently announced by the Base Rate

Reference Bank at its New York office as its base rate, prime rate, reference rate or similar rate for U.S. dollar loans. Changes in the Base Rate will take effect simultaneously with each change in the underlying rate.

"Base Rate Reference Bank": Wells Fargo Bank, National Association, or if such bank ceases to exist or is not quoting a base rate, prime rate, reference rate or similar rate for U.S. dollar loans, such other major money center commercial bank in New York City as is selected by the Calculation Agent.

"Benefit Plan Investor": (a) Any "employee benefit plan" (as defined in Section 3(3) of Title I of ERISA) that is subject to the fiduciary responsibility provisions of Title I of ERISA, (b) any "plan" as defined in Section 4975(e) of the Code that is subject to Section 4975 of the Code, or (c) any entity whose underlying assets are treated as "plan assets" (for purposes of ERISA or Section 4975 of the Code) by reason of any such employee benefit plan or plan's investment in the entity.

"Board of Directors": With respect to the Issuer, the directors of the Issuer duly appointed by the shareholders of the Issuer or the board of directors of the Issuer pursuant to the current articles of association of the Issuer, and with respect to the Co-Issuer, the managers of the Co-Issuer duly appointed by the members of the Co-Issuer.

"Board Resolution": With respect to the Issuer or the Co-Issuer, a duly passed resolution of the Board of Directors of the Issuer or the Co-Issuer, as applicable.

"Borrowing Date": The meaning specified in Section 3.4(a).

"Borrowing": The meaning specified in Section 3.4(a).

"Break Funding Event": Each such prepayment of Class A-R Notes or failed Borrowing as provided in the definition of the Breakage Costs.

"Breakage Costs": Any previously incurred and unpaid loss, cost or expense (other than lost profit) reasonably and actually incurred by a Holder of a Class A-R Note as a result of any event or circumstance described in Section 3.08(c) of the Class A-R Note Purchase Agreement.

"Bridge Loan": Any obligation or debt security incurred or issued in connection with a merger, acquisition, consolidation, sale of all or substantially all of the assets of a person or entity, restructuring or similar transaction, which obligation or security by its terms is required to be repaid within one year of the incurrence thereof with proceeds from additional borrowings or other refinancings (other than (x) any additional borrowing or refinancing if one or more financial institutions shall have provided the issuer of such obligation or security with a binding written commitment to provide the same, so long as (i) such commitment is equal to the outstanding principal amount of the Bridge Loan and (ii) such committed replacement facility has a maturity of at least one year and cannot be extended beyond such one year maturity pursuant to the terms thereof or (y) an obligation or debt security that has a nominal maturity date of one year or less from the incurrence thereof but has a term-out or other provision whereby (automatically or at the sole option of the obligor thereof) the maturity of the indebtedness thereunder may be extended to a later date).

"Business Day": Any day other than (i) a Saturday or a Sunday or (ii) a day on which commercial banks are authorized or required by applicable law, regulation or executive order to close in New York, New York, London, England or in the city in which the principal Corporate Trust Office of the Trustee is located or, for any final payment of principal, in the relevant place of presentation.

"Caa Collateral Obligation": A Collateral Obligation (other than a Defaulted Obligation) with a Moody's Default Probability Rating of "Caa1" or lower.

"Calculation Agent": The meaning specified in Section 7.15.

"Capped Amounts": Any amounts in excess of the Interest Rate Cap on any Class A-R Note that pays interest based on the Class A-R CP Rate and that would otherwise be payable under this Indenture if not for the Interest Rate Cap; provided that Capped Amounts shall not be considered "due and payable" for purposes of this Indenture unless funds are available to pay such Capped Amounts on any Quarterly Distribution Date in accordance with the Priority of Distributions.

"Cash": Such coin or currency of the United States of America as at the time shall be legal tender for payment of all public and private debts.

"CCC Collateral Obligation": A Collateral Obligation (other than a Defaulted Obligation) with an S&P Rating of "CCC+" or lower.

"CCC/Caa Collateral Obligations": The CCC Collateral Obligations and/or the Caa Collateral Obligations, as the context requires.

"CCC/Caa Excess": The amount equal to the greater of: (i) the excess, if any, of (x) the Aggregate Principal Balance of all CCC Collateral Obligations over (y) 17.5% of the Collateral Principal Amount as of the current Determination Date; and (ii) the excess, if any, of (x) the Aggregate Principal Balance of all Caa Collateral Obligations over (y) 17.5% of the Collateral Principal Amount as of the current Determination Date; provided that in determining which of the CCC/Caa Collateral Obligations will be included in the CCC/Caa Excess, the CCC/Caa Collateral Obligations with the lowest Market Value expressed as a percentage of par will be deemed to constitute such CCC/Caa Excess.

"CEA": The United States Commodity Exchange Act of 1936, as amended.

"Certificate of Authentication": The meaning specified in Section 2.1.

"Certificated Securities": The meaning specified in Section 8-102(a)(4) of the UCC.

"Certificated Secured Note": The meaning specified in Section 2.2(b)(ii).

"Certificated Subordinated Note": The meaning specified in Section 2.2(b)(ii).

"Class": Each of (a) the Class A Debt, (b) the Class B Debt, (c) the Class C Notes and (d) the Subordinated Notes; provided that, to the extent expressly stated herein, any sub-Class (as defined below) of Obligations shall constitute a separate Class. The Class A-R Notes, the Class A-T Notes and the Class A-S Notes are each referred to herein as a "sub-Class" of the Class A Debt.

"Class A Debt": Collectively, the Class A-R Notes, the Class A-T Notes and the Class A-S Notes.

"Class A Notes": Collectively, the Class A-R Notes, the Class A-T Notes and the Class A-S Notes.

"Class A Principal Allocation Formula": With respect to the Class A Debt, in the case of a Mandatory Redemption, a Special Redemption, an Optional Redemption, a prepayment of the Obligations pursuant to the Priority of Distributions or any other payment of the principal thereof, other than a Class A-R Prepayment, the amount so to be paid shall be applied, first, pro rata to pay the principal of each of the Class A-R Notes, the Class A-T Notes and the Class A-S Notes, based on the Aggregate Outstanding Amount of such Classes, and then, the Class A-R Commitments shall be permanently reduced by the Class A-R Commitment Reduction Amount; provided that, notwithstanding the foregoing, if a Commitment Shortfall exists or would result from any such payment of the Class A Debt (and reduction of the Class A-R Commitments) determined as provided above, then the amount that would otherwise be applied to pay the Class A Debt and reduce the Class A-R Commitments (up to the amount necessary to cure any existing Commitment Shortfall and prevent any Commitment Shortfall that would otherwise result from such payment or reduction) shall instead be applied for deposit into the Revolver Funding Account.

"Class A/B Coverage Tests": The Overcollateralization Ratio Test and the Interest Coverage Test, each as applied with respect to the Class A Debt and the Class B Debt collectively.

"Class A-R Commitment Fee": A fee that shall accrue on the undrawn amount of the Class A-R Notes for each day from and including the Closing Date to but excluding the Commitment Termination Date at a rate per annum equal to 1.00%.

"Class A-R Commitment Period": The period commencing on the Closing Date and ending on the earliest of:

(a)               the close of business in New York City on the second Business Day immediately preceding the Stated Maturity of the Class A-R Notes;

(b)               the time at which the Class A-R Commitments are terminated or permanently reduced to zero as provided herein; and

(c)               the earliest time on or after the last day of the Reinvestment Period as of which the Unfunded Amount has been permanently reduced to zero;

provided that the Class A-R Commitment Period shall not end unless and until no Short Settlement Borrowings are outstanding.

"Class A-R Commitment Reduction Amount": With respect to the Class A Debt, in the case of a Mandatory Redemption, a Special Redemption, an Optional Redemption, a prepayment of the Obligations pursuant to the Priority of Distributions or any other payment of the principal thereof, other than a Class A-R Prepayment, an amount equal to the lesser of (a) the amount of the Class A-R Commitments immediately prior to such Distribution Date and (b) the product of (i) the amount of the Class A-R Commitments immediately prior to such Distribution Date and (ii) a ratio the numerator of which is the outstanding principal balance of the Class A-T Notes plus the outstanding principal balance of the Class A-S Notes redeemed or repaid on such Distribution Date and the denominator of which is the outstanding principal balance of the Class A-T Notes plus the outstanding principal balance of the Class A-S Notes immediately prior to such Distribution Date (such that, after giving effect to such reduction in the Class A-R Commitments, the ratio of the Class A-R Commitments to the outstanding principal balance of the Class A-T Notes plus the outstanding principal balance of the Class A-S Notes at such time is the same as it was immediately prior to such Distribution Date). Any such reduction or termination of the Class A-R Commitments shall be permanent.

"Class A-R Commitments": At any time, the maximum Aggregate Outstanding Amount of the Class A-R Notes (whether at the time funded or unfunded and regardless of any of the conditions limiting the availability thereof) that the Holders of such Class A-R Notes may be obligated from time to time under the Class A-R Note Purchase Agreement to fund through one or more Borrowings thereunder, which amount as of the Closing Date is $20,000,000.

"Class A-R CP Rate": For any CP Conduit that is a Holder of Class A-R Notes, the weighted average of the Commercial Paper Rate, the Liquidity Funding Rate and the Credit Funding Rate at any time and from time to time based upon the portion of the aggregate principal balance of any Borrowings under the Class A-R Notes that are funded by Commercial Paper Funding, Liquidity Funding or Credit Funding for one or more Commercial Paper Funding Periods, Liquidity Funding Periods or Credit Funding Periods, respectively; provided that the Class A-R CP Rate shall not exceed LIBOR plus 0.25% per annum. The Class A-R CP Rate shall be determined by the Class A-R Note Agent and the Class A-R Note Agent shall notify the Trustee and the Collateral Administrator of such rate.

"Class A-R Initial Noteholder": Versailles Assets LLC.

"Class A-R Note Additional Amounts": With respect to any Class A-R Note and the Holder thereof, any Breakage Costs, any Class A-R Note Increased Costs and Capped Amounts payable in respect of such Note or otherwise to such Holder under the Class A-R Note Purchase Agreement or this Indenture.

"Class A-R Note Agent": Natixis, New York Branch.

"Class A-R Note Increased Costs": With respect to any Distribution Date, the amount as set forth in a certificate of a Holder of Class A-R Notes delivered to the Issuer, the Collateral Manager and the Trustee on or prior to the related Determination Date, necessary to compensate such Holder or any Program Manager for (a) any increase in cost to such Holder or Program Manager of making or maintaining any loan or asset purchase under the Class A-R Note Purchase Agreement, a Liquidity Facility or a Credit Facility (or maintaining its obligation to make any such loan or asset purchase) resulting from a change in law applicable to such Holder or Program Manager, (b) any reduction in any amount received or receivable by a Holder of a Class A-R Note or Program Manager under the Class A-R Note Purchase Agreement, a Liquidity Facility or a Credit Facility resulting from a change in law applicable to such Holder or Program Manager or (c) any reduction in the rate of return on the capital of a Holder of a Class A-R Note or Program Manager or its parent/holding company resulting from a change in law applicable to such Holder or Program Manager or parent/holding company to a level below that which such Holder or Program Manager or parent/holding company could have achieved but for such change in law, provided in each case that such Holder or Program Manager is charging all similarly situated customers for such costs or reductions, and provided further that such certificate is delivered not more than 180 days after the date such cost or reduction was incurred.

"Class A-R Note Interest Rate": With respect to each Interest Accrual Period, (a) on the portion of the aggregate principal balance of the Class A-R Notes that represent any Borrowing deposited in the Class A-R Rating Requirement Funding Account for each day funds are held in such account, the sum of (i) a rate per annum equal to 1.00% and (ii) the rate of return on any investment of the amounts in a Class A-R Note Holder's Class A-R Rating Requirement Funding Subaccount in Eligible Investments pursuant to Section 3.07(b)(iii) of the Class A-R Note Purchase Agreement, and (b) on the portion of the aggregate principal balance of the Class A-R Notes that represent any other Borrowing (including a Borrowing in which amounts are withdrawn from the Class A-R Rating Requirement Funding Account) (i) for any CP Conduit that is a Holder of Class A-R Notes, to the extent such Borrowing is funded by the issuance of Commercial Paper Notes, the sum of the Class A-R CP Rate plus 1.80% per annum and (ii) for all other Holders of the Class A-R Notes and, solely to the extent that a Borrowing is not funded by the issuance of Commercial Paper Notes, for CP Conduits, the sum of LIBOR plus 1.80% per annum. With respect to each Holder of Class A-R Notes, the Class A-R Note Interest Rate shall be calculated by the Class A-R Note Agent and payable separately.

"Class A-R Note Purchase Agreement": The Class A-R Note Purchase Agreement dated as of the Closing Date among the Co-Issuers, the Class A-R Note Agent and each purchaser of Class A-R Notes, including the Class A-R Initial Noteholder, as amended from time to time.

"Class A-R Notes": The Class A-R Senior Secured Revolving Floating Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

"Class A-R Prepayment": The meaning specified in Section 3.4(b).

"Class A-R Rating Requirement Funding Account": The securities account of that name established pursuant to Section 10.3(i).

"Class A-R Rating Requirement Funding Subaccount": Each securities account of that name, if any, established pursuant to Section 10.3(i), each of which shall be a subaccount of the Class A-R Rating Requirement Funding Account.

"Class A-S Notes": The Class A-S Senior Secured Floating Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

"Class A-T Notes": The Class A-T Senior Secured Floating Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

"Class B Debt": The Class B Notes.

"Class B Notes": The Class B Senior Secured Floating Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

"Class Break-even Default Rate": With respect to the Class A Debt:

(a)                prior to the S&P CDO Monitor Election Date, the rate equal to (i) 0.114890 plus (ii) the product of (x) 2.727820 and (y) the Weighted Average Floating Spread plus (iii) the product of (x) 1.275749 and (y) the S&P Weighted Average Recovery Rate; or

(b)               on and after the S&P CDO Monitor Election Date, the maximum percentage of defaults, at any time, that the Current Portfolio or the Proposed Portfolio, as applicable, can sustain, determined through application of the S&P CDO Monitor, which, after giving effect to S&P's assumptions on recoveries, defaults and timing and to the Priority of Distributions, will result in sufficient funds remaining for the payment of such Class or Classes of Secured Debt in full. After the S&P CDO Monitor Election Date, S&P will provide the Collateral Manager with the Class Break-even Default Rates for each S&P CDO Monitor input file based upon the Weighted Average Floating Spread and the S&P Weighted Average Recovery Rate to be associated with such S&P CDO Monitor input file as selected by the Collateral Manager from Section 2 of Annex B or any other Weighted Average Floating Spread and S&P Weighted Average Recovery Rate selected by the Collateral Manager from time to time.

"Class C Coverage Tests": The Overcollateralization Ratio Test and the Interest Coverage Test, each as applied with respect to the Class C Notes.

"Class C Notes": The Class C Senior Secured Deferrable Floating Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

"Class Default Differential": With respect to the Class A Debt, the rate calculated by subtracting the Class Scenario Default Rate for such Class of Secured Debt from (x) at any time prior to the S&P CDO Monitor Election Date, the Adjusted Class Break-even Default Rate or (y) on and after the S&P CDO Monitor Election Date, the Class Break-even Default Rate, in each case, for such Class of Secured Debt at such time.

"Class Scenario Default Rate": With respect to the Class A Debt (for which purposes Pari Passu Classes shall each be treated as a single Class):

(a)                prior to the S&P CDO Monitor Election Date, the rate at such time equal to (i) 0.329915 plus (ii) the product of (x) 1.210322 and (y) the Expected Portfolio

Default Rate minus (iii) the product of (x) 0.586627 and (y) the Default Rate Dispersion plus (iv)(x) 2.538684 divided by (y) the Obligor Diversity Measure plus (v)(x) 0.216729 divided by (y) the Industry Diversity Measure plus (vi)(x) 0.0575539 divided by (y) the Regional Diversity Measure minus (vii) the product of (x) 0.0136662 and (y) the S&P Weighted Average Life; or

(b)               on and after the S&P CDO Monitor Election Date, an estimate of the cumulative default rate for the Current Portfolio or the Proposed Portfolio, as applicable, consistent with S&P's initial rating of the Class A Debt, determined by the Collateral Manager (which determination shall be made solely by application of the S&P CDO Monitor at such time).

"Clearing Agency": An organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

"Clearing Corporation": Each of (i) Clearstream, (ii) DTC, (iii) Euroclear and (iv) any entity included within the meaning of "clearing corporation" under Section 8-102(a)(5) of the UCC.

"Clearing Corporation Security": Securities which are in the custody of or maintained on the books of a Clearing Corporation or a nominee subject to the control of a Clearing Corporation and, if they are Certificated Securities in registered form, properly endorsed to or registered in the name of the Clearing Corporation or such nominee.

"Clearstream": Clearstream Banking, société anonyme, a corporation organized under the laws of the Duchy of Luxembourg.

"Closing Date": May 28, 2015.

"Code": The United States Internal Revenue Code of 1986, as amended from time to time, and any U.S. Treasury regulations and other authoritative guidance promulgated thereunder.

"Co-Issued Notes": The Class A Notes and the Class B Notes.

"Co-Issuer": The Person named as such on the first page of this Indenture until a successor Person shall have become the Co-Issuer pursuant to the applicable provisions of this Indenture, and thereafter "Co-Issuer" shall mean such successor Person.

"Co-Issuers": The Issuer and the Co-Issuer.

"Collateral Administration Agreement": An agreement dated as of the Closing Date among the Issuer, the Collateral Manager and the Collateral Administrator, as amended from time to time.

"Collateral Administrator": The Bank, in its capacity as such under the Collateral Administration Agreement, and any successor thereto.

"Collateral Interest Amount": As of any date of determination, without duplication, the aggregate amount of Interest Proceeds that has been received or that is expected to be received (other than Interest Proceeds expected to be received from Defaulted Obligations but including Interest Proceeds actually received from Defaulted Obligations (in accordance with the definition of "Interest Proceeds")), in each case during the Collection Period (and, if such Collection Period does not end on a Business Day, the next succeeding Business Day) in which such date of determination occurs (or after such Collection Period but on or prior to the related Distribution Date if such Interest Proceeds would be treated as Interest Proceeds with respect to such Collection Period).

"Collateral Management Agreement": The Collateral Management Agreement, dated as of the Closing Date, between the Issuer and the Collateral Manager relating to the Obligations and the Assets, as amended from time to time.

"Collateral Management Fee": The fee payable to the Collateral Manager, which will accrue quarterly in arrears on each Distribution Date (pro rated for the related Interest Accrual Period) pursuant to Section 8(a) of the Collateral Management Agreement and Section 11.1 of this Indenture, in an amount equal to 0.40% per annum (calculated on the basis of the actual number of days in the applicable Collection Period divided by 360) of the Fee Basis Amount at the beginning of the Collection Period relating to such Distribution Date; provided that the Collateral Management Fee due on any Distribution Date shall not include any such fee (or any portion thereof) that has been waived or deferred by the Collateral Manager pursuant to the Collateral Management Agreement no later than the Determination Date immediately prior to such Distribution Date. The Collateral Management Fee will be payable on each Distribution Date to the extent of funds available for such purpose in accordance with the Priority of Distributions.

"Collateral Management Fee Shortfall Amount": To the extent the Collateral Management Fee is not paid on a Distribution Date due to insufficient Interest Proceeds or Principal Proceeds (and such fee was not voluntarily deferred or waived by the Collateral Manager), the Collateral Management Fee due on such Distribution Date (or the unpaid portion thereof, as applicable). Such amount is automatically deferred for payment on the succeeding Distribution Date, with interest at the rate specified in the Collateral Management Agreement, as certified to the Trustee by the Collateral Manager, in accordance with the Priority of Distributions.

"Collateral Manager": Fifth Street Senior Floating Rate Corp., a Delaware corporation, until a successor Person shall have become the Collateral Manager pursuant to the provisions of the Collateral Management Agreement, and thereafter "Collateral Manager" shall mean such successor Person.

"Collateral Manager Obligations": Any Obligations owned by the Collateral Manager, an Affiliate thereof, or any account, fund, client or portfolio established and controlled by the Collateral Manager or an Affiliate thereof or for which the Collateral Manager or an Affiliate thereof acts as the investment adviser or with respect to which the Collateral Manager or an Affiliate thereof exercises discretionary control thereover.

"Collateral Manager Standard": The meaning specified in Section 7.19.

"Collateral Obligation": A Senior Secured Loan, a Second Lien Loan, a Senior Unsecured Loan or a Participation Interest, in each case, that as of the date the Issuer commits to acquire such obligation (i.e., the trade date):

(i)                is U.S.Dollar denominated and is not convertible into any other currency, with any payments under such Collateral Obligation to be made only in U.S. Dollars;

(ii)               is not a Defaulted Obligation;

(iii)              is not a lease;

(iv)              is not a Structured Finance Obligation, a Synthetic Security, a bond, a note, a Step-Down Obligation, a Step-Up Obligation, a Credit Risk Obligation, a Zero-Coupon Security (unless acquired by the Issuer as part of a Distressed Exchange), a Real Estate Loan, a Bridge Loan, a repurchase obligation, an obligation that is subject to a Securities Lending Agreement, an obligation that is, or supports, a letter of credit or any other type of debt or equity security that is not a loan or a participation interest in a loan;

(v)               if it is a Deferrable Obligation, it is a Permitted Deferrable Obligation;

(vi)             provides for a fixed amount of principal payable in cash on scheduled payment dates and/or at maturity and does not by its terms provide for earlier amortization or prepayment at a price of less than par;

(vii)            does not constitute Margin Stock;

(viii)           provides for payments that do not, at the time the obligation is acquired, subject the Issuer to withholding tax or other tax (except for withholding taxes on fees received with respect to Revolving Collateral Obligations or Delayed Drawdown Collateral Obligations, and withholding taxes imposed under FATCA) unless the related obligor is required to make "gross-up" payments that ensure that the net amount actually received by the Issuer (after payment of all taxes, whether imposed on such obligor or the Issuer) will equal the full amount that the Issuer would have received had no such taxes been imposed;

(ix)              has a Moody's Rating and, for so long as any Outstanding Class of Secured Debt is rated by S&P, an S&P Rating;

(x)               has a Moody's Default Probability Rating of at least "Caa3";

(xi)              has an S&P Rating higher than or equal to "CCC-";

(xii)             is not a debt obligation whose repayment is subject to substantial non-credit related risk as determined by the Collateral Manager;

(xiii)            matures no later than the Stated Maturity of the Obligations;

(xiv)           except for Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations, is not an obligation pursuant to which any future advances or payments to the borrower or the obligor thereof may be required to be made by the Issuer;

(xv)             does not have an "f," "r," "p," "pi," "q," "sf" or "t" subscript assigned by S&P;

(xvi)            does not have an "sf" subscript assigned by Moody's;

(xvii)          will not require the Issuer, the Co-Issuer or the pool of Assets to be registered as an investment company under the Investment Company Act;

(xviii)          is not subject to an Offer other than a Permitted Offer;

(xix)             is not issued by an Emerging Market Obligor;

(xx)              is not scheduled to pay interest less frequently than semi-annually;

(xxi)             is not an Equity Security or by its terms convertible into or exchangeable for an Equity Security or does not have attached equity warrants;

(xxii)           the purchase price thereof is not less than 65% of its Principal Balance (excluding, in the case of a Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, any undrawn commitments);

(xxiii)           is not issued by a sovereign, or by a corporate issuer located in a country, which sovereign or country on the date on which the Issuer enters into the commitment to acquire such obligation, imposes foreign exchange controls that effectively limit the available or use of U.S. Dollars to make when due the scheduled payments of principal thereof and interest thereon;

(xxiv)           is issued by an Obligor that is (x) Domiciled in the United States, Canada, a Group I Country, a Group II Country or a Group III Country and (y) not Domiciled in Greece, Cyprus, Iceland, Ireland, Italy, Liechtenstein, Portugal or Spain;

(xxv)            is Registered;

(xxvi)           is not a Related Obligation;

(xxvii)         if such Collateral Obligation is a Participation Interest, then (x) such Participation Interest is acquired from a Selling Institution incorporated or organized under the laws of the United States (or any state thereof), any U.S. branch of a Selling Institution incorporated or organized outside the United States or incorporated or organized in a Group Country and (y) the Moody's Counterparty Criteria and Third Party Credit Exposure Limits are satisfied with respect to the acquisition thereof;

(xxviii)        other than in the case of a fixed rate Collateral Obligation, accrues interest at a floating rate determined by reference to (a) the Dollar prime rate, federal funds rate or LIBOR or (b) a similar interbank offered rate, commercial deposit rate or any other index in respect of which the Moody's Rating Condition is satisfied; and

(xxix)           is not issued by an Obligor with a most-recently calculated EBITDA of less than U.S.$10,000,000.

"Collateral Principal Amount": As of any date of determination, the sum of, without duplication (a) the Aggregate Principal Balance of the Collateral Obligations, including the funded and unfunded balance on any Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, (b) (x) the amounts, including Eligible Investments, on deposit in the Collection Account representing Principal Proceeds, (y) the amounts, including Eligible Investments, on deposit in the Ramp-Up Account and (z) the amounts, including Eligible Investments, on deposit in the Revolver Funding Account in excess of the amount necessary to remain on deposit therein so that no Commitment Shortfall shall exist, and (c) solely for purposes of calculating the Concentration Limitations (excluding clauses (i)(A) and (iii) of the definition thereof), any Aggregate Undrawn Amounts less the Net Aggregate Exposure Amount.

"Collateral Quality Test": A test satisfied if, as of any date on which a determination is required hereunder at, or subsequent to, the end of the Ramp-Up Period, in the aggregate, the Collateral Obligations owned (or in relation to a proposed purchase of a Collateral Obligation, proposed to be owned) by the Issuer satisfy each of the tests set forth below (unless explicitly provided otherwise in Section 12.2(a)) or, if any such test is not satisfied, the results of such test are maintained or improved, calculated in each case as required by Section 1.2:

(i)          the Minimum Fixed Coupon Test;

(ii)         the Minimum Floating Spread Test;

(iii)        the Moody's Maximum Rating Factor Test;

(iv)        the Moody's Diversity Test;

(v)         for so long as any Outstanding Class of Secured Debt is rated by S&P, the S&P CDO Monitor Test;

(vi)        the Moody's Minimum Weighted Average Recovery Rate Test;

(vii)       for so long as any Outstanding Class of Secured Debt is rated by S&P, at any time on and after the S&P CDO Monitor Election

    Date, the S&P Minimum Weighted Average Recovery Rate Test; and

(viii)            the Weighted Average Life Test.

"Collection Account": Collectively, the Interest Collection Account and the Principal Collection Account.

"Collection Period": With respect to any Distribution Date, the period commencing immediately following the prior Collection Period (or on the Closing Date, in the case of the Collection Period relating to the first Distribution Date) and ending (i) at the close of business on the eighth Business Day prior to such Distribution Date or (ii) in the case of the final Collection Period preceding the latest Stated Maturity of any Class of Obligations or the final Collection Period preceding an Optional Redemption of the Obligations, on the day preceding such Stated Maturity or the Redemption Date or (iii) in the case of a Refinancing, on the day prior to the Redemption Date, respectively.

"Commercial Paper Funding": With respect to any Borrowing under a Class A-R Note held by a CP Conduit, the funding by such CP Conduit of all or a portion of such Borrowing with funds provided by the issuance of Commercial Paper Notes.

"Commercial Paper Funding Period": With respect to any Borrowing under a Class A-R Note held by a CP Conduit, a period of time during which all or a portion of such Borrowing is funded by a Commercial Paper Funding.

"Commercial Paper Notes": The commercial paper notes or secured liquidity notes issued by a CP Conduit or a conduit providing funding to a CP Conduit in the commercial paper market from time to time.

"Commercial Paper Rate": With respect to any Commercial Paper Funding, a rate per annum equal to the sum of (i) the rate or, if more than one rate, the weighted average of the rates, determined if necessary by converting to an interest-bearing equivalent rate per annum (based on a year of 360 days and actual days elapsed) the discount rate (or rates) at which Commercial Paper Notes are sold by any placement agent or commercial paper dealer of a commercial paper conduit providing funding to a CP Conduit, plus (ii) if not included in the calculations in clause (i), the commissions and charges charged by such placement agent or commercial paper dealer with respect to such Commercial Paper Notes, incremental carrying costs incurred with respect to such Commercial Paper Notes maturing on dates other than those on which corresponding funds are received by such CP Conduit, other borrowings by such CP Conduit and any other costs (such as interest rate or currency swaps) associated with the issuance of Commercial Paper Notes that are allocated, in whole or in part, by such CP Conduit or its program manager or funding agent to fund or maintain such portion of the Class A-R Notes (and which may be also allocated in part to the funding of other assets of such CP Conduit) and discount on Commercial Paper Notes issued to fund the discount on maturing Commercial Paper Notes, in all cases expressed as a percentage of the face amount thereof and converted to an interest-bearing equivalent rate per annum (based on a year of 360 days and actual days elapsed).

"Commitment Shortfall": The amount by which (a) the aggregate Unfunded Amount exceeds (b) the sum of (i) the Aggregate Undrawn Amount, plus (ii) the amounts on deposit in the Class A-R Rating Requirement Funding Account (including any subaccount thereof), plus (iii) during the Reinvestment Period, amounts on deposit in the Collection Account, including Eligible Investments credited thereto, representing Principal Proceeds, plus (iv) amounts on deposit in the Revolver Funding Account, including Eligible Investments credited thereto.

"Commitment Shortfall Test": A test that will be satisfied at any time (or after giving effect to any event) if there is no Commitment Shortfall at such time (or would result after giving effect to such event).

"Commitment Termination Date": The date the Class A-R Commitments terminate, expire or are permanently reduced to zero.

"Concentration Limitations": Limitations satisfied if, as of any date of determination at or subsequent to, the end of the Ramp-Up Period, in the aggregate, the Collateral Obligations owned (or in relation to a proposed purchase of a Collateral Obligation, proposed to be owned) by the Issuer comply with all of the requirements set forth below, calculated in each case as required by Section 1.2 (or, if not in compliance at the time of reinvestment, the relevant requirements must be maintained or improved):

(i)           (A) not less than 85.0% of the Collateral Principal Amount may consist of Cash or obligations of Obligors Domiciled in the United States or Canada, and (B) no more than the percentage listed below of the Collateral Principal Amount may be issued by Obligors Domiciled in the country or countries set forth opposite such percentage:

% Limit	Country or Countries
15.0%	all countries (in the aggregate) other than the United States;
10.0%	Canada;
5.0%	all countries (in the aggregate) other than the United States, Canada and the United Kingdom;
2.5%	any individual Group I Country;
2.0%	all Group II Countries in the aggregate;
2.0%	any individual Group II Country;
1.5%	all Group III Countries in the aggregate;

(ii)          unfunded commitments under Delayed Drawdown Collateral Obligations and unfunded and funded commitments under Revolving Collateral Obligations may not be more than 10.0% of the Collateral Principal Amount;

(iii)          not less than 95.0% of the Collateral Principal Amount may consist of Collateral Obligations that are Senior Secured Loans, cash and Eligible Investments;

(iv)         not more than 5.0% of the Collateral Principal Amount may consist of Collateral Obligations that are Second Lien Loans or Senior Unsecured Loans;

(v)           not more than 5.0% of the Collateral Principal Amount may consist of Collateral Obligations that are First-Lien Last-Out Loans;

(vi)          not more than 5.0% of the Collateral Principal Amount may consist of fixed rate Collateral Obligations;

(vii)         not more than 5.0% of the Collateral Principal Amount may consist of Participation Interests;

(viii)       not more than 5.0% of the Collateral Principal Amount may consist of Collateral Obligations that are Permitted Deferrable Obligations;

(ix)          not more than 10.0% of the Collateral Principal Amount may consist of DIP Collateral Obligations;

(x)           not more than 3.0% of the Collateral Principal Amount may consist of Collateral Obligations issued by a single Obligor and its Affiliates; provided that, without duplication, Collateral Obligations issued by up to (i) five Obligors and their respective Affiliates may each constitute up to 5.0% of the Collateral Principal Amount and (ii) three Obligors and their respective Affiliates may each constitute up to 3.5% of the Collateral Principal Amount; provided further that the first proviso in this clause (x) shall only apply to Collateral Obligations with Moody's public ratings;

(xi)         not more than 12.0% of the Collateral Principal Amount may consist of Collateral Obligations in the same S&P Industry Classification, except that, without duplication (a) Collateral Obligations in one S&P Industry Classification may constitute up to 15.0% of the Collateral Principal Amount and (b) Collateral Obligations in one S&P Industry Classification may constitute up to 20.0% of the Collateral Principal Amount;

(xii)         not more than 12.0% of the Collateral Principal Amount may consist of Collateral Obligations in the same Moody's Industry Classification, except that, without duplication (a) Collateral Obligations in one Moody's Industry Classification may constitute up to 15.0% of the Collateral Principal Amount and (b) Collateral Obligations in one Moody's Industry Classification may constitute 20.0% of the Collateral Principal Amount;

(xiii)        not more than 5.0% of the Collateral Principal Amount may consist of Collateral Obligations that are required to pay interest less frequently than quarterly, and no portion of the Collateral Principal Amount may consist of Collateral Obligations that are required to pay interest less frequently than semi-annually;

(xiv)        not more than 5.0% of the Collateral Principal Amount may consist of Current Pay Obligations;

(xv)         not more than 10.0% of the Collateral Principal Amount may consist of Discount Obligations;

(xvi)        not more than 10.0% of the Collateral Principal Amount may consist of Collateral Obligations that are Eligible Cov-Lite Loans;

(xvii)       not more than 17.5% of the Collateral Principal Amount may consist of Collateral Obligations with a Moody's Default Probability Rating of "Caa1" or below (other than a Defaulted Obligation);

(xviii)      for so long as any Outstanding Class of Secured Debt is rated by S&P, not more than 17.5% of the Collateral Principal Amount may consist of Collateral Obligations with an S&P Rating of "CCC+" or below (other than a Defaulted Obligation);

(xix)        not more than 10.0% of the Collateral Principal Amount may have a Moody's Rating or Moody's Default Probability Rating derived from an S&P Rating as set forth in the definition of the term "Moody's Derived Rating"; and

(xx)         for so long as any Outstanding Class of Secured Debt is rated by S&P, not more than 10.0% of the Collateral Principal Amount may have an S&P Rating derived from a Moody's Rating as set forth in clause (iii)(a) of the definition of the term "S&P Rating".

"Condition": The meaning specified in Section 14.17(a).

"Confidential Information": The meaning specified in Section 14.14(b).

"Contribution": The meaning specified in Section 10.3(g).

"Contribution Account": The meaning specified in Section 10.3(g).

"Contributor": The meaning specified in Section 10.3(g).

"Controlling Class": The Class A Debt so long as any Class A Debt is outstanding; then the Class B Debt so long as any Class B Debt is outstanding; then the Class C Notes so long as any Class C Notes are outstanding; and then the Subordinated Notes if no Secured Debt is outstanding.

"Controlling Person": Any person (other than a Benefit Plan Investor) who has discretionary authority or control with respect to the assets of any of the Co-Issuers or any person who provides investment advice for a fee (direct or indirect) with respect to such assets, or any "affiliate" (within the meaning of 29 C.F.R. § 2510.3-101) of any such person.

"Corporate Trust Office": The principal corporate trust office of the Trustee and the Collateral Administrator at which this Indenture is administered, currently located at (i) for Note transfer purposes and presentment and surrender by courier of the Notes for final payment thereon, Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota, 55479, Attention: Corporate Trust Services – FS Senior Funding Ltd., and (ii) for all other purposes, 9062 Old Annapolis Road, Columbia, Maryland, 21045, Attention: CDO Trust Services – FS Senior Funding Ltd., telephone: (410) 884-2000, facsimile: (410) 715-3748 or in each case such other address as the Trustee may designate from time to time by notice to the Holders, the Collateral Administrator, the Collateral Manager, the Issuer and each Rating Agency, or the principal corporate trust office of any successor Trustee or Collateral Administrator.

"Cov-Lite Loan": A Collateral Obligation the Underlying Instruments for which do not (i) contain any financial covenants or (ii) require the borrower thereunder to comply with any Maintenance Covenant (regardless of whether compliance with one or more Incurrence Covenants is otherwise required by such Underlying Instruments); provided that, notwithstanding the foregoing, for all purposes other than the determination of the applicable S&P Recovery Rate, a Collateral Obligation described in clause (i) or (ii) above which contains either a cross-default or cross-acceleration provision to, or is pari passu with, another loan of the underlying Obligor that requires the underlying Obligor to comply with a Maintenance Covenant will be deemed not to be a Cov-Lite Loan.

"Coverage Tests": The Class A/B Coverage Tests and the Class C Coverage Tests.

"CP Conduit": Any limited-purpose entity established to use the direct or indirect proceeds of the issuance of Commercial Paper Notes to finance financial assets and that is a Holder of Class A-R Notes (or is to become a Holder of Class A-R Notes), and that is identified by such entity, its Program Manager or other conduit administrator or support provider or the Class A-R Note Agent to the Co-Issuers, the Collateral Manager, the Trustee and the Class A-R Note Agent as a CP Conduit. For the avoidance of doubt, for all purposes under this Indenture and the other Transaction Documents, the term "CP Conduit" shall include Versailles Assets LLC.

"Credit Facility": With respect to any Borrowing under a Class A-R Note held by a CP Conduit, a credit asset purchase agreement or other similar facility that provides credit support for defaults in respect of the failure to make such Borrowing, and any guaranty of any such agreement or facility.

"Credit Funding": With respect to any Borrowing under a Class A-R Note held by a CP Conduit, funding by such CP Conduit of all or a portion of such Borrowing with funds provided under a Credit Facility.

"Credit Funding Period": With respect to any Borrowing under a Class A-R Note held by a CP Conduit, a period of time during which all or a portion of such Borrowing is funded by a Credit Funding.

"Credit Funding Rate": With respect to any Credit Funding on any day, the per annum rate of interest provided for in the relevant Credit Facility on such day; provided that the Credit Funding Rate shall not exceed the one month LIBOR in effect on such day.

"Credit Improved Criteria": The criteria that will be met if, with respect to any Collateral Obligation, any of the following occur:

(a)                such Collateral Obligation has experienced a reduction in its credit spread of 10% or more compared to the credit spread in effect as of the Cut-Off Date for such Collateral Obligation, such reduction in spread being determined by reference to an Eligible Loan Index;

(b)               such Collateral Obligation has a Market Value above the higher of (i) par and (ii) the initial purchase price paid by the Issuer for such Collateral Obligation; or

(c)                the related Obligor has shown improved financial results since the published financial reports first produced after it was purchased by the Issuer as determined by the Collateral Manager.

"Credit Improved Obligation": Any Collateral Obligation which, in the Collateral Manager's reasonable commercial judgment, has significantly improved in credit quality after it was acquired by the Issuer; provided that during a Restricted Trading Period, a Collateral Obligation will qualify as a Credit Improved Obligation only if (i) it has been upgraded by any Rating Agency at least one rating subcategory or has been placed and remains on a credit watch with positive implication by Moody's or S&P since it was acquired by the Issuer, (ii) the Credit Improved Criteria are satisfied with respect to such Collateral Obligation or (iii) a Majority of the Controlling Class consents to treat such Collateral Obligation as a Credit Improved Obligation.

"Credit Risk Criteria": The criteria that will be met if, with respect to any Collateral Obligation, any of the following occur:

(a)                the spread over LIBOR or other Eligible Loan Index for such Collateral Obligation has been increased since the date of purchase by the Issuer by (i) 0.25% or more (in the case of a Collateral Obligation with a spread over the applicable reference rate selected by the Collateral Manager in the exercise of its reasonable business judgment (prior to such increase) less than or equal to 2.0%), (ii) 0.375% or more (in the case of a Collateral Obligation with a spread over the applicable reference rate selected by the Collateral Manager in the exercise of its reasonable business judgment (prior to such increase) greater than 2.0% but less than or equal to 4.0%) or (iii) 0.5% or more (in the case of a Collateral Obligation with a spread over the applicable reference rate selected by the Collateral Manager in the exercise of its reasonable business judgment (prior to such increase) greater than 4.0%) due, in each case, to a deterioration in the related Obligor's financial ratios or financial results in accordance with the Underlying Instruments relating to such Collateral Obligation; or

(b)               the Market Value of such Collateral Obligation has decreased by at least 2.5% of the price paid by the Issuer for such Collateral Obligation due to a deterioration in the related Obligor's financial ratios or financial results in accordance with the Underlying Instruments relating to such Collateral Obligation.

"Credit Risk Obligation": Any Collateral Obligation that, in the Collateral Manager's reasonable commercial judgment, has a significant risk of declining in credit quality or price; provided that during a Restricted Trading Period, a Collateral Obligation will qualify as a Credit Risk Obligation for purposes of sales of Collateral Obligations only if (i) such Collateral Obligation has been downgraded by any Rating Agency at least one rating subcategory or has been placed and remains on a credit watch with negative implication by Moody's or S&P since it was acquired by the Issuer, (ii) the Credit Risk Criteria are satisfied with respect to such Collateral Obligation or (iii) a Majority of the Controlling Class consents to treat such Collateral Obligation as a Credit Risk Obligation.

"CRR": EU Regulation 575/2013 (on prudential requirements for credit institutions and investment firms and amending Regulation (EU) 648/2012).

"Cumulative Deferred Management Fee": All or a portion of the previously deferred Collateral Management Fees or Collateral Management Fee Shortfall Amounts (including accrued interest thereon).

"Current Deferred Management Fee": All or a portion of the Collateral Management Fee or the Collateral Management Fee Shortfall Amount (including accrued interest thereon) due and owing on any Determination Date that, at the option of the Collateral Manager, by written notice to the Trustee, no later than the Determination Date immediately prior to such Distribution Date, is deferred for payment on a subsequent Distribution Date, without interest.

"Current Pay Obligation": Any Collateral Obligation (other than a DIP Collateral Obligation) that would otherwise be treated as a Defaulted Obligation but as to which no payments are due and payable that are unpaid and with respect to which the Collateral Manager has certified to the Trustee (with a copy to the Collateral Administrator) in writing that it believes, in its reasonable business judgment, that (i) the Obligor of such Collateral Obligation is current on all interest payments, principal payments and other amounts due and payable thereunder and will continue to make scheduled payments of interest thereon and will pay the principal thereof and all other amounts due and payable thereunder by maturity or as otherwise contractually due, (ii) if the Obligor is subject to a bankruptcy proceeding, it has been the subject of an order of a bankruptcy court that permits it to make the scheduled payments on such Collateral Obligation and all interest payments, principal payments and other amounts due and payable thereunder have been paid in cash when due, (iii) the Collateral Obligation has a Market Value of at least 80% of its par value and (iv) if the Notes are then rated by Moody's, (A) has a Moody's Rating of at least "Caa1" and a Market Value of at least 80% of its par value or (B) has a Moody's Rating of at least "Caa2" and its Market Value is at least 85% of its par value (Market Value being determined, solely for the purposes of clauses (iii) and (iv), without taking into consideration clause (iii) of the definition of the term "Market Value").

"Current Portfolio": At any time, the portfolio of Collateral Obligations, cash and Eligible Investments representing Principal Proceeds (determined in accordance with Section 1.2 to the extent applicable), then held by the Issuer.

"Custodial Account": The custodial account established pursuant to Section 10.3(c) and designated as the "Custodial Account".

"Custodian": The meaning specified in the first sentence of Section 3.3(a) with respect to items of collateral referred to therein, and each entity with which an Account is maintained, as the context may require, each of which shall be a Securities Intermediary.

"Cut-Off Date": Each date on which a Collateral Obligation is transferred to the Issuer.

"Debt Interest Rate": With respect to each Class of Secured Debt, the per annum stated interest rate payable on such Class of Secured Debt with respect to each Interest Accrual Period, which rate shall be equal to LIBOR for such Interest Accrual Period plus the spread specified in Section 2.3.

"Debt Payment Sequence": The application, in accordance with the Priority of Distributions, of Interest Proceeds or Principal Proceeds, as applicable, in the following order:

(i)                to the payment pari passu and pro rata of accrued and unpaid interest, and with respect to the Class A-R Notes only, the Class A-R Commitment Fee, on the Class A-R Notes (excluding any Capped Amounts), the Class A-T Notes and the Class A-S Notes, until such amounts have been paid in full;

(ii)               to the payment pari passu and pro rata of principal of the Class A-R Notes (and, if the Aggregate Outstanding Amount of the Class A-R Notes has been reduced to zero, to the Revolver Funding Account to the extent necessary to eliminate any Commitment Shortfall), the Class A-T Notes and the Class A-S Notes in accordance with the Class A Principal Allocation Formula, until the Class A-R Notes, the Class A-T Notes and the Class A-S Notes have been paid in full;

(iii)              to the payment of accrued and unpaid interest on the Class B Notes, until such amounts have been paid in full;

(iv)              to the payment of principal of the Class B Notes, until the Class B Notes have been paid in full;

(v)               to the payment of first accrued and unpaid interest and then any Deferred Interest on the Class C Notes, until such amounts have been paid in full;

(vi)              to the payment of principal of the Class C Notes, until the Class C Notes have been paid in full; and

(vii)             to the applicable Holders of the Class A-R Notes on a pro rata basis for payment of accrued and unpaid Class A-R Note Additional Amounts.

"Default": Any Event of Default or any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

"Default Rate Dispersion": As of any date of determination, the number obtained by (a) summing the products for each Collateral Obligation (other than Defaulted Obligations) of (i) the absolute value of (x) the S&P Default Rate of such Collateral Obligation minus (y) the Expected Portfolio Default Rate by (ii) the outstanding principal balance at such time of such

Collateral Obligation and (b) dividing such sum by the aggregate outstanding principal balance on such date of all Collateral Obligations (other than Defaulted Obligations).

"Defaulted Obligation": Any Collateral Obligation included in the Assets as to which:

(a)                a default as to the payment of principal and/or interest has occurred and is continuing with respect to such Collateral Obligation (without regard to any grace period applicable thereto (except as otherwise provided in this clause (a)), or waiver or forbearance thereof, after the passage (in the case of a default that in the Collateral Manager's judgment, as certified to the Trustee in writing, is not due to credit-related causes) of five Business Days or seven calendar days, whichever is greater);

(b)               a default as to the payment of principal and/or interest has occurred and is continuing on another debt obligation of the same Obligor which is senior or pari passu in right of payment to such Collateral Obligation (without regard to any grace period applicable thereto (except as otherwise provided in this clause (b)), or waiver or forbearance thereof, after the passage (in the case of a default that in the Collateral Manager's judgment, as certified to the Trustee in writing, is not due to credit-related causes) of five Business Days or seven calendar days, whichever is greater, and the administrative agent or requisite lenders have exercised remedies (other than the implementation of a default rate of interest); provided that both the Collateral Obligation and such other debt obligation are full recourse obligations of the applicable Obligor or secured by the same collateral);

(c)                the Obligor or others have instituted proceedings to have the Obligor adjudicated as bankrupt or insolvent or placed into receivership and such proceedings have not been stayed or dismissed or such Obligor has filed for protection under Chapter 11 of the United States Bankruptcy Code;

(d)               such Collateral Obligation has an S&P Rating of "SD" or "CC" or lower or had such rating before such rating was withdrawn or the Obligor on such Collateral Obligation has a "probability of default" rating assigned by Moody's of "D" or "LD";

(e)                such Collateral Obligation is pari passu or subordinate in right of payment as to the payment of principal and/or interest to another debt obligation of the same Obligor or issuer which has an S&P Rating of "SD" or "CC" or lower or had such rating before such rating was withdrawn or the Obligor or issuer on such Collateral Obligation has a "probability of default" rating assigned by Moody's of "D" or "LD"; provided that both the Collateral Obligation and such other debt obligation are full recourse obligations of the applicable Obligor or secured by the same collateral;

(f)                the Collateral Manager has received notice or an Officer thereof has actual knowledge that a default has occurred under the Underlying Instruments and any applicable grace period has expired and the holders of such Collateral Obligation have accelerated the repayment of the Collateral Obligation (but only until such acceleration has been rescinded) in the manner provided in the Underlying Instruments;

(g)               the Collateral Manager has in its reasonable commercial judgment otherwise declared such debt obligation to be a "Defaulted Obligation";

(h)               such Collateral Obligation is a Participation Interest with respect to which the Selling Institution has defaulted in any respect in the performance of any of its payment obligations under the Participation Interest;

(i)                 such Collateral Obligation is a Participation Interest in a loan that would, if such loan were a Collateral Obligation, constitute a "Defaulted Obligation" or with respect to which the Selling Institution has an S&P Rating of "SD" or "CC" or lower or a Moody's probability of default rating (as published by Moody's) of "D" or "LD" or had such rating before such rating was withdrawn; or

(j)                 such Collateral Obligation is a Deferring Obligation;

provided that a Collateral Obligation shall not constitute a Defaulted Obligation pursuant to (1) clauses (b) through (e) and (i) above if such Collateral Obligation (or, in the case of a Participation Interest, the underlying loan) is a Current Pay Obligation (provided that the aggregate principal balance of Current Pay Obligations exceeding 5.0% of the Collateral Principal Amount will be treated as Defaulted Obligations) and (2) clauses (b), (c) and (e) above if such Collateral Obligation (or, in the case of a Participation Interest, the underlying loan) is a DIP Collateral Obligation.

Notwithstanding anything to the contrary, the Collateral Manager shall give the Trustee and the Collateral Administrator prompt written notice should any Collateral Obligation become a Defaulted Obligation. Until so notified or until an officer of the Trustee or the Collateral Administrator obtains actual knowledge that a Collateral Obligation has become a Defaulted Obligation, the Trustee and the Collateral Administrator shall not be deemed to have any notice or knowledge that a Collateral Obligation has become a Defaulted Obligation.

"Defaulted Obligation Balance": For any Defaulted Obligation, the lesser of (i) the S&P Collateral Value of such Defaulted Obligation and (ii) the Moody's Collateral Value of such Defaulted Obligation; provided that the Defaulted Obligation Balance of any Defaulted Obligation will be zero if the Issuer has owned such Defaulted Obligation for more than three years after it becomes a Defaulted Obligation.

"Deferrable Obligation": A Collateral Obligation (including any Permitted Deferrable Obligation) that by its terms permits the deferral or capitalization of payment of accrued, unpaid interest.

"Deferred Interest": With respect to any specified Class of Deferred Interest Notes, the meaning specified in Section 2.8(a).

"Deferred Interest Notes": The Notes specified as such in Section 2.3.

"Deferring Obligation": A Deferrable Obligation that is deferring the payment of the cash interest due thereon and has been so deferring the payment of cash interest due thereon (i) with respect to Collateral Obligations that have a Moody's Rating of at least "Baa3," for the shorter of two consecutive accrual periods or one year, and (ii) with respect to Collateral Obligations that have a Moody's Rating of "Ba1" or below, for the shorter of one accrual period or six consecutive months, which deferred capitalized interest has not, as of the date of determination, been paid in cash.

"Definitive Note": The meaning specified in Section 2.11(b).

"Delayed Drawdown Collateral Obligation": A Collateral Obligation that (a) requires the Issuer to make one or more future advances to the borrower under the Underlying Instruments relating thereto, (b) specifies a maximum amount that can be borrowed on one or more fixed borrowing dates, and (c) does not permit the re-borrowing of any amount previously repaid by the borrower thereunder; provided that any such Collateral Obligation will be a Delayed Drawdown Collateral Obligation only until all commitments by the Issuer to make advances to the borrower expire or are terminated or reduced to zero and only to the extent of the unfunded portion thereof.

                        "Deliver" or "Delivered" or "Delivery": The taking of the following steps:

(i)            in the case of each Certificated Security (other than a Clearing Corporation Security) or Instrument,

(a) causing the delivery of such Certificated Security or Instrument to the Custodian registered in the name of the Custodian or its affiliated nominee or endorsed to the Custodian or in blank;

(b) causing the Custodian to continuously indicate on its books and records that such Certificated Security or Instrument is credited to the applicable Account; and

(c) causing the Custodian to maintain continuous possession of such Certificated Security or Instrument;

(ii)           in the case of each Uncertificated Security (other than a Clearing Corporation Security),

(a) causing such Uncertificated Security to be continuously registered on the books of the issuer thereof to the Custodian; and

(b) causing the Custodian to continuously indicate on its books and records that such Uncertificated Security is credited to the applicable Account;

(iii)          in the case of each Clearing Corporation Security,

(a) causing the relevant Clearing Corporation to credit such Clearing Corporation Security to the securities account of the Custodian, and

(b) causing the Custodian to continuously indicate on its books and records that such Clearing Corporation Security is credited to the applicable Account;

(iv)          in the case of each security issued or guaranteed by the United States of America or agency or instrumentality thereof and that is maintained in book-entry records of a Federal Reserve Bank ("FRB") (each such security, a "Government Security"),

(a) causing the creation of a Security Entitlement to such Government Security by the credit of such Government Security to the securities account of the Custodian at such FRB, and

(b) causing the Custodian to continuously indicate on its books and records that such Government Security is credited to the applicable Account;

(v)           in the case of each Security Entitlement not governed by clauses (i) through (iv) above,

(a) causing a Securities Intermediary (x) to indicate on its books and records that the underlying Financial Asset has been credited to the Custodian's securities account, (y) to receive a Financial Asset from a Securities Intermediary or acquiring the underlying Financial Asset for a Securities Intermediary, and in either case, accepting it for credit to the Custodian's securities account or (z) to become obligated under other law, regulation or rule to credit the underlying Financial Asset to a Security Intermediary's securities account,

(b) causing such Securities Intermediary to make entries on its books and records continuously identifying such Security Entitlement as belonging to the Custodian and continuously indicating on its books and records that such Security Entitlement is credited to one of the Custodian's Accounts, which shall at all times be securities accounts, and

(c) causing the Custodian to continuously indicate on its books and records that such Security Entitlement (or all rights and property of the Custodian representing such Security Entitlement) is credited to the applicable Account;

(vi)          in the case of Cash or Money,

(a) causing the delivery of such Cash or Money to the Custodian,

(b) causing the Custodian to treat such Cash or Money as a Financial Asset maintained by such Custodian for credit to the applicable Account in accordance with the provisions of Article 8 of the UCC, and

(c) causing the Custodian to continuously indicate on its books and records that such Cash or Money is credited to the applicable Account; and

(vii)                in the case of each general intangible (including any Participation Interest in which the Participation Interest is not represented by an Instrument),

(a) causing the filing of a Financing Statement in the office of the Recorder of Deeds of the District of Columbia, Washington, DC, and

(b) causing the registration of the security interests granted under this Indenture in the register of mortgages and charges of the Issuer maintained at the Issuer's registered office in the Cayman Islands.

In addition, the Collateral Manager on behalf of the Issuer will obtain any and all consents required by the underlying instruments relating to any such general intangibles for the transfer of ownership and/or pledge hereunder (except to the extent that the requirement for such consent is rendered ineffective under Section 9-406 of the UCC).

"Depository Event": The meaning specified in Section 2.11(a).

"Determination Date": The last day of each Collection Period.

"DIP Collateral Obligation": A loan or interest in a loan or financing facility made to a debtor-in-possession pursuant to Section 364 of the Bankruptcy Code having the priority allowed by either Section 364(c) or 364(d) of the Bankruptcy Code and fully secured by senior loans.

"Discount Obligation": Any Collateral Obligation forming part of the Assets which was purchased (as determined without averaging prices of purchases on different dates) for less than (a) 85.0% of its outstanding principal balance, if such Collateral Obligation has a Moody's Rating lower than "B3," or (b) 80.0% of its outstanding principal balance, if such Collateral Obligation has a Moody's Rating of "B3" or higher; provided that:

(a)                such Collateral Obligation shall cease to be a Discount Obligation at such time as the Market Value (expressed as a percentage of the par amount of such Collateral Obligation) determined for such Collateral Obligation on each day during any period of 30 consecutive days since the acquisition by the Issuer of such Collateral Obligation, equals or exceeds 90% on each such day;

(b)               any Collateral Obligation that would otherwise be considered a Discount Obligation, but that is purchased in accordance with the Investment Criteria with the proceeds of a sale of a Collateral Obligation that was not a Discount Obligation at the time of its purchase, so long as such purchased Collateral Obligation (A) is purchased or committed to be purchased within five Business Days of such sale, (B) is purchased at a purchase price (expressed as a percentage of the par amount of such

Collateral Obligation) equal to or greater than the sale price of the sold Collateral Obligation, (C) is purchased at a purchase price (expressed as a percentage of the par amount of such Collateral Obligation) not less than 65.0% of its outstanding principal balance and (D) has a Moody's Default Probability Rating equal to or greater than the Moody's Default Probability Rating of the sold Collateral Obligation, will not be considered to be a Discount Obligation; and

(c)                clause (b) above in this proviso shall not apply to any such Collateral Obligation at any time on or after the acquisition by the Issuer of such Collateral Obligation if, as determined at the time of such acquisition, such application would result in (A) more than 5.0% of the Collateral Principal Amount consisting of Collateral Obligations to which such clause (b) has been applied (or more than 2.5% of the Collateral Principal Amount consisting of Collateral Obligations to which such clause (b) has been applied if the purchase price of the Collateral Obligation is less than 75% of the outstanding principal balance thereof) or (B) the aggregate principal balance of all Collateral Obligations to which such clause (b) has been applied since the Closing Date being more than 10% of the Aggregate Ramp-Up Par Amount.

"Discretionary Sale": The meaning specified in Section 12.1(f).

"Disposition Proceeds": Proceeds received with respect to sales of Collateral Obligations, Eligible Investments and Equity Securities and the termination of any Hedge Agreement, in each case, net of reasonable out-of-pocket expenses and disposition costs in connection with such sales.

"Dissolution Expenses": The amount of fees and expenses reasonably likely to be incurred in connection with the discharge of this Indenture, the liquidation of the Assets and the dissolution of the Co-Issuers, as reasonably certified by the Collateral Manager or the Issuer, based in part on fees and expenses incurred by the Trustee and the liquidator of the Issuer and reported to the Collateral Manager.

"Distressed Exchange": In connection with any Collateral Obligation, a distressed exchange or other debt restructuring has occurred, as reasonably determined by the Collateral Manager, pursuant to which the issuer or obligor of such Collateral Obligation has issued to the holders of such Collateral Obligation a new security or package of securities or obligations that, in the sole judgment of the Collateral Manager, amounts to a diminished financial obligation or has the purpose of helping the issuer of such Collateral Obligation avoid default; provided that no Distressed Exchange shall be deemed to have occurred if the securities or obligations received by the Issuer in connection with such exchange or restructuring meet the definition of "Collateral Obligation".

"Distressed Exchange Offer": An offer by the issuer of a Collateral Obligation to exchange one or more of its outstanding debt obligations for a different debt obligation or to repurchase one or more of its outstanding debt obligations for Cash, or any combination thereof.

"Distribution Date": Each Quarterly Distribution Date and, with respect to any Obligation, the Redemption Date, Stated Maturity or such other date on which the Aggregate Outstanding Amount thereof is paid in full or the final distribution in respect thereof is made, and, if only Subordinated Notes are Outstanding, any Business Day designated by the Collateral

Manager upon eight Business Days (or such lesser period as may be agreed to by the Trustee and the Collateral Administrator) prior written notice to the Trustee and the Collateral Administrator (which notice the Trustee shall promptly forward to the Holders of the Subordinated Notes).

"Distribution Report": The meaning specified in Section 10.7(b).

"Diversity Score": A single number that indicates collateral concentration in terms of both issuer and industry concentration, calculated as set forth in Schedule 3.

"Domicile" or "Domiciled": With respect to any issuer of or obligor with respect to a Collateral Obligation: (a) except as provided in clause (b) below, its country of organization; or (b) if its payment obligations in respect of such Collateral Obligation are guaranteed by a person or entity that is organized in the United States, then the United States; provided that (x) in the commercially reasonable judgment of the Collateral Manager, such guarantee is enforceable in the United States and the related Collateral Obligation is supported by U.S. revenue sufficient to service such Collateral Obligation and all obligations senior to or pari passu with such Collateral Obligation and (y) such guarantee satisfies the Domicile Guarantee Criteria.

"Domicile Guarantee Criteria": (a) The guarantee is one of payment and not of collection; (b) the guarantee provides that the guarantor agrees to pay all outstanding amounts owing by the related Obligor in respect of the obligation acquired (or proposed to be acquired) by the Issuer in full on each applicable due date and waives demand, notice and marshaling of assets; (c) the guarantee provides that the guarantor's right to terminate or amend the guarantee is appropriately restricted; (d) the guarantee is unconditional, irrespective of value, genuineness, validity, or enforceability of the guaranteed obligations, the guarantee provides that the guarantor waives any other circumstance or condition that would normally release a guarantor from its obligations and the guarantor also waives the right of set-off and counterclaim; (e) the guarantee provides that it reinstates if any guaranteed payment made by the primary obligor is recaptured as a result of the primary obligor's bankruptcy or insolvency; and (f) in the case of cross-border transactions, the risk of withholding tax with respect to payments by the guarantor is addressed if necessary.

"DTC": The Depository Trust Company, its nominees, and their respective successors.

"Due Date": Each date on which any payment is due on a Pledged Obligation in accordance with its terms.

"EBITDA": With respect to the last four full fiscal quarters with respect to any Collateral Obligation, the meaning of "EBITDA", "Adjusted EBITDA" or any comparable definition in the Underlying Instruments for each such Collateral Obligation, and in any case that "EBITDA", "Adjusted EBITDA" or such comparable definition is not defined in such Underlying Instruments, an amount, for the Obligor on such Collateral Obligation and any parent that is obligated pursuant to the Underlying Instruments for such Collateral Obligation (determined on a consolidated basis without duplication in accordance with GAAP) equal to earnings from continuing operations for such period plus (a) interest expense, (b) income taxes, (c) depreciation and amortization for such four fiscal quarter period (to the extent deducted in determining earnings from continuing operations for such period), (d) amortization of intangibles (including, but not limited to, goodwill, financing fees and other capitalized costs), other non-cash charges and organization costs, (e) extraordinary losses in accordance with GAAP, (f) one-time, non-recurring or non-cash charges consistent with the applicable compliance statements and financial reporting packages provided by such Obligor and (g) any other item the Collateral Manager deems to be appropriate; provided that with respect to any Obligor for which four full fiscal quarters of economic data are not available, EBITDA shall be determined for such Obligor based on annualizing the economic data from the reporting periods actually available.

"Effective Spread": With respect to any floating rate Collateral Obligation, the current per annum rate at which it pays interest (after giving effect to any "floors") minus LIBOR or, if such floating rate Collateral Obligation bears interest based on a floating rate index other than a London interbank offered rate-based index, the Effective Spread shall be the then-current base rate applicable to such floating rate Collateral Obligation (after giving effect to any "floors") plus the rate at which such floating rate Collateral Obligation pays interest in excess of such base rate minus three-month LIBOR; provided that (i) with respect to any unfunded commitment of any Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, the Effective Spread means the commitment fee payable with respect to such unfunded commitment, and (ii) with respect to the funded portion of any commitment under any Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, the Effective Spread means the current per annum rate at which it pays interest (after giving effect to any "floors") minus LIBOR or, if such funded portion bears interest based on a floating rate index other than a London interbank offered rate-based index, the Effective Spread will be the then-current base rate applicable to such funded portion (after giving effect to any "floors") plus the rate at which such funded portion pays interest in excess of such base rate minus three-month LIBOR; provided, further, that the Effective Spread of any floating rate Collateral Obligation shall (i) be deemed to be zero, to the extent that the Issuer or the Collateral Manager has actual knowledge that no payment of cash interest on such floating rate Collateral Obligation will be made by the obligor thereof during the applicable due period, and (ii) not include any non-cash interest; provided, further, that the Effective Spread of a Permitted Deferrable Obligation shall be the portion of the interest due thereon required to be paid in Cash and not permitted to be deferred or capitalized over the applicable index.

"Eligible Cov-Lite Loan": A Collateral Obligation that (i) is a Cov-Lite Loan, (ii) is a Senior Secured Loan, (iii) has a Moody's Rating of "B3" or higher, and (iv) constitutes all, or part, of a tranche at least equal to $100,000,000 at the time such tranche is issued.

"Eligible Investment Required Ratings": A short-term credit rating of "P-1" from Moody's and "A-1" from S&P or, if no short-term rating exists, a long-term credit rating of at least "Aaa" from Moody's and "AAA" from S&P.

"Eligible Investments": (a) Cash or (b) any United States dollar investment that, at the time it is Delivered to the Trustee (directly or through an intermediary or bailee), is one or more of the following obligations or securities:

                                                  (i)                direct Registered obligations of, and Registered obligations the timely payment of principal and interest on which is fully and expressly guaranteed by, the

United States of America or any agency or instrumentality of the United States of America the obligations of which are expressly backed by the full faith and credit of the United States of America and which satisfy the Eligible Investment Required Ratings with respect to S&P and Moody's;

                                                (ii)                demand and time deposits in, certificates of deposit of, trust accounts with, bankers' acceptances issued by, or federal funds sold by any depository institution or trust company incorporated under the laws of the United States of America (including the Bank) or any state thereof and subject to supervision and examination by federal and/or state banking authorities, in each case payable within 183 days of issuance, so long as the commercial paper and/or the debt obligations of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment have the Eligible Investment Required Ratings (or, in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company have the Eligible Investment Required Ratings, such holding company guarantees such obligation of the depository institution or trust company and such guarantee satisfies the current S&P criteria applicable to such guarantee);

                                              (iii)                commercial paper (excluding extendible commercial paper or asset backed commercial paper) which satisfies the Eligible Investment Required Ratings; and

                                              (iv)                shares or other securities of non-United States registered money market funds which funds have, at all times, credit ratings of "Aaa-mf" by Moody's and "AAAm" by S&P;

provided that Eligible Investments purchased with funds in the Collection Account shall be held until maturity except as otherwise specifically provided herein and shall include only such obligations or securities, other than those referred to in clause (iv) above, and mature (or are putable at par to the issuer or obligor thereof) no later than the earlier of 60 days and the Business Day prior to the next Quarterly Distribution Date (unless such Eligible Investments are issued by the Trustee in its capacity as a banking institution, in which case such Eligible Investments may mature on such Quarterly Distribution Date); provided, further, that none of the foregoing obligations or securities shall constitute Eligible Investments if (a) such obligation or security has a "sf" subscript assigned to its rating by Moody's or is a Structured Finance Obligation, (b) all, or substantially all, of the remaining amounts payable thereunder consist of interest and not principal payments, (c) such obligation or security is secured by real property, (d) such obligation or security is purchased at a price greater than 100% of the principal or face amount thereof, (e) payments with respect to such obligations or securities or proceeds of disposition are subject to withholding taxes (other than taxes imposed under FATCA) by any jurisdiction unless the payor is required to make "gross-up payments" that cover the full amount of any such withholding tax on an after-tax basis or (f) in the Collateral Manager's sole judgment, such obligation or security is subject to material non-credit related risks. Eligible Investments may include, without limitation, those investments for which the Trustee or an Affiliate of the Trustee is the obligor or depository institution, or provides services and receives compensation. In addition and notwithstanding anything to the contrary contained herein, Eligible Investments shall exclude and the Issuer shall not acquire any investments not treated as

"cash equivalents" for purposes of Section 75.10(c)(8)(iii)(A) of the regulations implementing the Volcker Rule in accordance with any applicable interpretative guidance thereunder; provided that for purposes of this sentence, the Trustee shall have no obligation to determine compliance with the foregoing requirement.

"Eligible Loan Index": With respect to each Collateral Obligation that is a loan, one of the following indices as selected by the Collateral Manager upon the acquisition of such Collateral Obligation: the Credit Suisse Leveraged Loan Indices (formerly the DLJ Leveraged Loan Index Plus), the Deutsche Bank Leveraged Loan Index, the Goldman Sachs/Loan Pricing Corporation Liquid Leveraged Loan Index, the Merrill Lynch Leveraged Loan Index, the S&P/LSTA Leveraged Loan Indices or any replacement or other comparable nationally recognized loan index; provided that the Collateral Manager may change the index applicable to a Collateral Obligation at any time following the acquisition thereof (so long as the same index applies to all Collateral Obligations for which this definition applies) after giving notice to Moody's, the Trustee and the Collateral Administrator.

"Emerging Market Obligor": Any obligor Domiciled in a country (other than the United States of America) the foreign currency issuer credit rating of which is not, at the time of acquisition of the relevant Collateral Obligation, at least "AA" by S&P and the foreign currency country ceiling rating of which is not, at the time of acquisition of the relevant Collateral Obligation, at least "Aa2" by Moody's (in each case, other than any country referenced in clause (i) of the definition of "Concentration Limitations").

"Entitlement Holder": The meaning specified in Section 8-102(a)(7) of the UCC.

"Entitlement Order": The meaning specified in Section 8-102(a)(8) of the UCC.

"Equity Security": Any security or debt obligation which at the time of acquisition, conversion or exchange does not satisfy the requirements of a Collateral Obligation and is not an Eligible Investment.

"ERISA": The United States Employee Retirement Income Security Act of 1974, as amended from time to time.

"Euroclear": Euroclear Bank S.A./N.V., as operator of the Euroclear System.

"Event of Default": The meaning specified in Section 5.1.

"Excepted Property": The meaning specified in the Granting Clause.

"Excess CCC/Caa Adjustment Amount": As of any date of determination, an amount equal to the excess, if any, of:

(i) the Aggregate Principal Balance of all Collateral Obligations included in the CCC/Caa Excess; over

(ii) the sum of the Market Values of all Collateral Obligations included in the CCC/Caa Excess.

"Excess Weighted Average Fixed Coupon": As of any Measurement Date, a percentage equal to the product obtained by multiplying (a) the greater of zero and the excess, if any, of the Weighted Average Fixed Coupon over the Minimum Fixed Coupon by (b) the number obtained by dividing the Aggregate Principal Balance of all fixed rate Collateral Obligations (excluding any Defaulted Obligation and, to the extent of any non-cash interest, any Permitted Deferrable Obligation) by the Aggregate Principal Balance of all floating rate Collateral Obligations (excluding any Defaulted Obligation and, to the extent of any non-cash interest, any Permitted Deferrable Obligation).

"Excess Weighted Average Floating Spread": As of any Measurement Date, a percentage equal to the product obtained by multiplying (a) the greater of zero and the excess, if any, of the Weighted Average Floating Spread over the Minimum Floating Spread by (b) the number obtained by dividing the Aggregate Principal Balance of all floating rate Collateral Obligations (excluding any Defaulted Obligation and, to the extent of any non-cash interest, any Permitted Deferrable Obligation) by the Aggregate Principal Balance of all fixed rate Collateral Obligations (excluding any Defaulted Obligation and, to the extent of any non-cash interest, any Permitted Deferrable Obligation).

"Exchange Act": The United States Securities Exchange Act of 1934, as amended from time to time.

"Expected Portfolio Default Rate": As of any date of determination, the number obtained by (a) summing the products for each Collateral Obligation (other than Defaulted Obligations) of (i) the outstanding principal balance on such date of such Collateral Obligation by (ii) the S&P Default Rate of such Collateral Obligation and (b) dividing such sum by the aggregate outstanding principal balance on such date of all Collateral Obligations (other than Defaulted Obligations).

"Expense Reserve Account": The trust account established pursuant to Section 10.3(e).

"Exposure Amounts": As of any date means, with respect to any Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, the excess of (a) the Issuer's maximum funding commitment thereunder over (b) the outstanding principal amount of such Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation. Exposure Amounts in respect of a Defaulted Obligation shall be included in the calculation of the Exposure Amount only if the Issuer is at such time subject to contractual funding obligations with respect to such Defaulted Obligation.

"FATCA": Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any intergovernmental agreements entered into thereunder, any foreign legislation implemented to give effect to an intergovernmental agreement entered into thereunder or guidance notes or practices adopted pursuant thereto, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any analogous provisions of non-US law.

"FATCA Compliance": Compliance with FATCA as necessary so that no tax will be imposed or withheld under FATCA in respect of payments to or for the benefit of the Issuer.

"Federal Reserve Board": The Board of Governors of the Federal Reserve System.

"Fee Basis Amount": As of any date of determination, the sum of (a) the Collateral Principal Amount, (b) without duplication, the aggregate outstanding principal balance of all Defaulted Obligations and (c) aggregate amount of all Principal Financed Accrued Interest.

"Final RTS": Delegated Regulation (EU) No. 625/2014 of March 13, 2014, supplementing the CRR.

"Financial Asset": The meaning specified in Section 8-102(a)(9) of the UCC.

"Financial Sponsor": Any Person whose principal business activity is acquiring, holding, and selling investments (including controlling interests) in otherwise unrelated companies that each are distinct legal entities with separate management, books and records and bank accounts, whose operations are not integrated with one another and whose financial condition and creditworthiness are independent of the other companies so owned by such Person.

"Financing Statements": The meaning specified in Section 9-102(a)(39) of the UCC.

"First LIBOR Period End Date": October 12, 2015.

"First-Lien Last-Out Loan": A Collateral Obligation that is a Senior Secured Loan that, prior to an event of default under the applicable Underlying Instruments, is entitled to receive payments pari passu with other senior secured loans of the same Obligor, but following an event of default under the applicable Underlying Instruments, such Collateral Obligation becomes fully subordinated to other senior secured loans of the same Obligor and is not entitled to any payments until such other senior secured loans are paid in full.

"Flow-Through Investment Vehicle": The meaning specified in Section 2.6(i)(iv).

"Force Majeure Event": The meaning specified in Section 6.3(n).

"GAAP": The meaning specified in Section 6.3(j).

"Global Notes": Any Regulation S Global Secured Notes or Rule 144A Global Secured Notes.

"Global Rating Agency Condition": With respect to any action taken or to be taken by or on behalf of the Issuer, the satisfaction of both the Moody's Rating Condition and the S&P Rating Condition; provided that the Global Rating Agency Condition shall be satisfied for any Rating Agency waiving such requirement.

"Grant" or "Granted": To grant, bargain, sell, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of setoff against, deposit, set over and confirm. A Grant of the Pledged Obligations, or of any other instrument, shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including, the immediate continuing right to claim for, collect, receive and receipt for principal and interest payments in respect of the Pledged Obligations, and all other Monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

"Group Country": Any Group I Country, Group II Country or Group III Country.

"Group I Country": Australia, The Netherlands, New Zealand and the United Kingdom.

"Group II Country": Germany, Sweden and Switzerland.

"Group III Country": Austria, Belgium, Denmark, Finland, France, Luxembourg and Norway.

"Hedge Agreements": Any interest rate swap, floor and/or cap agreements, including, without limitation, one or more interest rate basis swap agreements, between the Issuer and any Hedge Counterparty, as amended from time to time, and any replacement agreement entered into pursuant to Section 16.1.

"Hedge Counterparty": Any one or more institutions entering into or guaranteeing a Hedge Agreement with the Issuer that satisfies the Required Hedge Counterparty Rating that has entered into a Hedge Agreement with the Issuer, including any permitted assignee or successor under the Hedge Agreements.

"Hedge Counterparty Collateral Account": The account established pursuant to Section 10.5.

"Hedge Counterparty Credit Support": As of any date of determination, any Cash or Cash equivalents on deposit in, or otherwise to the credit of, the Hedge Counterparty Collateral Account in an amount required to satisfy the then-current Rating Agency criteria.

"Holder" or "Holders": With respect to any Obligation, the Person(s) whose name(s) appear(s) on the Register as the registered holder(s) of such Obligation(s).

"IAI": An institutional "accredited investor" meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D of the Securities Act.

"IAI/QP": Any Person that, at the time of its acquisition, purported acquisition or proposed acquisition of Notes is both an IAI and a Qualified Purchaser.

"Incurrence Covenant": A covenant by any borrower to comply with one or more financial covenants only upon the occurrence of certain actions of the borrower, including a debt issuance, dividend payment, share purchase, merger, acquisition or divestiture.

"Indenture": This instrument as originally executed and, if from time to time supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, as so supplemented or amended.

"Independent": As to any Person, any other Person (including, in the case of an accountant or lawyer, a firm of accountants or lawyers, and any member thereof, or an investment bank and any member thereof) who (i) does not have and is not committed to acquire any material direct or any material indirect financial interest in such Person or in any Affiliate of such Person, and (ii) is not connected with such Person as an Officer, employee, promoter, underwriter, voting trustee, partner, director or Person performing similar functions. "Independent" when used with respect to any accountant may include an accountant who audits the books of such Person if in addition to satisfying the criteria set forth above the accountant is independent with respect to such Person within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants. For purposes of this definition, no manager or director of any Person will fail to be Independent solely because such Person acts as an independent director or independent manager thereof or of any such Person's Affiliates.

Whenever any Independent Person's opinion or certificate is to be furnished to the Trustee, such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.

Any pricing service, certified public accountant or legal counsel that is required to be Independent of another Person under this Indenture must satisfy the criteria above with respect to the Issuer and the Collateral Manager.

"Index Maturity": Three months; provided that, with respect to the period from the Closing Date to the First LIBOR Period End Date, LIBOR shall be determined by interpolating linearly between the rate for the next shorter period of time for which rates are available and the rate for the next longer period of time for which rates are available determined as of the Interest Determination Date.

"Industry Diversity Measure": As of any date of determination, the number obtained by dividing (a) 1 by (b) the sum of the squares of the quotients, for each S&P Industry Classification, obtained by dividing (i) the aggregate outstanding principal balance at such time of all Collateral Obligations (other than Defaulted Obligations) issued by Obligors that belong to such S&P Industry Classification by (ii) the aggregate outstanding principal balance at such time of all Collateral Obligations (other than Defaulted Obligations).

"Information Agent": The meaning specified in Section 14.16.

"Initial Rating": With respect to any Class of Secured Debt, the rating or ratings, if any, indicated in Section 2.3.

"Instrument": The meaning specified in Section 9-102(a)(47) of the UCC.

"Interest Accrual Period": (i) With respect to the initial Quarterly Distribution Date, the period from and including the Closing Date (or, in the case of the Class A-R Notes, from the date of any Borrowing under the Class A-R Notes) to but excluding such Quarterly Distribution Date (or, in the case of the prepayment of any portion of the Class A-R Notes before such Quarterly Distribution Date, ending on the day before the related Interim Distribution Date), and (ii) with respect to each succeeding Quarterly Distribution Date, the period from and including the immediately preceding Quarterly Distribution Date (or, in the case of the Class A-R Notes, from the date of any Borrowing under the Class A-R Notes) to but excluding the following Quarterly Distribution Date (or, in the case of the prepayment of any portion of the Class A-R Notes before such Quarterly Distribution Date, ending on the day before the related Interim Distribution Date) until the principal of the Secured Debt is paid or made available for payment; provided that any interest-bearing obligation issued after the Closing Date in accordance with the terms of this Indenture shall accrue interest during the Interest Accrual Period in which such additional obligation is issued from and including the applicable date of issuance of such additional obligation to but excluding the last day of such Interest Accrual Period at the applicable Interest Rate.

"Interest Collection Account": The account established pursuant to Section 10.2(a) and designated as the "Interest Collection Account".

"Interest Coverage Ratio": With respect to any designated Class or Classes of Secured Debt, as of any date of determination, on or after the Determination Date immediately preceding the second Quarterly Distribution Date, the percentage derived from dividing:

(i)                the sum of (a) the Collateral Interest Amount as of such date of determination minus (b) amounts payable (or expected as of the date of determination to be payable) on the following Distribution Date as set forth in clauses (A), (B) and (C) of Section 11.1(a)(i); by

(ii)               interest due and payable on the Secured Debt of such Class or Classes, each Priority Class of Secured Debt and each Pari Passu Class of Secured Debt (excluding Deferred Interest, but including any interest on Deferred Interest with respect to any such Class or Classes) plus Class A-R Commitment Fees due with respect to the Class A-R Notes on such Distribution Date.

"Interest Coverage Test": A test that is satisfied with respect to any specified Class or Classes of Secured Debt if, as of the Determination Date immediately preceding the second Quarterly Distribution Date, and at any date of determination occurring thereafter, (i) the Interest Coverage Ratio for such Class is at least equal to the applicable Required Coverage Ratio for such Class or (ii) such Class or Classes of Secured Debt is no longer Outstanding.

"Interest Determination Date": (a) With respect to the first Interest Accrual Period, (i) for the period from the Closing Date to but excluding the First LIBOR Period End Date, the second London Banking Day preceding the Closing Date and (ii) for the remainder of the first Interest Accrual Period, the second London Banking Day preceding the First LIBOR

Period End Date; and (b) with respect to each Interest Accrual Period thereafter, the second London Banking Day preceding the first day of such Interest Accrual Period.

"Interest Proceeds": With respect to any Collection Period or Determination Date, without duplication, the sum of:

(i)                all payments of interest and delayed compensation (representing compensation for delayed settlement) received in Cash (other than any interest due on any Permitted Deferrable Obligation that has been deferred or capitalized at the time of acquisition) by the Issuer during the related Collection Period on the Collateral Obligations and Eligible Investments, including the accrued interest received in connection with a sale thereof during the related Collection Period, less any such amount that represents Principal Financed Accrued Interest;

(ii)               all principal and interest payments received by the Issuer during the related Collection Period on Eligible Investments purchased with Interest Proceeds;

(iii)               all amendment and waiver fees, late payment fees and other fees received by the Issuer during the related Collection Period, except for those in connection with (a) the lengthening of the maturity of the related Collateral Obligation or (b) the reduction of the par amount of the related Collateral Obligation as determined by the Collateral Manager at its discretion (with notice to the Trustee and the Collateral Administrator);

(iv)              commitment fees and other similar fees received by the Issuer during such Collection Period in respect of Revolving Collateral Obligations and Delayed Drawdown Collateral Obligations;

(v)               any payment received with respect to any Hedge Agreement other than (a) an upfront payment received upon entering into such Hedge Agreement or (b) a payment received as a result of the termination of any Hedge Agreement to the extent not used by the Issuer to enter into a new or replacement Hedge Agreement (for purposes of this subclause (v), any such payment received or to be received on or before 10:00 a.m. New York time on the last day of the Collection Period in respect of such Distribution Date will be deemed received in respect of the preceding Collection Period and included in the calculation of Interest Proceeds received in such Collection Period); and

(vi)              any amounts deposited in the Interest Collection Account from the Expense Reserve Account and, in the sole discretion of the Collateral Manager, the Interest Reserve Account pursuant to this Indenture in respect of the related Determination Date;

provided that (x) any amounts received in respect of any Defaulted Obligation (or any Equity Security received in exchange for a Defaulted Obligation) will constitute (A) Principal Proceeds (and not Interest Proceeds) until the aggregate of all collections in respect of such Defaulted Obligation and, if such Defaulted Obligation is a Revolving Collateral Obligation or a Delayed

Drawdown Collateral Obligation, any amounts transferred from the Revolver Funding Account to the Principal Collection Account with respect thereto, since it became a Defaulted Obligation equals the outstanding Principal Balance of such Collateral Obligation when it became a Defaulted Obligation, and then (B) Interest Proceeds thereafter and (y) capitalized interest shall not constitute Interest Proceeds. Under no circumstances shall Interest Proceeds include the Excepted Property or any interest earned thereon.

"Interest Rate Cap": With respect to each Interest Accrual Period, the sum of (i) LIBOR applicable to such Interest Accrual Period plus (ii) 0.25% per annum.

"Interest Reserve Account": The trust account established pursuant to Section 10.3(f).

"Interim Distribution Date": Any Business Day other than a Distribution Date, on which the Issuer (or the Collateral Manager acting on behalf of the Issuer) elects to make a Class A-R Prepayment in accordance with the provisions set forth in Section 3.4(b).

"Investment Advisers Act": The Investment Advisers Act of 1940, as amended from time to time.

"Investment Company Act": The Investment Company Act of 1940, as amended from time to time.

"Investment Criteria": The criteria specified in Section 12.2.

"Irish Listing Agent": The meaning specified in Section 7.2.

"Issuer": FS Senior Funding Ltd. until a successor Person shall have become the Issuer pursuant to the applicable provisions of this Indenture, and thereafter "Issuer" shall mean such successor Person.

"Issuer Order": A written order dated and signed in the name of the Issuer or the Co-Issuer (which written order may be a standing order) by an Authorized Officer of the Issuer or the Co-Issuer, as applicable, or, to the extent permitted herein, by the Collateral Manager by an Authorized Officer thereof, on behalf of the Co-Issuers. For the avoidance of doubt, an order or request provided in an email or other electronic communication acceptable to the Trustee sent by an Authorized Officer of the Issuer or the Co-Issuer or by an Authorized Officer of the Collateral Manager on behalf of the Issuer or the Co-Issuer shall constitute an Issuer Order, in each case except to the extent that the Trustee requests otherwise.

"Issuer Subsidiary": The meaning specified in Section 7.4(b).

"Junior Class": With respect to a particular Class of Obligations, each Class of Obligations that is subordinated to such Class, as indicated in Section 2.3.

"Leveraged Loan Index": The Daily S&P/LSTA U.S. Leveraged Loan 100 Index, Bloomberg ticker SPBDLLB, any successor index thereto, or any comparable U.S. leveraged loan index reasonably designated by the Collateral Manager with notice to Moody's.

"LIBOR": For any Interest Accrual Period will equal (a) the rate appearing on the Reuters Screen for deposits of the Index Maturity; or (b) if such rate is unavailable at the time LIBOR is to be determined, the rates at which deposits in U.S. Dollars are offered by four major banks in the London market selected by the Calculation Agent after consultation with the Collateral Manager (the "Reference Banks") at approximately 11:00 a.m., London time, on the Interest Determination Date to prime banks in the London interbank market for a period approximately equal to the Interest Accrual Period and an amount approximately equal to the amount of the Aggregate Outstanding Amount of the Secured Debt; provided that LIBOR shall not be less than 0%. The Calculation Agent will request the principal London office of each Reference Bank to provide a quotation of its rate. If at least two such quotations are provided, LIBOR shall be the arithmetic mean of such quotations (rounded upward to the next higher 1/100). If fewer than two quotations are provided as requested, LIBOR with respect to such Interest Accrual Period will be the arithmetic mean of the rates quoted by three major banks in New York, New York selected by the Calculation Agent after consultation with the Collateral Manager at approximately 11:00 a.m., New York Time, on such Interest Determination Date for loans in U.S. Dollars to leading European banks for a term approximately equal to such Interest Accrual Period and an amount approximately equal to the Aggregate Outstanding Amount of the Secured Debt. If the Calculation Agent is required but is unable to determine a rate in accordance with at least one of the procedures described above, LIBOR will be LIBOR as determined on the previous Interest Determination Date. In the case of the Class A-R Notes (including Short Settlement Borrowings thereunder), for any Interest Accrual Period having a term other than three months, LIBOR shall be determined through the use of straightline interpolation by reference to two rates calculated in accordance with the foregoing procedures, one of which shall be determined as if the maturity of the U.S. Dollar deposits referred to therein were the period of time for which rates are available next shorter than such Interest Accrual Period, and the other of which shall be determined as if such maturity were the period of time for which rates are available next longer than such Interest Accrual Period; provided that, if an Interest Accrual Period is less than or equal to seven days, then LIBOR shall be determined by reference to a rate calculated in accordance with the foregoing as if the maturity of the U.S. Dollar deposits referred to therein were a period of time equal to seven days; provided, further, that for purposes of the determination of LIBOR in respect of the Class A-R Notes, the Interest Determination Date shall be two London Banking Days prior to the Borrowing Date set forth in the Borrowing Request delivered by the Issuer to the Class A-R Note Agent pursuant to the Class A-R Note Purchase Agreement. "LIBOR", when used with respect to (i) a Collateral Obligation, means the "libor" rate determined in accordance with the terms of such Collateral Obligation, and (ii) the Credit Funding Rate or the Liquidity Funding Rate, means the "libor" rate for one-month deposits as determined by the Class A-R Note Agent in accordance with its customary procedures.

"LIBOR Floor Obligation": As of any date, a floating rate Collateral Obligation (a) for which the related Underlying Instruments allow a libor rate option, (b) that provides that such libor rate is (in effect) calculated as the greater of (i) a specified "floor" rate per annum and (ii) the London interbank offered rate for the applicable interest period for such Collateral Obligation and (c) that, as of such date, bears interest based on such libor rate option, but only if as of such date the London interbank offered rate for the applicable interest period is less than such floor rate.

"Liquidity Facility": With respect to any Class A-R Note funded by any CP Conduit, a liquidity asset purchase agreement, liquidity loan agreement, swap transaction or other facility that provides liquidity for Commercial Paper Notes, and any guaranty of any such agreement or facility.

"Liquidity Funding": With respect to any Borrowing under a Class A-R Note held by a CP Conduit, the funding by such CP Conduit of all or a portion of such Borrowing with funds under a Liquidity Facility.

"Liquidity Funding Period": With respect to any Borrowing under a Class A-R Note held by a CP Conduit, a period of time during which all or a portion of such Borrowing is funded by a Liquidity Funding.

"Liquidity Funding Rate": With respect to any Liquidity Funding under a Liquidity Facility on any day, the per annum rate of interest provided for in the relevant Liquidity Facility for such day; provided that the Liquidity Funding Rate shall not exceed the one month LIBOR in effect on such day.

"Listed Notes": The Class A-T Notes, the Class A-S Notes and the Class B Notes.

"London Banking Day": A day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London, England.

"Maintenance Covenant": A covenant by any borrower to comply with one or more financial covenants during each reporting period, whether or not such borrower has taken any specified action; provided that a covenant that otherwise satisfies the definition hereof and only applies when amounts are outstanding under the related Collateral Obligation shall be a Maintenance Covenant.

"Majority": With respect to any Class of Obligations, the Holders of more than 50% of the Aggregate Outstanding Amount of the Obligations of such Class.

"Mandatory Redemption": The meaning specified in Section 9.1.

"Margin Stock": "Margin Stock" as defined under Regulation U, including any debt security which is by its terms convertible into "Margin Stock."

"Market Value": With respect to any loans or other assets, the amount (determined by the Collateral Manager) equal to the product of the outstanding principal amount thereof and the price (expressed as a percentage of par) determined in the following manner:

(i)            the bid price determined by the Loan Pricing Corporation, LoanX Inc. or Markit Group Limited; or

(ii)           if a price described in clause (i) is not available,

(A)             the average of the bid prices determined by three broker-dealers active in the trading of such asset that are Independent

(without giving effect to the last sentence in the definition thereof) from each other and the Issuer and the Collateral Manager;

(B)              if only two such bids can be obtained, the lower of the bid prices of such two bids; or

(C)              if only one such bid can be obtained, and such bid was obtained from a Qualified Broker/Dealer, such bid; or

(iii)          if a value cannot be obtained by the Collateral Manager exercising reasonable efforts pursuant to the means contemplated by clauses (i) or (ii), the value determined as the bid side market value of such Collateral Obligation as reasonably determined by the Collateral Manager (so long as the Collateral Manager or the Sub-Advisor is a Registered Investment Adviser) consistent with the Collateral Manager Standard and certified by the Collateral Manager to the Trustee; provided that the Market Value of such Collateral Obligation for a period of 30 days after such date of determination shall be the lower of:

(A)             the bid side market value thereof as reasonably determined by the Collateral Manager (so long as the Collateral Manager or the Sub-Advisor is a Registered Investment Adviser) consistent with the Collateral Manager Standard and certified by the Collateral Manager to the Trustee; and

(B)              the higher of (x) 70.0% multiplied by the principal balance of such Collateral Obligation and (y) the applicable S&P Recovery Rate multiplied by the principal balance of such Collateral Obligation, and, if a value cannot be obtained by the Collateral Manager exercising reasonable efforts pursuant to the means contemplated by clauses (i) or (ii), following such 30-day period, the Market Value of such Collateral Obligation shall be zero; or

(iv)          if the Market Value of an asset is not determined in accordance with clause (i), (ii) or (iii) above, then such Market Value shall be deemed to be zero until such determination is made in accordance with clause (i), (ii) or (iii) above.

"Master Transfer Agreement": That certain Master Transfer Agreement, dated as of the Closing Date, as amended from time to time in accordance with the terms thereof, by and between the Retention Provider and the Issuer whereby the Retention Provider will sell to the Issuer, without recourse, all of the right, title and interest of the Retention Provider in and to the Collateral Obligations to be acquired by the Issuer on or after the Closing Date and the proceeds thereof.

"Material Change": With respect to any Collateral Obligation, the occurrence of any of the following events: (a) non-payment of interest or principal, (b) the rescheduling of any interest or principal, (c) any material covenant breach, (d) any restructuring of debt with respect to the Obligor of such Collateral Obligation, (e) the addition of payment-in-kind terms, change in maturity date or any change in coupon rates and (f) the occurrence of the significant sale or acquisition of assets by the related Obligor.

"Maturity": With respect to any Obligation, the date on which the unpaid principal of such Obligation becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

"Maximum Weighted Average Life": 8.5 years.

"Measurement Date": (i) Any day on which the Issuer purchases, or enters into a commitment to purchase, a Collateral Obligation, or the day on which a default of a Collateral Obligation occurs, (ii) any Determination Date, (iii) the date as of which the information in any Monthly Report is calculated, (iv) with five Business Days prior notice, any Business Day requested by either Rating Agency and (v) the last day of the Ramp-Up Period; provided that, in the case of (i) through (iv), no "Measurement Date" shall occur prior to the last day of the Ramp-Up Period.

"Memorandum and Articles": The Issuer's Amended and Restated Memorandum and Articles of Association, as amended, revised or restated from time to time.

"Merging Entity": The meaning specified in Section 7.10.

"Minimum Fixed Coupon": 6.95%.

"Minimum Fixed Coupon Test": A test that is satisfied on any date of determination if (a) the Weighted Average Fixed Coupon plus the Excess Weighted Average Floating Spread (if any) as of such date of determination equals or exceeds (b) the Minimum Fixed Coupon.

"Minimum Floating Spread": The number set forth in the column entitled "Minimum Weighted Average Spread" in the Asset Quality Matrix based upon the applicable "row/column combination" chosen by the Collateral Manager with notice to the Collateral Administrator (or the linear interpolation between two adjacent rows and/or two adjacent columns, as applicable) in accordance with Section 7.17(f).

"Minimum Floating Spread Test": A test that is satisfied on any date of determination if (a) the Weighted Average Floating Spread plus the Excess Weighted Average Fixed Coupon, if any, as of such date of determination equals or exceeds (b) the Minimum Floating Spread.

"Money": The meaning specified in Section 1-201(24) of the UCC.

"Monthly Report": The meaning specified in Section 10.7(a).

"Moody's": Moody's Investors Service, Inc. and any successor thereto.

"Moody's Adjusted Weighted Average Rating Factor": As of any date of determination, a number equal to the Moody's Weighted Average Rating Factor determined in the following manner: for purposes of determining a Moody's Default Probability Rating in connection with determining the Moody's Weighted Average Rating Factor for purposes of this definition, the proviso of the definition of "Moody's Default Probability Rating," shall be disregarded, and instead each applicable rating on review by Moody's for possible upgrade or downgrade that is on (a) review for possible upgrade will be treated as having been upgraded by one rating subcategory, (b) review for possible downgrade will be treated as having been downgraded by two rating subcategories and (c) negative outlook will be treated as having been downgraded by one rating subcategory.

"Moody's Collateral Value": With respect to any Defaulted Obligation, as of any date of determination, the lesser of (A) the Moody's Recovery Amount of such Defaulted Obligation as of such date and (B) the Market Value of such Defaulted Obligation as of such date.

"Moody's Counterparty Criteria": With respect to any Participation Interest proposed to be acquired by the Issuer, criteria that will be met if immediately after giving effect to such acquisition, (x) the percentage of the Collateral Principal Amount that consists in the aggregate of Participation Interests with Selling Institutions that have the same or a lower Moody's credit rating does not exceed the "Aggregate Percentage Limit" set forth below for such Moody's credit rating and (y) the percentage of the Collateral Principal Amount that consists in the aggregate of Participation Interests with any single Selling Institution that has the Moody's credit rating set forth under "Individual Percentage Limit" below or a lower credit rating does not exceed the "Individual Percentage Limit" set forth below for such Moody's credit rating:

Moody's credit rating of Selling Institution	Individual Percentage Limit	Aggregate Percentage Limit

Aaa	20.0%	20.0%

Aa1	10.0%	20.0%

Aa2	10.0%	20.0%

Aa3	10.0%	15.0%

A1 and "P-1" (both)	5.0%	10.0%

A2* and "P-1" (both)	5.0%	5.0%

A3 or below	0.0%	0.0%

*	and not on watch for possible downgrade.

"Moody's Credit Estimate": The meaning specified in Schedule 4 (or such other schedule provided by Moody's to the Issuer, the Trustee and the Collateral Manager).

"Moody's Default Probability Rating": With respect to any Collateral Obligation, the rating determined pursuant to Schedule 4.

"Moody's Derived Rating": With respect to any Collateral Obligation whose Moody's Rating or Moody's Default Probability Rating cannot otherwise be determined pursuant to the definitions thereof, the rating determined for such Collateral Obligation as set forth in Schedule 4. Not more than 10.0% of the Collateral Principal Amount may consist of Collateral Obligations with Moody's Derived Ratings derived from a rating by S&P.

"Moody's Diversity Test": A test that will be satisfied on any date of determination if the Diversity Score (rounded to the nearest whole number) equals or exceeds the number set forth in the column entitled "Minimum Diversity Score" in the Asset Quality Matrix based upon the applicable "row/column combination" chosen by the Collateral Manager with notice to the Collateral Administrator (or the linear interpolation between two adjacent rows and/or two adjacent columns, as applicable) in accordance with Section 7.17(f).

"Moody's Effective Date Deemed Rating Confirmation": The meaning specified in Section 7.17(c).

"Moody's Effective Date Report": The meaning specified in Section 7.17(c).

"Moody's Industry Classification": The Moody's Industry Classifications set forth in Schedule 1, as such industry classifications shall be updated at the sole option of the Collateral Manager (with notice to the Collateral Administrator) if Moody's publishes revised industry classifications.

"Moody's Maximum Rating Factor Test": A test that will be satisfied on any date of determination if the Moody's Adjusted Weighted Average Rating Factor of the Collateral Obligations is less than or equal to the sum of (i) the number set forth in the column entitled "Moody's Maximum Weighted Average Rating Factor" in the Asset Quality Matrix, based upon the applicable "row/column combination" chosen by the Collateral Manager with notice to the Collateral Administrator (or the linear interpolation between two adjacent rows and/or two adjacent columns, as applicable) in accordance with Section 7.17(f), plus (ii) the Moody's Weighted Average Recovery Adjustment.

"Moody's Minimum Weighted Average Recovery Rate Test": A test that will be satisfied on any date of determination if the Moody's Weighted Average Recovery Rate equals or exceeds 44%.

"Moody's Ramp-Up Failure": The meaning specified in Section 7.17(d).

"Moody's Rating": With respect to any Collateral Obligation, the rating determined pursuant to Schedule 4.

"Moody's Rating Condition": With respect to any action taken or to be taken by or on behalf of the Issuer, a condition that is satisfied if Moody's has provided written confirmation (including by means of electronic message, facsimile transmission, press release, posting to its website, or other means then considered industry standard) to the Issuer and the Trustee (unless in the form of a press release or posted to its website or such other industry standard that does not require the Issuer and the Trustee to be identified as addressees) that no immediate withdrawal or reduction with respect to its then current rating by Moody's of any

Class of Secured Debt will occur as a result of such action; provided that the Moody's Rating Condition shall not be applicable if no Class of Secured Debt then Outstanding is rated by Moody's; provided, further, that such rating condition shall be deemed inapplicable with respect to such event or circumstance if (i) Moody's has given notice to the effect that it will no longer review events or circumstances of the type requiring satisfaction of the Moody's Rating Condition for purposes of evaluating whether to confirm the then-current ratings (or initial ratings) of obligations rated by Moody's or (ii) Moody's has communicated to the Issuer, the Collateral Manager or the Trustee (or their counsel) that it will not review such event or circumstance for purposes of evaluating whether to confirm the then-current ratings (or initial ratings) of the Secured Debt then rated by Moody's.

"Moody's Rating Factor": With respect to any Collateral Obligation, the number (i) determined pursuant to the Moody's RiskCalc Calculation or a credit estimate from Moody's pursuant to the definition of Moody's Default Probability Rating or (ii) in all other cases, set forth in the table below opposite the Moody's Default Probability Rating of such Collateral Obligation.

Moody's Default Probability Rating	Moody's Rating Factor	Moody's Default Probability Rating	Moody's Rating Factor
Aaa	1	Ba1	940
Aa1	10	Ba2	1,350
Aa2	20	Ba3	1,766
Aa3	40	B1	2,220
A1	70	B2	2,720
A2	120	B3	3,490
A3	180	Caa1	4,770
Baa1	260	Caa2	6,500
Baa2	360	Caa3	8,070
Baa3	610	Ca or lower	10,000

"Moody's Recovery Amount": With respect to any Collateral Obligation, an amount equal to the product of (i) the applicable Moody's Recovery Rate and (ii) the Principal Balance of such Collateral Obligation.

"Moody's Recovery Rate": With respect to any Collateral Obligation, as of any date of determination, the recovery rate determined in accordance with the following, in the following order of priority:

(i)                if the Collateral Obligation has been specifically assigned a recovery rate by Moody's (for example, in connection with the assignment by Moody's of an estimated rating), such recovery rate;

(ii)               if the preceding clause does not apply to the Collateral Obligation, and the Collateral Obligation is not a DIP Collateral Obligation, the rate determined pursuant to the table below based on the number of rating subcategories difference between the Collateral Obligation's Moody's Rating and its Moody's Default Probability Rating (for purposes of clarification, if the

Moody's Rating is higher than the Moody's Default Probability Rating, the rating subcategories difference will be positive and if it is lower, negative):

Number of Moody's Ratings Subcategories Difference Between the Moody's Rating and the Moody's Default Probability Rating	Senior Secured Loans	Second Lien Loans*	Other Collateral Obligations
+2 or more	60.0%	55.0%	45.0%
+1	50.0%	45.0%	35.0%
0	45.0%	35.0%	30.0%
-1	40.0%	25.0%	25.0%
-2	30.0%	15.0%	15.0%
-3 or less	20.0%	5.0%	5.0%

*	For purposes of calculating the Moody's Recovery Rate, First-Lien Last-Out Loans will be deemed to be Second Lien Loans.

If the Collateral Obligation does not have both a corporate family rating from Moody's and an Assigned Moody's Rating, its Moody's Recovery Rate will be determined by reference to the "Other Collateral Obligations" column.

or

(iii)             if the loan is a DIP Collateral Obligation (other than a DIP Collateral Obligation which has been specifically assigned a recovery rate by Moody's), 50%.

"Moody's RiskCalc Calculation": The meaning specified in Schedule 4 (or such other schedule provided by Moody's to the Issuer, the Trustee and the Collateral Manager).

"Moody's Senior Unsecured Rating": The meaning specified in Schedule 4 (or such other schedule provided by Moody's to the Issuer, the Trustee and the Collateral Manager).

"Moody's Weighted Average Rating Factor": The number (rounded up to the nearest whole number) determined by summing the products obtained by multiplying the Principal Balance of each Collateral Obligation (excluding any Current Pay Obligation and any Defaulted Obligation) by its Moody's Rating Factor, dividing such sum by the Aggregate Principal Balance of all such Collateral Obligations and then rounding the result up to the nearest whole number.

"Moody's Weighted Average Recovery Adjustment": As of any date of determination, the greater of (a) zero and (b) the product of (i)(A) the Moody's Weighted Average Recovery Rate as of such date of determination multiplied by 100 minus (B) 44 and (ii) 85; provided that, if the Moody's Weighted Average Recovery Rate for purposes of determining the Moody's Weighted Average Recovery Adjustment is greater than 60%, then such Moody's Weighted Average Recovery Rate shall equal 60% unless the Moody's Rating Condition is satisfied.

"Moody's Weighted Average Recovery Rate": As of any date of determination, the number, expressed as a percentage, obtained by summing the product of the Moody's Recovery Rate on such Measurement Date of each Collateral Obligation (excluding any Defaulted Obligation) and the Principal Balance of such Collateral Obligation, dividing such sum by the Aggregate Principal Balance of all such Collateral Obligations and rounding up to the first decimal place.

"Net Aggregate Exposure Amount": (a) during the Reinvestment Period, the excess (if any) of (i) the aggregate Unfunded Amount on such date over (ii) the sum of (x) amounts on deposit in the Revolver Funding Account on such date and (y) amounts on deposit in the Collection Account on such date, including Eligible Investments, representing Principal Proceeds, and (b) after the Reinvestment Period, the excess (if any) of (i) the aggregate Unfunded Amount on such date over (ii) amounts on deposit in the Revolver Funding Account on such date.

"Net Purchased Loan Balance": As of any date of determination, an amount equal to (a) the Aggregate Principal Balance of all Collateral Obligations sold and/or contributed to the Issuer prior to such date minus (b) the Aggregate Principal Balance of all Collateral Obligations sold and/or distributed by the Issuer to its Affiliates prior to such date.

"Non-Call Period": The period from the Closing Date to but excluding (i) with respect to the Secured Notes (other than the Class A-S Notes), May 28, 2017 and (ii) with respect to the Class A-S Notes, October 13, 2016.

"Non-Permitted Holder": Any Holder or beneficial owner of (a) any Secured Note that (i) in the case of a Rule 144A Global Secured Note, is not a QIB/QP, (ii) in the case of a Regulation S Global Secured Note, is not a non-U.S. person or (iii) in the case of a Certificated Secured Note, is not an IAI/QP or a QIB/QP, and, in each case, that is not made pursuant to an applicable exemption under the Securities Act and the Investment Company Act, (b) any Subordinated Note that is not either a QIB/QP or an IAI/QP, and, in each case, that is not made pursuant to an applicable exemption under the Securities Act and the Investment Company Act, (c) any Note, for which the representations made or deemed to be made by such person for purposes of ERISA, Section 4975 of the Code or applicable similar laws in any representation letter or transfer certificate, or by virtue of deemed representations, are or become untrue (or whose beneficial ownership otherwise causes a violation of the 25% limitation), (d) any Class C Note that is not a United States Person, unless, at the time the initial Holder of the Class C Notes transfers all or a portion of the Class C Notes, the Issuer obtains an opinion of nationally recognized tax counsel experienced in these matters to the effect that the Class C Notes being transferred will be treated as indebtedness for U.S. federal income tax purposes, or (e) any Subordinated Note that is not a United States Person.

"Notes": Collectively, the Secured Notes and the Subordinated Notes.

"NRSRO": Any nationally recognized statistical rating organization, other than any Rating Agency.

"NRSRO Certification": A certification substantially in the form of Exhibit D executed by a NRSRO in favor of the Issuer and the Information Agent that states that such NRSRO has provided the Issuer with the appropriate certifications under Exchange Act Rule 17g-5(a)(3)(iii)(B) and that such NRSRO has access to the 17g-5 Website.

"Obligations": Collectively, the Secured Notes and the Subordinated Notes.

"Obligor": The obligor under a loan, the issuer under a bond or note, or a guarantor for any such party, as the case may be.

"Obligor Diversity Measure": As of any date of determination, the number obtained by dividing (a) 1 by (b) the sum of the squares of the quotients, for each Obligor, obtained by dividing (i) the aggregate outstanding principal balance at such time of all Collateral Obligations (other than Defaulted Obligations) issued by such Obligor by (ii) the aggregate outstanding principal balance at such time of all Collateral Obligations (other than Defaulted Obligations).

"Offer": The meaning specified in Section 10.8(c).

"Offered Securities": Collectively, the Class A Notes and the Class B Notes offered pursuant to the Offering Circular.

"Offering": The offering of the Offered Securities pursuant to the Offering Circular.

"Offering Circular": The final offering circular, dated as of May 26, 2015 relating to the Offered Securities, including any supplements thereto.

"Officer": With respect to the Issuer, the Co-Issuer, the Collateral Manager, the Retention Provider and any corporation, any director, the Chairman of the Board of Directors, the President, any Vice President, the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of such entity or any Person authorized by such entity; with respect to any partnership, any general partner thereof or any Person authorized by such entity; with respect to a limited liability company, any member thereof or any Person (including any specified officer) authorized by such entity; and with respect to the Trustee and the Collateral Administrator, any Bank Officer.

"offshore transaction": The meaning specified in Regulation S.

"Ongoing Expense Excess Amount": On any Distribution Date, an amount equal to the excess, if any, of (i) the Administrative Expense Cap over (ii) the sum of (without duplication) (x) all amounts paid pursuant to clause (A)(2) of Section 11.1(a)(i) on such Distribution Date (excluding all amounts being deposited on such Distribution Date to the Ongoing Expense Smoothing Account) plus (y) any Administrative Expenses paid from the

Expense Reserve Account or from the Collection Account pursuant to Section 10.2(d)(ii) on or between such Distribution Date and the immediately preceding Distribution Date.

"Ongoing Expense Smoothing Shortfall": On any Distribution Date, the excess, if any, of $250,000 over the amount then on deposit in the Ongoing Expense Smoothing Account without giving effect to any deposit thereto on such Distribution Date pursuant to clause (A) of Section 11.1(a)(i).

"Ongoing Expense Smoothing Account": The meaning specified in Section 10.3(h).

"Opinion of Counsel": A written opinion addressed to the Trustee and, if required by the terms hereof, the Issuer and/or each Rating Agency, in form and substance reasonably satisfactory to the Trustee, of a nationally or internationally recognized law firm or an attorney admitted to practice (or law firm, one or more of the partners of which are admitted to practice) before the highest court of any State of the United States or the District of Columbia (or the Cayman Islands, in the case of an opinion relating to the laws of the Cayman Islands) in the relevant jurisdiction, which attorney (or law firm) may, except as otherwise expressly provided in this Indenture, be counsel for the Issuer, the Co-Issuer or the Collateral Manager, as the case may be, or any Affiliate thereof, and which firm or attorney, as the case may be, shall be reasonably satisfactory to the Trustee. Whenever an Opinion of Counsel is required hereunder, such Opinion of Counsel may rely on opinions of other counsel who are so admitted and so satisfactory, which opinions of other counsel shall accompany such Opinion of Counsel and shall either be addressed to the Trustee and, if required by the terms hereof, the Issuer and/or each Rating Agency or shall state that the Trustee and, if applicable, the Issuer and/or each Rating Agency shall be entitled to rely thereon.

"Optional Redemption": A redemption of the Notes in accordance with Section 9.2.

"Outstanding": With respect to the Obligations of any specified Class, as of any date of determination, all of the Obligations or all of the Obligations of such Class, as the case may be, theretofore authenticated and delivered under this Indenture, except:

(i)                subject to Section 2.10, Notes theretofore canceled by the Registrar or delivered to the Registrar for cancellation or registered in the Register on the date this Indenture has been discharged pursuant to Section 4.1;

(ii)              Obligations or portions thereof for whose payment or redemption funds in the necessary amount have been theretofore irrevocably deposited with the Trustee or any Paying Agent in trust for the Holders of such Obligations pursuant to Section 4.1(a)(ii); provided that if such Obligations or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii)             Obligations in exchange for or in lieu of which other Obligations have been authenticated and delivered pursuant to this Indenture, unless proof satisfactory to the Trustee is presented that any such Obligations are held by a Protected Purchaser;

(iv)             Notes alleged to have been mutilated, defaced, destroyed, lost or stolen for which replacement Notes have been issued as provided in Section 2.7; and

(v)            Repurchased Debt that has been cancelled by the Trustee; provided that for purposes of calculation of the Overcollateralization Ratio, any Repurchased Debt shall be deemed to remain Outstanding until all Obligations of the applicable Class and each Class that is senior in right of payment thereto in the Debt Payment Sequence have been retired or redeemed, having an Aggregate Outstanding Amount equal to the Aggregate Outstanding Amount as of the date of repurchase, reduced proportionately with, and to the extent of, any payments of principal on Obligations of the same Class thereafter;

provided that in determining whether the Holders of the requisite Aggregate Outstanding Amount have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under the Collateral Management Agreement, (A) any Obligations owned by (x) the Issuer, the Co-Issuer or any other obligor upon the Obligations will be disregarded and deemed not to be Outstanding and (y) in the case of (1) a vote on the removal of the Collateral Manager for "cause", (2) the approval of a successor Collateral Manager if the appointment of a new Collateral Manager is due to the existing Collateral Manager having been terminated pursuant to the Collateral Management Agreement for "cause" or (3) the waiver of any event constituting "cause" for termination of the Collateral Manager under the Collateral Management Agreement, in each case Collateral Manager Obligations shall be disregarded and deemed not to be Outstanding, except that, in the case of (x) and (y), in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Obligations a Bank Officer of the Trustee has actual knowledge to be so owned shall be so disregarded, (B) Obligations so owned that have been pledged in good faith shall be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee, the pledgee's right so to act with respect to such Obligations and that the pledgee is not the Issuer, the Co-Issuer, any other obligor upon the Obligations or, in the case of clause (A)(y) above, a Person referred to in the definition of "Collateral Manager Obligations" and (C) the Outstanding amount of the Class A-R Notes shall be deemed to include any Aggregate Undrawn Amount.

"Overcollateralization Ratio": With respect to any specified Class or Classes of Secured Debt as of the last day of the Ramp-Up Period or any Measurement Date thereafter, the percentage derived from dividing: (a) the sum of (i) the Adjusted Collateral Principal Amount, minus (ii) the aggregate Exposure Amount, plus (iii) the Net Aggregate Exposure Amount (excluding any Unsettled Amounts), plus (iv) amounts on deposit in the Revolver Funding Account, by (b) the sum of (i) the Aggregate Outstanding Amounts of the Secured Debt of such Class or Classes, each Priority Class of Secured Debt and each Pari Passu Class of Secured Debt, plus (ii) any Deferred Interest accrued in respect of the Secured Debt of such Class or Classes, each Priority Class of Secured Debt and each Pari Passu Class of Secured Debt that remains unpaid, plus (iii) the Net Aggregate Exposure Amount (excluding any Unsettled Amounts); provided that Repurchased Debt will continue to be treated as "Outstanding" for purposes of calculation of the Overcollateralization Ratio until all Secured Debt of the applicable Class and each Class that is senior in right of payment thereto in the Debt Payment Sequence have been retired or redeemed, having an Aggregate Outstanding Amount equal to the Aggregate Outstanding Amount as of the date of repurchase, reduced proportionately with, and to the extent of, any payments of principal on Secured Debt of the same Class thereafter.

"Overcollateralization Ratio Test": A test that is satisfied with respect to any Class or Classes of Secured Debt as of any date of determination at, or subsequent to, the last day of the Ramp-Up Period, if (i) the Overcollateralization Ratio for such Class or Classes is at least equal to the applicable Required Coverage Ratio for such Class or Classes or (ii) such Class or Classes of Secured Notes is no longer Outstanding.

"Pari Passu Class": With respect to each Class of Obligations, each Class of Obligations that ranks pari passu with such Class, as indicated in Section 2.3.

"Partial Redemption by Refinancing": The meaning specified in Section 9.3.

"Participation Interest": A participation interest in a loan originated by a bank or financial institution that, at the time of acquisition, or the Issuer's commitment to acquire the same, satisfies each of the following criteria: (i) such participation would constitute a Collateral Obligation were it acquired directly, (ii) the selling institution is a lender on the loan, (iii) the aggregate participation in the loan granted by such selling institution to any one or more participants does not exceed the principal amount or commitment with respect to which the selling institution is a lender under such loan, (iv) such participation does not grant, in the aggregate, to the participant in such participation a greater interest than the selling institution holds in the loan or commitment that is the subject of the participation, (v) the entire purchase price for such participation is paid in full at the time of the Issuer's acquisition (or, to the extent of a participation in the unfunded commitment under a Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, at the time of the funding of such loan), (vi) the participation provides the participant all of the economic benefit and risk of the whole or part of the loan or commitment that is the subject of the loan participation and (vii) such participation is documented under a Loan Syndications and Trading Association, Loan Market Association or similar agreement standard for loan participation transactions among institutional market participants. For the avoidance of doubt, a Participation Interest shall not include a sub-participation interest in any loan.

"Paying Agent": Any Person authorized by the Issuer to pay the principal of or interest on any Obligations on behalf of the Issuer as specified in Section 7.2.

"Payment Account": The payment account of the Trustee established pursuant to Section 10.3(a).

"PBGC": The United States Pension Benefit Guaranty Corporation.

"Permitted Deferrable Obligation": Any Deferrable Obligation that (or the Underlying Instrument of which) carries a current cash pay interest rate of not less than (a) in the case of a floating rate Collateral Obligation, LIBOR plus 1.00% per annum or (b) in the case of a fixed rate Collateral Obligation, the zero coupon swap rate in a fixed/floating interest rate swap with a term equal to five years.

"Permitted Liens": With respect to the Assets: (i) security interests, liens and other encumbrances created pursuant to the Transaction Documents, (ii) with respect to agented Collateral Obligations, security interests, liens and other encumbrances in favor of the lead agent, the collateral agent or the paying agent on behalf of all holders of indebtedness of such Obligor under the related facility, (iii) with respect to any Equity Security, any security interests, liens and other encumbrances granted on such Equity Security to secure indebtedness of the related Obligor and/or any security interests, liens and other rights or encumbrances granted under any governing documents or other agreement between or among or binding upon the Issuer as the holder of equity in such Obligor and (iv) security interests, liens and other encumbrances, if any, which have priority over first priority perfected security interests in the Collateral Obligations or any portion thereof under the UCC or any other applicable law.

"Permitted Offer": An Offer (i) pursuant to the terms of which the offeror offers to acquire a debt obligation (including a Collateral Obligation) in exchange for consideration consisting solely of cash in an amount equal to or greater than the full face amount of such debt obligation plus any accrued and unpaid interest and (ii) as to which the Collateral Manager has determined in its reasonable commercial judgment that the offeror has sufficient access to financing to consummate the Offer.

"Permitted Use": With respect to (a) any Contribution received into the Contribution Account or (b) Additional Subordinated Notes Proceeds, any of the following uses: (i) the transfer of the applicable portion of such amount to the Principal Collection Account for application as Principal Proceeds (including for the acquisition of Collateral Obligations); (ii) the transfer of the applicable portion of such amount to the Ongoing Expense Smoothing Account (without regard for any applicable cap on amounts to be deposited in such account); (iii) the application of such amount in connection with any Optional Redemption (including, without limitation, as a result of a Tax Event), Mandatory Redemption, Partial Redemption by Refinancing, Special Redemption or at Stated Maturity; (iv) the payment of any Administrative Expenses (without regard for any applicable cap on the payment thereof but in the order specified in the definition of such term); or (v) in order to acquire any Secured Debt (or any beneficial interests therein) in accordance with the terms of this Indenture.

"Person": An individual, entity, corporation (including a business trust), partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated association or government or any agency or political subdivision thereof.

"Placement Agency Agreement":  The agreement dated as of May 28, 2015 by and among the Co-Issuers and the Placement Agent relating to the private placement of the Offered Securities, as amended from time to time.

"Placement Agent": Natixis Securities Americas LLC, in its capacity as Placement Agent under the Placement Agency Agreement.

"Plan Asset Regulations": The regulations promulgated at 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA.

"Pledged Obligations": As of any date of determination, the Collateral Obligations, the Eligible Investments and any Equity Security which forms part of the Assets that have been Granted to the Trustee.

"Post-Acceleration Distribution Date": Any Business Day after the principal of the Secured Debt has been declared to be or has otherwise become immediately due and payable pursuant to Section 5.2; provided that such declaration has not been rescinded or annulled.

"Post-Reinvestment Period Settlement Obligation": The meaning specified in Section 12.2.

"Principal Balance": Subject to Section 1.2, with respect to (a) any Pledged Obligation other than a Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, as of any date of determination, the outstanding principal amount of such Pledged Obligation and (b) any Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, as of any date of determination, the outstanding principal amount of such Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, plus (except as expressly set forth in this Indenture) any undrawn commitments that have not been irrevocably reduced with respect to such Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation; provided that, for all purposes (i) the Principal Balance of any Equity Security shall be deemed to be zero, (ii) the Principal Balance of any Collateral Obligation that, at the time of its purchase by the Issuer, was subject to an Offer for a price of less than its par amount, shall be, until the expiration of such Offer in accordance with its terms, the Offer price (expressed as a dollar amount) of such Collateral Obligation, (iii) the Principal Balance of a Permitted Deferrable Obligation (x) shall not include any deferred interest that has been added to principal since its acquisition and remains unpaid and (y) shall only include interest that has been deferred or capitalized at the time of acquisition if, in the Collateral Manager's commercially reasonable business judgment, such interest remains unpaid other than due to the related obligor's ability to repay such amounts, (iv) the Principal Balance of a Zero-Coupon Security which, by its terms, does not at any time pay cash interest thereon shall be deemed to be the accreted value of such Collateral Obligation (other than a Defaulted Obligation) or Eligible Investment as of the date of determination, (v) the Principal Balance of any Defaulted Obligation that is not sold or terminated within three years after becoming a Defaulted Obligation shall be deemed to be zero, and (vi) the Principal Balance of any Asset held by the Issuer with a stated maturity later than the Stated Maturity of the Obligations shall be deemed to be zero.

"Principal Collection Account": The account established pursuant to Section 10.2(a) and designated as the "Principal Collection Account".

"Principal Financed Accrued Interest": With respect to: (i) any Collateral Obligation owned by the Issuer as of the Closing Date, an amount equal to the unpaid interest on such Collateral Obligation that accrued prior to the Closing Date that is due to be paid to the Issuer and remains unpaid as of the Closing Date (other than that portion of accrued interest that was included in the purchase price of such Collateral Obligation) and (ii) any Collateral

Obligation purchased after the Closing Date, the amount of Principal Proceeds, if any, applied towards the purchase of accrued interest on such Collateral Obligation; provided, however, in the case of this clause (ii), Principal Financed Accrued Interest shall not include any accrued interest purchased with Interest Proceeds deemed to be Principal Proceeds as set forth in the definition of "Interest Proceeds."

"Principal Proceeds": With respect to any Collection Period or Determination Date, all amounts received by the Issuer during the related Collection Period that do not constitute Interest Proceeds; provided that, for the avoidance of doubt, under no circumstances shall Principal Proceeds include the Excepted Property.

"Priority Class": With respect to any specified Class of Notes, each Class of Notes that ranks senior to such Class, as indicated in Section 2.3.

"Priority Hedge Termination Event": The occurrence of (i) the Issuer's failure to make required payments or deliveries pursuant to a Hedge Agreement with respect to which the Issuer is the sole "defaulting party" (as defined in the relevant Hedge Agreement), (ii) the occurrence of certain events of bankruptcy, dissolution or insolvency with respect to the Issuer with respect to which the Issuer is the sole "defaulting party" (as defined in the relevant Hedge Agreement), (iii) an irrevocable order to liquidate the Assets due to an Event of Default under this Indenture, (iv) a change in law after the Closing Date which makes it unlawful for the Issuer to perform its obligations under a Hedge Agreement or (v) any termination of a Hedge Agreement as a result of actions taken by the Trustee in response to a reduction in the Collateral Principal Amounts with respect to which the Issuer is the sole "defaulting party" or "affected party" (as defined in the relevant Hedge Agreement).

"Priority of Distributions": The meaning specified in Section 11.1(a).

"Proceeding": Any suit in equity, action at law or other judicial or non-judicial enforcement or administrative proceeding.

"Program Manager": The investment manager, administrator or funding agent (or other Person acting in a similar capacity) of a CP Conduit, as applicable.

"Proposed Portfolio": The portfolio of Collateral Obligations and Eligible Investments resulting from the proposed purchase, sale, maturity or other disposition of a Collateral Obligation or a proposed reinvestment in an additional Collateral Obligation, as the case may be.

"Protected Purchaser": The meaning specified in Section 8-303 of the UCC.

"QIB/QP": Any Person that, at the time of its acquisition, purported acquisition or proposed acquisition of Obligations is both a Qualified Institutional Buyer and a Qualified Purchaser.

"Qualified Broker/Dealer": Any of Bank of America/Merrill Lynch; The Bank of Montreal; The Bank of New York Mellon, N.A.; Barclays Bank plc; BNP Paribas; Broadpoint Securities; Citadel Securities LLC; Credit Agricole CIB; Citibank, N.A.; Credit Agricole S.A.;

Canadian Imperial Bank of Commerce; Commerzbank; Credit Suisse; Deutsche Bank AG; Dresdner Bank AG; GE Capital; Gleacher & Company Inc.; Goldman Sachs & Co.; HSBC Bank; Imperial Capital LLC; ING Financial Partners, Inc.; Jefferies & Co.; J.P. Morgan Securities LLC; KeyBank; KKR Capital Markets LLC; Lazard; Lloyds TSB Bank; Macquarie Group Limited; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Morgan Stanley & Co.; Natixis Securities Americas LLC; Nomura Securities International, Inc.; Northern Trust Company; Oppenheimer & Co. Inc.; Royal Bank of Canada; The Royal Bank of Scotland plc; R. W. Pressprich & Co.; Scotia Capital; The Seaport Group; Societe Generale; SunTrust Bank; The Toronto-Dominion Bank; UBS AG; U.S. Bank, National Association; and Wells Fargo Bank, National Association.

"Qualified Institutional Buyer": The meaning specified in Rule 144A under the Securities Act.

"Qualified Purchaser": The meaning specified in Section 2(a)(51) of the Investment Company Act and Rule 2a51-2 under the Investment Company Act.

"Qualifying Investment Vehicle": The meaning specified in Section 2.6(i)(iv).

"Quarterly Distribution Date": Subject to Section 14.9, the 13th day of January, April, July and October of each year (or if such day is not a Business Day, the next succeeding Business Day), commencing in October 2015.

"Ramp-Up Account": The account established pursuant to Section 10.3(d) and designated as the "Ramp-Up Account".

"Ramp-Up Period": The period commencing on the Closing Date and ending upon the earlier of (a) September 28, 2015 and (b) the date selected by the Collateral Manager in its sole discretion on or after which the Aggregate Ramp-Up Par Condition has been satisfied.

"Rating": The Moody's Rating and/or S&P Rating, as applicable.

"Rating Agency": Each of Moody's and S&P (in each case for so long as Moody's or S&P, as applicable, is then rating any Class of Obligations Outstanding) or, with respect to the Obligations or the Collateral Obligations, as applicable, if at any time Moody's or S&P ceases to provide rating services with respect to debt obligations, any other nationally recognized investment rating agency selected by the Issuer (or the Collateral Manager on behalf of the Issuer). If at any time Moody's ceases to be a Rating Agency, references to rating categories of Moody's herein shall be deemed instead to be references to the equivalent categories (as determined by the Collateral Manager) of such other rating agency as of the most recent date on which such other rating agency and Moody's published ratings for the type of obligation in respect of which such alternative rating agency is used; provided that, if any S&P Rating is determined by reference to a rating by Moody's, such change shall be subject to satisfaction of the S&P Rating Condition. If at any time S&P ceases to be a Rating Agency, references to rating categories of S&P herein shall be deemed instead to be references to the equivalent categories (as determined by the Collateral Manager) of such other rating agency as of the most recent date on which such other rating agency and S&P published ratings for the type of obligation in respect of which such alternative rating agency is used.

"Rating Requirement": With respect to any Holder of a Class A-R Note, the Rating Requirement shall be satisfied on any date, if (a) with respect to any Holder of such Class A-R Note that is not a CP Conduit, it is a financial institution (including a securities broker-dealer or Affiliate thereof) or other institutional lender with an S&P short-term rating of "A-1" and a Moody's short-term rating of "P-1" (which rating is not on credit watch for possible downgrade) (or, if such entity does not have such rating, but such entity's parent has absolutely and unconditionally guaranteed its obligations, such parent has an S&P short-term rating of "A-1" and a Moody's short-term rating of "P-1" (which rating is not under review for possible downgrade)), (b) obligations of such Holder under the Class A-R Note Purchase Agreement are guaranteed (pursuant to a guarantee which complies with the then-current Moody's and S&P criteria regarding guarantees) by an entity meeting the Rating Requirement set forth in clause (a) above or (c) with respect to any CP Conduit, its Commercial Paper Notes have an S&P short-term rating of "A-1" and a Moody's short-term rating of "P-1" (which rating is not under review for possible downgrade); provided that any Holder of such a Note (including a CP Conduit) that has fully funded its Class A-R Rating Requirement Funding Subaccount in accordance with the provisions set forth in Section 10.3(i) shall satisfy the Rating Requirement notwithstanding that its (or any such parent guarantor's or its Commercial Paper Notes') ratings are below such levels; provided, further, that a Holder may transfer its Class A-R Note to a transferee who does not satisfy the Rating Requirement if such transferee fully funds the Class A-R Rating Requirement Funding Subaccount upon the occurrence of such transfer and any funds held in the related Class A-R Rating Requirement Funding Subaccount prior to such transfer shall be returned to the transferor promptly upon the Trustee receiving notice of such a transfer.

"Ratings Trigger Event": With respect to any Holder of a Class A-R Note, the date on which such Holder fails to satisfy the Rating Requirement.

"Real Estate Loan": Any debt obligation that is primarily secured, directly or indirectly, by a mortgage or deed of trust or any lien interest, in each case, on residential, commercial, office, retail or industrial property, is underwritten as a mortgage loan and is not otherwise associated with an operating business.

"Record Date": As to any applicable Distribution Date, the 15th day (whether or not a Business Day) prior to such Distribution Date.

"Redemption Date": Any Business Day specified for a redemption of Obligations pursuant to Section 9.2 or 9.3.

"Redemption Price": When used with respect to (i) any Class of Secured Debt in connection with an Optional Redemption or a Partial Redemption by Refinancing, an amount equal to (a) 100% of the Aggregate Outstanding Amount of such Class to be redeemed, plus (b) accrued and unpaid interest thereon, plus (c) with respect to the Class A-R Notes only, any Class A-R Note Increased Costs and in the case of any reduction in the related Class A-R Commitment in respect of any Class A-R Note, an amount equal to accrued Class A-R Commitment Fees on the amount of the Class A-R Commitment being reduced, to the Redemption Date, and (ii) any Subordinated Note, its proportional share (based on the Aggregate Outstanding Amount of such Subordinated Notes) of the amount of the proceeds of the Assets (including proceeds created when the lien of this Indenture is released) remaining after giving effect to the redemption or repayment of the Secured Debt in full and payment in full of (and/or creation of a reserve for) all other amounts payable senior to the Subordinated Notes pursuant to the Priority of Distributions; provided that in each case, by unanimous consent, the Holders of any Class of Obligations may agree to decrease the redemption price for that Class of Obligations, in which case, such reduced price will be the "Redemption Price" for that Class of Obligations.

"Reference Banks": The meaning specified in the definition of "LIBOR".

"Refinancing": The meaning specified in Section 9.2(b).

"Refinancing Proceeds": With respect to any Refinancing, the Cash proceeds received by the Issuer therefrom.

"Regional Diversity Measure": As of any date of determination, the number obtained by dividing (a) 1 by (b) the sum of the squares of the quotients, for each S&P region classification, obtained by dividing (i) the aggregate outstanding principal balance at such time of all Collateral Obligations (other than Defaulted Obligations) issued by Obligors that belong to such S&P region classification by (ii) the aggregate outstanding principal balance at such time of all Collateral Obligations (other than Defaulted Obligations).

"Register" and "Registrar": The respective meanings specified in Section 2.6(a).

"Registered": In registered form for U.S. federal income tax purposes and issued after July 18, 1984; provided that a certificate of interest in a grantor trust shall not be treated as Registered unless each of the obligations or securities held by the trust were issued after that date.

"Registered Investment Adviser": A Person duly registered as an investment adviser in accordance with and pursuant to Section 203 of the Advisers Act.

"Regulation D": Regulation D, as amended, under the Securities Act.

"Regulation S": Regulation S, as amended, under the Securities Act.

"Regulation S Global Secured Note": The meaning specified in Section 2.2(b)(i).

"Regulation U": Regulation U (12 C.F.R. 221) issued by the Board of Governors of the Federal Reserve System.

"Reinvestment Period": The period from and including the Closing Date to and including the earliest of (i) May 28, 2019, (ii) the date of the acceleration of the Maturity of the Secured Debt pursuant to Section 5.2, (iii) the end of the Collection Period related to a Redemption Date in connection with an Optional Redemption (other than in connection with a Refinancing) and (iv) the date on which the Collateral Manager reasonably determines and notifies the Issuer, the Rating Agencies, the Trustee and the Collateral Administrator that it can no longer reinvest in additional Collateral Obligations in accordance with Section 12.2 or the Collateral Management Agreement.

"Reinvestment Target Par Balance": The Aggregate Ramp-Up Par Amount minus (A) any reduction in the Aggregate Outstanding Amount of the Obligations through the Priority of Distributions plus (B) the aggregate amount of Principal Proceeds that result from the issuance of any Additional Obligations (after giving effect to such issuance of any Additional Obligations).

"Related Obligation":  An obligation issued by (i) the Collateral Manager, any of its Affiliates or any other Person whose investments are primarily managed by the Collateral Manager or any of its Affiliates or (ii) an entity 25% or more of which is owned by an entity described in the preceding clause (i).

"Replaced Collateral Obligation": The meaning specified in Section 12.5(a)(i).

"Repurchase and Substitution Limits": The Aggregate Principal Balance of all Credit Risk Obligations and Defaulted Obligations which are optionally repurchased or substituted by the Retention Provider pursuant to the Master Transfer Agreement and Section 12.5 of this Indenture may not exceed an amount equal to 15% of the Net Purchased Loan Balance as of such date of repurchase or substitution; provided that the calculation of the Repurchase and Substitution Limits shall not include the purchase price of any Credit Risk Obligations or Defaulted Obligations sold by the Issuer to the Retention Provider (other than for purposes of a repurchase or substitution) pursuant to Section 12.1.

"Repurchase Price": On any date of determination with respect to any Credit Risk Obligation or Defaulted Obligation with respect to which the Retention Provider elects to exercise its option to repurchase pursuant to Section 12.5, an amount equal to at least the Market Value of such Credit Risk Obligation or Defaulted Obligation, as applicable.

"Repurchased Debt": The meaning specified in Section 2.10(a).

"Requesting Party": The meaning specified in Section 14.17(a).

"Required Coverage Ratio": With respect to a specified Class of Secured Debt and the related Interest Coverage Test or Overcollateralization Ratio Test as the case may be, as of any date of determination, the applicable percentage indicated below opposite such specified Class:

Class	Overcollateralization Ratio Test	Interest Coverage Ratio Test
A/B	144.95%	200.00%

C	131.63%	175.00%

"Required Hedge Counterparty Rating": With respect to any Hedge Counterparty (or its guarantor under a guarantee satisfying the then-current Rating Agency criteria with respect to guarantees), the minimum ratings required by the then-current criteria of each Rating Agency as determined by the Collateral Manager, except to the extent that the applicable Rating Agency provides written confirmation that one or more of such criteria is not required to be satisfied.

"Required S&P Credit Estimate Information": S&P's "Credit Estimate Information Requirements" dated April 2011 and any other available information S&P reasonably requests in order to produce a credit estimate for a particular asset.

"Restricted Trading Period": The period during which (a) the Moody's rating of any of the Class A Debt is one or more subcategories below its rating on the Closing Date, (b) the Moody's rating of the Class B Debt or the Class C Notes is two or more subcategories below its rating on the Closing Date or (c) the Moody's rating of any of the Class A Debt, Class B Debt or Class C Notes (so long as such Class is then Outstanding) has been withdrawn and not reinstated; provided that such period will not be a Restricted Trading Period (so long as the Moody's rating of any Class of Secured Debt has not been further downgraded, withdrawn or put on watch for potential downgrade) upon the direction of the Issuer with the consent of a Majority of the Controlling Class or if, after giving effect to any sale of a Collateral Obligation, the Adjusted Collateral Principal Amount (excluding the Collateral Obligation being sold and including the anticipated net proceeds of such sale) and Eligible Investments constituting Principal Proceeds (including, without duplication, the related reinvestment or any remaining net proceeds of such sale) will be at least equal to the Reinvestment Target Par Balance.

"Retained Interest": The material net economic interest in the securitization position comprised by the Obligations which, in any event, shall not be less than 5% of the nominal value of the Collateral Obligations and Eligible Investments.

"Retention Provider": Fifth Street Senior Floating Rate Corp., a Delaware corporation, together with its successors and assigns.

"Retention Requirement": The requirement that the Retention Provider will directly retain as originator (as defined in the CRR), on an ongoing basis, the Retained Interest.

"Reuters Screen": The rates for deposits in dollars which appear on the Reuters Screen LIBOR 01 (or such other page that may replace that page on such service for the purpose of displaying comparable rates) as reported by Bloomberg Financial Markets Commodities News as of 11:00 a.m., London time, on the Interest Determination Date.

"Revolver Funding Account": The account established pursuant to Section 10.4.

"Revolver Funding Requirement": The meaning specified in Section 10.4.

"Revolving Collateral Obligation": Any Collateral Obligation (other than a Delayed Drawdown Collateral Obligation) that is a loan (including, without limitation, revolving loans, including funded and unfunded portions of revolving credit lines and unfunded letter of credit facilities, unfunded commitments under specific facilities and other similar loans and investments) that by its terms may require one or more future advances to be made to the borrower by the Issuer; provided that any such Collateral Obligation will be a Revolving Collateral Obligation only until all commitments to make advances to the borrower expire or are terminated or irrevocably reduced to zero.

"Risk Retention Effective Date": The date on which the U.S. Risk Retention Regulations become effective.

"Risk Retention Letter": A letter relating to the retention of net economic interest in substantially the form of the retention letter delivered as of the Closing Date by the Retention Provider and addressed to the Trustee, the Issuer and the Placement Agent.

"Rule 17g-5": The meaning specified in Section 14.16.

"Rule 144A": Rule 144A, as amended, under the Securities Act.

"Rule 144A Global Secured Note": The meaning specified in Section 2.2(b)(ii).

"Rule 144A Information": The meaning specified in Section 7.14.

"S&P": Standard & Poor's Ratings Services, a Standard & Poor's Financial Services LLC business, and any successor thereto.

"S&P Asset Specific Recovery Rating": With respect to any Collateral Obligation, the corporate recovery rating assigned by S&P (i.e., the S&P Recovery Rate) to such Collateral Obligation.

"S&P CDO Monitor": The dynamic, analytical computer model developed by S&P used to calculate the default frequency in terms of the amount of debt assumed to default as a percentage of the original principal amount of the Collateral Obligations consistent with a specified benchmark rating level based upon certain assumptions (including the applicable S&P Weighted Average Recovery Rate) and S&P's proprietary corporate default studies, as may be amended by S&P from time to time upon notice to the Issuer, the Trustee, the Collateral Manager and the Collateral Administrator. Each S&P CDO Monitor will be chosen by the Collateral Manager (with notice to the Collateral Administrator) and associated with either (x) an S&P Weighted Average Recovery Rate and a Weighted Average Floating Spread from Section 2 of Schedule 5 or (y) an S&P Weighted Average Recovery Rate and a Weighted Average Floating Spread confirmed by S&P, provided that as of any date of determination the S&P Weighted Average Recovery Rate for the Class A Debt equals or exceeds the S&P Weighted Average Recovery Rate for such Class chosen by the Collateral Manager and the Weighted Average Floating Spread equals or exceeds the Weighted Average Floating Spread chosen by the Collateral Manager.

"S&P CDO Monitor Election Date": The meaning specified in Section 7.18(g).

"S&P CDO Monitor Test": A test that will be satisfied on any date of determination on and after the Ramp-Up Period (and, on and after the S&P CDO Monitor Election Date, following receipt by the Collateral Manager of the Class Break-even Default Rates for each S&P CDO Monitor input file (in accordance with the definition of "Class Break-even Default Rate")) if, after giving effect to the sale of a Collateral Obligation or the purchase of a Collateral Obligation, the Class Default Differential of the Proposed Portfolio with respect to the Class A Debt is positive. The S&P CDO Monitor Test will be considered to be improved if the Class Default Differential of the Proposed Portfolio with respect to the Class A Debt is greater than the corresponding Class Default Differential of the Current Portfolio.

"S&P Collateral Value": With respect to any Defaulted Obligation, as of any Measurement Date, the lesser of (A) the S&P Recovery Amount of such Defaulted Obligation as of such Measurement Date and (B) the Market Value of such Defaulted Obligation as of such Measurement Date.

"S&P Default Rate": With respect to a Collateral Obligation, the default rate as determined in accordance with Section 3 of Schedule 5 hereto.

"S&P Excel Default Model Input File": An electronic spreadsheet file in Microsoft Excel format to be provided to S&P, as shall be agreed to by the Collateral Administrator and S&P and which file shall include the following information (if available) with respect to each Collateral Obligation: (a) the name of the issuer thereof, the country of domicile of the issuer thereof and the particular issue held by the Issuer, (b) the CUSIP or other applicable identification number associated with such Collateral Obligation, (c) the par value of such Collateral Obligation, (d) the type of issue (including, by way of example, whether such Collateral Obligation is a Senior Secured Loan, Second Lien Loan, First-Lien Last-Out Loan, etc.), using such abbreviations as may be selected by the Collateral Administrator, (e) a description of the index or other applicable benchmark upon which the interest payable on such Collateral Obligation is based (including, by way of example, fixed rate, step-up rate, zero coupon and LIBOR), (f) the coupon (in the case of a Collateral Obligation which bears interest at a fixed rate) or the spread over the applicable index (in the case of a Collateral Obligation which bears interest at a floating rate), (g) the S&P Industry Classification for such Collateral Obligation, (h) the stated maturity of such Collateral Obligation, (i) the S&P Rating of such Collateral Obligation or the issuer thereof, as applicable, (j) the trade date and settlement date of each Collateral Obligation, (k) LoanX ID, (l) LIBOR floor (if any) and (m) such other information as the Collateral Administrator may determine to include in such file. In addition, such file shall include a description of any Balance of Cash and other Eligible Investments and the Principal Balance thereof forming a part of the Pledged Obligations. In respect of the file provided to S&P in connection with the Issuer's request to S&P to confirm its Initial Rating of the Class A Debt pursuant to Section 7.17, such file shall include a separate breakdown of the Aggregate Principal Balance and identity of all Collateral Obligations with respect to which the Issuer has entered into a binding commitment to acquire but with respect to which no settlement has occurred.

"S&P Industry Classification": The S&P Industry Classifications set forth in Schedule 2, and such industry classifications shall be updated at the sole option of the Collateral Manager if S&P publishes revised industry classifications.

"S&P Minimum Weighted Average Recovery Rate Test": A test that will be satisfied on any date of determination on and after the S&P CDO Monitor Election Date if the S&P Weighted Average Recovery Rate for the Class A Debt Outstanding (for which purposes, Pari Passu Classes will constitute a single Class) equals or exceeds the S&P Weighted Average Recovery Rate for such Class selected by the Collateral Manager (with notice to the Trustee and the Collateral Administrator) in connection with the S&P CDO Monitor Test.

"S&P Rating": The S&P Rating of any Collateral Obligation (excluding Current Pay Obligations whose issuer has made a Distressed Exchange Offer) will be determined as follows:

(a)                with respect to a Collateral Obligation that is not a DIP Collateral Obligation (i) if there is an issuer credit rating of the issuer of such Collateral Obligation by S&P as published by S&P, or the guarantor which unconditionally and irrevocably guarantees such Collateral Obligation then the S&P Rating shall be such rating (regardless of whether there is a published rating by S&P on the Collateral Obligations of such issuer held by the Issuer) or (ii) if there is no issuer credit rating of the issuer by S&P but (A) if there is a senior unsecured rating on any obligation or security of the issuer, the S&P Rating of such Collateral Obligation shall equal such rating; (B) if there is a senior secured rating on any obligation or security of the issuer, then the S&P Rating of such Collateral Obligation shall be one subcategory below such rating; and (C) if there is a subordinated rating on any obligation or security of the issuer, then the S&P Rating of such Collateral Obligation shall be one subcategory above such rating if such rating is higher than "BB+," and shall be two subcategories above such rating if such rating is "BB+" or lower;

(b)               with respect to any Collateral Obligation that is a DIP Collateral Obligation, the S&P Rating thereof shall be the current, active credit rating assigned to such issue by S&P (provided that if any such Collateral Obligation that is a DIP Obligation is newly issued and the Collateral Manager expects an S&P credit rating within 90 days, the S&P Rating of such Collateral Obligation shall be "CCC-" until such credit rating is obtained from S&P);

(c)                if there is not a rating by S&P on the issuer or on an obligation of the issuer, then the S&P Rating may be determined pursuant to clauses (i) through (iv) below:

(i)                if an obligation of the issuer is not a DIP Collateral Obligation and is publicly rated by Moody's, then the S&P Rating will be determined in accordance with the methodologies for establishing the Moody's Rating set forth above except that the S&P Rating of such obligation will be (1) one subcategory below the S&P equivalent of the Moody's Rating if such Moody's Rating is "Baa3" or higher and (2) two subcategories below the S&P equivalent of the Moody's Rating if such Moody's Rating is "Ba1" or lower; provided that the Aggregate Principal Balance of the Collateral Obligations that may have an S&P Rating derived from a Moody's Rating as set forth in this clause (i) may not exceed 10.0% of the Collateral Principal Amount; provided that to the extent that Moody's is no longer acting as a Rating Agency hereunder and an applicable successor is not in place, the S&P Rating Condition will have been satisfied prior to any determination in accordance with this clause (c)(i);

(ii)               the S&P Rating may be based on a credit estimate provided by S&P, and in connection therewith, the Issuer, the Collateral Manager on behalf of the Issuer or the issuer of such Collateral Obligation shall, prior to or within 30 days after the acquisition of such Collateral Obligation, apply (and concurrently submit all available Required S&P Credit Estimate Information in respect of such application) to S&P for a credit estimate which shall be its S&P Rating; provided that, until the receipt from S&P of such estimate, such Collateral Obligation shall have an S&P Rating as determined by the Collateral Manager in its sole discretion if the Collateral Manager certifies to the Trustee that it believes that such S&P Rating determined by the Collateral Manager is commercially reasonable and will be at least equal to such rating; provided, further, that if such Required S&P Credit Estimate Information is not submitted within such 30 day period, then, pending receipt from S&P of such estimate, the Collateral Obligation shall have (1) the S&P Rating as determined by the Collateral Manager for a period of up to 90 days after acquisition (and submission of all Required S&P Credit Estimate Information in respect of such application) and (2) an S&P Rating of "CCC-" following such 90 day period; unless, during such 90 day period, the Collateral Manager has requested the extension of such period and S&P, in its sole discretion, has granted such request; provided, further, that with respect to any Collateral Obligation for which S&P has provided a credit estimate, the Collateral Manager (on behalf of the Issuer) will request that S&P confirm or update such estimate annually (and pending receipt of such confirmation or new estimate, the Collateral Obligation will have the prior estimate); provided, further, that if S&P has confirmed generally, or otherwise informed the Collateral Manager that it will not assign a rating or rating estimate to any category of Collateral Obligations with respect to which the related total loan facilities are greater than a certain principal amount, then, until S&P otherwise provides in writing that it will assign a rating or rating estimate to such category of Collateral Obligations, the S&P Rating shall be "B-" if the Collateral Manager certifies to the Trustee that the Collateral Manager believes that such estimate is expected to be at least "B-"; provided, further, that if there is a Material Change with respect to such Collateral Obligation, the Issuer, or the Collateral Manager on behalf of the Issuer, shall, following notice or knowledge thereof, use commercially reasonable efforts to notify S&P and provide available information with respect thereto within 30 days (provided that, for the avoidance of doubt, such notification shall not, unless so requested by the Issuer, be considered a request for a new or refreshed credit estimate by the Issuer or be considered in determining whether or not the Issuer has complied with the annual credit estimate requirements set forth in this Indenture) and, in the event S&P provides an unsolicited update of the credit estimate of such Collateral Obligation following receipt of such information, such credit estimate shall be used by the Issuer until such later date that it is updated by S&P;

(iii)              with respect to a DIP Collateral Obligation, if the S&P Rating cannot otherwise be determined pursuant to this definition, the S&P Rating of such Collateral Obligation shall be "CCC-"; and

(iv)              with respect to a Collateral Obligation that is not a Defaulted Obligation, the S&P Rating of such Collateral Obligation will at the election of the Issuer (at the direction of the Collateral Manager) be "CCC-"; provided that

(A) the Collateral Manager expects the Obligor in respect of such Collateral Obligation to continue to meet its payment obligations under such Collateral Obligation, (B) such Obligor is not currently in reorganization or bankruptcy and (C) such Obligor has not defaulted on any of its debts during the immediately preceding two year period; provided, further, that on an annual basis, the Issuer, or the Collateral Manager on behalf of the Issuer, shall submit all available Required S&P Credit Estimate Information to S&P; provided, further, that if there is a Material Change with respect to such Collateral Obligation, the Issuer, or the Collateral Manager on behalf of the Issuer, shall, following notice or knowledge thereof, use commercially reasonable efforts to notify S&P and provide available information with respect thereto within 30 days;

provided that for purposes of the determination of the S&P Rating, (x) if the applicable rating assigned by S&P to an obligor or its obligations is on "credit watch positive" by S&P, such rating will be treated as being one subcategory above such assigned rating, (y) if the applicable rating assigned by S&P to an obligor or its obligations is on "credit watch negative" by S&P, such rating will be treated as being one subcategory below such assigned rating and (z) any reference to the S&P rating in this definition shall mean the public S&P rating and shall not include any private or confidential S&P rating unless (a) the obligor and any other relevant party has provided written consent to S&P for the use of such rating; and (b) such rating is subject to continuous monitoring by S&P.

The S&P Rating of any Collateral Obligation that is a Current Pay Obligation whose issuer has made a Distressed Exchange Offer will be determined as follows:

(a)                Subject to clause (d) below, if applicable, if the Collateral Obligation is and will remain senior to the debt obligations on which the related Distressed Exchange Offer has been made and the issuer is not subject to a bankruptcy proceeding, the issuer credit rating of the issuer published by S&P of the Collateral Obligation is below "CCC-" as a result of the Distressed Exchange Offer and S&P has not published revised ratings following the completion or withdrawal of the Distressed Exchange Offer and:

(i)            there is an issue credit rating published by S&P for the Collateral Obligation and

(A)             the Collateral Obligation has an S&P Asset Specific Recovery Rating of 1+, then the S&P Rating of such Collateral Obligation shall be the higher of (x) three subcategories below such issue credit rating and (y) "CCC-";

(B)              the Collateral Obligation has an S&P Asset Specific Recovery Rating of 1, then the S&P Rating of such Collateral Obligation shall be the higher of (x) two subcategories below such issue credit rating and (y) "CCC-";

(C)              the Collateral Obligation has an S&P Asset Specific Recovery Rating of 2, then the S&P Rating of such Collateral Obligation shall be the higher of (x) one subcategory below such issue credit rating and (y) "CCC-";

(D)             the Collateral Obligation has an S&P Asset Specific Recovery Rating of 3 or 4, then the S&P Rating of such Collateral Obligation shall be the higher of (x) such issue credit rating and (y) "CCC-";

(E)              the Collateral Obligation has an S&P Asset Specific Recovery Rating of 5, then the S&P Rating of such Collateral Obligation shall be the higher of (x) one subcategory above such issue credit rating and (y) "CCC-"; or

(F)               the Collateral Obligation has an S&P Asset Specific Recovery Rating of 6, then the S&P Rating of such Collateral Obligation shall be the higher of (x) two subcategories above such issue credit rating and (y) "CCC-"; or

(ii)           there is either no issue credit rating or no S&P Asset Specific Recovery Rating for the Collateral Obligation, then the S&P Rating of such Collateral Obligations shall be "CCC-";

(b)               Subject to clause (d) below, if applicable, if the Collateral Obligation is the debt obligation on which the related Distressed Exchange Offer has been made, until S&P publishes revised ratings following the completion or withdrawal of the offer, the S&P Rating of such Collateral Obligation shall be "CCC-";

(c)                Subject to clause (d) below, if applicable, if the Collateral Obligation is subordinate to the debt obligation on which the related Distressed Exchange Offer has been made, until S&P publishes revised ratings following the completion or withdrawal of the offer the S&P Rating of such Collateral Obligation shall be "CCC-";

(d)               If multiple Collateral Obligations have the same issuer and such issuer made a Distressed Exchange Offer, the S&P Rating for each such Collateral Obligation shall be determined as follows:

(i)             first, an S&P Rating for each such Collateral Obligation shall be determined in accordance with clauses (a), (b) and (c) of this definition;

(ii)           second, the S&P Rating for each such Collateral Obligation determined in accordance with sub-clause (d)(i) above shall be converted into "Rating Points" equivalent pursuant to the table set forth below:

S&P Rating	"Rating Points"	"Weighted Average Rating Points"
AAA	1	1
AA+	2	2
AA	3	3
AA-	4	4
A+	5	5
A	6	6
A-	7	7
BBB+	8	8
BBB	9	9
BBB-	10	10
BB+	11	11
BB	12	12
BB-	13	13
B+	14	14
B	15	15
B-	16	16
CCC+	17	17
CCC	18	18
CCC-	19	19

(iii)          third, "Weighted Average Rating Points" for each such Collateral Obligation shall be calculated by dividing "X" by "Y" where:

"X" shall equal the sum of each of the products obtained by multiplying the Rating Points of each such Collateral Obligation by the Collateral Principal Amount of such Collateral Obligation, and

"Y" shall equal the Aggregate Principal Balance of all the Collateral Obligations subject to the same Distressed Exchange Offer;

(iv)          fourth, the "Weighted Average Rating Points" determined in accordance with sub-clause (d)(iii) above shall be rounded to the nearest whole number and converted into an S&P Rating by matching the "Weighted Average Rating Points" of such Collateral Obligation with the S&P Rating set forth in the table in sub-clause (d)(ii) above. The S&P Rating that matches the "Weighted Average Rating Points" for such Collateral Obligations shall be the S&P Rating for each Collateral Obligation for which an S&P Rating is required to be determined pursuant to this clause (d).

"S&P Rating Condition": With respect to any action taken or to be taken by or on behalf of the Issuer, a condition that is satisfied if S&P provides written confirmation (including by means of electronic message, facsimile transmission, press release or posting to its internet website), to the Issuer and the Trustee (unless in the form of a press release or posted to its internet website) that no immediate withdrawal or reduction with respect to its then current rating by S&P of any Class of Secured Debt will occur as a result of such action; provided that the S&P Rating Condition will be deemed to be satisfied if no Class of Secured Debt then Outstanding is rated by S&P; provided, further, that such rating condition shall be deemed inapplicable with respect to such event or circumstance if (i) S&P has given notice to the effect that it will no longer review events or circumstances of the type requiring satisfaction of the S&P Rating Condition for purposes of evaluating whether to confirm the then-current ratings (or initial ratings) of obligations rated by S&P or (ii) S&P has communicated to the Issuer, the Collateral Manager or the Trustee (or their counsel) that it will not review such event or circumstance for purposes of evaluating whether to confirm the then-current ratings (or initial ratings) of the Class A Debt then rated by S&P.

"S&P Rating Failure": The meaning specified in Section 7.17(d).

"S&P Recovery Amount": With respect to any Collateral Obligation, an amount equal to the product of (i) the applicable S&P Recovery Rate and (ii) the Principal Balance of such Collateral Obligation.

"S&P Recovery Rate": With respect to a Collateral Obligation, the recovery rate determined in the manner set forth in Section 1 of Schedule 5.

"S&P Weighted Average Life": As of any date of determination with respect to all Collateral Obligations other than Defaulted Obligations, the number of years following such date obtained by dividing (a) the sum of the products of (i) the number of years (rounded to the nearest one-hundredth thereof) from such date of determination to the stated maturity of each such Collateral Obligation multiplied by (ii) the outstanding principal balance of such Collateral Obligation by (b) the aggregate remaining principal balance at such time of all Collateral Obligations other than Defaulted Obligations.

"S&P Weighted Average Recovery Rate": As of any date of determination, the number, expressed as a percentage and determined separately for each Class of Secured Debt that is rated by S&P (for which purpose, Pari Passu Classes shall constitute a single Class), obtained by summing the products obtained by multiplying the outstanding Principal Balance of each Collateral Obligation by its corresponding recovery rate as determined in accordance with Section 1 of Schedule 5, dividing such sum by the Aggregate Principal Balance of all Collateral Obligations, and rounding to the nearest tenth of a percent.

"Sale": The meaning specified in Section 5.17.

"Sale Proceeds": All proceeds (excluding accrued interest, if any) received with respect to Assets as a result of sales of such Assets less any reasonable expenses incurred by the Collateral Manager, the Trustee or the Collateral Administrator (other than amounts payable as Administrative Expenses) in connection with such sales. Sale Proceeds will include Principal Financed Accrued Interest received in respect of such sale.

"Scheduled Distribution": With respect to any Pledged Obligation, for each Due Date, the scheduled payment of principal and/or interest due on such Due Date with respect to such Pledged Obligation, determined in accordance with the assumptions specified in Section 1.2.

"Second Lien Loan": Any assignment of or Participation Interest in a loan that: (a) is not (and cannot by its terms become) subordinate in right of payment to any other obligation of the obligor of the loan (other than with respect to liquidation, trade claims, capitalized leases or similar obligations) but which is subordinated (with respect to liquidation preferences with respect to pledged collateral) to a Senior Secured Loan of the obligor; (b) is secured by a valid second-priority perfected security interest or lien in, to or on specified collateral (subject to customary exceptions for permitted liens, including, without limitation, any tax liens) securing the obligor's obligations under the Second Lien Loan the value of which is adequate (in the commercially reasonable judgment of the Collateral Manager) to repay the loan in accordance with its terms and to repay all other loans of equal or higher seniority secured by a lien or security interest in the same collateral; and (c) is not secured solely or primarily by common stock or other equity interests; provided that the limitation set forth in this clause (c) shall not apply with respect to a loan made to a parent entity that is secured solely or primarily by the stock of one or more of the subsidiaries of such parent entity to the extent that the granting by any such subsidiary of a lien on its own property would violate law or regulations applicable to such subsidiary (whether the obligation secured is such loan or any other similar type of indebtedness owing to third parties).

"Secured Debt": Collectively, the Class A Debt, the Class B Debt and the Class C Notes.

"Secured Debt Interest Amount": With respect to any specified Class of Secured Debt and any Distribution Date, the amount of interest for the next Interest Accrual Period payable in respect of each Class of Secured Debt.

"Secured Notes": Collectively, the Class A Notes, the Class B Notes and the Class C Notes authorized by, and authenticated and delivered under, this Indenture (as specified in Section 2.3) or any supplemental indenture (and including any Additional Obligations issued hereunder pursuant to Section 2.4).

"Secured Obligations": The meaning specified in the Granting Clause.

"Secured Parties": The meaning specified in the Preliminary Statement.

"Securities Account Control Agreement": An agreement dated as of the Closing Date among the Issuer, the Trustee and the Bank, as securities intermediary, as amended from time to time.

"Securities Act": The United States Securities Act of 1933, as amended from time to time.

"Securities Intermediary": The meaning specified in Section 8-102(a)(14) of the UCC.

"Securities Lending Agreement": An agreement pursuant to which the Issuer agrees to loan any securities lending counterparty one or more assets and such securities lending counterparty agrees to post collateral with the Trustee or a securities intermediary to secure its obligation to return such assets to the Issuer.

"Security Entitlement": The meaning specified in Section 8-102(a)(17) of the UCC.

"Selling Institution": The entity obligated to make payments to the Issuer under the terms of a Participation Interest.

"Senior Secured Loan": Any assignment of or Participation Interest in a loan that: (a) other than to the extent provided in the definition of "First-Lien Last-Out Loan" is not (and cannot by its terms become) subordinate in right of payment to any other obligation of the obligor of the loan (other than with respect to liquidation, trade claims, capitalized leases or similar obligations); (b) is secured by a valid first priority perfected security interest or lien in, to or on specified collateral securing the obligor's obligations under the loan (subject to customary exceptions for permitted liens, including, without limitation, any tax liens); (c) the value of the collateral securing the loan at the time of purchase together with other attributes of the obligor (including, without limitation, its general financial condition, ability to generate cash flow available for debt service and other demands for that cash flow) is adequate (in the commercially reasonable judgment of the Collateral Manager) to repay the loan in accordance with its terms and to repay all other loans of equal seniority secured by a first lien or security interest in the same collateral; and (d) is not secured solely or primarily by common stock or other equity interests; provided that the limitation set forth in this clause (d) shall not apply with respect to a loan made to a parent entity that is secured solely or primarily by the stock of one or more of the subsidiaries of such parent entity to the extent that the granting by any such subsidiary of a lien on its own property would violate law or regulations applicable to such subsidiary (whether the obligation secured is such loan or any other similar type of indebtedness owing to third parties); provided, further, that any loan which satisfies this definition of "Senior Secured Loan" due to the immediately preceding proviso shall have an S&P Recovery Rate of a Senior Unsecured Loan determined pursuant to clause (b) of Section 1 of Schedule 5.

"Senior Unsecured Loan": Any assignment of or Participation Interest in or other interest in a unsecured loan that is not subordinated to any other unsecured indebtedness of the obligor.

"Short Settlement Borrowing": The meaning specified in Section 3.4(c).

"Solvency II": European Union Directive (2009/138/EC).

"Solvency II Level 2 Regulation": Delegated Regulation (EU) No 2015/35 of 10 October 2014 supplementing Solvency II.

"Special Redemption": The meaning specified in Section 9.6.

"Special Redemption Amount": The meaning specified in Section 9.6.

"Special Redemption Date": The meaning specified in Section 9.6.

"Standby Directed Investment": The meaning specified in Section 10.6.

"Stated Maturity": With respect to the Obligations of any Class, the date specified as such in Section 2.3.

"Step-Down Obligation": Any Collateral Obligation the Underlying Instruments of which contractually mandate decreases in the per annum interest rate on such Collateral Obligation (other than by reason of any change in the applicable index or benchmark rate used to determine such interest rate) or in the spread over the applicable index or benchmark rate, solely as a function of the passage of time; provided that a Collateral Obligation providing for payment of a constant rate of interest at all times after the date of acquisition by the Issuer shall not constitute a Step-Down Obligation.

"Step-Up Obligation": Any Collateral Obligation the Underlying Instruments of which contractually mandate increases in the per annum interest rate on such Collateral Obligation or in the spread over the applicable index or benchmark rate, solely as a function of the passage of time; provided that a Collateral Obligation providing for payment of a constant rate of interest at all times after the date of acquisition by the Issuer shall not constitute a Step-Up Obligation.

"Structured Finance Obligation": An obligation (a) issued by a special purpose vehicle and (b) secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any obligor, including collateralized debt obligations and mortgage-backed securities.

"Stub Period": The period from and including each Determination Date to but excluding the related Distribution Date.

"Sub-Advisor": Fifth Street Management LLC, a Delaware limited liability company, in its capacity as Sub-Advisor under the Sub-Advisory Agreement.

"Sub-Advisory Agreement": The Sub-Advisory Agreement, dated as of the Closing Date, between the Collateral Manager and the Sub-Advisor relating to collateral management sub-advisory services to be furnished by the Sub-Advisor to the Collateral Manager, as amended from time to time.

"Subordinated Notes": The subordinated notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

"Substitute Collateral Obligation": The meaning specified in Section 12.5(a)(i).

"Substitution Conditions": The meaning specified in Section 12.5(a).

"Substitution Event": The meaning specified in Section 12.5(a).

"Successor Entity": The meaning specified in Section 7.10(a).

"Supermajority": With respect to any Class of Obligations, the Holders of at least 66-2/3% of the Aggregate Outstanding Amount of the Obligations of such Class.

"Synthetic Security": A security or swap transaction other than a Participation Interest that has payments associated with either payments of interest and/or principal on a reference obligation or the credit performance of a reference obligation.

"Tax": Any present or future tax, levy, impost, duty, charge, assessment, deduction, withholding or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority other than a stamp, registration, documentation or similar tax.

"Tax Event": An event that shall occur on any date if on or prior to the next Distribution Date (i) any Obligor is, or on the next scheduled payment date under any Collateral Obligation or Eligible Investment, will be, required to deduct or withhold from any payment to the Issuer for or on account of any tax for whatever reason and such obligor is not required to pay to the Issuer such additional amount as is necessary to ensure that the net amount actually received by the Issuer (after payment of all taxes, whether assessed against such obligor or the Issuer) equals the full amount that the Issuer would have received had no such taxes been imposed, (ii) any jurisdiction imposes or will impose Tax on the Issuer (including any liability under Section 1446 of the Code or any comparable law), (iii) the Issuer is or will be required to deduct or withhold from any payment to any counterparty for or on account of any tax and the Issuer is obligated to make a gross up payment (or otherwise pay additional amounts) to the counterparty, or (iv) a Hedge Counterparty is or will be required to deduct or withhold from any payment under a Hedge Agreement for or on account of any tax for whatever reason and such Hedge Counterparty is not required to pay to the Issuer such additional amount as is necessary to ensure that the net amount actually received by the Issuer (after payment of all taxes, whether assessed against such Hedge Counterparty or the Issuer) will equal the full amount that the Issuer would have received had no such taxes been imposed, and, in any such case, the aggregate amount of such a tax or taxes imposed on the Issuer or withheld from payments to the Issuer and with respect to which the Issuer receives less than the full amount that the Issuer would have received had no such deduction occurred, and "gross up payments" required to be made by the Issuer, (x) is in excess of $2,000,000 during the Collection Period in which such event occurs or (y) is in excess of $4,000,000 during any 12-month period. Withholding taxes imposed under FATCA shall be disregarded in applying the definition of Tax Event, except that a Tax Event will also occur if (i) costs associated with FATCA Compliance over the remaining period that any Obligations would remain outstanding (disregarding any redemption of Obligations arising from a Tax Event under this sentence), as reasonably estimated by the Issuer (or the Collateral Manager acting on behalf of the Issuer) are expected to be incurred in an aggregate amount in excess of $250,000 or (ii) despite FATCA Compliance, any such withholding taxes are imposed (or are reasonably expected by the Issuer or the Collateral Manager acting on its behalf to be imposed) in an aggregate amount in excess of $500,000.

"Third Party Credit Exposure": As of any date of determination, the sum (without duplication) of the Principal Balance of each Collateral Obligation that consists of a Participation Interest.

"Third Party Credit Exposure Limits": Limits that shall be satisfied if the Third Party Credit Exposure with counterparties having the ratings below from S&P do not exceed the percentage of the Collateral Principal Amount specified below:

S&P's credit rating of Selling Institution (at or below)	Aggregate Percentage Limit	Individual Percentage Limit
AAA	20%	20%
AA+	10%	10%
AA	10%	10%
AA-	10%	10%
A+	5%	5%
A (with a short-term credit rating of "A-1")	5%	5%
A- or below	0%	0%

"Trading Plan": The meaning specified in Section 12.2(b).

"Trading Plan Period": The meaning specified in Section 12.2(b).

"Transaction": The Co-Issuers' issuance of the Co-Issued Notes, the Issuer's issuance of the Notes (other than the Co-Issued Notes), the Issuer's acquisition of the Collateral Obligations and other Assets and payment of principal, interest and Aggregate Collateral Management Fees, the execution, delivery and performance of the Transaction Documents by each party thereto and the other transactions contemplated by the Transaction Documents.

"Transaction Documents": This Indenture, the Collateral Management Agreement, the Sub-Advisory Agreement, the Master Transfer Agreement, the Collateral Administration Agreement, the Securities Account Control Agreement, the Administration Agreement, the Placement Agency Agreement and the Class A-R Note Purchase Agreement.

"Transfer": The meaning specified in Section 2.6(l)(iv)(A).

"Transfer Agent": The Person or Persons, which may be the Issuer, authorized by the Issuer to exchange or register the transfer of Notes as specified in Section 7.2.

"Trustee": As defined in the first sentence of this Indenture.

"UCC": The Uniform Commercial Code as in effect in the State of New York or, if different, the state or district of the United States that governs the perfection of the relevant security interest as amended from time to time.

"Uncertificated Security": The meaning specified in Section 8-102(a)(18) of the UCC.

"Underlying Instrument": The loan agreement, credit agreement, indenture or other agreement pursuant to which a Pledged Obligation has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Pledged Obligation or of which the holders of such Pledged Obligation are the beneficiaries.

"Unfunded Amount": At any time, the sum of (i) the aggregate Exposure Amount at such time plus (ii) the aggregate Unsettled Amount at such time.

"Unregistered Securities": The meaning specified in Section 5.17(c).

"Unscheduled Principal Payments": Any principal payments received with respect to a Collateral Obligation during and after the Reinvestment Period as a result of optional redemptions, exchange offers, tender offers, consents or other payments or prepayments made at the option of the issuer thereof.

"Unsettled Amount": As of any date, all amounts due in respect of any Collateral Obligations that the Issuer has entered into a binding commitment to purchase but has not yet settled.

"U.S. Dollars", "Dollars", "U.S.$" or "$": A dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for all debts, public and private.

"U.S. person": The meaning specified in Regulation S.

"United States Person": A "United States person" as defined in Section 7701(a)(30) of the Code.

"Valuation": With respect to any Collateral Obligation or Equity Security, a recent (as determined by the Collateral Manager in its commercially reasonable business judgment in accordance with the Collateral Manager Standard) valuation of the fair market value of such Collateral Obligation or Equity Security established by (a) reference to a third party pricing service such as LoanX or LPC or other service selected by the Collateral Manager in accordance with the Collateral Manager Standard; provided that if a fair market value is available from more than one pricing service, the highest such value so obtained shall be used, or (b) if data for such Collateral Obligation or Equity Security is not available from such a pricing service, an analysis performed by a nationally recognized valuation firm to establish a fair market value of such Collateral Obligation or Equity Security which reflects the price that would be paid by a willing buyer to a willing seller of such Collateral Obligation or Equity Security in an expedited sale on an arm's length basis.

"Volcker Rule": Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder, as amended from time to time.

"Warehouse Closing Date": November 1, 2013.

"Warehouse Facility": The credit agreement, dated as of the Warehouse Closing Date, among FS Senior Funding LLC, as borrower, the lenders party thereto, Natixis, New York Branch, as administrative agent, and U.S. Bank National Association, as collateral agent and custodian, as amended or otherwise modified prior to the Closing Date.

"Warehouse Master Transfer Agreement": The Master Transfer Agreement, dated as of the Warehouse Closing Date, between the Retention Provider, as seller, and the Issuer, as purchaser, as amended or otherwise modified prior to the Closing Date.

"Weighted Average Fixed Coupon": As of any Measurement Date, an amount equal to the number, expressed as a percentage, obtained by dividing:

(a)                in the case of each fixed rate Collateral Obligation (excluding any Permitted Deferrable Obligation to the extent of any non-cash interest), the stated annual interest coupon on such Collateral Obligation times the Principal Balance of such Collateral Obligation (excluding the unfunded portion of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation); by

(b)               an amount equal to the lesser of (i) the product of (A) the Aggregate Ramp-Up Par Amount and (B) a fraction, the numerator of which is equal to the Aggregate Principal Balance of fixed rate Collateral Obligations and the denominator of which is equal to the Aggregate Principal Balance of all Collateral Obligations as of such Measurement Date (in each case excluding (1) any Permitted Deferrable Obligation to the extent of any non-cash interest and (2) the unfunded portion of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation that are fixed rate Collateral Obligations) and (ii) the Aggregate Principal Balance of the fixed rate Collateral Obligations as of such Measurement Date (excluding (1) any Permitted Deferrable Obligation to the extent of any non-cash interest and (2) the unfunded portion of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation that are fixed rate Collateral Obligations);

provided that in the case of each of the foregoing clauses (a) and (b), in calculating the Weighted Average Fixed Coupon in respect of any Step-Down Obligation, the coupon of such Collateral Obligation shall be the lowest permissible coupon pursuant to the Underlying Instruments of the Obligor of such Step-Down Obligation; provided, further, in calculating the Weighted Average Fixed Coupon for purposes of determining compliance with the S&P CDO Monitor Test, only subclause (ii) of the foregoing clause (b) shall apply.

"Weighted Average Floating Spread": As of any Measurement Date, a fraction (expressed as a percentage) obtained by (i) multiplying the Principal Balance of each floating rate Collateral Obligation (plus, in the case of any Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, the unfunded portion of the commitment thereunder) held by the Issuer as of such Measurement Date by its Effective Spread, (ii) summing the amounts determined pursuant to clause (i), and (iii) dividing the sum determined pursuant to clause (ii) by the Aggregate Principal Balance of all floating rate Collateral Obligations, plus the unfunded portions of all Revolving Collateral Obligations and Delayed Drawdown Collateral Obligations held by the Issuer as of such Measurement Date; provided that Defaulted Obligations shall not be included in the calculation of the Weighted Average Floating Spread; provided, further, that in calculating the Weighted Average Floating Spread in respect of any Step-Down Obligation, the Effective Spread of such Collateral Obligation shall be the lowest permissible spread pursuant to the Underlying Instruments of the Obligor of such Step-Down Obligation; provided, further, in calculating the Weighted Average Floating Spread for purposes of determining compliance with the S&P CDO Monitor Test, only subclause (ii) of clause (b) of the definition of "Weighted Average Fixed Coupon" shall apply to the extent such definition is applicable.

"Weighted Average Life": On any Measurement Date with respect to any Collateral Obligation (other than any Defaulted Obligation) the number obtained by (i) summing the products obtained by multiplying (a) the Average Life at such time of each such Collateral Obligation by (b) the outstanding Principal Balance of such Collateral Obligation and (ii) dividing such sum by the Aggregate Principal Balance at such time of all Collateral Obligations (excluding any Defaulted Obligation).

"Weighted Average Life Test": A test that will be satisfied on any date of determination if the Weighted Average Life of the Collateral Obligations as of such date is less than or equal to the number of years (rounded to the nearest one hundredth thereof) during the period from such Measurement Date to November 28, 2023.

"Zero-Coupon Security": Any obligation that at the date of determination does not by its terms provide for the payment of cash interest; provided that if, after the receipt by the Issuer of such obligation, such obligation provides for the payment of cash interest, it shall cease to be a Zero-Coupon Security.

Section 1.2            Assumptions as to Pledged Obligations. Unless otherwise specified, the assumptions described below shall be applied in connection with all calculations required to be made pursuant to this Indenture with respect to Scheduled Distributions on any Pledged Obligation, or any payments on any other assets included in the Assets, with respect to the sale of and reinvestment in Collateral Obligations, and with respect to the income that can be earned on Scheduled Distributions on such Pledged Obligations and on any other amounts that may be received for deposit in the Collection Account.

(a)                All calculations with respect to Scheduled Distributions on the Pledged Obligations securing the Secured Debt shall be made on the basis of information as to the terms of each such Pledged Obligation and upon report of payments, if any, received on such Pledged Obligation that are furnished by or on behalf of the issuer of such Pledged Obligation and, to the extent they are not manifestly in error, such information or report may be conclusively relied upon in making such calculations.

(b)               For purposes of calculating the Coverage Tests, except as otherwise specified in the Coverage Tests, such calculations shall not include scheduled interest and principal payments on Defaulted Obligations unless or until such payments are actually made.

(c)                For each Collection Period and as of any date of determination, the Scheduled Distribution on any Pledged Obligation (other than a Defaulted Obligation, which, except as otherwise provided herein, shall be assumed to have a Scheduled Distribution of zero) shall be the sum of (i) the total amount of payments and collections to be received during such Collection Period in respect of such Pledged Obligation (including the proceeds of the sale of such Pledged Obligation received and, in the case of sales which have not yet settled, to be received during the Collection Period and not reinvested in additional Collateral Obligations or Eligible Investments or retained in the Collection Account for subsequent reinvestment pursuant to Section 12.2) that, if paid as scheduled, shall be available in the Collection Account at the end of the Collection Period and (ii) any such amounts received by the Issuer in prior Collection Periods that were not disbursed on a previous Distribution Date.

(d)               Each Scheduled Distribution receivable with respect to a Pledged Obligation shall be assumed to be received on the applicable Due Date, and each such Scheduled Distribution shall be assumed to be immediately deposited in the Collection Account to earn interest at the Assumed Reinvestment Rate. All such funds shall be assumed to continue to earn interest until the date on which they are required to be available in the Collection Account for application, in accordance with the terms hereof, to payments of principal of or interest on the Obligations or other amounts payable pursuant to this Indenture. For the avoidance of doubt, all amounts calculated pursuant to this Section 1.2(d) are estimates and may differ from the actual amounts available to make distributions hereunder, and no party shall have any obligation to make any payment hereunder due to the assumed amounts calculated under this Section 1.2(d) being greater than the actual amounts available. For purposes of the applicable determinations required by Section 10.7(b)(iv), Article XII and the definition of "Interest Coverage Ratio," the expected interest on Secured Debt and floating rate Collateral Obligations shall be calculated using the then current interest rates applicable thereto.

(e)                For purposes of calculating the Moody's Weighted Average Rating Factor, any Collateral Obligation that is a Current Pay Obligation or a Defaulted Obligation shall be excluded.

(f)                Except as otherwise provided herein, Defaulted Obligations shall not be included in the calculation of the Collateral Quality Test.

(g)               For purposes of calculating all Concentration Limitations, in both the numerator and the denominator of any component of the Concentration Limitations, Defaulted Obligations shall be held at their Defaulted Obligation Balance.

(h)               For purposes of calculating the Collateral Quality Test, DIP Collateral Obligations shall be treated as having an S&P Recovery Rate equal to the S&P Recovery Rate for Senior Secured Loans.

(i)                 For purposes of calculating compliance with the Investment Criteria, upon the direction of the Collateral Manager by notice to the Trustee and the Collateral Administrator, any Eligible Investment representing Principal Proceeds received upon the maturity, redemption, sale or other disposition of Collateral Obligations shall be deemed to have the characteristics of such Collateral Obligations until reinvested in additional Collateral Obligations. Such calculations shall be based upon the principal amount of such Collateral Obligations, except in the case of Defaulted Obligations and Credit Risk Obligations, in which case the calculations shall be based upon the Principal Proceeds received on the disposition or sale of such Defaulted Obligations or Credit Risk Obligations.

(j)                 For purposes of calculating the Sale Proceeds of a Collateral Obligation in sale transactions, Sale Proceeds shall include any Principal Financed Accrued Interest received in respect of such sale.

(k)               For purposes of calculating clauses (iii) and (vi) of the definition of Concentration Limitations, the amounts on deposit in the Collection Account and the Ramp-Up

Account (including Eligible Investments therein) representing Principal Proceeds shall each be deemed to be a floating rate Collateral Obligation that is a Senior Secured Loan.

(l)                 With respect to any reinvestment of (x) Sale Proceeds, (y) Unscheduled Principal Payments or (z) Principal Proceeds received upon the maturity of a Collateral Obligation, in order to determine whether the Weighted Average Life Test is satisfied or, if not satisfied, maintained or improved, after such reinvestment, the Weighted Average Life Test as calculated prior to such sale for Sale Proceeds and prior to the receipt of such Unscheduled Principal Payments or Principal Proceeds shall be compared to the Weighted Average Life Test as calculated after such reinvestment.

(m)             Notwithstanding any other provision of this Indenture to the contrary, all monetary calculations under this Indenture shall be in U.S. Dollars.

(n)               Unless otherwise specified, any reference to the fees payable under Section 11.1 to an amount calculated with respect to a period at per annum rate shall be computed on the basis of a 360-day year of twelve 30-day months. Any fees applicable to periods shorter than or longer than a calendar quarter shall be prorated to the actual number of days within such period.

(o)               For purposes of calculating compliance with each of the Concentration Limitations, all calculations will be rounded to the nearest 0.1%. Unless otherwise specified, all other test calculations that evaluate to a percentage shall be rounded to the nearest ten-thousandth and test calculations that evaluate to a number shall be rounded to the nearest one-hundredth.

(p)               Unless otherwise specifically provided herein (including in the next sentence of this clause (p)), all calculations or determinations required to be made and all reports which are to be prepared pursuant to this Indenture shall be made on the basis of the trade date. For purposes of calculating whether there is a Commitment Shortfall at any time, calculations will be done on both a trade date and a settlement date basis and the calculation resulting in the largest Commitment Shortfall will be used.

(q)               The Weighted Average Life Test will be calculated by using the actual number of days over 360.

(r)                 Determination of the purchase price of a Collateral Obligation shall be made independently each time such Collateral Obligation is purchased by the Issuer and pledged to the Trustee, without giving effect to whether the Issuer has previously purchased such Collateral Obligation (or an obligation of the related borrower or issuer).

(s)                If withholding tax is imposed on (i) any Asset held by the Issuer or an Issuer Subsidiary, (ii) any amendment, waiver, consent or extension fees or (iii) commitment fees or other similar fees in respect of Revolving Collateral Obligations and Delayed Drawdown Collateral Obligations the calculations of the Minimum Fixed Coupon Test, the Minimum Floating Spread Test and the Interest Coverage Test, as applicable, shall be made on a net basis after taking into account such withholding, unless the Obligor is required to make "gross-up" payments to the Issuer or an Issuer Subsidiary that cover the full amount of any such withholding tax on an after-tax basis pursuant to the Underlying Instrument with respect thereto.

(t)                 To the extent of any ambiguity in the interpretation of any definition or term contained in this Indenture or to the extent more than one methodology can be used to make any of the determinations or calculations set forth herein, the Collateral Administrator shall request direction from the Collateral Manager as to the interpretation and/or the methodology to be used, and the Collateral Administrator shall follow such direction, and together with the Trustee, shall be entitled to conclusively rely thereon without any responsibility or liability therefor.

ARTICLE II

THE NOTES

Section 2.1            Forms Generally. The Notes and the Trustee's or Authenticating Agent's certificate of authentication thereon (the "Certificate of Authentication") shall be in substantially the forms required by this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be consistent herewith, determined by the Authorized Officers of the Applicable Issuers executing such Notes as evidenced by their execution of such Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

Section 2.2            Forms of Notes. (a)  The forms of the Notes, including the forms of Certificated Secured Notes, Certificated Subordinated Notes, Regulation S Global Secured Notes and Rule 144A Global Secured Notes, shall be as set forth in the applicable part of Exhibit A hereto.

(b)               Regulation S Global Secured Notes, Rule 144A Global Secured Notes, Certificated Secured Notes and Certificated Subordinated Notes. (i)  The Secured Notes of each Class (other than the Class A-R Notes and the Class C Notes) sold to persons who are not U.S. persons in offshore transactions in reliance on Regulation S shall each be issued in the form of one permanent global note per Class in definitive, fully registered form without interest coupons substantially in the applicable form of Exhibit A2, or A3 hereto (each, a "Regulation S Global Secured Note"), and shall be deposited with the Trustee as custodian for, and registered in the name of a nominee of, DTC for the respective accounts of Euroclear and Clearstream, duly executed by the Applicable Issuers and authenticated by the Trustee as hereinafter provided.

(ii)                The Secured Notes of each Class (other than the Class A-R Notes and the Class C Notes) sold to persons that are QIB/QPs (except to the extent that any such QIB/QP elects to acquire a Certificated Secured Note as provided below) shall each be issued initially in the form of one permanent global note per Class in definitive, fully registered form without interest coupons substantially in the applicable form of Exhibit A2 or A3 hereto (each, a "Rule 144A Global Secured Note"), which shall be deposited with the Trustee as custodian for, and registered in the name of a nominee of, DTC, duly executed by the Applicable Issuers and authenticated by the Trustee as hereinafter provided. Any (x) Class A-R Notes and Class C Notes sold to any Person and (y) Secured Notes (other than the Class A-R Notes and Class C Notes) sold to a person that is (1) an IAI/QP or (2) with the consent of the Issuer, a QIB/QP that so elects and notifies the Issuer and the Placement Agent, in each case, shall be issued in the form of definitive, fully registered notes without coupons substantially in the applicable form of Exhibit A1, A2, A3 or A4 hereto (each, a "Certificated Secured Note"), which shall be registered in the name of the beneficial owner or a nominee thereof, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The Subordinated Notes sold to any Person shall be issued in the form of definitive, fully registered notes without coupons substantially in the form of Exhibit A5 hereto (each, a "Certificated Subordinated Note") which shall be registered in the name of the beneficial owner or a nominee thereof, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided.

(iii)                The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee or DTC or its nominee, as the case may be, as hereinafter provided.

(iv)                The Class A-R Notes and the Class C Notes shall be issued only as Certificated Secured Notes and shall not be issued as Global Notes. The Subordinated Notes shall be issued only as Certificated Subordinated Notes and shall not be issued as Global Notes.

(c)                Book Entry Provisions. This Section 2.2(c) shall apply only to Global Notes deposited with or on behalf of DTC.

Agent Members and owners of beneficial interests in Global Notes shall have no rights under this Indenture with respect to any Global Notes held by the Trustee, as custodian for DTC and DTC may be treated by the Co-Issuers, the Trustee, and any agent of the Co-Issuers or the Trustee as the absolute owner of such Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Co-Issuers, the Trustee, or any agent of the Co-Issuers or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(d)               Certificated Securities. Except as provided in Section 2.11, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

Section 2.3            Authorized Amount; Stated Maturity; Denominations. The aggregate principal amount of the Secured Notes and the Subordinated Notes that may be authenticated and delivered under this Indenture is limited to U.S.$308,975,680 aggregate principal amount of Secured Notes and Subordinated Notes, except for Additional Obligations issued pursuant to Section 2.4 and Obligations issued pursuant to supplemental indentures in accordance with Article VIII.

Such Obligations shall be divided into the Classes, having the designations, original principal amounts and other characteristics as follows:

Obligations

Designation	Class A-R Notes	Class A-T Notes	Class A-S Notes	Class B Notes	Class C Notes	Subordinated Notes

Initial Principal Amount/Face Amount (U.S.$)	U.S.$20,000,000	U.S.$126,000,000	U.S.$29,000,000	U.S.$25,000,000	U.S.$22,575,680	U.S.$86,400,000

Expected Moody's Initial Rating	"Aaa(sf)"	"Aaa(sf)"	"Aaa(sf)"	"Aa2(sf)"	"A2(sf)"	N/A

Expected S&P Initial Rating	"AAA(sf)"	"AAA(sf)"	"AAA(sf)"	N/A	N/A	N/A

Debt Interest Rate	Class A-R Note Interest Rate(1)	LIBOR + 1.80%	LIBOR + 1.55%(2)	LIBOR + 2.65%	LIBOR + 3.25%	N/A

Stated Maturity	May 28, 2025	May 28, 2025	May 28, 2025	May 28, 2025	May 28, 2025	May 28, 2025

Minimum Denominations (U.S.$) (Integral Multiples)	U.S.$1,000,000 (U.S.$10,000)	U.S.$250,000 (U.S.$1.00)	U.S.$250,000 (U.S.$1.00)	U.S.$250,000 (U.S.$1.00)	U.S.$250,000 (U.S.$1.00)	U.S.$250,000 (U.S.$1.00)

Ranking of the Notes:

Priority Class(es)	None	None	None	A-R, A-T, A-S	A-R, A-T, A-S, B	A-R, A-T, A-S, B, C

Pari Passu Class(es)	A-T, A-S	A-R, A-S	A-R, A-T	None	None	None

Junior Class(es)	B, C, Subordinated Notes	B, C, Subordinated Notes	B, C, Subordinated Notes	C, Subordinated Notes	Subordinated Notes	None

Deferred Interest Notes	No	No	No	No	Yes	N/A

Applicable Issuers	Co-Issuers	Co-Issuers	Co-Issuers	Co-Issuers	Issuer	Issuer

Listed Note	No	Yes	Yes	Yes	No	No

(1)	The Holders of the Class A-R Notes shall also be entitled to receive the Class A-R Commitment Fee on the Aggregate Undrawn Amount.

(2)	LIBOR plus the spread over LIBOR applicable to the Class A-S Notes, which shall be (a) 1.55% from the Closing Date to but excluding October 13, 2016 and (b) 2.10% thereafter.

The Secured Debt (other than the Class A-R Notes) shall be issued in minimum denominations of U.S.$250,000 and integral multiples of U.S.$1.00 in excess thereof, the Class A-R Notes shall be issued in minimum denominations of U.S.$1,000,000 and integral multiples of U.S.$10,000 and the Subordinated Notes shall be issued in minimum denominations of U.S.$250,000 and integral multiples of U.S.$1.00 in excess thereof (the "Authorized Denominations").

Section 2.4            Additional Obligations. (a)  At any time within the Reinvestment Period (or, in the case of an issuance of additional Subordinated Notes only, at any time), subject to the written approval of Holders of a Majority of the Subordinated Notes and the Collateral Manager, the Applicable Issuers may, pursuant to a supplemental indenture in accordance with Section 8.1 hereof, issue and sell (x) Additional Obligations of any one or more existing Classes (including, in the case of the Class A Debt, each sub-Class thereof) (on a pro rata basis with respect to each Class (but not any sub-Class) of Obligations, except that a larger proportion of Subordinated Notes may be issued), (y) additional secured or unsecured notes of one or more new classes that are junior in right of payment to the Secured Debt and/or (z) additional Subordinated Notes only; provided that (i) the Applicable Issuers shall comply with the requirements Sections 2.6, 3.2, 7.9 and, if applicable, 8.1; (ii) in the case of an issuance of Additional Obligations of an existing Class or Classes of Secured Debt, such issuance may not exceed 100% of the original outstanding amount of the applicable Class or Classes of Secured Debt; (iii) unless only additional Subordinated Notes are being issued, to the extent applicable, the Global Rating Agency Condition shall have been satisfied with respect to the Class or Classes of Secured Debt not constituting part of such issuance; (iv) the proceeds of any

Additional Obligations (net of fees and expenses incurred in connection with such issuance) shall be treated as Principal Proceeds, used to purchase additional Collateral Obligations or, in the case of Additional Subordinated Notes Proceeds (from the issuance of additional Subordinated Notes above pro rata or from an issuance of Additional Obligations that are solely Subordinated Notes), for other Permitted Uses or applied as otherwise permitted under this Indenture; (v) an opinion of tax counsel of nationally recognized standing in the United States experienced in such matters shall be delivered to the Trustee that provides that (A) any additional Class A-R Notes (to the extent of Borrowings outstanding on the date of the additional issuance), Class A-T Notes, Class A-S Notes, Class B Notes or Class C Notes (if such additional Class C Notes are issued to a Person who is not treated for U.S. federal income tax purposes as owning 100% of the Class C Notes and 100% of the Subordinated Notes) will be treated as indebtedness for U.S. federal income tax purposes, (B) such additional issuance will not have a material adverse effect on the tax consequences to the Holders of any Class of Obligations Outstanding at the time of such additional issuance, as described in the Offering Circular under the heading "Certain U.S. Federal Income Tax Considerations" and (C) such additional issuance will not cause the Issuer to be treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, provided, however, that the opinion described in clause (v)(B) will not be required with respect to any Additional Obligations that bear a different CUSIP number from the Obligations of the same Class that were issued on the Closing Date and are outstanding at the time of the additional issuance; (vi) the Additional Obligations will be issued in a manner that allows the Issuer to accurately provide the tax information that this Indenture requires the Issuer to provide to Holders and beneficial owners of Obligations; (vii) unless only additional Subordinated Notes are being issued, immediately after giving effect to such issuance (A) all of the Overcollateralization Ratio Tests are satisfied and the Overcollateralization Ratio with respect to each Class of Obligations shall not be reduced after giving effect to such issuance, and (B) each other Coverage Test is satisfied or, with respect to any other Coverage Test that was not satisfied immediately prior to giving effect to such issuance and will continue not to be satisfied immediately after giving effect to such issuance, the degree of compliance with such Coverage Test is maintained or improved immediately after giving effect to such issuance and the application of the proceeds thereof; (viii) an Officer's certificate of the Issuer shall be delivered to the Trustee stating that the conditions of this Section 2.4(a) and Section 2.4(b) have been satisfied; (ix) to the extent necessary to satisfy the Retention Requirement, the Retention Provider shall acquire the requisite amount of Additional Obligations so that it shall satisfy the Retention Requirement following the issuance of such Additional Obligations; and (x) the Additional Obligations shall have the same final maturity as the Stated Maturity of the Obligations issued on the Closing Date.

(b)               In the case of an issuance of Additional Obligations of an existing Class, the terms and conditions of the Obligations issued pursuant to this Section 2.4 shall be identical to those of the initial Obligations of that Class, except that (i) the interest due on the Additional Obligations that are Secured Debt shall accrue from the issue date of such Additional Obligations, (ii) the interest rate of such Additional Obligations that are Secured Debt must be equal to or lower than the interest rate of the initial Secured Debt of the applicable Class and (iii) the price of such Additional Obligations does not have to be identical to that of the initial Obligations of the applicable Class. Interest on the Additional Obligations that are Secured Debt shall be payable commencing on the first Distribution Date following the issue date of such

Additional Obligations (if issued prior to the applicable Record Date). The Additional Obligations shall rank pari passu in all respects with the initial Obligations of that Class.

(c)                Any Additional Obligations of an existing Class issued pursuant to this Section 2.4 shall, to the extent reasonably practicable, be offered first to Holders of that Class in such amounts as are necessary to preserve their pro rata holdings of Obligations of such Class.

Section 2.5            Execution, Authentication, Delivery and Dating. The Notes shall be executed on behalf of each of the Applicable Issuers by one of their respective Authorized Officers. The signature of such Authorized Officer on the Notes may be manual or facsimile.

Notes bearing the manual or facsimile signatures of individuals who were at any time the Authorized Officers of the Issuer or the Co-Issuer, as applicable, shall bind the Issuer and the Co-Issuer, notwithstanding the fact that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of issuance of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer and the Co-Issuer may deliver Notes executed by the Applicable Issuers to the Trustee or the Authenticating Agent for authentication and the Trustee or the Authenticating Agent, upon Issuer Order, shall authenticate and deliver such Notes as provided in this Indenture and not otherwise.

Each Note authenticated and delivered by the Trustee or the Authenticating Agent upon Issuer Order on the Closing Date shall be dated as of the Closing Date. All other Notes that are authenticated after the Closing Date for any other purpose under this Indenture shall be dated the date of their authentication.

Notes issued upon transfer, exchange or replacement of other Notes shall be issued in Authorized Denominations reflecting the original Aggregate Outstanding Amount of the Notes so transferred, exchanged or replaced, but shall represent only the current Outstanding principal amount of the Notes so transferred, exchanged or replaced. In the event that any Note is divided into more than one Note in accordance with this Article II, the original principal amount of such Note shall be proportionately divided among the Notes delivered in exchange therefor and shall be deemed to be the original aggregate principal amount (or original aggregate face amount, as applicable) of such subsequently issued Notes.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a Certificate of Authentication, substantially in the form provided for herein, executed by the Trustee or by the Authenticating Agent by the manual signature of one of their Authorized Officers, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 2.6            Registration, Registration of Transfer and Exchange. (a) The Issuer shall cause to be kept a register (the "Register") at the Corporate Trust Office in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes (including the names and addresses of the Holders and the principal or face amount (and stated interest) due to each Holder). The Trustee is hereby initially appointed "Registrar" for the purpose of maintaining the Register and registering Notes and transfers of such Notes with respect to the Register maintained in the United States as herein provided. Upon any resignation or removal of the Registrar, the Issuer shall promptly appoint a successor or, in the absence of such appointment, assume the duties of Registrar. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Holders, the Co-Issuers, any Paying Agent and the Trustee shall treat each Person whose name is recorded in the Register pursuant to the terms herein as a Holder for all purposes of this Indenture.

If a Person other than the Trustee is appointed by the Issuer as Registrar, the Issuer shall give the Trustee prompt written notice of the appointment of a Registrar and of the location, and any change in the location, of the Register, and the Trustee shall have the right to inspect the Register at all reasonable times and to obtain copies thereof and the Trustee shall have the right to rely upon a certificate executed on behalf of the Registrar by an Officer thereof as to the names and addresses of the Holders of the Notes and the principal or face amounts and numbers of such Notes. Upon request at any time the Registrar shall provide to the Issuer, the Collateral Manager, the Placement Agent or any Holder a current list of Holders as reflected in the Register.

Subject to this Section 2.6, upon surrender for registration of transfer of any Notes at the office or agency of the Co-Issuers to be maintained as provided in Section 7.2, the Applicable Issuers shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any Authorized Denomination and of a like aggregate principal or face amount.

At the option of the Holder, Notes may be exchanged for Notes of like terms, in any Authorized Denominations and of like aggregate principal or face amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Note is surrendered for exchange, the Applicable Issuers shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive.

All Notes issued and authenticated upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer and, solely in the case of the Class A Notes and the Class B Notes, the Co-Issuer, evidencing the same debt (to the extent they evidence debt), and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to or in substitution for STAMP, all in accordance with the Exchange Act.

No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Trustee shall be permitted to request such evidence reasonably satisfactory to it documenting the identity and/or signature of the transferor and the transferee.

(b)               No Note may be sold or transferred (including, without limitation, by pledge or hypothecation) unless such sale or transfer is exempt from the registration requirements of the Securities Act, is exempt from the registration requirements under applicable state securities laws and will not cause either of the Co-Issuers to become subject to the requirement that it register as an investment company under the Investment Company Act.

(c)                (i)  Each purchaser and transferee of Class A Notes or Class B Notes or any interest in such Notes shall be required (or, in the case of a transferee of such Notes represented by an interest in a Global Note, deemed) on each day from the date on which such beneficial owner acquires such Notes or its interest in any such Notes through and including the date on which such beneficial owner disposes of such Notes or its interest in such Notes to represent and agree that either (A) it is neither a Benefit Plan Investor nor a governmental, church, non-U.S. or other plan which is subject to any federal, state, local or non-U.S. law that is substantially similar to the prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code or (B) its acquisition, holding and disposition of a Class A Note or a Class B Note (or any interest in such a Note) will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or, in the case of a governmental, church, non-U.S. or other plan, a non-exempt violation of any substantially similar law).

                                                (ii)                The Class C Notes may not be acquired by or transferred to a Benefit Plan Investor unless, at the time the initial Holder of the Class C Notes transfers all or a portion of the Class C Notes, the Issuer obtains an opinion of nationally recognized tax counsel experienced in these matters to the effect that the Class C Notes being transferred will be treated as indebtedness for U.S. federal income tax purposes and the Class C Notes are rated at least "Baa3" by Moody's (or the equivalent rating by any other NRSRO). In the event the Issuer obtains such opinion and the Class C Notes are so rated, each purchaser and transferee of the Class C Notes or any interest in such Notes shall be required or deemed to make the representations set forth in Section 2.6(c)(i). In the event the Issuer does not obtain such opinion or the Class C Notes are not so rated, each purchaser and transferee of the Class C Notes or any interest in such Notes shall be required or deemed to make the representations set forth in Section 2.6(c)(iii).

                                              (iii)                Each purchaser and transferee of Subordinated Notes or any interest in such Subordinated Notes shall be required to represent and agree that on each day from the date on which such beneficial owner acquires such Notes or its interest in any such Notes through and including the date on which such beneficial owner disposes of such Notes or its interest in such Notes (A) it is not and for as long as it holds such Notes or any interest in such Note shall not be a Benefit Plan Investor, and (B) if it is a governmental, church, non-U.S. or other plan that is not a Benefit Plan Investor and which is subject to any federal, state, local or non-U.S. law that is substantially similar to the prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, its acquisition, holding and disposition of such Notes or any interest in such Notes will not constitute or result in a non-exempt violation of any such substantially similar law.

(d)               The Trustee shall not be responsible for ascertaining whether any transfer complies with, or for otherwise monitoring or determining compliance with, the requirements or terms of the Securities Act, applicable state securities laws, ERISA, the Code or the Investment Company Act; except that if a certificate is specifically required by the terms of this Section 2.6 to be provided to the Trustee by a prospective transferor or transferee, the Trustee shall be under a duty to receive and examine the same to determine whether it conforms substantially on its face to the applicable requirements of this Section 2.6. With respect to Subordinated Notes and, prior to the issuance of the opinion described in Section 2.6(c)(ii), the Class C Notes, purchases by or transfers to Benefit Plan Investors shall not be permitted.

(e)                [Reserved].

(f)                Transfer or Exchange of the Secured Notes.

(i)                So long as a Global Note remains Outstanding and is held by or on behalf of DTC, transfers of such Global Note in whole or in part, shall only be made in accordance with Section 2.2(b) and this Section 2.6(f).

(ii)                Subject to clauses (iii) and (iv) of this Section 2.6(f), transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to nominees of DTC or to a successor of DTC or such successor's nominee.

(iii)                Rule 144A Global Secured Note to Regulation S Global Secured Note. If a Holder of a beneficial interest in a Rule 144A Global Secured Note deposited with DTC wishes at any time to exchange its interest in such Rule 144A Global Secured Note for an interest in the corresponding Regulation S Global Secured Note, or to transfer its interest in such Rule 144A Global Secured Note to a Person who wishes to take delivery thereof in the form of an interest in the corresponding Regulation S Global Secured Note, such Holder, provided such Holder or, in the case of a transfer, the transferee is not a U.S. person and is acquiring such interest in an offshore transaction, may, subject to the immediately succeeding sentence and the rules and procedures of DTC, Euroclear and/or Clearstream, exchange or transfer, or cause the exchange or transfer of, such interest for an equivalent beneficial interest in the corresponding Regulation S Global Secured Note. Upon receipt by the Trustee or the Registrar of (A) instructions given in accordance with DTC's, Euroclear's and/or Clearstream's procedures from an Agent Member directing the Trustee or the Registrar to credit or cause to be credited a beneficial interest in the corresponding Regulation S Global Secured Note, but not less than the minimum denomination applicable to such Holder's Secured Notes, in an amount equal to the beneficial interest in the Rule 144A Global Secured Note to be exchanged or transferred, (B) a written order given in accordance with DTC's, Euroclear's and/or Clearstream's procedures containing information regarding the participant account of DTC and the Euroclear or Clearstream account to be credited with such increase, (C) a certificate in the form of Exhibit B1 attached hereto given by the Holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Rule 144A Global Secured Notes including that the Holder or the transferee, as applicable, is not a U.S. person, and in an offshore transaction pursuant to and in accordance with Regulation S and (D) a written certification in the form of Exhibit B5 attached hereto given by the transferee in respect of such beneficial interest stating, among other things, that such transferee is a non-U.S. person purchasing such beneficial interest in an offshore transaction pursuant to Regulation S, then the Trustee or the Registrar shall approve the instructions at DTC, Euroclear and/or Clearstream to reduce the principal amount of the Rule 144A Global Secured Note and to increase the principal amount of the Regulation S Global Secured Note by the aggregate principal amount of the beneficial interest in the Rule 144A Global Secured Note to be exchanged or transferred, and to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the corresponding Regulation S Global Secured Note equal to the reduction in the principal amount of the Rule 144A Global Secured Note.

(iv)                Regulation S Global Secured Note to Rule 144A Global Secured Note. If a Holder of a beneficial interest in a Regulation S Global Secured Note deposited with DTC wishes at any time to exchange its interest in such Regulation S Global Secured Note for an interest in the corresponding Rule 144A Global Secured Note or to transfer its interest in such Regulation S Global Secured Note to a Person who wishes to take delivery thereof in the form of an interest in the corresponding Rule 144A Global Secured Note, such Holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, exchange or transfer, or cause the exchange or transfer of, such interest for an equivalent beneficial interest in the corresponding Rule 144A Global Secured Note. Upon receipt by the Trustee or the Registrar of (A) instructions from Euroclear, Clearstream and/or DTC, as the case may be, directing the Registrar to cause to be credited a beneficial interest in the corresponding Rule 144A Global Secured Note in an amount equal to the beneficial interest in such Regulation S Global Secured Note, but not less than the minimum denomination applicable to such Holder's Secured Notes to be exchanged or transferred, such instructions to contain information regarding the participant account with DTC to be credited with such increase, (B) a certificate in the form of Exhibit B2 attached hereto given by the Holder of such beneficial interest and stating, among other things, that, in the case of a transfer, the Person transferring such interest in such Regulation S Global Secured Note reasonably believes that the Person acquiring such interest in a Rule 144A Global Secured Note is a QIB/QP, is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction and (C) a written certification in the form of Exhibit B4 attached hereto given by the transferee in respect of such beneficial interest stating, among other things, that such transferee is a QIB/QP, then the Registrar shall approve the instructions at DTC, Euroclear and/or Clearstream to reduce, or cause to be reduced, the Regulation S Global Secured Note by the aggregate principal amount of the beneficial interest in the Regulation S Global Secured Note to be transferred or exchanged and the Registrar shall instruct DTC, Euroclear and/or Clearstream concurrently with such reduction, to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the corresponding Rule 144A Global Secured Note equal to the reduction in the principal amount of the Regulation S Global Secured Note.

(v)                Transfer and Exchange of Certificated Secured Note to Certificated Secured Note. If a Holder of a Certificated Secured Note wishes at any time to exchange such Certificated Secured Note for one or more Certificated Secured Notes or transfer such Certificated Secured Note to a transferee who wishes to take delivery thereof in the form of a Certificated Secured Note, such Holder may effect such exchange or transfer in accordance with this Section 2.6(f)(v) and, with respect to a Class A-R Note, Section 2.6(f)(viii). Upon receipt by the Trustee or the Registrar of (A) a Holder's Certificated Secured Note properly endorsed for assignment to the transferee, and (B) a certificate in the form of Exhibit B6, then the Trustee or the Registrar shall cancel such Certificated Secured Note in accordance with Section 2.10, record the transfer in the Register in accordance with Section 2.6(a) and upon execution by the Applicable Issuers authenticate and deliver one or more Certificated Secured Notes bearing the same designation as the Certificated Secured Note endorsed for transfer, registered in the names specified in the assignment described in clause (A) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the Certificated Secured Note surrendered by the transferor), and in Authorized Denominations.

(vi)                Transfer of Global Notes to Certificated Secured Notes. If a Holder of a beneficial interest in a Global Note deposited with DTC wishes at any time to exchange its interest in such Global Note for a Certificated Secured Note or to transfer its interest in such Global Note to a Person who wishes to take delivery thereof in the form of a Certificated Secured Note, such Holder may, subject to the immediately succeeding sentence and the rules and procedures of DTC, Euroclear and/or Clearstream, exchange or transfer, or cause the exchange or transfer of, such interest for a Certificated Secured Note. Upon receipt by the Trustee or the Registrar of (A) certificates substantially in the forms of Exhibit B2 and Exhibit B6 and (B) appropriate instructions from DTC, Euroclear and/or Clearstream, if required, the Trustee or the Registrar shall approve the instructions at DTC, Euroclear and/or Clearstream to reduce, or cause to be reduced, the Global Note by the aggregate principal amount of the beneficial interest in the Global Note to be transferred or exchanged, record the transfer in the Register in accordance with Section 2.6(a) and upon execution by the Applicable Issuers authenticate and deliver one or more Certificated Secured Notes, registered in the names specified in the instructions described in clause (B) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the interest in the Global Note transferred by the transferor), and in Authorized Denominations.

(vii)                Transfer of Certificated Secured Notes to Global Notes. If a Holder of a Certificated Secured Note (other than a Class A-R Note or a Class C Note) wishes at any time to exchange its interest in such Certificated Secured Note for a beneficial interest in a Global Note or to transfer such Certificated Secured Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Global Note, such Holder may, subject to the immediately succeeding sentence and the rules and procedures of

DTC, Euroclear and/or Clearstream, exchange or transfer, or cause the exchange or transfer of, such Certificated Secured Note for beneficial interest in a Global Note (provided that no IAI may hold an interest in a Global Note). Upon receipt by the Trustee or the Registrar of (A) a Holder's Certificated Secured Note properly endorsed for assignment to the transferee; (B) certificates substantially in the forms of Exhibit B1 or Exhibit B3 attached hereto executed by the transferor and a certificate substantially in the form of either Exhibit B4 or Exhibit B5, as applicable, (provided that no such transferor or transferee certificate shall be required if a Holder of a Certificated Secured Note on the Closing Date that has provided all required certifications to the Issuer upon acquisition thereof wishes to exchange a Certificated Secured Note for a Global Note); (C) instructions given in accordance with DTC's, Euroclear's and/or Clearstream's procedures from an Agent Member to instruct DTC to cause to be credited a beneficial interest in the Global Notes in an amount equal to the Certificated Secured Notes to be transferred or exchanged; and (D) a written order given in accordance with DTC's, Euroclear's and/or Clearstream's procedures containing information regarding the participant's account of DTC to be credited with such increase, the Trustee or the Registrar shall cancel such Certificated Secured Note in accordance with Section 2.10, record the transfer in the Register in accordance with Section 2.6(a) and approve the instructions at DTC, concurrently with such cancellation, to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the corresponding Global Note equal to the principal amount of the Certificated Secured Note transferred or exchanged.

(viii)                Transfer of Class A-R Notes. In the event that a Class A-R Note is transferred, such transfer may only be made to a Holder that satisfies the Rating Requirement; provided that a Holder may transfer its Class A-R note to a transferee who does not satisfy the Rating Requirement if such transferee funds the Class A-R Rating Requirement Funding Subaccount upon the occurrence of such transfer in accordance with the Class A-R Note Purchase Agreement. Any funds held in the related Class A-R Rating Requirement Funding Subaccount prior to such transfer shall be returned to the transferor promptly upon the Trustee receiving notice of such a transfer. Any such transfer shall be subject to the execution and delivery by the transferor and the transferee of an assignment and acceptance pursuant to which the transferee shall become a party to the Class A-R Note Purchase Agreement and shall make various additional representations and warranties required in the Class A-R Note Purchase Agreement, which assignment and acceptance must be accepted by the Class A-R Note Agent.

(ix)                Other Exchanges. In the event that a Global Note is exchanged for Notes in definitive registered form without interest coupons pursuant to Section 2.11, such Global Notes may be exchanged for one another only in accordance with such procedures as are substantially consistent with the provisions above (including certification requirements intended to ensure that such transfers are made only to Holders who are Qualified Purchasers in transactions exempt from registration under the Securities Act or are to persons who are not U.S. persons who are non-U.S. residents (as determined for purposes of the Investment Company Act), and otherwise comply with Regulation S under the Securities Act, as the case may be), and as may be from time to time adopted by the Co-Issuers and the Trustee.

(g)               Transfer and Exchange of Certificated Subordinated Notes to Certificated Subordinated Notes. Transfers of Subordinated Notes shall only be made in accordance with Sections 2.2(b), 2.6(a), 2.6(b), and 2.6(d) and this Section 2.6(g). If a holder of a Certificated Subordinated Note wishes at any time to exchange such Certificated Subordinated Note for one or more Certificated Subordinated Notes or transfer such Certificated Subordinated Note to a transferee who wishes to take delivery thereof in the form of a Certificated Subordinated Note, such holder may effect such exchange or transfer in accordance with this Section 2.6(g). Upon receipt by the Registrar of (A) a Holder's Certificated Subordinated Note properly endorsed for assignment to the transferee, and (B) a certificate in the form of Exhibit B7 attached hereto given by the transferee of such Certificated Subordinated Note, then the Registrar shall cancel such Certificated Subordinated Note in accordance with Section 2.10, record the transfer in the Register in accordance with Section 2.6(a) and upon execution by the Issuer authenticate and deliver one or more Certificated Subordinated Notes bearing the same designation as the Certificated Subordinated Note endorsed for transfer, registered in the names specified in the assignment described in clause (A) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the Certificated Subordinated Note surrendered by the transferor), and in Authorized Denominations.

(h)               If Notes are issued upon the transfer, exchange or replacement of Notes bearing the applicable legends set forth in the applicable part of Exhibit A hereto, and if a request is made to remove such applicable legend on such Notes, the Notes so issued shall bear such applicable legend, or such applicable legend shall not be removed, as the case may be, unless there is delivered to the Trustee and the Applicable Issuers such satisfactory evidence, which may include an Opinion of Counsel acceptable to them, as may be reasonably required by the Applicable Issuers (and which shall by its terms permit reliance by the Trustee), to the effect that neither such applicable legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of the Securities Act, the Investment Company Act, ERISA or the Code. Upon provision of such satisfactory evidence, the Trustee or its Authenticating Agent, at the written direction of the Applicable Issuers shall, after due execution by the Applicable Issuers authenticate and deliver Notes that do not bear such applicable legend.

(i)                 Each Person who becomes a beneficial owner of Secured Notes of a Class represented by an interest in a Global Note shall be deemed to have represented and agreed as follows (except as may be expressly agreed in writing among the Issuer, the Collateral Manager and any Person who acquires such interest on the Closing Date):

(i)                In connection with the purchase of such Secured Notes: (A) none of the Co-Issuers, the Collateral Manager, the Placement Agent, the Trustee, the Collateral Administrator, the Administrator or any of their respective Affiliates is acting as a fiduciary or financial or investment advisor for such beneficial owner; (B) such beneficial owner is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Co-Issuers, the Collateral Manager, the Trustee, the Collateral Administrator, the Administrator, the Placement Agent, or any of their respective Affiliates other than any statements in the Offering Circular, and such beneficial owner has read and understands the Offering Circular; (C) such beneficial owner has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to this Indenture) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the Co-Issuers, the Collateral Manager, the Trustee, the Collateral Administrator, the Administrator, the Placement Agent, or any of their respective Affiliates; (D) such beneficial owner is either (1) (in the case of a beneficial owner of an interest in a Rule 144A Global Secured Note) both (x) a Qualified Institutional Buyer that is not a broker-dealer which owns and invests on a discretionary basis less than U.S.$25 million in securities of issuers that are not affiliated persons of the dealer and is not a plan referred to in paragraph (a)(1)(i)(D) or (a)(1)(i)(E) of Rule 144A or a trust fund referred to in paragraph (a)(1)(i)(F) of Rule 144A that holds the assets of such a plan, if investment decisions with respect to the plan are made by beneficiaries, and not the fiduciary, trustee or sponsor, of the plan and (y) a "qualified purchaser" within the meaning of Section 2(a)(51) of the Investment Company Act and the rules thereunder (a "Qualified Purchaser") or (2) (in the case of a beneficial owner of an interest in a Regulation S Global Secured Note) not a "U.S. person" as defined in Regulation S and is acquiring such Secured Notes in an offshore transaction (as defined in Regulation S) in reliance on the exemption from registration provided by Regulation S; (E) such beneficial owner is acquiring its interest in such Secured Notes for its own account; (F) such beneficial owner was not formed for the purpose of investing in such Secured Notes (except when each beneficial owner of such Person is a Qualified Purchaser); (G) such beneficial owner understands that the Issuer may receive a list of participants holding interests in the Secured Notes from one or more book-entry depositories; (H) such beneficial owner will hold and transfer at least the minimum denomination of such Secured Notes; (I) such beneficial owner is a sophisticated investor and is purchasing the Notes with a full understanding of all of the terms, conditions and risks thereof, and is capable of and willing to assume those risks; (J) such beneficial owner has had access to such financial and other information concerning the Issuer and the Notes as it has deemed necessary or appropriate in order to make an informed investment decision with respect to its purchase of the Notes, including an opportunity to ask questions of and request information from the Issuer and the Collateral Manager; (K) such beneficial owner shall provide notice of the relevant transfer restrictions to subsequent transferees; (L) such beneficial owner understands that the Issuer may receive a list of participants holding positions in its Notes from one or more book-entry depositories; and (M) it is acquiring such Secured Notes as principal solely for its own account for investment and not with a view to the resale, distribution or other disposition thereof in violation of the Securities Act;

(ii)                In the case of the Class A Notes or the Class B Notes, on each day from the date on which such beneficial owner acquires its interest in such Secured Notes through and including the date on which such beneficial owner disposes of its interest in such Secured Notes, that either (A) it is neither a Benefit Plan Investor nor a governmental, church, non-U.S. or other plan which is subject to any federal, state, local or non-U.S. law that is substantially similar to the prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code or (B) its acquisition, holding and disposition of a Class A Note or a Class B Note (or any interest in such a Note) will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or, in the case of a governmental, church, non-U.S. or other plan, a non-exempt violation of any substantially similar law).

(iii)                Such beneficial owner understands that such Notes are being offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act, such Notes have not been and shall not be registered or qualified under the Securities Act or the securities laws of any state or other jurisdiction, and, if in the future such beneficial owner decides to offer, resell, pledge or otherwise transfer such Notes, such Notes may be offered, resold, pledged or otherwise transferred only in accordance with the provisions of this Indenture and the legend on such Notes. Such beneficial owner acknowledges that no representation has been made as to the availability of any exemption under the Securities Act or any state or other securities laws for resale of the Notes. Such beneficial owner understands that none of the Co-Issuers or the pool of Assets has been or will be registered under the Investment Company Act, and that the Co-Issuers are exempt from registration as such by virtue of Section 3(c)(7) of the Investment Company Act.

(iv)                It represents that, unless it is a Qualifying Investment Vehicle (as defined below), it is not a Flow-Through Investment Vehicle. An investor is a "Flow-Through Investment Vehicle" if: (i) it would be an investment company but for the exception in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act and the amount of its investment in the Notes (including its investment in all Classes of Secured Notes and Subordinated Notes) exceeds 40% of its total assets (determined on a consolidated basis with its subsidiaries); (ii) any person owning any equity or similar interest in such purchaser or transferee has the ability to determine, on an investment-by-investment basis, the amount of such person's contribution to any investment made by such purchaser or transferee; (iii) it was organized or reorganized for the specific purpose of acquiring any Notes; or (iv) additional capital or similar contributions were specifically solicited from any person owning an equity or similar interest in such purchaser or transferee for the purpose of enabling it to purchase any Notes.

For this purpose, a "Qualifying Investment Vehicle" is an entity as to which all of the beneficial owners of any securities issued by such entity have made, and as to which (in accordance with the document pursuant to which such entity was organized or the agreement or other document governing such securities) each such beneficial owner must require any transferee of any such security to make to the Issuer and the Registrar each of the representations set forth in the Indenture required to be made upon transfer of any Notes. If the purchaser or transferee is a U.S. person that is a Qualifying Investment Vehicle, it represents and warrants that either (i) none of the beneficial owners of its securities is a U.S. person or (ii) some or all of the beneficial owners of its securities are U.S. persons and each such beneficial owner has certified to the purchaser or such transferee that it is a Qualified Purchaser. If such purchaser or transferee is a Qualifying Investment Vehicle, it also represents and warrants that it has only one class of securities outstanding (other than any nominal security capital the distributions in respect of which are not correlated to or dependent upon distributions on, or the performance of, the Notes).

(v)                It is aware that, except as otherwise provided in this Indenture, the Secured Notes (other than the Class A-R Notes and the Class C Notes) being sold to it, if any, in reliance on Regulation S shall be represented by one or more Regulation S Global Secured Notes, and that beneficial interests therein may be held only through DTC for the respective accounts of Euroclear or Clearstream.

(vi)               Either (x) its principal place of business is not located within any Federal Reserve District of the Federal Reserve System or (y) it has satisfied and will satisfy any applicable registration or other requirements of the Federal Reserve System including, without limitation, Regulation U, in connection with its acquisition of the Notes, as applicable.

(vii)              It agrees not to seek to commence in respect of the Issuer, the Co-Issuer or any Issuer Subsidiary, or cause the Issuer, the Co-Issuer or any Issuer Subsidiary, to commence, a bankruptcy proceeding before a year and a day has elapsed since the payment in full to the holders of the Notes issued pursuant to this Indenture or, if longer, the applicable preference period then in effect.

(viii)             To the extent required by the Issuer, as determined by the Issuer or the Collateral Manager on behalf of the Issuer, it understands that the Issuer may, upon notice to the Trustee, impose additional transfer restrictions on the Notes to comply with the USA PATRIOT Act and other similar laws or regulations, including, without limitation, requiring each transferee of a Note to make representations to the Issuer in connection with such compliance.

(ix)                It acknowledges that, each investor or prospective investor will be required to make such representations to the Issuer, as determined by the Issuer or the Collateral Manager on behalf of the Issuer, as the Issuer will require in connection with applicable AML/OFAC obligations, including, without limitation, representations to the Issuer that such investor or prospective investor (or any person controlling or controlled by the investor or prospective investor; if the investor or prospective investor is a privately held entity, any person having a beneficial interest in the investor or prospective investor; or any person for whom the investor or prospective investor is acting as agent or nominee in connection with the investment) is not (i) an individual or entity named on any available lists of known or suspected terrorists, terrorist organizations or of other sanctioned persons issued by the United States government and the government(s) of any jurisdiction(s) in which the Collateral Manager or its Affiliates are doing business, including the List of Specially Designated Nationals and Blocked Persons administered by OFAC, as such list may be amended from time to time; (ii) an individual or entity otherwise prohibited by the OFAC sanctions programs; or (iii) a current or former senior foreign political figure or politically exposed person, or an immediate family member or close associate of such an individual. Further, such investor or prospective investor must represent to the Issuer that it is not a prohibited foreign shell bank.

(x)                It acknowledges that, each investor or prospective investor will also be required to represent to the Issuer that amounts invested with the Issuer were not directly or indirectly derived from activities that may contravene U.S. Federal, state or international laws and regulations, including, without limitation, any applicable anti-money laundering laws and regulations.

(xi)               It acknowledges that, by law, the Issuer, the Placement Agent, the Collateral Manager or other service providers acting on behalf of the Issuer, may be obligated to "freeze" any investment in a Note by such investor. The Issuer, the Placement Agent, the Collateral Manager or other service providers acting on behalf of the Issuer may also be required to report such action and to disclose the investor's identity to OFAC or other applicable governmental and regulatory authorities.

(xii)              It understands that the Co-Issuers, the Trustee, the Placement Agent and their respective counsel will rely upon the accuracy and truth of the foregoing representations, and it hereby consents to such reliance.

(xiii)             The Holder shall provide notice to each Person to whom it proposes to transfer any interest in the Notes of the transfer restrictions and representations set forth in Section 2.6, including the Exhibits referenced herein.

(xiv)             It is not a member of the public in the Cayman Islands.

(j)                 [Reserved].

(k)               Each Person who becomes an owner of a Certificated Subordinated Note shall be required to make the representations and agreements set forth in Exhibit B7 in a subscription agreement with, or representation letter to, the Issuer. Each purchaser of Certificated Class C Notes on the Closing Date shall be required to make the representations and agreements set forth in Exhibit B6 in a subscription agreement with, or representation letter to, the Issuer. No IAI who is not also a QIB may at any time acquire an interest in a Rule 144A Global Secured Note. No U.S. person may at any time acquire an interest in a Regulation S Global Secured Note.

(l)                 Tax Certifications.

(i)                Each Holder (including, for purposes of this Section 2.6(l), any beneficial owner of an interest in a Note) will treat the Issuer, the Co-Issuer and the Notes as described in the "Certain U.S. Federal Income Tax Considerations" section of the Offering Circular for all U.S. federal, state and local income tax purposes and will take no action inconsistent with such treatment unless required by law.

(ii)                Each Holder will timely furnish the Issuer and its agents with any tax certifications, information, or documentation (including, without limitation, IRS Form W-9 or the applicable IRS Form W-8, or any successors to such IRS forms) that the Issuer or its agents reasonably request (A) to permit the Issuer or its agents to make payments to the Holder without, or at a reduced rate of, deduction or withholding, (B) to enable the Issuer or its agents to qualify for a reduced rate of withholding or deduction in any jurisdiction from or through which they receive payments, and (C) to enable the Issuer or its agents to satisfy reporting and other obligations under any applicable law or regulation, and will update or replace such certifications, information, and documentation in accordance with its terms or subsequent amendments. Each Holder acknowledges that the failure to provide, update or replace any such certifications, information, and documentation may result in the imposition of withholding or back-up withholding on payments to such Holder. Amounts withheld pursuant to applicable tax laws will be treated as having been paid to the Holder by the Issuer.

(iii)                Each Holder will provide the Issuer and its agents with any correct, complete and accurate information, and will take any other actions, that may be required for the Issuer (or its sole owner) to achieve FATCA Compliance or necessary to provide the Cayman Islands Tax Information Authority pursuant to the Tax Information Authority (International Tax Compliance) (United Kingdom) Regulations, 2014 (as amended from time to time) and/or to avoid the imposition of tax under FATCA on any payment to the Issuer or to or for the benefit of the Holders, and/or, in the event such Holder fails to provide such information or take such actions or in the event that such Holder's ownership of any Notes would otherwise cause the Issuer (or its sole owner) to be subject to withholding tax under FATCA or otherwise not to achieve FATCA Compliance, (A) the Issuer is authorized to withhold under FATCA, and (B) to the extent necessary to avoid an adverse effect on the Issuer (or its sole owner) or any other Holder as a result of such failure or the Holder's ownership of Notes, the Issuer will have the right to compel the Holder to sell its Notes, and, if such Holder does not sell its Notes within 10 business days after notice from the Issuer or an agent of the Issuer, to sell such Notes at a public or private sale called and conducted in any manner permitted by law, and to remit the net proceeds of such sale (taking into account, in addition to other related costs and charges, any taxes incurred by the Issuer in connection with such sale) to the Holder as payment in full for such Notes and neither the Issuer nor the Trustee will have any liability for any losses that may be incurred by such Holder as a result. The Issuer may also assign each such Note a separate CUSIP number in the Issuer's sole discretion. Each Holder is deemed to agree and represent that the Issuer, the Collateral Manager and/or the Trustee or their agents or representatives may (1) provide any information and documentation provided to them in connection with FATCA and any other information concerning such Holder's investment in such Notes to the Cayman Islands Tax Information Authority, the U.S. Internal Revenue Service and any other relevant tax authority and (2) take such other steps as they deem necessary or helpful for the Issuer to achieve FATCA Compliance. Each Holder of a Secured Note agrees to indemnify the Issuer and the Trustee for all damages, costs and expenses that result from the failure of it to take the actions required of it herein in connection with FATCA.

(iv)                Each Holder of Class C Notes or Subordinated Notes acknowledges and agrees that:

(A)             it will not (1) acquire or directly or indirectly sell, encumber, assign, participate, pledge, hypothecate, rehypothecate, exchange, or otherwise dispose of, suffer the creation of a lien on, or transfer or convey in any manner (each, a "Transfer") such Notes (or any interest therein that is described in Treasury regulations section 1.7704-1(a)(2)(i)(B)) on or through (x) a United States national, regional or local securities exchange, (y) a foreign securities exchange or (z) an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers ((x), (y) and (z), collectively, an "Exchange") or (2) cause any of such Notes or any interest therein to be marketed on or through an Exchange;

(B)              it will not enter into any financial instrument payments on which are, or the value of which is, determined in whole or in part by reference to such Notes or the Issuer (including the amount of Issuer distributions on such Notes, the value of the Issuer's assets, or the result of the Issuer's operations), or any contract that otherwise is described in Treasury regulations section 1.7704-1(a)(2)(i)(B);

(C)              if it is, for U.S. federal income tax purposes, a partnership, grantor trust or S corporation, then less than 40% of the value of any person's interest in it will be attributable to such Notes, unless the Issuer has otherwise determined that such Holder will not cause the Issuer to be unable to rely on the "private placement" safe harbor of Treasury regulations section 1.7704-1(h); and

(D)             it will not Transfer all or any portion of such Notes unless: (1) the person to which it Transfers such Notes agrees to be bound by the restrictions, conditions, representations, warrants, and covenants set forth in this Section 2.6(l)(iv), and (2) such Transfer does not violate this Section 2.6(l)(iv).

Any Transfer made in violation of this Section 2.6(l)(iv) will be void and of no force or effect, and will not bind or be recognized by the Issuer or any other person, and no person to which such Notes are Transferred shall become a Holder unless such person agrees to be bound by this Section 2.6(l)(iv). However, notwithstanding the immediately preceding sentence, a Transfer in violation of Section 2.6(l)(iv)(A), (B), (C) or (D) shall be permitted if the Trustee receives advice of Milbank, Tweed, Hadley & McCloy LLP or Dechert LLP, or an Opinion of Counsel of other nationally recognized U.S. tax counsel experienced in such matters, to the effect that the Transfer will not cause the Issuer to be treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

(v) With respect to any period during which any Holder owns more than 50% of the Subordinated Notes, by number, or is otherwise treated as a member of the Issuer's "expanded affiliated group" (as defined in Treasury regulations section 1.1471-5T(i)), such Holder covenants to (A) use reasonable best efforts to ensure that any member of such expanded affiliated group (other than the Issuer and any Issuer Subsidiary) that is treated as a "foreign financial institution" within the meaning of Section 1471(d)(4) of the Code and any Treasury regulations promulgated thereunder shall be either a "participating FFI", a "registered deemed-compliant FFI" or an "exempt beneficial owner" within the meaning of Treasury regulations section 1.1471-4T(e), except to the extent that the Issuer or its agents have provided such Holder with an express waiver of this provision and (B) promptly notify the Issuer in the event that any member of such expanded affiliated group that is treated as a "foreign financial institution" within the meaning of Section 1471(d)(4) of the Code is not either a "participating FFI", a "registered deemed-compliant FFI" or an "exempt beneficial owner" within the meaning of Treasury regulations section 1.1471-4T(e) (or any successor provision), in each case except to the extent the Issuer or its agents have provided it with an express waiver of this requirement.

(m)             Any purported transfer of a Note not in accordance with this Section 2.6 shall be null and void and shall not be given effect for any purpose whatsoever.

(n)               To the extent required by the Issuer, as determined by the Issuer or the Collateral Manager on behalf of the Issuer, the Issuer may, upon written notice to the Trustee, impose additional transfer restrictions on the Notes to comply with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and other similar laws or regulations, including, without limitation, requiring each transferee of a Note to make or be deemed to make representations to the Issuer in connection with such compliance.

(o)               The Trustee and the Issuer shall be entitled to conclusively rely on any transfer certificate delivered pursuant to this Section 2.6 and shall be able to presume conclusively the continuing accuracy thereof, in each case without further inquiry or investigation.

(p)               Each Holder of Class C Notes agrees that (A) if an opinion of tax counsel of nationally recognized standing in the United States experienced in such matters has not been delivered to the Trustee that provides that the Class C Notes will be treated as indebtedness of the Issuer for U.S. federal income tax purposes, it will not Transfer such Notes to anyone other than a United States Person, and (B) it will not Transfer (which for the avoidance of doubt includes initial acquisitions of such Notes) such Notes without prior written confirmation from the Collateral Manager (on behalf of the Issuer), which confirmation shall not be unreasonably withheld or delayed, that the Transfer will not cause all outstanding Class C Notes and Subordinated Notes to be owned by more than 95 "partners" as defined under Treasury regulations section 1.7704-1(h), unless (1) the Holder Transfers all of the Class C Notes and all of the Subordinated Notes to a single Holder or (2) with respect to clause (B) above, the Collateral Manager (on behalf of the Issuer), after having received advice of Milbank, Tweed, Hadley & McCloy LLP or Dechert LLP, or an Opinion of Counsel of other nationally recognized U.S. tax counsel experienced in such matters, to the effect that the Transfer will not cause the Issuer to be treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, provides such Holder with a written waiver of this provision. Any Transfer made in violation of this clause (p) shall be void and of no force or effect, and shall not bind or be recognized by the Issuer or any other person, and no person to which Class C Notes are Transferred shall become a Holder unless such person agrees to be bound by this clause (p).

(q)               Each Holder of Subordinated Notes agrees that it will not Transfer such Notes (A) to anyone other than a United States Person, and (B) it will not Transfer (which for the avoidance of doubt includes initial acquisitions of such Notes) such Notes without prior written confirmation from the Collateral Manager (on behalf of the Issuer), which confirmation shall not be unreasonably withheld or delayed, that the Transfer will not cause all outstanding Class C Notes and Subordinated Notes to be owned by more than 95 "partners" as defined under Treasury regulations section 1.7704-1(h), unless (1) the Holder Transfers all of the Class C Notes and all of the Subordinated Notes to a single Holder or (2) with respect to clause (B) above, the Collateral Manager (on behalf of the Issuer), after having received advice of Milbank, Tweed, Hadley & McCloy LLP or Dechert LLP, or an Opinion of Counsel of other nationally recognized U.S. tax counsel experienced in such matters, to the effect that the Transfer will not cause the Issuer to be treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, provides such Holder with a written waiver of this provision. Any Transfer made in violation of this clause (q) shall be void and of no force or effect, and shall not bind or be recognized by the Issuer or any other person, and no person to which Subordinated Notes are Transferred shall become a Holder unless such person agrees to be bound by this clause (q).

(r)                 Each beneficial owner agrees that (i) the express terms of this Indenture govern the rights of the Holders to direct the commencement of a Proceeding against any Person, (ii) this Indenture contains limitations on the rights of the Holders to direct the commencement of any such Proceeding, (iii) each beneficial owner shall comply with such express terms if it seeks to direct the commencement of any such Proceeding, (iv) there are no implied rights under this Indenture to direct the commencement of any such Proceeding and (v) notwithstanding any provision of this Indenture, or any provision of the Notes or of any other agreement, the Issuer may, in its discretion, but shall be under no duty or obligation of any kind to the Holders of the Notes (or of any interest therein), or any of them, to institute any legal or other proceedings of any kind, against any person or entity, including, without limitation, the Trustee the Collateral Manager or the Calculation Agent.

Section 2.7            Mutilated, Defaced, Destroyed, Lost or Stolen Note. If (a) any mutilated or defaced Note is surrendered to a Transfer Agent, or if there shall be delivered to the Applicable Issuers, the Trustee and the relevant Transfer Agent evidence to their reasonable satisfaction of the destruction, loss or theft of any Note, and (b) there is delivered to the Applicable Issuers, the Trustee and such Transfer Agent, and any agent of the Applicable Issuers, the Trustee and such Transfer Agent, such security or indemnity as may be reasonably required by them to save each of them harmless, then, in the absence of notice to the Applicable Issuers, the Trustee or such Transfer Agent that such Note has been acquired by a Protected Purchaser, the Applicable Issuers shall execute and, upon Issuer Order (which Issuer Order shall be deemed to have been provided upon delivery of an executed Note to the Trustee for authentication), the Trustee shall authenticate and deliver, in lieu of any such mutilated, defaced, destroyed, lost or stolen Note, a new Note, of like tenor (including the same date of issuance) and equal principal or face amount, registered in the same manner, dated the date of its authentication, bearing interest from the date to which interest has been paid on the mutilated, defaced, destroyed, lost or stolen Note and bearing a number not contemporaneously outstanding.

If, after delivery of such new Note, a Protected Purchaser of the predecessor Note presents for payment, transfer or exchange such predecessor Note, the Applicable Issuers, the Transfer Agent and the Trustee shall be entitled to recover such new Note from the Person to whom it was delivered or any Person taking therefrom, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Applicable Issuers, the Trustee and the Transfer Agent in connection therewith.

In case any such mutilated, defaced, destroyed, lost or stolen Note has become due and payable, the Applicable Issuers in their discretion may, instead of issuing a new Note pay such Note without requiring surrender thereof except that any mutilated or defaced Note shall be surrendered.

Upon the issuance of any new Note under this Section 2.7, the Applicable Issuers, the Trustee or the applicable Transfer Agent may require the payment by the Holder thereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section 2.7 in lieu of any mutilated, defaced, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Applicable Issuers and such new Note shall be entitled, subject to the second paragraph of this Section 2.7, to all the benefits of this Indenture equally and proportionately with any and all other Notes of the same Class duly issued hereunder.

The provisions of this Section 2.7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, defaced, destroyed, lost or stolen Notes.

Section 2.8            Payment of Principal and Interest and Other Amounts; Principal and Interest Rights Preserved. (a) The Secured Debt of each Class shall accrue interest during each Interest Accrual Period at the applicable Debt Interest Rate, and the Class A-R Notes also accrue a Class A-R Commitment Fee, and such interest and Class A-R Commitment Fee, as applicable, shall be payable in arrears on each Quarterly Distribution Date and other Distribution Date with respect to such Class of Obligations, on the Aggregate Outstanding Amount thereof on the first day of the related Interest Accrual Period (after giving effect to payments of principal thereof on such date). Payment of interest on each Class of Secured Debt (and payments of Interest Proceeds to the Holders of the Subordinated Notes) shall be subordinated to the payments of interest on the related Priority Classes. So long as any Priority Classes are Outstanding with respect to any Class of Deferred Interest Notes, any payment of interest due on such Class of Deferred Interest Notes which is not available to be paid ("Deferred Interest" with respect thereto) in accordance with the Priority of Distributions on any Distribution Date shall not be considered "due and payable" for the purposes of Section 5.1(a) (and the failure to pay such interest shall not be an Event of Default) until the earliest of the Distribution Date (i) on which such interest is available to be paid in accordance with the Priority of Distributions, (ii) which is a Redemption Date with respect to such Class of Deferred Interest Notes, and (iii) which is the Stated Maturity of such Class of Deferred Interest Notes. Deferred Interest on any Class of Deferred Interest Notes shall not be added to the principal balance of such Class of Deferred Interest Notes, but any unpaid Deferred Interest (and any interest on such unpaid Deferred Interest) shall remain payable as accrued and unpaid interest in accordance with the terms of this Indenture. Deferred Interest on any Class of Deferred Interest Notes shall be payable on the first Distribution Date on which funds are available to be used for such purpose in accordance with the Priority of Distributions, but in any event no later than the earlier of the Distribution Date (i) which is the Redemption Date with respect to such Class of Deferred Interest Notes and (ii) which is the Stated Maturity of such Class of Deferred Interest Notes.

Interest shall cease to accrue on each Secured Debt, or in the case of a partial repayment, on such part, from the date of repayment or the respective Stated Maturity unless payment of principal is improperly withheld or unless default is otherwise made with respect to such payments of principal. To the extent lawful and enforceable, (x) interest on Deferred Interest with respect to any Class of Deferred Interest Notes shall accrue at the Debt Interest Rate for such Class until paid as provided herein and (y) interest on the interest on any Class A Debt or, if no Class A Debt is Outstanding, any Class B Debt or, if no Class A Debt or Class B Debt is Outstanding, any Class C Note that is not paid when due shall accrue at the Debt Interest Rate for such Class until paid as provided herein.

(b)               The principal of each Secured Debt of each Class matures at par and is due and payable on the Quarterly Distribution Date which is the Stated Maturity for such Class of Secured Debt, unless the unpaid principal of such Secured Debt becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise. Notwithstanding the foregoing, the payment of principal of each Class of Secured Debt (and payments of Principal Proceeds to the Holders of the Subordinated Notes) may only occur after principal and interest on each Class of Obligations that constitutes a Priority Class with respect to such Class has been paid in full and is subordinated to the payment on each Distribution Date of the principal and interest due and payable on such Priority Class(es), and other amounts in accordance with the Priority of Distributions, and any payment of principal of any Class of Secured Debt which is not paid, in accordance with the Priority of Distributions, on any Distribution Date (other than the Distribution Date which is the Stated Maturity of such Class or any Redemption Date), shall not be considered "due and payable" for purposes of Section 5.1(a) until the Distribution Date on which such principal may be paid in accordance with the Priority of Distributions or all of the Priority Classes with respect to such Class have been paid in full.

(c)                Principal payments on the Obligations shall be made in accordance with the Priority of Distributions and Section 9.1.

(d)               As a condition to the payment (or allocation) of principal of and interest on any Secured Debt or any payment (or allocation) on any Subordinated Note, without the imposition of withholding tax, the Paying Agent shall require certification acceptable to it to enable the Issuer, the Co-Issuer, the Trustee and any Paying Agent to determine their duties and liabilities with respect to any taxes or other charges that they may be required to deduct or withhold from payments in respect of such Obligation under any present or future law or regulation of the United States and any other applicable jurisdiction, or any present or future law or regulation of any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any such law or regulation.

(e)                Payments in respect of interest on and principal of any Secured Debt and any payment with respect to any Subordinated Note shall be made by the Trustee or by a Paying Agent in United States dollars to DTC or its designee with respect to a Global Note, to the Holder (or its nominee) with respect to a Certificated Secured Note, a Certificated Subordinated Note or a Definitive Note, by wire transfer, as directed by the Holder, in immediately available funds to a United States dollar account, as the case may be, maintained by DTC or its nominee with respect to a Global Note, and to the Holder or its designee with respect to a Certificated Secured Note, a Certificated Subordinated Note or a Definitive Note; provided that in the case of a Certificated Secured Note, a Certificated Subordinated Note or a Definitive Note, the Holder thereof shall have provided written wiring instructions to the Trustee or the applicable Paying Agent, on or before the related Record Date; and provided, further, that if appropriate instructions for any such wire transfer are not received by the related Record Date, then such payment shall be made by check drawn on a U.S. bank mailed to the address of the Holder specified in the Register. Upon final payment due on the Maturity of an Obligation, the Holder thereof shall present and surrender such Obligation at the Corporate Trust Office of the Trustee on or prior to such Maturity; provided, however, that if the Trustee and the Applicable Issuers shall have been furnished such security or indemnity as may be required by them to save each of them harmless and an undertaking thereafter to surrender such certificate, then, in the absence of notice to the Applicable Issuers or the Trustee that the applicable Obligation has been acquired by a bona fide purchaser, such final payment shall be made without presentation or surrender. Neither the Co-Issuers, the Trustee, the Collateral Manager, nor any Paying Agent shall have any responsibility or liability for any aspects of the records maintained by DTC, Euroclear, Clearstream or any of the Agent Members relating to or for payments made thereby on account of beneficial interests in a Global Note. In the case where any final payment of principal and interest is to be made on any Secured Debt (other than on the Stated Maturity thereof) or any final payment is to be made on any Subordinated Note (other than on the Stated Maturity thereof), the Trustee, in the name and at the expense of the Applicable Issuers shall, not more than 30 nor less than 10 days prior to the date on which such payment is to be made, mail (by first class mail, postage prepaid) to the Persons entitled thereto at their addresses appearing on the Register a notice which shall specify the date on which such payment shall be made, the amount of such payment per U.S.$1,000 of original principal amount of Secured Debt, original principal amount of Subordinated Notes and the place where such Obligations may be presented and surrendered for such payment.

(f)                Payments of principal to Holders of the Secured Debt of each Class shall be made in the proportion that the Aggregate Outstanding Amount of the Obligations of such Class registered in the name of each such Holder on the applicable Record Date bears to the Aggregate Outstanding Amount of all Obligations of such Class on such Record Date. Payments to the Holders of the Subordinated Notes from Interest Proceeds and Principal Proceeds shall be made in the proportion that the Aggregate Outstanding Amount of the Subordinated Notes registered in the name of each such Holder on the applicable Record Date bears to the Aggregate Outstanding Amount of all Subordinated Notes on such Record Date.

(g)               Interest accrued with respect to the Secured Debt shall be calculated on the basis of the actual number of days elapsed in the applicable Interest Accrual Period divided by 360.

(h)               All reductions in the principal amount of an Obligation (or one or more predecessor Obligations) effected by payments of installments of principal made on any Distribution Date or Redemption Date shall be binding upon all future Holders of such Obligation and of any Obligation issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Obligation.

(i)                 Notwithstanding any other provision of this Indenture or any other documents to which the Issuer or the Co-Issuer is or may be a party, the obligations of the Issuer and the Co-Issuer under the Obligations and this Indenture are, in the case of the Issuer, limited recourse or, in the case of the Co-Issuer, non-recourse obligations, as applicable, payable solely from the Assets and following realization of the Assets and application of the proceeds thereof in accordance with this Indenture, all obligations of and any claims against the Co-Issuers hereunder or in connection herewith after such realization shall be extinguished and shall not thereafter revive. No recourse shall be had against any Officer, director, employee, shareholder or incorporator of either the Co-Issuers, the Collateral Manager, the Retention Provider or their respective Affiliates, or any successors or assigns of any such Person, for any amounts payable under the Obligations or (except as otherwise provided herein or in the Collateral Management Agreement) this Indenture. It is understood that the foregoing provisions of this Section 2.8(i) shall not (x) prevent recourse to the Assets for the sums due or to become due under any security, instrument or agreement which is part of the Assets or (y) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Obligations or secured by this Indenture until such Assets have been realized. It is further understood that the foregoing provisions of this Section 2.8(i) shall not limit the right of any Person to name the Issuer or the Co-Issuer as a party defendant in any Proceeding or in the exercise of any other remedy under the Obligations or this Indenture, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person or entity. The Subordinated Notes are not secured hereunder.

(j)                 Subject to the foregoing provisions of this Section 2.8, each Note delivered under this Indenture and upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights of unpaid interest and principal (or other applicable amount) that were carried by such other Note.

Section 2.9            Persons Deemed Owners. The Issuer, the Co-Issuer, the Trustee and any agent of the Co-Issuers or the Trustee shall treat as the owner of any Obligation the Person in whose name such Obligation is registered on the Register on the applicable Record Date for the purpose of receiving payments of principal of and interest on such Obligation and on any other date for all other purposes whatsoever (whether or not such Obligation is overdue), and neither the Issuer, the Co-Issuer nor the Trustee nor any agent of the Issuer, the Co-Issuer or the Trustee shall be affected by notice to the contrary.

Section 2.10        Purchase of Obligations; Cancellation. (a) The Issuer may apply (i) Contributions accepted and received into the Contribution Account (at the direction of the related Contributor or, if no such direction, in the reasonable discretion of the Collateral Manager) or (ii) Additional Subordinated Notes Proceeds, in order to acquire any Secured Debt of the Class designated by the Collateral Manager or the Contributor, as applicable, through a tender offer, in the open market or in privately negotiated transactions (in each case, subject to applicable law) (any such Secured Debt, the "Repurchased Debt"), and the Issuer may not otherwise acquire any of the Obligations (including any Obligations abandoned or surrendered). Any such Repurchased Debt shall be submitted to the Trustee for cancellation.

(b)               No purchases of the Secured Debt by, or on behalf of, the Issuer may occur unless each of the following conditions is satisfied:

(i)                such purchases of Secured Debt shall occur in the following sequential order of priority: first, the Class A Debt pro rata, until the Class A Debt is paid in full; second, the Class B Debt pro rata, until the Class B Debt is paid in full; and third, the Class C Notes, until the Class C Notes are paid in full;

(ii)               each such purchase shall be effected only at prices discounted from par plus accrued interest thereon;

(iii)              each such purchase of Secured Debt shall be effected with Contributions or Additional Subordinated Notes Proceeds;

(iv)              no Default or Event of Default shall have occurred and be continuing;

(v)               any Secured Debt to be purchased shall be surrendered to the Trustee for cancellation in accordance with Section 2.6;

(vi)              each such purchase will otherwise be conducted in accordance with applicable law;

(vii)             the Trustee has received an Officer's certificate of the Collateral Manager to the effect that the conditions in Section 2.10(b)(i) through Section 2.10(b)(vi) and Section 2.10(b)(viii) below have been satisfied; and

(viii)            each Coverage test is satisfied both immediately prior to and after giving effect to such purchase or, if any such Coverage Test is not satisfied immediately prior to such purchase, the level of compliance with such Coverage Test will be maintained or improved immediately after giving effect to such purchase.

(c)                No Obligation may be surrendered (including any surrender in connection with any abandonment) except for payment as provided in this Indenture, or for registration of transfer, exchange or redemption in accordance with an Optional Redemption or, if a Special Redemption or Mandatory Redemption results in the payment in full of the applicable Class of Obligations, a Special Redemption or a Mandatory Redemption of the Obligations, or for replacement in connection with any Obligation deemed lost or stolen.

(d)               All Repurchased Debt and Obligations that are surrendered for payment, registration of transfer, exchange, redemption or that are deemed lost or stolen, shall be promptly cancelled by the Trustee and may not be reissued or resold; provided that Repurchased Debt shall continue to be treated as Outstanding to the extent provided in clause (v) of the definition of "Outstanding." Any such Obligations shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. No Obligations shall be authenticated in lieu of or in exchange for any Obligations canceled as provided in this Section 2.10, except as expressly permitted by this Indenture. All canceled Obligations held by the Trustee shall be destroyed by the Trustee in accordance with its standard policy, unless the Co-Issuers shall direct by an Issuer Order received prior to destruction that they be returned to it.

Section 2.11        Definitive Notes. (a) A Global Note deposited with DTC pursuant to Section 2.2 shall be transferred in the form of a Definitive Note to the beneficial owners thereof only if such transfer complies with Section 2.6 and either (i) DTC notifies the Co-Issuers that it is unwilling or unable to continue as depository for such Global Note or (ii) at any time DTC ceases to be a Clearing Agency registered under the Exchange Act and, in each case, a successor depository is not appointed by the Co-Issuers within 90 days after such notice (a "Depository Event"). In addition, the owner of a beneficial interest in a Global Note shall be entitled to receive a Definitive Note in exchange for such interest if such exchange complies with Section 2.6 and an Event of Default has occurred and is continuing.

(b)               Any Global Note that is transferable in the form of a Definitive Note to the beneficial owners thereof pursuant to this Section 2.11 shall be surrendered by DTC to the Trustee's designated office located in the United States to be so transferred, in whole or from time to time in part, without charge, and the Applicable Issuers shall execute and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of definitive physical certificates (pursuant to the instructions of DTC) (each such note, a "Definitive Note") in Authorized Denominations. Any Definitive Note delivered in exchange for an interest in a Global Note shall be in registered form and, except as otherwise provided by Section 2.6(g), (h) and (i), bear the legends set forth in the applicable Exhibit A and shall be subject to the transfer restrictions referred to in such legends.

(c)                Subject to the provisions of paragraph (b) of this Section 2.11, the Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(d)               In the event of the occurrence of a Depository Event, the Co-Issuers shall promptly make available to the Trustee a reasonable supply of Definitive Notes in definitive, fully registered form without interest coupons.

The Definitive Notes shall be in substantially the same form as the corresponding Global Notes with such changes therein as the Issuer and Trustee shall agree. In the event that Definitive Notes are not so issued by the Issuer to such beneficial owners of interests in Global Notes as required by Section 2.11(a), the Issuer expressly acknowledges that the beneficial owners shall be entitled to pursue any remedy that the Holder of a Global Note would be entitled to pursue in accordance with Article V of this Indenture (but only to the extent of such beneficial owner's interest in the Global Note) as if Definitive Notes had been issued.

Section 2.12        Notes Beneficially Owned by Non-Permitted Holders or in Violation of ERISA Representations. (a) Notwithstanding anything to the contrary elsewhere in this Indenture, any transfer of a beneficial interest in any Note to a Non-Permitted Holder shall be null and void and any such purported transfer of which the Issuer, the Co-Issuer or the Trustee shall have notice may be disregarded by the Issuer, the Co-Issuer and the Trustee for all purposes.

(b)               If any Non-Permitted Holder shall become the beneficial owner of an interest in any Note, the Issuer shall, promptly after discovery that such person is a Non-

Permitted Holder by the Issuer, the Co-Issuer or the Trustee (and notice to the Issuer by the Trustee if a Bank Officer of the Trustee obtains actual knowledge or by the Co-Issuer if it makes the discovery), send notice to such Non-Permitted Holder demanding that such Non-Permitted Holder transfer its interest in the Notes held by such person to a Person that is not a Non-Permitted Holder within 10 days of the date of such notice. If such Non-Permitted Holder fails to so transfer such Notes, the Issuer (or the Collateral Manager on its behalf) shall have the right, without further notice to the Non-Permitted Holder, to sell such Notes or interest in such Notes to a purchaser selected by the Issuer (or the Collateral Manager on its behalf) that is a not a Non-Permitted Holder on such terms as the Issuer may choose. The Issuer, or the Collateral Manager (on its own or acting through an investment bank selected by the Collateral Manager at the Issuer's expense) acting on behalf of the Issuer, may select the purchaser by soliciting one or more bids from one or more brokers or other market professionals that regularly deal in securities similar to the Notes, and selling such Notes to the highest such bidder. However, the Issuer may select a purchaser by any other means determined by it in its sole discretion. The Holder of each Note, the Non-Permitted Holder and each other Person in the chain of title from the Holder to the Non-Permitted Holder, by its acceptance of an interest in the Notes, agrees to cooperate with the Issuer, the Collateral Manager and the Trustee to effect such transfers. The proceeds of such sale, net of any commissions, expenses and taxes due in connection with such sale shall be remitted to the Non-Permitted Holder. The terms and conditions of any sale under this subsection shall be determined in the sole discretion of the Issuer (or the Collateral Manager on its behalf), and neither the Issuer nor the Collateral Manager shall be liable to any Person having an interest in the Notes sold as a result of any such sale or the exercise of such discretion.

Section 2.13        Deduction or Withholding from Payments on Notes; No Gross Up. If the Issuer is required to deduct or withhold tax under applicable law, including FATCA, from, or with respect to, payments (or allocations) to any Holder of the Obligations for any Tax, then the Trustee or other Paying Agent, as applicable, shall deduct, or withhold, the amount required to be deducted or withheld and remit to the relevant authority such amount. Without limiting the generality of the foregoing, the Issuer may withhold any amount that it determines is required to be withheld from any amounts otherwise distributable to any Holder of an Obligation. The Issuer shall not be obligated to pay any additional amounts to the Holders or beneficial owners of the Obligations as a result of any withholding or deduction for, or on account of, any Tax imposed on payments (or allocations) in respect of the Obligations.

ARTICLE III

CONDITIONS PRECEDENT; CERTAIN PROVISIONS RELATING TO COLLATERAL

Section 3.1            Conditions to Issuance of Obligations on Closing Date. (a) The Obligations to be issued on the Closing Date shall be executed by the Applicable Issuers and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee upon Issuer Order and upon receipt by the Trustee, of the following:

(i)                Officers' Certificates of the Co-Issuers Regarding Corporate Matters. An Officer's certificate of each of the Applicable Issuers (A) evidencing the authorization by Board Resolution of the execution and delivery of this Indenture, the Placement Agency

Agreement, the Class A-R Note Purchase Agreement and, in the case of the Issuer, the Collateral Management Agreement, the Securities Account Control Agreement, the Master Transfer Agreement, the Collateral Administration Agreement, the Administration Agreement, any Hedge Agreements and related transaction documents and in each case the execution, authentication and delivery of the Obligations applied for by it and specifying the Stated Maturity, principal amount and Debt Interest Rate of each Class of Co-Issued Notes to be authenticated and delivered and, in the case of the Issuer, the Stated Maturity and principal amount and, with respect to the Class C Notes, the Debt Interest Rate, of Class C Notes and Subordinated Notes to be authenticated and delivered and (B) certifying that (1) the attached copy of the Board Resolution is a true and complete copy thereof, (2) such resolutions have not been rescinded and are in full force and effect on and as of the Closing Date and (3) the Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon.

(ii)                Governmental Approvals. From each of the Co-Issuers either (A) a certificate of the Applicable Issuer or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel of such Applicable Issuer that no other authorization, approval or consent of any governmental body is required for the valid issuance of the Obligations, or (B) an Opinion of Counsel of the Applicable Issuer that no such authorization, approval or consent of any governmental body is required for the valid issuance of such Obligations except as have been given (provided that the opinions delivered pursuant to Section 3.1(a)(iii) and (iv) may satisfy the requirement).

(iii)                U.S. Counsel Opinions. Opinions of (a) Milbank, Tweed, Hadley & McCloy LLP, special U.S. counsel to the Co-Issuers, (b) Dechert LLP, special U.S. counsel to the Collateral Manager and (c) Locke Lord LLP, counsel to the Trustee and the Collateral Administrator, in each case dated the Closing Date, in form and substance satisfactory to the Co-Issuers.

(iv)                Cayman Counsel Opinion. An opinion of Appleby (Cayman) Ltd., Cayman Islands counsel to the Issuer, dated the Closing Date, in form and substance satisfactory to the Issuer.

(v)                Officers' Certificates of Co-Issuers Regarding Indenture. An Officer's certificate of each of the Co-Issuers, to the best of the signing Officer's knowledge, stating that the Applicable Issuer is not in default under this Indenture and that the issuance of the Obligations (or in the case of the Co-Issuer, the Co-Issued Notes) applied for by it shall not result in a default or a breach of any of the terms, conditions or provisions of, or constitute a default under, its organizational documents, any indenture or other agreement or instrument to which it is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which it is a party or by which it may be bound or to which it may be subject; that all conditions precedent provided in this Indenture relating to the authentication and delivery of the Obligations (or in the case of the Co-Issuer, the Co-Issued Notes) applied for by it have been complied with; and that all expenses due or accrued with respect to the Offering of such Obligations or relating to actions taken on or in connection with the Closing Date have been paid or reserves therefor have been made. The Officer's certificate of each of the Co-Issuers shall also state that, to the best of the signing Officer's knowledge, all of its representations and warranties contained herein are true and correct as of the Closing Date.

(vi)          Hedge Agreements. Executed copies of any Hedge Agreement entered into by the Issuer, if any.

(vii)        Indenture, Collateral Management Agreement, Sub-Advisory Agreement, Collateral Administration Agreement, Securities Account Control Agreement, Risk Retention Letter, Administration Agreement and other Transaction Documents. An executed counterpart of this Indenture, the Collateral Management Agreement, the Sub-Advisory Agreement, the Collateral Administration Agreement, the Securities Account Control Agreement, the Risk Retention Letter, the Administration Agreement, the Master Transfer Agreement, the Placement Agency Agreement and the Class A-R Note Purchase Agreement.

(viii)        Certificate of the Collateral Manager. An Officer's certificate of the Collateral Manager, dated as of the Closing Date, to the effect that, to the best knowledge of the Collateral Manager, in the case of each Collateral Obligation pledged to the Trustee for inclusion in the Assets, as the case may be, on the Closing Date and immediately before the delivery of such Collateral Obligation on the Closing Date:

(A)             the Issuer owns or has entered into binding agreements to purchase Collateral Obligations with an Aggregate Principal Balance of approximately U.S.$242,000,000 as of the Closing Date;

(B)              such Collateral Obligation satisfies the requirements of the definition of "Collateral Obligation" and of Section 3.1(a)(x)(B); and

(C)              the information with respect to each Collateral Obligation listed in Schedule 7 is true and correct and such Schedule of Collateral Obligations is complete with respect to each such Collateral Obligation.

(ix)           Grant of Collateral Obligations. The Grant pursuant to the Granting Clause of this Indenture of all of the Issuer's right, title and interest in and to the Collateral Obligations on the Closing Date and Delivery of such Collateral Obligations (including any promissory note and copies of the applicable loan agreement or indenture and assignment agreement, in each case to the extent received by the Issuer) as contemplated by Section 3.3 has been effected.

(x)            Certificate of the Issuer Regarding Assets. A certificate of an Authorized Officer of the Issuer, dated as of the Closing Date, to the effect that, in the case of each Collateral Obligation pledged to the Trustee for inclusion in the Assets, on the Closing Date and immediately prior to the Delivery thereof on the Closing Date:

(A)             the Issuer is the owner of such Collateral Obligation free and clear of any liens, claims or encumbrances of any nature whatsoever except for (i) those which are being released on the Closing Date, (ii) those Granted pursuant to this Indenture and (iii) any other Permitted Liens;

(B)              the Issuer has acquired its ownership in such Collateral Obligation in good faith without notice of any adverse claim (as such term is defined in Section 8-102(a)(1) of the UCC), except as described in paragraph (A) above;

(C)              the Issuer has not assigned, pledged or otherwise encumbered any interest in such Collateral Obligation (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released or is being released on the Closing Date) other than interests Granted pursuant to this Indenture;

(D)             the Issuer has full right to Grant a security interest in and assign and pledge such Collateral Obligation to the Trustee;

(E)              based on the certificate of the Collateral Manager delivered pursuant to Section 3.1(a)(viii), the information with respect to such Collateral Obligation is correct;

(F)               (1) based on the certificate of the Collateral Manager delivered pursuant to Section 3.1(a)(viii), each Collateral Obligation included in the Assets satisfies the requirements of the definition of "Collateral Obligation" and (2) the requirements of Section 3.1(a)(ix) have been satisfied; and

(G)             upon Grant by the Issuer, the Trustee has a first priority perfected security interest in the Collateral Obligations and other Assets, except as permitted by this Indenture.

(xi)           Rating Letters. An Officer's certificate of the Issuer to the effect that attached thereto with respect to the applicable Class of Secured Debt is a true and correct copy of a letter signed by each Rating Agency confirming that each Class of Secured Debt has been assigned the applicable Initial Rating and that such ratings are in effect on the Closing Date.

(xii)          Accounts. Evidence of the establishment of each of the Accounts.

(xiii)         Officers' Certificates of the Collateral Manager, the Sub-Advisor and the Retention Provider Regarding Corporate Matters. An Officer's certificate of each of the Collateral Manager, the Sub-Advisor and the Retention Provider (A) evidencing the authorization by written consent of its members or by Board Resolution, as applicable, of the execution and delivery of the Transaction Documents it is party to and related transaction documents and (B) certifying that (1) the attached copy of the written consent of its members is a true and complete copy thereof, (2) such resolutions have not been rescinded and are in full force and effect on and as of the Closing Date and (3) the Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon.

(xiv)            Issuer Order for Deposit of Funds into Accounts. An Issuer Order signed in the name of the Issuer by an Authorized Officer of the Issuer, dated as of the Closing Date, (A) authorizing the deposit of U.S.$52,884,447 from the proceeds of the issuance of the Obligations into the Ramp-Up Account for use pursuant to Section 10.3(d), (B) authorizing the deposit of U.S.$0 from the proceeds of the issuance of the Obligations into the Expense Reserve Account for use pursuant to Section 10.3(e), (C) authorizing the deposit of U.S.$0 from the proceeds of the issuance of the Obligations into the Revolver Funding Account for use pursuant to Section 10.4 and (D) authorizing the deposit of U.S.$0 from the proceeds of the issuance of the Obligations into the Interest Reserve Account for use pursuant to Section 10.2(e).

(xv)             Termination of Warehouse Facility. Evidence of the termination of the Warehouse Facility and the documents related thereto (except as otherwise specified in the payoff letter terminating the Warehouse Facility) and the payment in full of all loans and other obligations thereunder (other than any obligations that expressly survive the termination thereof).

(xvi)            Closing Merger. Evidence of the merger of the warehouse borrower into the Issuer on the Closing Date and the documents related thereto. The Issuer hereby directs the Trustee to execute and deliver to the Issuer any instrument evidencing its written consent to such merger.

(xvii)           Other Documents. Such other documents as the Trustee may reasonably require; provided that nothing in this clause (xvii) shall imply or impose a duty on the part of the Trustee to require any other documents.

(b)               The Issuer shall procure the posting of the copies of the documents specified in Section 3.1(a) (other than the rating letters specified in clause (xi) thereof) on the 17g-5 Website as soon as practicable after the Closing Date.

Section 3.2            Conditions to Issuance of Additional Obligations. (a)  Additional Obligations to be issued on an Additional Obligations Closing Date pursuant to Section 2.4 may be executed by the Applicable Issuers and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered to the Issuer by the Trustee upon Issuer Order, upon compliance with clauses (ix) and (x) of Section 3.1(a) (with all references therein to the Closing Date being deemed to be the applicable Additional Obligations Closing Date) and upon receipt by the Trustee of the following:

(i)                Officers' Certificates of the Co-Issuers Regarding Corporate Matters. An Officer's certificate of each of the Co-Issuers (A) evidencing the authorization by Board Resolution of the execution and delivery of a supplemental indenture pursuant to Section 8.1 and the execution, authentication and delivery of the Additional Obligations applied for by it and specifying the Stated Maturity, the principal amount and Debt Interest Rate of each Class of such Additional Obligations that are Co-Issued Notes and, in the case of the Issuer, the Stated Maturity and principal amount and, in the case of such Additional Obligations that are Class C Notes, the Debt Interest Rate, of Class C Notes and Subordinated Notes to be authenticated and delivered, and (B) certifying that (1) the attached copy of such Board Resolution is a true and complete copy thereof, (2) such resolutions have not been rescinded and are in full force and effect on and as of the Additional Obligations Closing Date and (3) the Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon.

(ii)                Governmental Approvals. From each of the Applicable Issuers either (A) a certificate of the Applicable Issuer or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel of such Applicable Issuer that no other authorization, approval or consent of any governmental body is required for the valid issuance of such Additional Obligations, or (B) an Opinion of Counsel of the Applicable Issuer that no such authorization, approval or consent of any governmental body is required for the valid issuance of such Additional Obligations except as have been given (provided that the opinions delivered pursuant to Section 3.2(a)(iii) and (iv) may satisfy the requirement).

(iii)                U.S. Counsel Opinions. Opinions of Milbank, Tweed, Hadley & McCloy LLP, special U.S. counsel to the Co-Issuers or other counsel acceptable to the Trustee and the Collateral Administrator, dated the Additional Obligations Closing Date, in form and substance satisfactory to the Issuer and the Trustee.

(iv)                Cayman Counsel Opinion. An opinion of Appleby (Cayman) Ltd., Cayman Islands counsel to the Issuer, or other counsel acceptable to the Trustee, dated the Additional Obligations Closing Date, in form and substance satisfactory to the Issuer.

(v)                Officers' Certificates of Co-Issuers Regarding Indenture. An Officer's certificate of each of the Co-Issuers stating that, to the best of the signing Officer's knowledge, the Applicable Issuer is not in default under this Indenture and that the issuance of the Additional Obligations applied for by it shall not result in a default or a breach of any of the terms, conditions or provisions of, or constitute a default under, its organizational documents, any indenture or other agreement or instrument to which it is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which it is a party or by which it may be bound or to which it may be subject; that the provisions of Section 2.4 and all conditions precedent provided in this Indenture and the supplemental indenture pursuant to Section 8.1 relating to the authentication and delivery of the Additional Obligations applied for have been complied with; and that all expenses due or accrued with respect to the Offering of the Additional Obligations or relating to actions taken on or in connection with the Additional Obligations Closing Date have been paid or reserved. The Officer's certificate of the Issuer shall also state that, to the best of the signing Officer's knowledge, all of its representations and warranties contained herein are true and correct as of the Additional Obligations Closing Date.

(vi)                Supplemental Indenture. A fully executed counterpart of the supplemental indenture making such changes to this Indenture as shall be necessary to permit such additional issuance.

(vii)                Issuer Order for Deposit of Funds into Accounts. An Issuer Order signed in the name of the Issuer by an Authorized Officer of the Issuer or by the Collateral Manager, dated as of the date of the additional issuance, authorizing the deposit of the net proceeds of the issuance into the Collection Account for use pursuant to Section 10.2.

(viii)                Evidence of Required Consents. Satisfactory evidence of the consent of the Collateral Manager and a Majority of the Subordinated Notes to such additional issuance (which may be in the form of an Officer's certificate of the Issuer).

(ix)                Issuer Order for Deposit of Funds into Expense Reserve Account. An Issuer Order signed in the name of the Issuer by an Authorized Officer of the Issuer or by the Collateral Manager, dated as of the date of the additional issuance, authorizing the deposit of approximately one percent of the proceeds of such additional issuance into the Expense Reserve Account for use pursuant to Section 10.3(e).

(x)                Other Documents. Such other documents as the Trustee may reasonably require, including, but not limited to, a refreshed Risk Retention Letter if so requested by an Affected Investor; provided that nothing in this clause (x) shall imply or impose a duty on the Trustee to so require any other documents.

Prior to any Additional Obligations Closing Date, the Trustee shall provide to the Holders notice of such issuance of Additional Obligations no less than 15 days prior to the Additional Obligations Closing Date; provided, that the Trustee shall receive such notice at least two Business Days prior to the 15th day prior to such Additional Obligations Closing Date. On or prior to any Additional Obligations Closing Date, the Trustee shall provide to the Holders copies of any supplemental indentures executed as part of such issuance.

Section 3.3            Custodianship; Delivery of Collateral Obligations and Eligible Investments. (a) The Issuer, or the Collateral Manager on behalf of the Issuer, shall use commercially reasonable efforts to deliver or cause to be delivered to a custodian appointed by the Issuer, which shall be a Securities Intermediary (the "Custodian"), all Assets in accordance with the definition of "Deliver." Initially, the Custodian shall be the Bank. Any successor custodian shall be a state or national bank or trust company that is not an Affiliate of the Issuer or the Co-Issuer, that (i) has (A) a rating of at least "Baa1" by Moody's and at least "BBB+" by S&P and (B) capital and surplus of at least U.S.$200,000,000 and (ii) that is a Securities Intermediary. Subject to the limited right to relocate Pledged Obligations as provided in Section 7.5(b), the Trustee or the Custodian, as applicable, shall hold (i) all Collateral Obligations, Eligible Investments, Cash and other investments purchased in accordance with this Indenture and (ii) any other property of the Issuer otherwise Delivered to the Trustee or the Custodian, as applicable, by or on behalf of the Issuer, in the relevant Account established and maintained pursuant to Article X; as to which in each case the Trustee shall have entered into the Securities Account Control Agreement with the Custodian providing, inter alia, that the establishment and maintenance of such Account shall be governed by a law of a jurisdiction satisfactory to the Issuer and the Trustee. If at any time the Custodian fails to satisfy these requirements, the Trustee shall appoint a successor Custodian within 30 calendar days that is able to satisfy such requirements. Any successor custodian shall, in addition to satisfying the above requirements, be a state or national bank or trust company that is not an Affiliate of the Issuer or the Co-Issuer and a Securities Intermediary.

(b)               Each time that the Collateral Manager on behalf of the Issuer directs or causes the acquisition of any Collateral Obligation, Eligible Investment, or other investments, the Collateral Manager (on behalf of the Issuer) shall, if the Collateral Obligation, Eligible Investment, or other investment is required to be, but has not already been, transferred to the relevant Account, use commercially reasonable efforts to cause the Collateral Obligation, Eligible Investment, or other investment to be Delivered to the Custodian to be held in the Custodial Account (or in the case of any such investment that is not a Collateral Obligation, in the Account in which the funds used to purchase the investment are held in accordance with Article X) for the benefit of the Trustee in accordance with this Indenture. The security interest of the Trustee in the funds or other property used in connection with the acquisition shall, immediately and without further action on the part of the Trustee, be released. The security interest of the Trustee shall nevertheless come into existence and continue in the Collateral Obligation, Eligible Investment, or other investment so acquired, including all interests of the Issuer in to any contracts related to and proceeds of the Collateral Obligations, Eligible Investments, or other investments.

Section 3.4            Class A-R Notes.

(a)                Borrowing under the Class A-R Notes. From the Closing Date until the last day of the Class A-R Commitment Period, the Issuer may borrow advances, on a revolving basis and in U.S. dollars, under the Class A-R Notes (a "Borrowing" and, the date of any such Borrowing, a "Borrowing Date") (i) on any Business Day during the Reinvestment Period to fund the purchase of Collateral Obligations (including to fund Exposure Amounts), (ii) on any Business Day after the last day of the Reinvestment Period and prior to the end of the Class A-R Commitment Period, to fund Exposure Amounts relating to Revolving Collateral Obligations and Delayed Drawdown Collateral Obligations and to acquire Collateral Obligations pursuant to commitments entered into by the Issuer prior to the last day of the Reinvestment Period, and (iii) on any Business Day a Holder is required to fund a Class A-R Rating Requirement Funding Subaccount to comply with the Rating Requirement, to fund such Class A-R Rating Requirement Funding Subaccount in the amount of the Holder's pro rata share of the Aggregate Undrawn Amount, in each case, provided that the requirements for Borrowings set forth in the Class A-R Note Purchase Agreement are met. Other than Borrowings deposited in a Class A-R Rating Requirement Funding Subaccount, funds received by the Issuer as a result of a Borrowing shall be (w) forwarded to the Retention Provider for payment of the acquisition of Collateral Obligations, (x) deposited into the Ramp-Up Account to be held for future acquisitions of Collateral Obligations, (y) deposited into the Principal Collection Account or (z) deposited into the Revolver Funding Account to fund Exposure Amounts relating to Revolving Collateral Obligations and Delayed Drawdown Collateral Obligations.

The aggregate principal amount of any Borrowing (other than a Short Settlement Borrowing) in respect of the Class A-R Notes (taken as a whole) shall be at least U.S.$1,000,000 (and integral multiples of U.S.$10,000, in excess thereof) or, if the Aggregate Undrawn Amount is less than U.S.$1,000,000, such lesser amount. Other than Borrowings deposited in a Class A-R Rating Requirement Funding Subaccount, each Borrowing shall be made by the Issuer pro rata according to the unused portion of the Class A-R Commitments. Each Holder of a Class A-R Note shall be severally obligated to advance to the Issuer its pro rata share of such Borrowing in an amount equal to the product of (a) its percentage ownership of the Class A-R Notes and (b) the amount of the Borrowing requested by the Issuer from all Holders of Class A-R Notes.

(b)               Prepayments of Class A-R Notes; Breakage Costs. During the Reinvestment Period, the Class A-R Notes may be prepaid (in whole or in part) together with accrued interest thereon to the date of prepayment, without reducing the Class A-R Commitments, on (i) any Distribution Date from Interest Proceeds or Principal Proceeds in accordance with, and as specifically provided for in, the Priority of Distributions or (ii) any Interim Distribution Date other than during a Stub Period, in each case subject to the satisfaction (after giving effect to such prepayment) of each Coverage Test and certain other conditions specified in the Class A-R Note Purchase Agreement, at the option of the Collateral Manager (on behalf of the Issuer), from Principal Proceeds upon not less than three Business Days' notice to the Class A-R Note Agent and the Trustee (and any such notice may be revoked on or prior to two Business Days prior to such date) (a "Class A-R Prepayment"). On any such Interim Distribution Date during the Reinvestment Period, at the direction of the Collateral Manager, the Trustee shall transfer the amount of a Class A-R Prepayment from the Collection Account to the Payment Account and shall apply such amount to repay the principal of the Class A-R Notes on a pro rata basis. During or after the Reinvestment Period, the Class A-R Notes may be prepaid on any Interim Distribution Date to prepay funds deposited in a Class A-R Rating Requirement Funding Subaccount, if the applicable Holder either satisfies the Rating Requirement or has transferred its Class A-R Note to a transferee that satisfies the Rating Requirement, which prepayment shall be made at the direction of the Collateral Manager from the funds on deposit in such Holder's Class A-R Rating Requirement Funding Subaccount. Any Class A-R Note Additional Amounts shall be paid (x) in the case of a Class A-R Prepayment on an Interim Distribution Date, on the Distribution Date next succeeding the Collection Period in which such Interim Distribution Date occurs and (y) in the case of a failed Borrowing, on the Distribution Date following the Collection Period in which such failed Borrowing occurs, in each case pursuant to the Priority of Distributions. Notwithstanding the foregoing, the Issuer shall not be required to compensate any Holder for any loss incurred more than six months prior to the date that such Holder notifies the Issuer of the Break Funding Event or Class A-R Note Increased Costs giving rise to such loss and of such Holder's intention to claim compensation therefor. In addition, if such notice and the certificate required pursuant to the Class A-R Note Purchase Agreement are not delivered to the Issuer, the Collateral Manager and the Trustee at least two Business Days prior to a Distribution Date in the case of a Break Funding Event or 10 Business Days prior to a Distribution Date in the case of Class A-R Note Increased Costs, payment shall be made on the next succeeding Distribution Date. The aggregate principal amount of any Class A-R Prepayment (taken as a whole) shall be at least U.S.$1,000,000 (and integral multiples of U.S.$10,000, in excess thereof) (or, if the aggregate drawn amount is less than $1,000,000, such lesser amount). Other than a prepayment of a Borrowing deposited in a Class A-R Rating Requirement Funding Subaccount, any prepayment of only the Class A-R Notes shall be made by the Issuer pro rata according to the Aggregate Outstanding Amount thereof to all of the Outstanding Class A-R Notes. For the avoidance of doubt, a Class A-R Prepayment shall be a voluntary prepayment of the Class A-R Notes and no other Class of Obligations.

(c)                Borrowing Request. On or prior to 1:00 p.m. (New York City time) on the third Business Day immediately preceding each Borrowing Date, the Issuer shall provide a notice to the Class A-R Note Agent (with a copy to the Trustee) of the Issuer's intention to effect a Borrowing (as such, a "Borrowing Request"); provided, that the Issuer may, on any Business Day prior to the end of the Class A-R Commitment Period, notify the Class A-R Note Agent (with a copy to the Trustee) of a proposed Borrowing (a "Short Settlement Borrowing") that is necessary to fund a same day funding requirement as set forth in the Class A-R Note Purchase Agreement, not later than 10:00 a.m. (New York time) on the date of the proposed Short Settlement Borrowing (which shall be a Business Day); provided, further, that within one Business Day of the Issuer receiving notice of a Holder's failure to satisfy the Rating Requirement a Borrowing Request must be delivered to such Holder, and such Holder must fund the Borrowing within 30 Business Days, unless the Rating Requirement is again satisfied prior thereto. Any such notice shall include the following information: (1) the aggregate amount of the requested Borrowing, (2) the Borrowing Date, (3) the Aggregate Outstanding Amount of the Class A-R Notes both before and after giving effect to such Borrowing and (4) whether such requested Borrowing would be a Short Settlement Borrowing. Promptly following receipt of a request for a Borrowing, the Class A-R Note Agent shall forward by fax or e-mail to each Holder of a Class A-R Note (with a copy to the Trustee) a copy of such request. Each Holder of a Class A-R Note that has agreed (subject to the terms of the Class A-R Note Purchase Agreement) to fund Borrowings on a same day basis shall fund a Short Settlement Borrowing on a same day basis, and other Holders of Class A-R Notes will not be obligated to do so. The aggregate amount of Short Settlement Borrowings outstanding at any given time shall not exceed $5,000,000.

(d)               Rating Requirement. Each Holder of the Class A-R Notes shall be required to satisfy the Rating Requirement during the Class A-R Commitment Period. If any Holder of Class A-R Notes or, if such Holder satisfies the Rating Requirements pursuant to clause (b) of the definition of "Rating Requirement" with respect to its guarantor, such guarantor, fails to satisfy the Rating Requirement during the Class A-R Commitment Period, such Holder or guarantor shall be required (i) within 30 Business Days, to fully fund a Borrowing in the amount of such Class A-R Note Holder's pro rata share of the Aggregate Undrawn Amount to be deposited in a Class A-R Rating Requirement Funding Subaccount in accordance with the provisions set forth in Section 10.3(i) and (ii) to provide written notice to Moody's of such failure. If within 30 Business Days after a Ratings Trigger Event (unless such Holder or guarantor satisfies the Rating Requirement within 30 days of such failure), such Holder or guarantor has failed to (i) transfer all of its rights and obligations in respect of its Class A-R Notes to a purchaser that satisfies the Rating Requirement and that is eligible to purchase such Notes under the terms hereof and the Class A-R Note Purchase Agreement, as applicable, (ii) provide an unconditional guarantee (which complies with the then-current Moody's and S&P criteria) of its commitments under the Class A-R Note Purchase Agreement to which it is a party from an institution satisfying the Rating Requirement or (iii) fund the Borrowing or cause to be funded the Borrowing referred to above, the Issuer shall have the right under the Class A-R Note Purchase Agreement, and shall be obligated to use reasonable efforts to replace such Holder or guarantor (at the cost of such Holder) with another entity that meets the Rating Requirement (by requiring the replaced Holder or guarantor to transfer all of its rights and obligations in respect of such Notes to the transferee entity).

(e)                Class A-R Commitment Fee. The Class A-R Commitment Fees shall accrue for each day from and including the first day of each Collection Period to and including the last day of such Collection Period and shall be due and payable on each Distribution Date as provided in the Priority of Distributions and shall be calculated by the Class A-R Note Agent pursuant to the Class A-R Note Purchase Agreement. The amount of the Class A-R Commitment Fees due and payable on each Distribution Date shall be equal to the accrued and unpaid Class A-R Commitment Fees as of the corresponding Determination Date in respect of such Distribution Date. The Class A-R Commitment Fee will rank pari passu with the payment of interest on the Class A Notes. Class A-R Commitment Fees are computed on the basis of a 360 day year and the actual number of days elapsed. Interest at the highest rate then applicable to the Class A-R Notes (or, if there are no Borrowings then outstanding, at the Base Rate) shall accrue on the portion of any Class A-R Commitment Fee payable to the Holders of the Class A-R Notes that is not paid when due.

Notwithstanding anything to the contrary contained herein, if a Borrowing is made under the Class A-R Notes during a Stub Period, the interest accrued in respect of such Class A-R Notes during such Stub Period shall not be due and payable on the Distribution Date occurring at the end of such Stub Period (such Distribution Date, the "Immediate Distribution Date") and shall instead be due and payable on the Distribution Date immediately following the Immediate Distribution Date (such Distribution Date, the "Ensuing Distribution Date"), along with all accrued interest, accrued Class A-R Commitment Fees and other amounts that are otherwise due and payable on such Ensuing Distribution Date.

(f)                Payment of Principal. Principal on the Class A Debt, other than in the case of a Class A-R Prepayment, shall be repaid in accordance with the Class A Principal Allocation Formula and the Class A-R Commitments shall be reduced by the Class A-R Commitment Reduction Amount.

(g)               Reduction In Class A-R Commitments. On each Distribution Date occurring after the end of the Reinvestment Period but during the Class A-R Commitment Period (and after giving effect to the payments made under the Priority of Distributions on such date), the total Class A-R Commitments shall be reduced automatically to an amount equal to (i) the Aggregate Outstanding Amount of all Class A-R Notes less the amount of funds deposited into the Class A-R Rating Requirement Funding Account (for so long as such proceeds remain on deposit therein) plus (ii) the Unfunded Amount (which shall be determined including any Revolving Collateral Obligations and Delayed Drawdown Collateral Obligations that the Issuer entered into binding commitments before the end of the Reinvestment Period to purchase after the end of the Reinvestment Period), but only to the extent that such reduction does not result in a Commitment Shortfall. One Business Day prior to such reduction of the Class A-R Commitments, the Collateral Manager shall provide the Class A-R Note Agent with notice thereof. The total Class A-R Commitments (and the Class A-R Commitment of each Holder of a Class A-R Note) shall be automatically reduced to zero at the close of business (New York City time) on the last day of the Class A-R Commitment Period, including the effective date of an Optional Redemption. The Class A-R Commitments shall be reduced in whole or in part in accordance with the Class A-R Note Purchase Agreement.

Pursuant to the Class A-R Note Purchase Agreement, the Issuer may effect an optional reduction of the Class A-R Commitments at any time after the Non-Call Period, subject to the conditions set forth in the Class A-R Note Purchase Agreement (including that, after giving effect to such reduction and any prepayment of Class A-R Notes made on such date, (a) the Commitment Shortfall Test is satisfied and (b) each of the Coverage Tests, Collateral Quality Test and Concentration Limitations are satisfied, or if any such test is not satisfied prior to giving effect to such reduction, compliance with such test is maintained or improved).

(h)               Revolving Nature of the Class A-R Notes. For the avoidance of doubt, subject to the terms of this Indenture and the Class A-R Note Purchase Agreement, amounts may be borrowed, repaid and reborrowed under the Class A-R Notes until the Commitment Termination Date.

(i)                 Instructions to Trustee. The Collateral Manager, the Issuer and the Class A-R Note Agent shall reasonably cooperate and provide the Trustee with all necessary information and instructions to give effect to the requirements of this Section 3.4 and the Trustee shall be protected in relying upon such instructions given by the Collateral Manager with respect to any of the foregoing.

ARTICLE IV

SATISFACTION AND DISCHARGE

Section 4.1            Satisfaction and Discharge of Indenture. This Indenture shall be discharged and shall cease to be of further effect except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Notes, (iii) the rights of Holders to receive payments of principal thereof and interest thereon, (iv) the rights, protections, indemnities and immunities of the Trustee and the specific obligations set forth below hereunder, (v) the rights, obligations and immunities of the Collateral Manager hereunder and under the Collateral Management Agreement and the Collateral Administration Agreement, (vi) the rights, protections, indemnities and immunities of the Collateral Administrator hereunder and under the Collateral Administration Agreement and (vii) the rights of Holders as beneficiaries hereof with respect to the property deposited with the Trustee and payable to all or any of them (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture) when:

(a)           (i) either:

(A)             all Notes theretofore authenticated and delivered to Holders, other than (1) Notes which have been mutilated, defaced, destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.7, (2) Notes for whose payment Money has theretofore irrevocably been deposited in trust and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 7.3, have been delivered to the Trustee for cancellation; or

(B)              all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable, (2) shall become due and payable at their

Stated Maturity within one year or (3) are to be called for redemption pursuant to Article IX under an arrangement satisfactory to the Trustee for the giving of notice of redemption by the Applicable Issuers pursuant to Section 9.4 of this Indenture and either (x) the Issuer has irrevocably deposited or caused to be deposited with the Trustee, in trust for such purpose, Cash or non-callable direct obligations of the United States of America; provided that the obligations are entitled to the full faith and credit of the United States of America or are debt obligations which are rated "Aaa" by Moody's and "AAA" by S&P, in an amount sufficient, as recalculated in an agreed-upon procedures report by a firm of Independent certified public accountants which are nationally recognized, to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation or (y) in the event all of the Assets are liquidated following the satisfaction of the conditions specified in Section 5.5(a), the Issuer shall have paid or caused to be paid all proceeds of such liquidation of the Assets in accordance with the Priority of Distributions; and

                                                (ii)                the Issuer has paid or caused to be paid all other sums then due and payable hereunder (including any amounts then due and payable pursuant to the Hedge Agreements, the Collateral Administration Agreement and the Collateral Management Agreement without regard to the Administrative Expense Cap) by the Issuer and no other amounts are scheduled to be due and payable by the Issuer other than Dissolution Expenses (it being understood that the requirements of this clause (ii) may be deemed satisfied as set forth in Section 5.7); and

                                              (iii)                the Co-Issuers have delivered to the Trustee Officer's certificates and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with; or

(b)               (i) the Trustee confirms to the Issuer that:

(A)             the Trustee is not holding any Assets (other than (x) the Collateral Management Agreement, the Hedge Agreements (if any), the Collateral Administration Agreement, the Securities Account Control Agreement and the Administration Agreement and (y) Cash in an amount not greater than the Dissolution Expenses); and

(B)              no assets (other than Excepted Property or Cash in an amount not greater than the Dissolution Expenses) are on deposit in or to the credit of any deposit account or securities account (including any Accounts) established at the Trustee in the name of the Issuer (or the Trustee for the benefit of the Issuer or any Secured Party);

                                                (ii)             each of the Co-Issuers has delivered to the Trustee a certificate stating that (1) there are no Assets (other than (x) the Collateral Management Agreement, the Hedge Agreements (if any), the Collateral Administration Agreement, the Securities Account Control Agreement and the Administration Agreement and (y) Cash in an amount not greater than the Dissolution Expenses) that remain subject to the lien of this Indenture, and (2) all funds on deposit in the Accounts have been distributed in accordance with the terms of this Indenture or have otherwise been irrevocably deposited with the Trustee for such purpose; and

                                              (iii)               the Co-Issuers have delivered to the Trustee Officer's certificates and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with;

(c)                In connection with any certifications by the Issuer as described above, the Trustee shall, upon request, provide to the Issuer in writing (i) a list of all Assets (if any) in the possession of the Trustee (or a statement that no Assets are in its possession), (ii) the balance (if any) in each Account (or a statement that there are no such balances) and (iii) a list of the nature and type of any expenses (and the amount thereof, if known) for which the Issuer is liable and of which the Trustee has received written notice or has actual knowledge.

(d)               Upon the discharge of this Indenture, the Trustee shall provide such certifications to the Issuer or the Administrator as may be reasonably required by the Issuer or the Administrator in order for the liquidation of the Issuer to be completed.

Notwithstanding the satisfaction and discharge of this Indenture, the rights and obligations of the Co-Issuers, the Trustee, the Collateral Manager and, if applicable, the Holders, as the case may be, under Sections 2.8, 4.2, 5.4(d), 5.9, 5.18, 6.1, 6.3, 6.6, 6.7, 7.1, 7.3, 13.1, 14.14 and 14.15 shall survive.

Section 4.2            Application of Trust Money. All Monies deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by it in accordance with the provisions of the Obligations and this Indenture, including, without limitation, the Priority of Distributions, to the payment of principal and interest (or other amounts with respect to the Subordinated Notes), either directly or through any Paying Agent, as the Trustee may determine; and such Money shall be held in a segregated account identified as being held in trust for the benefit of the Secured Parties.

Section 4.3            Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Obligations, all Monies then held by any Paying Agent other than the Trustee under the provisions of this Indenture shall, upon demand of the Co-Issuers, be paid to the Trustee to be held and applied pursuant to Section 7.3 hereof and in accordance with the Priority of Distributions and thereupon such Paying Agent shall be released from all further liability with respect to such Monies.

ARTICLE V

REMEDIES

Section 5.1            Events of Default. "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)                a default in the payment, when due and payable, of (i) any interest on any Class A Debt (or, in the case of the Class A-R Notes, any related Class A-R Commitment Fee) or any Class B Debt or, if there is no Class A Debt or Class B Debt Outstanding, any Class C Note and the continuation of any such default for three Business Days, or (ii) any principal, interest, or Deferred Interest on, or any Redemption Price in respect of, any Secured Debt at its Stated Maturity or any Redemption Date (and payment in full has not been waived by each applicable Class); provided that the failure to effect any Optional Redemption which is withdrawn by the Issuer in accordance with this Indenture or with respect to which any Refinancing fails to occur shall not constitute an Event of Default; and provided, further, that, solely with respect to clause (i) above, in the case of a default in payment resulting solely from an administrative error or omission by the Trustee, any Paying Agent or the Registrar, such default continues for a period of five or more Business Days after the Trustee receives written notice or a Bank Officer has actual knowledge of such administrative error or omission; provided, further, that, in the case of any default on any Redemption Date, only to the extent that such default continues for a period of five or more Business Days;

(b)               the failure on any Distribution Date to disburse amounts in excess of U.S.$10,000 available in the Payment Account in accordance with the Priority of Distributions and continuation of such failure for a period of five Business Days (provided, if such failure results solely from an administrative error or omission by the Trustee or any Paying Agent, such default continues for a period of seven or more Business Days after the earlier of when the Trustee receives written notice or a Bank Officer has actual knowledge of such administrative error or omission);

(c)                either of the Co-Issuers or the pool of Assets becomes an investment company required to be registered under the Investment Company Act;

(d)               except as otherwise provided in this Section 5.1, a default in the performance, or breach, of any other covenant or other agreement of the Issuer or the Co-Issuer in this Indenture in any material respect (it being understood, without limiting the generality of the foregoing, that any failure to meet any Concentration Limitation, Collateral Quality Test or Coverage Test (except as provided in clause (g) below), to satisfy the requirements of Section 7.17 or to comply with Section 7.13(b) or Section 14.16 is not an Event of Default), or the failure of any representation or warranty of the Issuer or the Co-Issuer made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith to be correct in all material respects when the same shall have been made, and the continuation of such default, breach or failure for a period of 30 days after notice to the Applicable Issuers and the Collateral Manager by registered or certified mail or overnight courier, by the Trustee, the Applicable Issuers or the Collateral Manager, or to the Applicable Issuers, the Collateral Manager and the Trustee by a Majority of the Controlling Class, specifying such default, breach or failure and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

(e)                the entry of a decree or order by a court having competent jurisdiction adjudging the Issuer or the Co-Issuer as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer or the Co-Issuer under the Bankruptcy Laws or any other applicable law, or appointing a receiver, liquidator, assignee, or sequestrator (or other similar official) of the Issuer or the Co-Issuer or of any substantial part of its property, respectively, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

(f)                the institution by the shareholders of the Issuer or the Co-Issuer of Proceedings to have the Issuer or the Co-Issuer, as the case may be, adjudicated as bankrupt or insolvent, or the consent by the shareholders of the Issuer or the Co-Issuer to the institution of bankruptcy or insolvency Proceedings against the Issuer or the Co-Issuer, or the filing by the Issuer or the Co-Issuer of a petition or answer or consent seeking reorganization or relief under the Bankruptcy Laws or any other similar applicable law, or the consent by the Issuer or the Co-Issuer to the filing of any such petition or to the appointment in a Proceeding of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Issuer or the Co-Issuer or of any substantial part of its property, respectively, or the making by the Issuer or the Co-Issuer of an assignment for the benefit of creditors, or the admission by the Issuer or the Co-Issuer in writing of its inability to pay its debts generally as they become due, or the taking of any action by the Issuer or the Co-Issuer in furtherance of any such action; or

(g)               on any Measurement Date as of which the Class A Debt is Outstanding, failure of the percentage equivalent of a fraction (i) the numerator of which is equal to the Adjusted Collateral Principal Amount and (ii) the denominator of which is equal to (1) the Aggregate Outstanding Amount of the Class A Debt plus (2) any Net Aggregate Exposure Amounts, to equal or exceed 102.5%.

Upon obtaining knowledge of the occurrence of an Event of Default, each of (i) the Co-Issuers, (ii) the Trustee and (iii) the Collateral Manager shall notify each other, and the Trustee shall provide the notice of Default required under Section 6.2.

Section 5.2            Acceleration of Maturity; Rescission and Annulment. (a) If an Event of Default occurs and is continuing (other than an Event of Default specified in Section 5.1(e) or (f)), the Trustee shall, upon the written direction of the Holders of a Majority of the Controlling Class by notice to the Applicable Issuers and each of the Rating Agencies, declare the principal of all the Secured Debt to be immediately due and payable, and upon any such declaration such principal, together with all accrued and unpaid interest thereon, and other amounts payable hereunder, shall become immediately due and payable and the Reinvestment Period shall terminate. If an Event of Default specified in Section 5.1(e) or (f) occurs, all unpaid principal, together with all accrued and unpaid interest thereon, of all the Secured Debt, and other amounts payable hereunder shall automatically become due and payable without any declaration or other act on the part of the Trustee or any Holder.

(b)               At any time after such a declaration of acceleration of maturity has been made and before a judgment or decree for payment of the Money due has been obtained by the Trustee as hereinafter provided in this Article V, a Majority of the Controlling Class by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if:

(i)            The Issuer or the Co-Issuer has paid or deposited with the Trustee a sum sufficient to pay:

(A)             all unpaid installments of interest and principal then due and payable on the Secured Debt (other than as a result of such acceleration);

(B)              to the extent that the payment of such interest is lawful, current interest upon any Deferred Interest at the applicable Debt Interest Rate; and

(C)              all unpaid taxes and Administrative Expenses of the Co-Issuers and other sums paid or advanced by the Trustee hereunder and any other amounts then payable by the Co-Issuers hereunder prior to such Administrative Expenses; and

(ii)           if it has been determined that all Events of Default, other than the nonpayment of the interest on or principal of the Secured Debt that has become due as a result of acceleration, have (A) been cured, and a Majority of the Controlling Class by written notice to the Trustee has agreed with such determination (which agreement shall not be unreasonably withheld), or (B) been waived as provided in Section 5.14.

No such rescission shall affect any subsequent Default or impair any right consequent thereon. Any Hedge Agreement in effect upon such declaration of an acceleration must remain in effect until liquidation of the Assets has begun and such declaration is no longer capable of being rescinded or annulled; provided that the Issuer shall nevertheless be entitled to designate an early termination date under and in accordance with the terms of such Hedge Agreement.

Section 5.3            Collection of Indebtedness and Suits for Enforcement by Trustee. The Applicable Issuers covenant that if a default shall occur in respect of the payment of any principal of or interest when due and payable on any Secured Debt, the Applicable Issuers shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holder of such Secured Debt, the whole amount, if any, then due and payable on such Secured Debt for principal and interest with interest upon the overdue principal, at the applicable Debt Interest Rate, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

If the Issuer or the Co-Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as agent for the Secured Parties, shall upon written direction of the Holders of a Majority of the Controlling Class, institute a Proceeding for the collection of the sums so due and unpaid, prosecute such Proceeding to judgment or final decree, and enforce the same against the Applicable Issuers or any other obligor upon the Secured Debt and collect the Monies adjudged or decreed to be payable in the manner provided by law out of the Assets.

If an Event of Default occurs and is continuing, the Trustee shall upon written direction of the Majority of the Controlling Class, proceed to protect and enforce its rights and the rights of the Secured Parties by such appropriate Proceedings as may be directed by the

Majority of the Controlling Class, to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Indenture or by law.

In case there shall be pending Proceedings relative to the Issuer or the Co-Issuer or any other obligor upon the Secured Debt under the Bankruptcy Laws or any other applicable bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer, the Co-Issuer or their respective property or such other obligor or its property, or in case of any other comparable Proceedings relative to the Issuer, the Co-Issuer or other obligor upon the Secured Debt, or the creditors or property of the Issuer, the Co-Issuer or such other obligor, the Trustee, regardless of whether the principal of any Secured Debt shall then be due and payable as therein expressed or by declaration or otherwise and regardless of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.3, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(a)                to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Secured Debt, as applicable, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all reasonable expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of gross negligence or bad faith) and of the Secured Parties allowed in any Proceedings relative to the Issuer or the Co-Issuer upon the Secured Debt or to the creditors or property of the Issuer or the Co-Issuer;

(b)               unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Secured Debt upon the direction of such Holders in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency Proceedings or person performing similar functions in comparable Proceedings; and

(c)                to collect and receive any Monies or other property payable to or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Secured Parties and of the Trustee on their behalf; and any trustee, receiver or liquidator, custodian or other similar official is hereby authorized by each of the Secured Parties to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Secured Parties to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of gross negligence or bad faith.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Secured Party, any plan of reorganization, arrangement, adjustment or composition affecting the Secured Debt or any

Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Secured Party in any such Proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

In any Proceedings brought by the Trustee on behalf of the Holders of the Secured Debt (and any such Proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Secured Debt.

Notwithstanding anything in this Section 5.3 to the contrary, the Trustee may not sell or liquidate the Assets or institute Proceedings in furtherance thereof pursuant to this Section 5.3 except according to the provisions specified in Section 5.5(a).

Section 5.4            Remedies. (a) If an Event of Default shall have occurred and be continuing, and the Secured Debt has been declared due and payable and such declaration and its consequences have not been rescinded and annulled, the Co-Issuers agree that the Trustee shall, upon written direction of the Holders of a Majority of the Controlling Class, to the extent permitted by applicable law, exercise one or more of the following rights, privileges and remedies:

(i)                institute Proceedings for the collection of all amounts then payable on the Secured Debt or otherwise payable under this Indenture, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Assets any Monies adjudged due;

(ii)               sell or cause the sale of all or a portion of the Assets or rights or interests therein, at one or more public or private sales called and conducted in any manner permitted by law and in accordance with Sections 5.5 and 5.17;

(iii)               institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Assets;

(iv)              exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Trustee and the Holders of the Secured Debt hereunder (including, without limitation, exercising all rights of the Trustee under the Securities Account Control Agreement); and

(v)               exercise any other rights and remedies that may be available at law or in equity;

provided, however, that the Trustee may not sell or liquidate the Assets or institute Proceedings in furtherance thereof pursuant to this Section 5.4 except according to the provisions specified in Section 5.5(a).

The Trustee may, but need not, obtain (at the expense of the Co-Issuers) and rely upon an opinion of an Independent investment banking firm of national reputation, or other appropriate advisor concerning the matter, which may (but need not) be the Placement Agent, as to the feasibility of any action proposed to be taken in accordance with this Section 5.4 and as to the sufficiency of the proceeds and other amounts receivable with respect to the Assets to make the required payments of principal of and interest on the Secured Debt, which opinion shall be conclusive evidence as to such feasibility or sufficiency and the cost of which shall be commercially reasonable.

(b)               If an Event of Default as described in Section 5.1(d) hereof shall have occurred and be continuing, the Trustee, at the written direction of the Holders of not less than 25% of the Aggregate Outstanding Amount of the Controlling Class, shall institute a Proceeding solely to compel performance of the covenant or agreement or to cure the representation or warranty, the breach of which gave rise to the Event of Default under such Section, and enforce any equitable decree or order arising from such Proceeding.

(c)                Upon any sale, whether made under the power of sale hereby given or by virtue of judicial Proceedings, any Secured Party may bid for and purchase the Assets or any part thereof and, upon compliance with the terms of sale, may hold, retain, possess or dispose of such property in its or their own absolute right without accountability; and any purchaser at any such sale of Assets may, in paying the purchase Money, deliver to the Trustee for cancellation any of the Class A Debt in lieu of Cash equal to the amount which shall, upon distribution of the net proceeds of such sale, be payable on the Class A Debt so delivered by such Holder (taking into account the Priority of Distributions and Article XIII). Said Debt, in case the amounts payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after proper notation has been made thereon to show partial payment.

Upon any sale, whether made under the power of sale hereby given or by virtue of judicial Proceedings, the receipt of the Trustee, or of the Officer making a sale under judicial Proceedings, shall be a sufficient discharge to the purchaser or purchasers at any sale for its or their purchase Money, and such purchaser or purchasers shall not be obliged to see to the application thereof.

Any such sale, whether under any power of sale hereby given or by virtue of judicial Proceedings, shall bind the Co-Issuers, the Trustee and the Holders of the Secured Debt, shall operate to divest all right, title and interest whatsoever, either at law or in equity, of each of them in and to the property sold, and shall be a perpetual bar, both at law and in equity, against each of them and their successors and assigns, and against any and all Persons claiming through or under them.

(d)       (i)       Notwithstanding any other provision of this Indenture or any other documents to which the Issuer or the Co-Issuer is or may be a party, none of the Trustee, the Secured Parties or the Holders or beneficial owners of the Obligations may, prior to the date which is one year (or if longer, any applicable preference period) and one day after the payment in full of all Obligations, institute against, or join any other Person in instituting against, the Issuer, the Co-Issuer or any Issuer Subsidiary any bankruptcy, reorganization, arrangement, insolvency, winding up, moratorium or liquidation Proceedings, or other Proceedings under Cayman Islands, U.S. federal or state bankruptcy or similar laws. Notwithstanding anything to the contrary in this Article V, in the event that any Proceeding described in the immediately preceding sentence is commenced against the Issuer, the Co-Issuer or any Issuer Subsidiary, the Issuer, the Co-Issuer or such Issuer Subsidiary, as applicable, subject to the availability of funds as described in the immediately following sentence, will promptly object to the institution of any such proceeding against it and take all necessary or advisable steps to cause the dismissal of any such Proceeding (including, without limiting the generality of the foregoing, to timely file an answer and any other appropriate pleading objecting to (i) the institution of any Proceeding to have the Issuer, the Co-Issuer or such Issuer Subsidiary, as the case may be, adjudicated as bankrupt or insolvent or (ii) the filing of any petition seeking relief, reorganization, arrangement, adjustment or composition or in respect of the Issuer or the Co-Issuer, as the case may be, under applicable bankruptcy law or any other applicable law). The reasonable fees, costs, charges and expenses incurred by the Issuer, the Co-Issuer or any Issuer Subsidiary (including reasonable attorney's fees and expenses) in connection with taking any such action will be paid as Administrative Expenses. Any person who acquires a beneficial interest in an Obligation shall be deemed to have accepted and agreed to the foregoing restrictions.

(ii)                In the event one or more Holders or beneficial owners of Obligations institutes, or joins in the institution of, a proceeding described in clause (i) above against the Issuer, the Co-Issuer or any Issuer Subsidiary in violation of the prohibition described above, such Holder(s) or beneficial owner(s) will be deemed to acknowledge and agree that any claim that such Holder(s) or beneficial owner(s) have against the Issuer, the Co-Issuer or any Issuer Subsidiary or with respect to any Assets (including any proceeds thereof) shall, notwithstanding anything to the contrary in the Priority of Distributions, be fully subordinate in right of payment to the claims of each Holder and beneficial owner of any Secured Debt that does not seek to cause any such filing, with such subordination being effective until all Secured Debt held by each Holder or beneficial owners of any Secured Debt that does not seek to cause any such filing is paid in full in accordance with the Priority of Distributions (after giving effect to such subordination). The terms described in the immediately preceding sentence are referred to herein as the "Bankruptcy Subordination Agreement". The Bankruptcy Subordination Agreement is intended to constitute a "subordination agreement" within the meaning of Section 510(a) of the Bankruptcy Code). The Trustee shall be entitled to rely upon an Issuer Order from the Issuer or the Collateral Manager on its behalf with respect to the payment of any amounts payable to Holders, which amounts are subordinated pursuant to this Section 5.4(d)(ii).

(iii)                Nothing in this Section 5.4 shall preclude, or be deemed to stop, the Trustee, any Secured Party or any Holder (A) from taking any action prior to the expiration of the aforementioned period in (1) any case or Proceeding voluntarily filed or commenced by the Issuer, the Co-Issuer or any Issuer Subsidiary or (2) any involuntary insolvency Proceeding filed or commenced by a Person other than the Trustee, such Secured Party or such Holder, respectively, or (B) from commencing against the Issuer, the Co-Issuer or any Issuer Subsidiary or any of their respective properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation Proceeding.

(iv)                The restrictions described in clause (i) of this Section 5.4(d) are a material inducement for each Holder and beneficial owner of the Obligations to acquire such Obligations and for the Issuer, the Co-Issuer and the Collateral Manager to enter into this Indenture (in the case of the Issuer and the Co-Issuer) and the other applicable transaction documents and are an essential term of this Indenture. Any Holder or beneficial owner of Obligations, any Issuer Subsidiary or either of the Co-Issuers may seek and obtain specific performance of such restrictions (including injunctive relief), including, without limitation, in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, or other proceedings under Cayman Islands law, United States federal or state bankruptcy law or similar laws.

Section 5.5            Optional Preservation of Assets. (a) Notwithstanding anything to the contrary herein, if an Event of Default shall have occurred and be continuing, the Trustee shall retain the Assets securing the Secured Debt intact (except as otherwise expressly permitted or required by Sections 10.8 and 12.1), collect and cause the collection of the proceeds thereof and make and apply all payments and deposits and maintain all accounts in respect of the Assets and the Obligations in accordance with the Priority of Distributions set out in Section 11.1(a)(iii) and the provisions of Article X, Article XII and Article XIII unless:

(i)                the Trustee, pursuant to Section 5.5(c), determines that the anticipated proceeds of a sale or liquidation of all or any portion of the Assets (after deducting the reasonable expenses of such sale or liquidation) would be sufficient to discharge in full the amounts then due (or, in the case of interest, accrued) and unpaid on the Secured Debt for principal and interest (including Deferred Interest), and all amounts payable prior to payment of principal on such Secured Debt (including amounts due and owing as Administrative Expenses, any due and unpaid Aggregate Collateral Management Fees and amounts payable to any Hedge Counterparty upon liquidation of all or any portion of the Assets) and a Majority of the Controlling Class agrees with such determination;

(ii)                in the case of an Event of Default specified in clause (a) of the definition of such term due to failure to pay interest or principal on the Class A Debt, clause (e) of the definition of such term, clause (f) of the definition of such term or clause (g) of the definition of such term, the Holders of at least a Majority of the Class A Debt direct the sale and liquidation of the Assets (without regard to whether another Event of Default has occurred prior, contemporaneously or subsequent to such Event of Default); provided that no Class of Secured Debt (other than the Class A Debt) will have any rights to direct the sale and liquidation of the Assets pursuant to this clause (ii), regardless of whether any such Class becomes the Controlling Class; or

(iii)                in the case of any Event of Default, a Supermajority of each Class of Secured Debt voting separately directs the sale and liquidation of all or any portion of the Assets.

The Trustee shall give written notice of the retention of the Assets to the Issuer with a copy to the Co-Issuer and the Collateral Manager. So long as such Event of Default is continuing, any such retention pursuant to this Section 5.5(a) may be rescinded at any time when one of the conditions specified in clauses (i) through (iii) exists.

In the event a liquidation of all or any portion of the Assets is commenced in accordance with this Section 5.5, all unpaid principal, together with all accrued and unpaid interest thereon, of all the Secured Debt, and other amounts payable under this Indenture shall automatically become due and payable without any declaration or other act on the part of the Trustee or any Holder.

(b)               Nothing contained in Section 5.5(a) shall be construed to require the Trustee to sell the Assets securing the Secured Debt if one of the conditions set forth in clauses (i) through (iii) of Section 5.5(a) are not satisfied. Nothing contained in Section 5.5(a) shall be construed to require the Trustee to preserve the Assets securing the Obligations if prohibited by applicable law.

(c)                In determining whether the condition specified in Section 5.5(a)(i) exists, the Trustee shall use reasonable efforts to obtain, with the cooperation of the Collateral Manager, bid prices with respect to each Asset from two nationally recognized dealers (as specified by the Collateral Manager in writing) at the time making a market in such Assets and shall compute the anticipated proceeds of sale or liquidation on the basis of the lower of such bid prices for each such Asset. If the Trustee is unable to obtain any bids, the condition specified in Section 5.5(a)(i) shall be deemed to not exist. For the purposes of making the determinations required pursuant to Section 5.5(a)(i), the Trustee shall apply the standards set forth in Section 6.3(c). In addition, for the purposes of determining issues relating to the execution of a sale or liquidation of all or any portion of the Assets and the execution of a sale or other liquidation thereof in connection with a determination whether the condition specified in Section 5.5(a)(i) exists, the Trustee may retain (at the Co-Issuers' expense and for a commercially reasonable fee) and rely on an opinion of an Independent bank of national reputation or other appropriate advisor concerning the matter.

The Trustee shall deliver to the Holders and the Collateral Manager a report stating the results of any determination required pursuant to Section 5.5(a)(i) no later than 10 days after such determination is made. The Trustee shall make the determinations required by Section 5.5(a)(i) within 30 days after an Event of Default (or such longer period as is necessary if the information required to make such determination has not yet been received) or at the request of a Majority of the Controlling Class at any time during which the Trustee retains the Assets pursuant to Section 5.5(a).

Section 5.6            Trustee May Enforce Claims without Possession of Obligations. All rights of action and claims under this Indenture or under any of the Secured Debt may be prosecuted and enforced by the Trustee without the possession of any of the Secured Debt or the production thereof in any trial or other Proceeding relating thereto, and any such action or Proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be applied as set forth in Section 5.7.

Section 5.7            Application of Money Collected. Any Money collected by the Trustee (after payment of costs of collection, liquidation and enforcement) with respect to the Obligations pursuant to this Article V and any Money that may then be held or thereafter received by the Trustee with respect to the Obligations hereunder shall be applied, subject to Section 13.1 and in accordance with the provisions of Section 11.1(a)(iii), at the date or dates fixed by the Trustee. Upon the final distribution of all proceeds of any liquidation effected hereunder, then the provisions of Sections 4.1(a), (b) and (c) shall be deemed satisfied for the purposes of discharging this Indenture pursuant to Article IV.

Section 5.8            Limitation on Suits. No Holder of any Obligation shall have any right to institute any Proceedings, judicial or otherwise, with respect to this Indenture, any other Transaction Document, any of the Obligations, or any other matter related hereto or thereto or for the appointment of a receiver or trustee, or for any other remedy hereunder or thereunder, unless:

(a)                such Holder has previously given to the Trustee written notice of an Event of Default;

(b)               the Holders of not less than 25% of the then Aggregate Outstanding Amount of the Obligations of the Controlling Class shall have made written request to the Trustee to institute Proceedings in respect of such Event of Default in its own name as Trustee hereunder and such Holder or Holders have provided the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses (including reasonable attorneys' fees and expenses) and liabilities to be incurred in compliance with such request;

(c)                the Trustee, for 30 days after its receipt of such notice, request and provision of such indemnity, has failed to institute any such Proceeding; and

(d)               no direction inconsistent with such written request has been given to the Trustee during such 30-day period by a Majority of the Controlling Class;

it being understood and intended that no one or more Holders of Obligations shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture, any other Transaction Document or any Obligation to affect, disturb or prejudice the rights of any other Holders of Obligations of the same Class or to obtain or to seek to obtain priority or preference over any other Holders of the Obligations of the same Class or to enforce any right under this Indenture, any other Transaction Document or any Obligation, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Obligations of the same Class subject to and in accordance with Section 13.1 and the Priority of Distributions.

In the event the Trustee shall receive conflicting or inconsistent requests and indemnity pursuant to this Section 5.8 from two or more groups of Holders of the Controlling Class, each representing less than a Majority of the Controlling Class, the Trustee shall act in accordance with the request specified by the group of Holders with the greatest percentage of the Aggregate Outstanding Amount of the Controlling Class, notwithstanding any other provision of this Indenture.

Section 5.9            Unconditional Rights of Holders of Secured Debt to Receive Principal and Interest. Subject to Sections 2.8(i), 2.13, 5.13, 6.15 and 13.1, but notwithstanding any other provision in this Indenture, the Holder of any Secured Debt shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Secured Debt as such principal and interest becomes due and payable in accordance with the Priority of Distributions and Section 13.1, and, subject to the provisions of Section 5.8, to institute Proceedings for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder. Holders of Secured Debt ranking junior to Obligations still Outstanding shall have no right to institute proceedings for the enforcement of any such payment until such time as no Secured Debt ranking senior to such Secured Debt remains Outstanding, which right shall be subject to the provisions of Section 5.8, and shall not be impaired without the consent of any such Holder.

Section 5.10        Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Co-Issuers, the Trustee and the Holder shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holder shall continue as though no such Proceeding had been instituted.

Section 5.11        Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.12        Delay or Omission Not Waiver. No delay or omission of the Trustee or any Holder of Secured Debt to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein or of a subsequent Event of Default. Every right and remedy given by this Article V or by law to the Trustee or to the Holders of the Secured Debt may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of the Secured Debt.

Section 5.13        Control by Majority of Controlling Class. A Majority of the Controlling Class shall have the right following the occurrence, and during the continuance of, an Event of Default to cause the institution of and direct the time, method and place of conducting any Proceeding for any remedy available to the Trustee, and to direct the exercise of any trust, right, remedy or power conferred upon the Trustee; provided that:

(a)                such direction shall not conflict with any rule of law or with any express provision of this Indenture;

(b)               the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction;

(c)                the Trustee shall have been provided with security or indemnity reasonably satisfactory to it; and

(d)               notwithstanding the foregoing, any direction to the Trustee to undertake a Sale of the Assets shall be by the Holders of Obligations representing the requisite percentage of the Aggregate Outstanding Amount of Obligations specified in Section 5.5.

Section 5.14        Waiver of Past Defaults. Prior to the time a judgment or decree for payment of the Money due has been obtained by the Trustee, as provided in this Article V, a Majority of the Controlling Class may on behalf of the Holders of all the Obligations waive any past Default and its consequences, except a Default:

(a)                in the payment of the principal of any Secured Debt (which may be waived with the consent of each Holder of such Secured Debt);

(b)               in the payment of interest on the Obligations of the Controlling Class (which may be waived with the consent of the Holders of 100% of the Controlling Class);

(c)                in respect of a provision hereof that under Section 8.2 cannot be modified or amended without the waiver or consent of the Holder of each Outstanding Obligation materially and adversely affected thereby (which may be waived with the consent of each such Holder); or

(d)               in respect of a representation contained in Section 7.18 (which may be waived with the consent of a Majority of the Controlling Class if the Global Rating Agency Condition is satisfied).

In the case of any such waiver, the Co-Issuers, the Trustee and the Holders of the Obligations shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto. The Trustee shall promptly give written notice of any such waiver to Moody's, S&P, the Collateral Manager and each Holder.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

Section 5.15        Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Obligation by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee, Collateral Administrator or Collateral Manager for any action taken, or omitted by it as Trustee, Collateral Administrator or Collateral Manager, as applicable, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.15 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in Aggregate Outstanding Amount of the Controlling Class, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Obligation on or after the applicable Stated Maturity (or, in the case of redemption, on or after the applicable Redemption Date).

Section 5.16        Waiver of Stay or Extension Laws. The Co-Issuers covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any valuation, appraisement, redemption or marshalling law or rights, in each case wherever enacted, now or at any time hereafter in force, which may affect the covenants, the performance of or any remedies under this Indenture; and the Co-Issuers (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law or rights, and covenant that they shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted or rights created.

Section 5.17        Sale of Assets. (a) The power to effect any sale (a "Sale") of all or any portion of the Assets pursuant to Sections 5.4 and 5.5 shall not be exhausted by any one or more Sales as to any portion of such Assets remaining unsold, but shall continue unimpaired until the entire Assets shall have been sold or all amounts secured by the Assets shall have been paid. The Trustee shall, upon direction of the Holders of Obligations representing the requisite percentage of the Aggregate Outstanding Amount of Obligations having the power to direct such Sale, from time to time postpone any Sale by public announcement made at the time and place of such Sale pursuant to Section 5.5. The Trustee hereby expressly waives its rights to any amount fixed by law as compensation for any Sale; provided that the Trustee shall be authorized to deduct the reasonable costs, charges and expenses incurred by it in connection with such Sale from the proceeds thereof notwithstanding the provisions of Section 6.7.

(b)               The Trustee may bid for and acquire any portion of the Assets in connection with a public Sale thereof, and may pay all or part of the purchase price by crediting against amounts owing on the Secured Debt or other amounts secured by the Assets, all or part of the net proceeds of such Sale after deducting the reasonable costs, charges and expenses incurred by the Trustee in connection with such Sale notwithstanding the provisions of Section 6.7. The Secured Debt need not be produced in order to complete any such Sale, or in order for the net proceeds of such Sale to be credited against amounts owing on the Obligations. The Trustee may hold, lease, operate, manage or otherwise deal with any property so acquired in any manner permitted by law in accordance with this Indenture.

(c)                If any portion of the Assets consists of securities issued without registration under the Securities Act ("Unregistered Securities"), the Trustee may seek an Opinion of Counsel, or, if no such Opinion of Counsel can be obtained and with the written consent of a Majority of the Controlling Class, seek a no action position from the Securities and Exchange Commission or any other relevant federal or State regulatory authorities, regarding the legality of a public or private Sale of such Unregistered Securities.

(d)               The Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Assets in connection with a Sale thereof. In addition, the Trustee is hereby irrevocably appointed the agent and attorney in fact of the Issuer to transfer and convey its interest in any portion of the Assets in connection with a Sale thereof, and to take all action necessary to effect such Sale. No purchaser or transferee at such a sale shall be bound to ascertain the Trustee's authority, to inquire into the satisfaction of any conditions precedent or see to the application of any Monies.

Section 5.18        Action on the Obligations. The Trustee's right to seek and recover judgment on the Obligations or under this Indenture shall not be affected by the seeking or obtaining of or application for any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Trustee or the Holders shall be impaired by the recovery of any judgment by the Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Assets or upon any of the assets of the Issuer or the Co-Issuer.

ARTICLE VI

THE TRUSTEE

Section 6.1            Certain Duties and Responsibilities. (a) Except during the continuance of an Event of Default:

(i)                the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)                in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they substantially conform on their face to the requirements of this Indenture and shall promptly, but in any event within three Business Days in the case of an Officer's certificate furnished by the Collateral Manager, notify the party delivering the same if such certificate or opinion does not conform. If a corrected form shall not have been delivered to the Trustee within 15 days after such notice from the Trustee, the Trustee shall so notify the Holders.

(b)               In case an Event of Default known to the Trustee has occurred and is continuing, the Trustee shall on behalf of the Holders of the Notes, prior to the receipt of directions, if any, from a Majority of the Controlling Class, or from the Holders of not less than 25% of the Aggregate Outstanding Amount of the Controlling Class pursuant to Section 5.4(b), exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

(c)                No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)                this subsection shall not be construed to limit the effect of subsection (a) of this Section 6.1;

(ii)               the Trustee shall not be liable for any error of judgment made in good faith by a Bank Officer, unless it shall be proven that the Trustee was negligent in ascertaining the pertinent facts;

(iii)              the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Issuer or the Co-Issuer or the Collateral Manager in accordance with this Indenture and/or a Majority (or such other percentage as may be required by the terms hereof) of the Controlling Class (or other Class if required or permitted by the terms hereof), relating to the time, method and place of conducting any Proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(iv)              no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers contemplated hereunder, if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it (if the amount of such funds or risk or liability is reasonably expected not to exceed the amount payable to the Trustee pursuant to Section 11.1(a)(i)(A) on the immediately succeeding Distribution Date net of the amounts specified in Section 6.7(a), the Trustee shall be deemed to be reasonably assured of such repayment) unless such risk or liability relates to the performance of its ordinary services, including mailing of notices under Article V, under this Indenture; and

(v)               in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits) even if the Trustee has been advised of the likelihood of such damages and regardless of the form of such action.

(d)               For all purposes under this Indenture, the Trustee shall not be deemed to have notice or knowledge of any Default or Event of Default described in Sections 5.1(c), (d), (e), or (f) unless a Bank Officer assigned to and working in the Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default or Default is received by the Trustee at the Corporate Trust Office, and such notice references the Obligations generally, the Issuer, the Co-Issuer, the Assets or this Indenture. For purposes of determining the Trustee's responsibility and liability hereunder, whenever reference is made in this Indenture to such an Event of Default or a Default, such reference shall be construed to refer only to such an Event of Default or Default of which the Trustee is deemed to have notice as described in this Section 6.1.

(e)                Upon the Trustee receiving written notice from the Collateral Manager that an event constituting "cause" as defined in the Collateral Management Agreement has occurred, the Trustee shall, not later than one Business Day thereafter, forward such notice to the Holders of the Notes, as their names and addresses appear on the Register, and the Irish Stock Exchange, for so long as any Class of Notes is listed on the Irish Stock Exchange and so long as the guidelines of such exchange so require.

(f)                Upon written request, the Trustee and the Registrar at the expense of the Issuer shall promptly provide to the Issuer, the Collateral Manager, the Placement Agent or any agent thereof any information specified by such parties regarding the identity of Holders of the Obligations and payments on the Obligations that is reasonably available to the Trustee or the Registrar in their capacity as such, as the case may be, as may be necessary or helpful for the Issuer to achieve FATCA Compliance, which shall be used and disclosed solely in furtherance of the Issuer's FATCA Compliance. All information provided shall be true and correct to the best of the Trustee's and the Registrar's knowledge, it being understood that the Trustee and the Registrar shall have no liability for any such disclosure or the accuracy thereof.

(g)               Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.1.

Section 6.2            Notice of Default. (a) As soon as reasonably practicable (and in no event later than two Business Days) after the occurrence of any Default actually known to a Bank Officer of the Trustee or after any declaration of acceleration has been made or delivered to the Trustee pursuant to Section 5.2, the Trustee shall give written notice to the Co-Issuers, the Collateral Manager, each Rating Agency, each Hedge Counterparty, each Paying Agent and all Holders, as their names and addresses appear on the Register and the Irish Stock Exchange, for so long as any Class of Notes is listed on the Irish Stock Exchange and so long as the guidelines of such exchange so require, of all Defaults hereunder actually known to the Bank Officer of the Trustee, unless such Default shall have been cured or waived.

Section 6.3            Certain Rights of Trustee. Except as otherwise provided in Section 6.1:

(a)                the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)               any direction of the Issuer or the Co-Issuer mentioned herein shall be sufficiently evidenced by an Issuer Order;

(c)                whenever in the administration of this Indenture the Trustee shall (i) deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's certificate or Issuer Order or (ii) be required to determine the value of any Assets or funds hereunder or the cash flows projected to be received therefrom, the Trustee may, in the absence of bad faith on its part, rely on reports of nationally recognized accountants (which may or may not be the Independent accountants appointed by the Issuer pursuant to Section 10.9), investment bankers or other Persons qualified to provide the information required to make such determination, including nationally recognized dealers in securities of the type being valued, securities quotation services, loan pricing services and loan valuation agents;

(d)               as a condition to the taking or omitting of any action by it hereunder, the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance thereon;

(e)                the Trustee shall be under no obligation to exercise or to honor any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have provided to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses (including reasonable attorneys' fees and expenses) and liabilities which might reasonably be incurred by it in compliance with such request or direction;

(f)                the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper or document, but the Trustee, in its discretion, may, and upon the written direction of the Holders of a Majority of the Controlling Class or of a Rating Agency shall, make such further inquiry or investigation into such facts or matters as it may see fit or as it shall be directed, and the Trustee shall be entitled, on reasonable prior notice to the Co-Issuers and the Collateral Manager, to examine the books and records relating to the Obligations and the Assets, personally or by agent or attorney, during the Co-Issuers' or the Collateral Manager's normal business hours; provided that the Trustee shall, and shall cause its agents to, hold in confidence all such information, except (i) to the extent disclosure may be required by law or by any regulatory or governmental authority and (ii) to the extent that the Trustee, in its sole judgment, may determine that such disclosure is consistent with its obligations hereunder; provided, further, that the Trustee may disclose on a confidential basis any such information to its agents, attorneys and auditors in connection with the performance of its responsibilities hereunder;

(g)               the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided that the Trustee shall not be responsible for any misconduct or negligence on the part of any non-Affiliated agent or non-Affiliated attorney appointed with due care by it hereunder;

(h)               the Trustee shall not be liable for any action it takes or omits to take in good faith that it reasonably believes to be authorized or within its rights or powers hereunder;

(i)                 without prejudice to the Collateral Administrator's duties as expressly set forth in the Collateral Administration Agreement, nothing herein shall be construed to impose an obligation on the part of the Trustee to recalculate, evaluate, verify or independently determine the accuracy of any report, certificate or information received from the Issuer or the Collateral Manager;

(j)                 to the extent any defined term hereunder, or any calculation required to be made or determined by the Trustee hereunder, is dependent upon or defined by reference to generally accepted accounting principles (as in effect in the United States) ("GAAP"), the Trustee shall be entitled to request and receive (and conclusively rely upon) instruction from the Issuer or a firm of nationally recognized accountants which may or may not be the Independent accountants appointed by the Issuer pursuant to Section 10.9 (and in the absence of its receipt of timely instruction therefrom, shall be entitled to obtain from an Independent accountant at the expense of the Issuer) as to the application of GAAP in such connection, in any instance;

(k)               to the extent permitted by applicable law, the Trustee shall not be required to give any bond or surety in respect of the execution of this Indenture or otherwise;

(l)                 the Trustee shall not be deemed to have notice or knowledge of any matter unless a Bank Officer has actual knowledge thereof or unless written notice thereof is received by the Trustee at the Corporate Trust Office and such notice references the Obligations generally, the Issuer, the Co-Issuer or this Indenture;

(m)             the permissive rights of the Trustee to take or refrain from taking any actions enumerated in this Indenture shall not be construed as a duty;

(n)               the Trustee shall not be responsible for delays or failures in performance resulting from acts beyond its control (such circumstances include but are not limited to acts of God, strikes, lockouts, riots, acts of war, loss or malfunctions of utilities, computer (hardware or software) or communications services (each a "Force Majeure Event")); provided that if the Trustee is affected by a Force Majeure Event, it shall notify the Issuer of the occurrence of such Force Majeure Event within a reasonable time and it shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances;

(o)               in making or disposing of any investment permitted by this Indenture, the Trustee is authorized to deal with itself (in its individual capacity) or with any one or more of its Affiliates, in each case on an arm's length basis, whether it or such Affiliate is acting as a subagent of the Trustee or for any third person or dealing as principal for its own account. If otherwise qualified, obligations of the Bank or any of its Affiliates shall qualify as Eligible Investments hereunder;

(p)               the Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee's economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Eligible Investments, (ii) using Affiliates to effect transactions in certain Eligible Investments and (iii) effecting transactions in certain Eligible Investments. Such compensation is not payable or reimbursable under Section 6.7;

(q)               to help fight the funding of terrorism and money laundering activities, the Trustee shall obtain, verify, and record information that identifies individuals or entities that establish a relationship or open an account with the Trustee. The Trustee shall ask for the name, address, tax identification number (if any) and other information that will allow the Trustee to identify the individual or entity who is establishing the relationship or opening the account. The Trustee may also ask for formation documents such as articles of incorporation, an offering memorandum, or other identifying documents to be provided;

(r)                 the Trustee shall have no duty (i) to see to any recording, filing, or depositing of this Indenture or any supplemental indenture or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording, filing or depositing or to any rerecording, refiling or redepositing of any thereof or (ii) to maintain any insurance;

(s)                neither the Trustee nor the Collateral Administrator shall have any obligation to determine (a) if a Collateral Obligation meets the criteria specified in the definition thereof, (b) if the conditions specified in the definition of "Deliver" have been complied with or (c) if a Collateral Obligation is a Current Pay Obligation, Defaulted Obligation (unless classified as a Defaulted Obligation pursuant to clause (d) of the definition thereof) or Discount Obligation;

(t)                 To the extent that the entity acting as Trustee is acting as Registrar, Calculation Agent, Paying Agent, Authenticating Agent, Securities Intermediary or Custodian, the rights, privileges, immunities and indemnities set forth in this Article VI shall also apply to it acting in each such capacity;

(u)               the Collateral Administrator shall have the same rights, privileges and indemnities afforded to the Trustee in this Article VI;

(v)               neither the Trustee nor the Collateral Administrator shall have any responsibility to the Issuer or the Secured Parties hereunder to make any inquiry or investigation as to, and shall have no obligation in respect of, the terms of any engagement of Independent accountants by the Issuer (or the Collateral Manager on behalf of the Issuer); provided, however that the Trustee is hereby directed to execute any acknowledgment or other agreement with the Independent accountants required for the Trustee to receive any of the reports or instructions provided for herein, which acknowledgment or agreement may include, among other things, (i) acknowledgements with respect to the sufficiency of the agreed upon procedures to be performed by the Independent accountants by the Issuer, (ii) releases of claims (on behalf of itself and the Holders) and other acknowledgments of limitations of liability in favor of the Independent accountants, or (iii) restrictions or prohibitions on the disclosure of information or documents provided to it by such firm of Independent accountants (including to the Holders). It is understood and agreed that the Trustee will deliver such acknowledgement or other agreement in conclusive reliance on the foregoing direction of the Issuer, and the Trustee shall make no inquiry or investigation as to, and shall have no obligation in respect of, the sufficiency, validity or correctness of such procedures. Notwithstanding the foregoing, in no event shall the Trustee be required to execute any agreement in respect of the Independent accountants that the Trustee determines adversely affects it in its individual capacity; and

(w)             the Trustee shall not be liable for the actions or omissions of, or any inaccuracies in the records of, the Collateral Manager, the Issuer, the Co-Issuer, any Paying Agent (other than the Trustee), any Authenticating Agent (other than the Trustee), DTC, Euroclear, Clearstream or any other clearing agency or depository and without limiting the foregoing, the Trustee shall not be under any obligation to monitor, evaluate or verify compliance by the Issuer or the Collateral Manager with the terms hereof or of the Collateral Management Agreement or to verify or independently determine the accuracy of information received by it from the Collateral Manager (or from any selling institution, agent bank, trustee or similar source) with respect to the Collateral.

Section 6.4            Not Responsible for Recitals or Issuance of Obligations. The recitals contained herein and in the Obligations, other than the Certificate of Authentication with respect to the Notes thereon, shall be taken as the statements of the Applicable Issuers; and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Indenture (except as may be made with respect to the validity of the Trustee's obligations hereunder), the Assets or the Obligations. The Trustee shall not be accountable for the use or application by the Co-Issuers of the Obligations or the proceeds thereof or any Money paid to the Co-Issuers pursuant to the provisions hereof.

Section 6.5            May Hold Secured Debt. The Trustee, any Paying Agent, Registrar or any other agent of the Co-Issuers, in its individual or any other capacity, may become the owner or pledgee of Obligations and may otherwise deal with the Co-Issuers or any of their Affiliates with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

Section 6.6            Money Held in Trust. Money held by the Trustee hereunder shall be held in trust to the extent required herein. The Trustee shall be under no liability for interest on any Money received by it hereunder, except in its capacity as the Bank to the extent of income or other gain on investments which are deposits in or certificates of deposit of the Bank in its commercial capacity and income or other gain actually received by the Trustee on Eligible Investments.

Section 6.7            Compensation and Reimbursement. (a) The Issuer agrees:

(i)                to pay the Trustee on each Distribution Date reasonable compensation as set forth in a separate fee schedule dated on or near the Closing Date between the Trustee and the Collateral Manager for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(ii)               except as otherwise expressly provided herein, to reimburse the Trustee in a timely manner upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including, without limitation, costs incurred by the Trustee in connection with the Issuer's obligation to achieve FATCA Compliance, securities transaction charges and the reasonable compensation and expenses and disbursements of its agents and legal counsel and of any accounting firm or investment banking firm employed by the Trustee pursuant to Sections 5.4, 5.5, 6.3(c), 10.7 or any other term of this Indenture, except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith) but with respect to securities transaction charges, only to the extent any such charges have not been waived during a Collection Period due to the Trustee's receipt of a payment from a financial institution with respect to certain Eligible Investments, as specified by the Collateral Manager in writing; and

(iii)              to indemnify the Trustee and its Officers, directors, employees and agents for, and to hold them harmless against, any loss, liability or expense incurred without negligence, willful misconduct or bad faith on their part, and arising out of or in connection with the acceptance or administration of this Indenture and the transactions contemplated thereby, including the costs and expenses of defending themselves (including reasonable attorney's fees and costs) against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder and under any other transaction document related hereto.

(iv)             to pay the Trustee reasonable additional compensation together with its expenses (including reasonable counsel fees) for any collection action taken pursuant to Section 6.13 or the exercise or enforcement of remedies pursuant to Article V.

(b)               The Trustee shall receive amounts pursuant to this Section 6.7 in accordance with the Priority of Distributions but only to the extent that funds are available for the payment thereof. Subject to Section 6.9, the Trustee shall continue to serve as Trustee under this Indenture notwithstanding the fact that the Trustee shall not have received amounts due it hereunder; provided that nothing herein shall impair or affect the Trustee's rights under Section 6.9. No direction by the Holders shall affect the right of the Trustee to collect amounts owed to it under this Indenture. If on any date when an amount shall be payable to the Trustee pursuant to this Indenture insufficient funds are available for the payment thereof, any portion of such amount not so paid shall be deferred and payable on such later date on which an amount shall be payable and sufficient funds are available therefor. The Issuer's obligations under this Section 6.7 shall survive the termination of this Indenture and the resignation or removal of the Trustee pursuant to Section 6.9.

(c)                The Trustee hereby agrees not to cause the filing of a petition in bankruptcy against the Issuer, the Co-Issuer or any Issuer Subsidiary for the non-payment to the Trustee of any amounts provided by this Section 6.7 until at least one year and one day, or if longer the applicable preference period then in effect, after the payment in full of all Obligations issued under this Indenture.

(d)               The Issuer's payment obligations to the Trustee under this Section 6.7 shall be secured by the lien of this Indenture and Security Agreement, and shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default or an Event of Default under Section 5.1(e) or (f), the expenses are intended to constitute expenses of administration under Bankruptcy Law or any other applicable federal or state bankruptcy, insolvency or similar law.

Section 6.8            Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be an organization or entity organized and doing business under the laws of the United States of America or of any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least U.S.$200,000,000, subject to supervision or examination by federal or state authority, having a rating of at least "Baa1" by Moody's and at least "BBB+" by S&P and having an office within the United States. If such organization or entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.8, the combined capital and surplus of such organization or entity shall be deemed to be its combined capital and surplus as set forth in its most recent published report of condition. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.8, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VI.

Section 6.9            Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article VI shall become effective until the acceptance of appointment by the successor Trustee under Section 6.10.

(b)               The Trustee may resign at any time by giving written notice thereof to the Co-Issuers, the Collateral Manager, the Holders of the Obligations and each Rating Agency not less than 60 days prior to such resignation. Upon receiving such notice of resignation, the Co-Issuers shall promptly appoint a successor trustee or trustees satisfying the requirements of Section 6.8 by written instrument, in duplicate, executed by an Authorized Officer of the Issuer and an Authorized Officer of the Co-Issuer, one copy of which shall be delivered to the Trustee so resigning and one copy to the successor Trustee or Trustees, together with a copy to each Holder and the Collateral Manager; provided that the Issuer shall provide prior written notice to the Rating Agencies of any such appointment; provided, further, that the Issuer shall not appoint such successor trustee or trustees without the consent of a Majority of the Secured Debt of each Class voting as a single class (or, at any time when an Event of Default shall have occurred and be continuing or when a successor Trustee has been appointed pursuant to Section 6.9(e), by an Act of a Majority of the Controlling Class) unless (i) the Issuer gives 10 days' prior written notice to the Holders of such appointment and (ii) a Majority of the Secured Debt (or, at any time when an Event of Default shall have occurred and be continuing or when a successor Trustee has been appointed pursuant to Section 6.9(e), a Majority of the Controlling Class) do not provide written notice to the Issuer objecting to such appointment (the failure of any such Majority to provide such notice to the Issuer within 10 days of receipt of notice of such appointment from the Issuer being conclusively deemed to constitute hereunder consent to such appointment and approval of such successor trustee or trustees). If no successor Trustee shall have been appointed and an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee or any Holder, on behalf of itself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a successor Trustee satisfying the requirements of Section 6.8.

(c)                The Trustee may be removed at any time by Act of a Majority of each Class of Secured Debt voting separately or, at any time when an Event of Default shall have occurred and be continuing by an Act of a Majority of the Controlling Class, delivered to the Trustee and to the Co-Issuers.

(d)               If at any time:

(i)                the Trustee shall cease to be eligible under Section 6.8 and shall fail to resign after written request therefor by the Co-Issuers or a Majority of the Controlling Class; or

(ii)               the Trustee shall become incapable of acting or shall be adjudged as bankrupt or insolvent or a receiver or liquidator of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case (subject to Section 6.9(a)), (A) the Co-Issuers, by Issuer Order, may remove the Trustee, or (B) subject to Section 5.15, any Holder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)                If the Trustee shall be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any reason (other than resignation), the Co-Issuers, by Issuer Order, shall promptly appoint a successor Trustee meeting the requirements of Section 6.8. If the Co-Issuers shall fail to appoint a successor Trustee within 30 days after such removal or incapability or the occurrence of such vacancy, a successor Trustee meeting the requirements of Section 6.8 may be appointed by a Majority of the Controlling Class by written instrument delivered to the Issuer and the retiring Trustee. The successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede any successor Trustee proposed by the Co-Issuers. If no successor Trustee shall have been so appointed by the Co-Issuers or a Majority of the Controlling Class and shall have accepted appointment in the manner hereinafter provided, subject to Section 5.15, the retiring Trustee may, or any Holder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f)                The Co-Issuers shall give prompt notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first class mail, postage prepaid, to the Collateral Manager, the Holders of the Obligations as their names and addresses appear in the Register and to each Rating Agency. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office. If the Co-Issuers fail to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Co-Issuers.

(g)               Any resignation or removal of the Trustee under this Section 6.9 shall be an effective resignation or removal of the Bank in all capacities under this Indenture and as Collateral Administrator under the Collateral Administration Agreement.

Section 6.10        Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall meet the requirements of Section 6.8 and shall execute, acknowledge and deliver to the Co-Issuers and the retiring Trustee an instrument accepting such appointment. Upon delivery of the required instruments, the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of the retiring Trustee; but, on request of the Co-Issuers or a Majority of any Class of Secured Debt or the successor Trustee, such retiring Trustee shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and Money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Co-Issuers shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

Section 6.11        Merger, Conversion, Consolidation or Succession to Business of Trustee. Any organization or entity into which the Trustee may be merged or converted or with which it may be consolidated, or any organization or entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any organization or entity succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such organization or entity shall be otherwise qualified and eligible under this Article VI, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any of the Notes has been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

Section 6.12        Co-Trustees. At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any part of the Assets may at the time be located, the Co-Issuers and the Trustee shall have power to appoint one or more Persons doing business under the laws of the United States of America or of any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least U.S.$200,000,000, subject to supervision or examination by federal or state authority, to act as co-trustee (subject to the written approval of S&P and, if such co-trustee does not have a long-term debt rating of at least "Baa1" by Moody's, subject to satisfaction of the Moody's Rating Condition), jointly with the Trustee, of all or any part of the Assets, with the power to file such proofs of claim and take such other actions pursuant to Section 5.6 and to make such claims and enforce such rights of action on behalf of the Holders, as such Holders themselves may have the right to do, subject to the other provisions of this Section 6.12.

The Co-Issuers shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint a co-trustee. If the Co-Issuers do not join in such appointment within 15 days after the receipt by them of a request to do so, the Trustee shall have the power to make such appointment.

Should any written instrument from the Co-Issuers be required by any co-trustee so appointed, more fully confirming to such co-trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Co-Issuers. The Co-Issuers agree to pay (but only from and to the extent of the Assets), to the extent funds are available therefor under Section 11.1(a)(i)(A), any reasonable fees and expenses in connection with such appointment.

Every co-trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:

(a)                the Notes shall be authenticated and delivered and all rights, powers, duties and obligations hereunder in respect of the custody of securities, Cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely by the Trustee;

(b)               the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by the appointment of a co-trustee shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee jointly as shall be provided in the instrument appointing such co-trustee;

(c)                the Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Co-Issuers evidenced by an Issuer Order, may accept the resignation of or remove any co-trustee appointed under this Section 6.12, and in case an Event of Default has occurred and is continuing, the Trustee shall have the power to accept the resignation of, or remove, any such co-trustee without the concurrence of the Co-Issuers. A successor to any co-trustee so resigned or removed may be appointed in the manner provided in this Section 6.12;

(d)               no co-trustee hereunder shall be personally liable by reason of any act or omission of the Trustee hereunder;

(e)                the Trustee shall not be liable by reason of any act or omission of a co-trustee; and

(f)                any Act of Holders delivered to the Trustee shall be deemed to have been delivered to each co-trustee.

The Issuer shall notify each Rating Agency then rating a Class of Secured Debt of the appointment of a co-trustee hereunder.

Section 6.13        Certain Duties of Trustee Related to Delayed Payment of Proceeds. In the event that in any month the Trustee shall not have received a payment with respect to any Pledged Obligation on its Due Date, (a) the Trustee shall promptly notify the Issuer and the Collateral Manager in writing and (b) unless within three Business Days (or the end of the applicable grace period for such payment, if longer) after such notice such payment shall have been received by the Trustee, or the Issuer, in its absolute discretion (but only to the extent permitted by Section 10.2(a)), shall have made provision for such payment satisfactory to the Trustee in accordance with Section 10.2(a), the Trustee shall request the issuer of such Pledged Obligation, the trustee under the related Underlying Instrument or paying agent designated by either of them, as the case may be, to make such payment as soon as practicable after such request but in no event later than three Business Days after the date of such request. In the event that such payment is not made within such time period, the Trustee, subject to the provisions of clause (iv) of Section 6.1(c), shall take such action as the Collateral Manager shall direct in writing. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture. In the event that the Issuer or the Collateral Manager requests a release of a Pledged Obligation and/or delivers an additional Collateral Obligation in connection with any such action under the Collateral Management Agreement or this Indenture, such release and/or substitution shall be subject to Section 10.8 and Article XII of this Indenture, as the case may be. Notwithstanding any other provision hereof, the Trustee shall deliver to the Issuer or its designee any payment with respect to any Pledged Obligation or any additional Collateral

Obligation received after the Due Date thereof to the extent the Issuer previously made provisions for such payment satisfactory to the Trustee in accordance with this Section 6.13 and such payment shall not be deemed part of the Assets.

Section 6.14        Authenticating Agents. Upon the request of the Co-Issuers, the Trustee shall, and if the Trustee so chooses the Trustee may, appoint one or more Authenticating Agents with power to act on its behalf and subject to its direction in the authentication of Notes in connection with issuance, transfers and exchanges under Sections 2.4, 2.5, 2.6, 2.7 and 8.5, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by such Sections to authenticate such Notes. For all purposes of this Indenture, the authentication of Notes by an Authenticating Agent pursuant to this Section 6.14 shall be deemed to be the authentication of Notes by the Trustee.

Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation.

Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and the Issuer. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Co-Issuers. Upon receiving such notice of resignation or upon such a termination, the Trustee shall, upon the written request of the Issuer, promptly appoint a successor Authenticating Agent and shall give written notice of such appointment to the Co-Issuers.

Unless the Authenticating Agent is also the same entity as the Trustee, the Issuer agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services, and reimbursement for its reasonable expenses relating thereto as an Administrative Expense under Section 11.1. The provisions of Sections 2.9, 6.4 and 6.5 shall be applicable to any Authenticating Agent.

Section 6.15        Withholding. If any withholding tax is imposed under applicable law (including FATCA) on the Issuer's payments (or allocations of income) under the Obligations to any Holder, such tax shall reduce the amount otherwise distributable to such Holder. The Trustee or any Paying Agent is hereby authorized and directed to retain from amounts otherwise distributable to any Holder sufficient funds for the payment of any tax that is legally owed or required to be withheld by the Issuer (but such authorization shall not prevent the Trustee or such Paying Agent from contesting any such tax in appropriate proceedings and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any such withholding tax imposed with respect to any Holder shall be treated as cash distributed to such Holder at the time it is withheld by the Trustee or any Paying Agent and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution and the Trustee or any Paying Agent has not received documentation from such Holder showing an exemption from withholding, the Trustee or such Paying Agent shall withhold such amounts in accordance with this Section 6.15.

If any Holder wishes to apply for a refund of any such withholding tax, the Trustee or such Paying Agent shall reasonably cooperate with such Holder in making such claim so long as such Holder agrees to reimburse the Trustee or such Paying Agent for any out-of-pocket expenses incurred.

Section 6.16        Representative for Holders of Secured Debt Only; Agent for each other Secured Party and the Holders of the Subordinated Notes. With respect to the security interest created hereunder, the delivery of any Asset to the Trustee is to the Trustee as representative of the Holders of Secured Debt and agent for each other Secured Party and the Holders of the Subordinated Notes. In furtherance of the foregoing, the possession by the Trustee of any Asset and the endorsement to or registration in the name of the Trustee of any Asset (including without limitation as Entitlement Holder of the Custodial Account) are undertaken by the Trustee in its capacity as representative for the Holders of Secured Debt and agent for each other Secured Party and the Holders of the Subordinated Notes.

Section 6.17        Representations and Warranties of the Bank. The Bank hereby represents and warrants as follows:

(a)                Organization. The Bank has been duly organized and is validly existing as a national banking association under the laws of the United States of America and has the power to conduct its business and affairs as a trustee, paying agent, registrar, transfer agent, custodian, calculation agent, collateral administrator and securities intermediary.

(b)               Authorization; Binding Obligations. The Bank has the corporate power and authority to perform the duties and obligations of trustee, paying agent, registrar, transfer agent, custodian, calculation agent and securities intermediary under this Indenture. The Bank has taken all necessary corporate action to authorize the execution, delivery and performance of this Indenture and all of the documents required to be executed by the Bank pursuant hereto. This Indenture has been duly authorized, executed and delivered by the Bank and constitutes the legal, valid and binding obligation of the Bank enforceable against the Bank in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, liquidation and similar laws affecting the rights of creditors, and subject to equitable principles including without limitation concepts of materiality, reasonableness, good faith and fair dealing (whether enforcement is sought in a legal or equitable Proceeding), and except that certain of such obligations may be enforceable solely against the Assets.

(c)                Eligibility. The Bank is eligible under Section 6.8 to serve as Trustee hereunder.

(d)               No Conflict. Neither the execution, delivery and performance of this Indenture, nor the consummation of the transactions contemplated by this Indenture, (i) is prohibited by, or requires the Bank to obtain any consent, authorization, approval or registration with any United States federal or State of New York or other state agency or other governmental body under any United States federal or State of New York or other state regulation or law having jurisdiction over the banking or trust powers of the Bank or (ii) will violate any provision of, result in any default or acceleration of any obligations under, result in the creation or imposition of any lien pursuant to, or require any consent under, any material agreement to which the Bank is a party or by which it or any of its property is bound.

Section 6.18        Communication with Rating Agencies. Any written communication, including any confirmation, from a Rating Agency provided for or required to be obtained by the Trustee hereunder shall be sufficient in each case when such communication or confirmation is received by the Trustee, including by electronic message, facsimile, press release, posting to the applicable Rating Agency's website, or other means then utilized by S&P or Moody's, as applicable, to communicate rating confirmations. For the avoidance of doubt, no written communication given by S&P under this Section 6.18 shall be deemed to satisfy the S&P Rating Condition unless such communication is provided by S&P specifically in satisfaction of the S&P Rating Condition.

ARTICLE VII

COVENANTS

Section 7.1            Payment of Principal and Interest. The Applicable Issuers shall duly and punctually pay the principal of and interest on the Secured Debt, in accordance with the terms of such Obligations and this Indenture pursuant to the Priority of Distributions. The Issuer shall, to the extent legally permitted and to the extent funds are available pursuant to the Priority of Distributions, duly and punctually pay all required distributions on the Subordinated Notes in accordance with the Subordinated Notes and this Indenture.

The Issuer shall, subject to the Priority of Distributions, reimburse the Co-Issuer for any amounts paid by the Co-Issuer pursuant to the terms of the Obligations or this Indenture. The Co-Issuer shall not reimburse the Issuer for any amounts paid by the Issuer pursuant to the terms of the Obligations or this Indenture.

Amounts properly withheld under the Code or other applicable law or pursuant to an agreement with a governmental authority by any Person from a payment to any Holder shall be considered as having been paid by the Applicable Issuers to such Holder for all purposes of this Indenture.

Section 7.2            Maintenance of Office or Agency. The Co-Issuers hereby appoint the Trustee as a Paying Agent for payments on the Obligations and as Transfer Agent for transfers of the Notes. Notes may be surrendered for registration of transfer or exchange at the Corporate Trust Office of the Trustee or its agent designated for purposes of surrender, transfer or exchange. The Co-Issuers hereby appoint Corporation Service Company, 1180 Avenue of the Americas, Suite 210, New York, NY 10036-8401, as agent upon whom process or demands may be served in any action arising out of or based on this Indenture or the transactions contemplated hereby.

The Co-Issuers may at any time and from time to time vary or terminate the appointment of any such agent or appoint any additional agents for any or all of such purposes; provided, however, that the Co-Issuers shall maintain in the Borough of Manhattan, The City of New York, an office or agency where notices and demands to or upon the Co-Issuers in respect of such Notes and this Indenture may be served and, subject to any laws or regulations applicable thereto, an office or agency outside of the United States where Notes may be presented and surrendered for payment; provided, further, that no paying agent shall be appointed in a jurisdiction which subjects payments on the Obligations to withholding tax as a result of such appointment. The Co-Issuers hereby appoint, for so long as any Class of Notes is listed on the Irish Stock Exchange, Arthur Cox Listing Services Limited (in such capacity, the "Irish Listing Agent") as listing agent in Ireland with respect to the Listed Notes. In the event that the Irish Listing Agent is replaced at any time during such period, notice of the appointment of any replacement shall be sent to the Irish Stock Exchange as promptly as practicable after such appointment. The Co-Issuers shall at all times maintain a duplicate copy of the Register at the Corporate Trust Office. The Co-Issuers shall give written notice as soon as reasonably practicable to the Trustee, the Holders, and each Rating Agency of the appointment or termination of any such agent and of the location and any change in the location of any such office or agency.

If at any time the Co-Issuers shall fail to maintain any such required office or agency in the Borough of Manhattan, The City of New York, or outside the United States, or shall fail to furnish the Trustee with the address thereof, presentations and surrenders may be made (subject to the limitations described in the preceding paragraph) at and notices and demands may be served on the Co-Issuers, and Notes may be presented and surrendered for payment to the Trustee at its main office, and the Co-Issuers hereby appoint the same as their agent to receive such respective presentations, surrenders, notices and demands.

Section 7.3            Money for Obligation Payments to Be Held in Trust. All payments of amounts due and payable with respect to any Obligations that are to be made from amounts withdrawn from the Payment Account shall be made on behalf of the Applicable Issuers by the Trustee or a Paying Agent with respect to payments on the Obligations.

When the Applicable Issuers shall have a Paying Agent that is not also the Registrar and/or the Trustee, they shall furnish, or cause the Registrar to furnish, no later than the fifth calendar day after each Record Date a list, if necessary, in such form as such Paying Agent may reasonably request, of the names and addresses of the Holders and of the certificate numbers of individual Notes held by each such Holder.

Whenever the Applicable Issuers shall have a Paying Agent other than the Trustee, they shall, on or before the Business Day next preceding each Distribution Date or Redemption Date, as the case may be, direct the Trustee to deposit on such Distribution Date with such Paying Agent, if necessary, an aggregate sum sufficient to pay the amounts then becoming due (to the extent funds are then available for such purpose in the Payment Account), such sum to be held in trust for the benefit of the Persons entitled thereto and (unless such Paying Agent is the Trustee) the Co-Issuers shall promptly notify the Trustee of its action or failure so to act. Any Monies deposited with a Paying Agent (other than the Trustee) in excess of an amount sufficient to pay the amounts then becoming due on the Obligations with respect to which such deposit was made shall be paid over by such Paying Agent to the Trustee for application in accordance with Article X.

The initial Paying Agent shall be as set forth in Section 7.2. Any additional or successor Paying Agents shall be appointed by Issuer Order with written notice thereof to the Trustee; provided, however, that so long as the Secured Debt of any Class are rated by a Rating Agency, with respect to any additional or successor Paying Agent, either (i) such Paying Agent has a long-term debt rating of "A+" or higher by S&P and "A1" or higher by Moody's or a short-term debt rating of "P-1" by Moody's and "A-1+" by S&P or (ii) the Global Rating Agency Condition is satisfied. In the event that such successor Paying Agent ceases to have a long-term debt rating of "A+" or higher by S&P and "A1" or higher by Moody's or a short-term debt rating of "P-1" by Moody's and "A-1+" by S&P, the Co-Issuers shall promptly remove such Paying Agent and appoint a successor Paying Agent. The Co-Issuers shall not appoint any Paying Agent that is not, at the time of such appointment, a depository institution or trust company subject to supervision and examination by federal and/or state and/or national banking authorities. The Co-Issuers shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee and if the Trustee acts as Paying Agent, it hereby so agrees, subject to the provisions of this Section 7.3, that such Paying Agent shall:

(a)                allocate all sums received for payment to the Holders of Obligations for which it acts as Paying Agent on each Distribution Date and any Redemption Date among such Holders in the proportion specified in the applicable Distribution Report or report pertaining to such Redemption Date to the extent permitted by applicable law;

(b)               hold all sums held by it for the payment of amounts due with respect to the Obligations in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(c)                if such Paying Agent is not the Trustee, immediately resign as a Paying Agent and forthwith pay to the Trustee all sums held by it in trust for the payment of Obligations if at any time it ceases to meet the standards set forth above required to be met by a Paying Agent at the time of its appointment;

(d)               if such Paying Agent is not the Trustee, immediately give the Trustee notice of any default by the Issuer or the Co-Issuer (or any other obligor upon the Obligations) in the making of any payment required to be made; and

(e)                if such Paying Agent is not the Trustee, during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Co-Issuers may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Co-Issuers or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Co-Issuers or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such Money.

Except as otherwise required by applicable law, any Money deposited with the Trustee or any Paying Agent in trust for any payment on any Obligation and remaining unclaimed for two years after such amount has become due and payable shall be paid to the Applicable Issuers on Issuer Order; and the Holder of such Obligation shall thereafter, as an unsecured general creditor, look only to the Applicable Issuers for payment of such amounts (but only to the extent of the amounts so paid to the Applicable Issuers) and all liability of the Trustee or such Paying Agent with respect to such trust Money shall thereupon cease. The Trustee or such Paying Agent, before being required to make any such release of payment, may, but shall not be required to, adopt and employ, at the expense of the Applicable Issuers any reasonable means of notification of such release of payment, including, but not limited to, mailing notice of such release to Holders whose Obligations have been called but have not been surrendered for redemption or whose right to or interest in Monies due and payable but not claimed is determinable from the records of any Paying Agent, at the last address of record of each such Holder.

Section 7.4            Existence of Co-Issuers; Issuer Subsidiaries. (a) The Issuer and the Co-Issuer shall, to the maximum extent permitted by applicable law, maintain in full force and effect their existence and rights as companies incorporated organized under the laws of the Cayman Islands and the State of Delaware, respectively, and shall obtain and preserve their qualification to do business as foreign corporations in each jurisdiction in which such qualifications are or shall be necessary to protect the validity and enforceability of this Indenture, the Obligations or any of the Assets; provided, however, that the Issuer shall be entitled to change its jurisdiction of incorporation from the Cayman Islands to any other jurisdiction reasonably selected by the Issuer so long as (i) the Issuer has received a legal opinion (upon which the Trustee may conclusively rely) to the effect that such change is not disadvantageous in any material respect to the Holders, (ii) written notice of such change shall have been given by the Issuer to the Trustee (which shall provide notice to the Holders), the Collateral Manager and each Rating Agency and (iii) on or prior to the 15th Business Day following receipt of such notice the Trustee shall not have received written notice from a Majority of the Controlling Class objecting to such change.

(b)               The Issuer and the Co-Issuer shall ensure that all corporate or other formalities regarding their respective existences (including holding regular board of directors' and shareholders', or other similar, meetings) are followed. Neither the Issuer nor the Co-Issuer shall take any action, or conduct its affairs in a manner, that is likely to result in its separate existence being ignored (other than for U.S. federal, state or local tax purposes) or in its assets and liabilities being substantively consolidated with any other Person in a bankruptcy, reorganization or other insolvency proceeding. Without limiting the foregoing, the Issuer shall not have any subsidiaries (other than (i) the Co-Issuer and (ii) any subsidiary that (w) meets the then-current general criteria of the Rating Agencies for bankruptcy remote entities, (x) does not obtain title to real property or hold or obtain a controlling interest in an entity that owns real property, (y) is formed for the purpose of holding (i) equity interests received in a workout of a Defaulted Obligation that was previously acquired by the Issuer or otherwise acquired in connection with a workout of a Collateral Obligation that was previously acquired by the Issuer or (ii) other assets realized upon foreclosure or other exercise of remedies against any collateral of an Obligor, except as set forth in clause (x) above and (z) includes customary "non-petition" and "limited recourse" provisions in any agreement to which it is a party (any such subsidiary described in this clause (ii), an "Issuer Subsidiary")). The Co-Issuer shall not have any subsidiaries. The Issuer and the Co-Issuer shall not (A) have any employees (other than their respective directors), (B) except as contemplated by the Collateral Management Agreement, the Memorandum and Articles or the Administration Agreement, engage in any transaction with any shareholder that would constitute a conflict of interest or (C) pay dividends other than in accordance with the terms of this Indenture and the Memorandum and Articles. The Issuer shall not obtain title to real property or hold or obtain a controlling interest in an entity that owns real property. The Issuer will use commercially reasonable efforts to ensure that any consideration that is due and payable to the Issuer as a result of any workout, restructuring or foreclosure upon a Collateral Obligation is transferred to the Issuer or an Issuer Subsidiary, other than where (i) the express terms of this Indenture (including, without limitation, with respect to real property as set forth in the preceding sentence and clause (x) above) or applicable law would prohibit such transfer to the Issuer or any Issuer Subsidiary or (ii) the Collateral Manager reasonably determines, based upon written advice of counsel, that such transfer to the Issuer or any Issuer Subsidiary would have any adverse regulatory, tax or other consequence to the Issuer; provided that, in the event that clauses (i) and/or (ii) above are applicable, the Issuer shall use commercially reasonable efforts to sell such Collateral Obligation prior to receipt of such consideration in accordance with the terms of this Indenture.

(c)                The Issuer shall ensure that any Issuer Subsidiary (i) is wholly owned by the Issuer, (ii) will not sell, transfer, exchange or otherwise dispose of; or pledge, mortgage, hypothecate or otherwise encumber (or permit such to occur or suffer such to exist), any part of its assets, except in compliance with the Issuer's rights and obligations under this Indenture and with such subsidiary's constituent documents, (iii) will not have any subsidiaries unless complying with the terms of clause (ii) above, this clause (iii) or clauses (iv) through (vii) below, (iv) will comply with the restrictions set forth in Section 7.8(a)(i), (iii), (ix), (x), (xi), (xiv), (xv) and (xvi) of this Indenture, (v) will not incur or guarantee any indebtedness and will not hold itself out as being liable of the debts of any other Person, (vi) will include in its constituent documents (A) a limitation on its business such that it may only engage in the acquisition of assets permitted under this Indenture and the disposition of such assets and the proceeds thereof to the Issuer (and activities ancillary thereto) and (B) provisions ensuring the separate existence of such Issuer Subsidiary from any other Person, (vii) will have at least one director that is an Independent director complying with any applicable Rating Agency criteria and that is required to consider the interests of the Holders with respect to such Issuer Subsidiary and (viii) will distribute 100% of the proceeds of the assets acquired by it (net of applicable taxes and expenses payable by it) to the Issuer.

(d)               The Issuer shall provide Moody's and S&P with prior written notice of the formation of any Issuer Subsidiary and of the transfer of any asset to any Issuer Subsidiary.

Section 7.5            Protection of Assets. (a) The Issuer, or the Collateral Manager on behalf and at the expense of the Issuer, shall cause the taking of such action by the Issuer (or by the Collateral Manager if within the Collateral Manager's control under the Collateral Management Agreement) as is reasonably necessary in order to maintain the perfection and priority of the security interest of the Trustee in the Assets, provided that the Collateral Manager shall be entitled to rely on any Opinion of Counsel delivered pursuant to Section 7.6 and any Opinion of Counsel with respect to the same subject matter delivered pursuant to Section

3.1(a)(iii) to determine what actions are reasonably necessary, and shall be fully protected in so relying on such an Opinion of Counsel, unless the Collateral Manager has actual knowledge that the procedures described in any such Opinion of Counsel are no longer adequate to maintain such perfection and priority. The Issuer shall from time to time prepare or cause to be prepared, execute, deliver and file all such supplements and amendments hereto and all such Financing Statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be necessary or advisable or desirable to secure the rights and remedies of the Trustee for the benefit of the Holders of the Secured Debt hereunder and to:

(i)                Grant more effectively all or any portion of the Issuer's right, title and interest in, to and under the Assets;

(ii)               maintain, preserve and perfect any Grant made or to be made by this Indenture including, without limitation, the first priority nature of the lien or carry out more effectively the purposes hereof;

(iii)              perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations);

(iv)             enforce any of the Pledged Obligations or other instruments or property included in the Assets;

(v)              preserve and defend title to the Assets and the rights therein of the Secured Parties in the Assets against the claims of all Persons and parties;

(vi)             if reasonably able to do so, deliver or cause to be delivered a United States Internal Revenue Service Form W-9 of the Retention Provider (if the Issuer is treated as a disregarded entity for U.S. federal income tax purposes) or a W-8IMY (with all required attachments) of the Issuer (if the Issuer is treated as a partnership for U.S. federal income tax purposes) or successor applicable form to each issuer, counterparty, paying agent, as necessary to permit the Issuer to receive payments without withholding; or

(vii)             cause to be paid any and all taxes levied or assessed upon all or any part of the Assets.

The Issuer hereby designates the Trustee as its agent and attorney in fact to prepare and file or record any Financing Statement (other than the Financing Statement delivered on the Closing Date), continuation statement and all other instruments, and take all other actions, required pursuant to this Section 7.5; provided that such appointment shall not impose upon the Trustee any of the Issuer's or the Collateral Manager's obligations under this Section 7.5. In connection therewith, the Trustee shall be entitled to receive, at the cost of the Issuer, and conclusively rely upon an Opinion of Counsel delivered in accordance with Section 7.6 as to the need to file, the dates by which such filings are required to be made and the jurisdiction in which such filings are to be made and the form and content of such filings. The Issuer further authorizes and shall cause the Issuer's United States counsel to file a Financing Statement that names the Issuer as debtor and the Trustee, on behalf of the Secured Parties, as secured party and that describes "all assets in which the debtor now or hereafter has rights" as the Assets in which the Trustee has a Grant.

(b)               The Trustee shall not, except in accordance with Article V and Sections 10.6, 12.1, and 12.4, as applicable, permit the removal of any portion of the Assets or transfer any such Assets from the Account to which it is credited, or cause or permit any change in the Delivery made pursuant to Section 3.3 with respect to any Assets, if, after giving effect thereto, the jurisdiction governing the perfection of the Trustee's security interest in such Assets is different from the jurisdiction governing the perfection at the time of delivery of the most recent Opinion of Counsel pursuant to Section 7.6 (or, if no Opinion of Counsel has yet been delivered pursuant to Section 7.6, the Opinion of Counsel delivered at the Closing Date pursuant to Section 3.1(a)(iii)) unless the Trustee shall have received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property and the priority thereof shall continue to be maintained after giving effect to such action or actions.

(c)                The Issuer shall register the security interests granted under this Indenture in the register of mortgages and charges maintained at the Issuer's registered office in the Cayman Islands.

Section 7.6            Opinions as to Assets. On or before May 28th in each calendar year, commencing in 2016, the Issuer shall furnish to the Trustee (with copies to the Rating Agencies) an Opinion of Counsel relating to the security interest granted by the Issuer to the Trustee, stating that, as of the date of such opinion, the lien and security interest created by this Indenture with respect to the Assets remain in effect and that no further action (other than as specified in such opinion) needs to be taken to ensure the continued effectiveness of such lien over the next year.

Section 7.7            Performance of Obligations. (a) The Co-Issuers, each as to itself, shall not take any action that would release any Person from any of such Person's covenants or obligations under any instrument included in the Assets, except in the case of pricing amendments, ordinary course waivers/amendments, and enforcement action taken with respect to any Defaulted Obligation in accordance with the provisions hereof and actions by the Collateral Manager under the Collateral Management Agreement and in conformity with this Indenture or as otherwise required hereby.

(b)               The Applicable Issuers may, with the prior written consent of a Majority of each Class of Secured Debt (except in the case of the Collateral Management Agreement, the Collateral Administration Agreement, the Placement Agency Agreement and the Administration Agreement, in which case no consent shall be required), contract with other Persons, including the Collateral Manager, the Trustee, the Collateral Administrator, the Administrator and the Placement Agent for the performance of actions and obligations to be performed by the Applicable Issuers hereunder and under the Transaction Documents by such Persons. Notwithstanding any such arrangement, the Applicable Issuers shall remain primarily liable with respect thereto. In the event of such contract, the performance of such actions and obligations by such Persons shall be deemed to be performance of such actions and obligations by the Applicable Issuers; and the Applicable Issuers shall punctually perform, and use their commercially reasonable efforts to cause the Collateral Manager, the Trustee, the Collateral

Administrator and such other Person to perform, all of their obligations and agreements contained in the Collateral Management Agreement, this Indenture, the Collateral Administration Agreement or any such other agreement.

Section 7.8            Negative Covenants. (a) The Issuer shall not and, with respect to clauses (i), (ii), (iii), (iv), (vi), (vii), (viii), (ix) and (x) the Co-Issuer shall not, in each case from and after the Closing Date:

(i)                sell, transfer, exchange or otherwise dispose of, or pledge, mortgage, hypothecate or otherwise encumber (or permit such to occur or suffer such to exist), any part of the Assets, except as expressly permitted by this Indenture and the Collateral Management Agreement;

(ii)               claim any credit on, make any deduction from, or dispute the enforceability of payment of the principal or interest payable (or any other amount) in respect of the Obligations (other than amounts withheld in accordance with the Code or any applicable laws of the Cayman Islands, the State of Delaware or other applicable jurisdiction or pursuant to an agreement with a governmental authority) or assert any claim against any present or future Holder of Obligations, by reason of the payment of any taxes levied or assessed upon any part of the Assets, other than as described in this Indenture;

(iii)              (A) incur or assume or guarantee any indebtedness, other than the Obligations and this Indenture and the transactions contemplated hereby, or (B)(1) issue any additional class of obligations (except as provided in Section 2.4) or (2) issue any additional shares;

(iv)              (A) permit the validity or effectiveness of this Indenture or any Grant hereunder to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Indenture or the Obligations, except as may be permitted hereby or by the Collateral Management Agreement, (B) except as permitted by this Indenture, permit any lien, charge, adverse claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden any part of the Assets, any interest therein or the proceeds thereof or (C) except as permitted by this Indenture, take any action that would permit the lien of this Indenture not to constitute a valid first priority security interest in the Assets;

(v)                amend the Collateral Management Agreement except pursuant to the terms thereof and Article XV of this Indenture;

(vi)               dissolve or liquidate in whole or in part, except as permitted hereunder or required by applicable law;

(vii)              pay any distributions other than in accordance with the Priority of Distributions;

(viii)             permit the formation of any subsidiaries (other than the Co-Issuer and any Issuer Subsidiary);

(ix)                conduct business under any name other than its own;

(x)                have any employees (other than directors to the extent they are employees);

(xi)               sell, transfer, exchange or otherwise dispose of Assets, or enter into an agreement or commitment to do so or enter into or engage in any business with respect to any part of the Assets, except as expressly permitted by both this Indenture and the Collateral Management Agreement;

(xii)               elect to be taxable for U.S. federal income tax purposes as a corporation without the unanimous consent of all Holders;

(xiii)              solicit, advertise or publish the Issuer's ability to enter into credit derivatives;

(xiv)             register as or become subject to regulatory supervision or other legal requirements under the laws of any country or political subdivision thereof as a bank, insurance company or finance company;

(xv)              knowingly take any action that would reasonably be expected to cause it to be treated as a bank, insurance company or finance company for purposes of (i) any tax, securities law or other filing or submission made to any governmental authority, (ii) any application made to a rating agency or (iii) qualification for any exemption from tax, securities law or any other legal requirements; and

(xvi)             hold itself out to the public as a bank, insurance company or finance company.

(b)               The Co-Issuer shall not invest any of its assets in "securities" as such term is defined in the Investment Company Act, and shall keep all of its assets in Cash.

(c)                Except for any agreements entered into to achieve FATCA Compliance, the Issuer and the Co-Issuer shall not be party to any agreements (including Hedge Agreements) without including customary "non-petition" and "limited recourse" provisions therein (and shall not amend or eliminate such provisions in any agreement to which it is party), except for (i) any agreements related to the purchase and sale of any Collateral Obligations or Eligible Investments which contain customary (as determined by the Collateral Manager in its sole discretion) purchase or sale terms or which are documented using customary (as determined by the Collateral Manager in its sole discretion) loan trading documentation and (ii) Underlying Instruments.

(d)               The Co-Issuer shall not fail to maintain an independent manager under its limited liability company agreement.

(e)                The Issuer shall not enter into any agreement amending, modifying or terminating the Collateral Management Agreement, the Master Transfer Agreement, the Collateral Administration Agreement, the Securities Account Control Agreement, the Administration Agreement, the Class A-R Note Purchase Agreement or the Placement Agency Agreement without notifying each Rating Agency, each Holder in the Controlling Class and each Holder of a Subordinated Note.

Section 7.9            Statement as to Compliance. On or before May 28th in each calendar year, commencing in 2016, or immediately if there has been a Default under this Indenture and prior to the issuance of any Additional Obligations pursuant to Section 2.4, the Issuer shall deliver to the Trustee the Collateral Manager and the Administrator (to be forwarded, at the cost of the Issuer, by the Trustee to each Holder making a written request therefor and each Rating Agency) an Officer's certificate of the Issuer that, having made reasonable inquiries of the Collateral Manager, and to the best of the knowledge, information and belief of the Issuer, there did not exist, as at a date not more than five days prior to the date of the certificate, nor had there existed at any time prior thereto since the date of the last certificate (if any), any Default hereunder or, if such Default did then exist or had existed, specifying the same and the nature and status thereof, including actions undertaken to remedy the same, and that the Issuer has complied with all of its obligations under this Indenture or, if such is not the case, specifying those obligations with which it has not complied.

Section 7.10        Co-Issuers May Consolidate, etc., Only on Certain Terms. Neither the Issuer nor the Co-Issuer (the "Merging Entity") shall consolidate or merge with or into any other Person or transfer or convey all or substantially all of its assets to any Person, unless permitted by Cayman Islands law (in the case of the Issuer) or United States and Delaware law (in the case of the Co-Issuer) and unless:

(a)                the Merging Entity shall be the surviving entity, or the Person (if other than the Merging Entity) formed by such consolidation or into which the Merging Entity is merged or to which all or substantially all of the assets of the Merging Entity are transferred (the "Successor Entity") (i) if the Merging Entity is the Issuer, shall be a company incorporated and existing under the laws of the Cayman Islands or such other jurisdiction approved by a Majority of the Controlling Class; provided that no such approval shall be required in connection with any such transaction undertaken solely to effect a change in the jurisdiction of incorporation pursuant to Section 7.4, and (ii) in any case shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee and each Holder, the due and punctual payment of the principal of and interest on all Secured Debt issued by the Merging Entity and the performance and observance of every covenant of this Indenture and each other Transaction Document on its part to be performed or observed, all as provided herein or therein;

(b)               the Trustee shall have received notice of such consolidation or merger and shall have distributed copies of such notice to each Rating Agency as soon as reasonably practicable and in any case no less than five days prior to such merger or consolidation, and the Trustee shall have received written confirmation from each Rating Agency that its ratings issued with respect to the Secured Debt then rated by such Rating Agency shall not be reduced or withdrawn as a result of the consummation of such transaction;

(c)                if the Merging Entity is not the surviving corporation, the Successor Entity shall have agreed with the Trustee (i) to observe the same legal requirements for the recognition of such formed or surviving corporation as a legal entity separate and apart from any of its Affiliates as are applicable to the Merging Entity with respect to its Affiliates and (ii) not to consolidate or merge with or into any other Person or transfer or convey the Assets or all or substantially all of its assets to any other Person except in accordance with the provisions of this Section 7.10;

(d)               if the Merging Entity is not the surviving corporation, the Successor Entity shall have delivered to the Trustee and each Rating Agency, an Officer's certificate and an Opinion of Counsel each stating that such Person is duly organized, validly existing and in good standing in the jurisdiction in which such Person is organized; that such Person has sufficient power and authority to assume the obligations set forth in subsection (a) above and to execute and deliver a supplemental indenture hereto for the purpose of assuming such obligations; that such Person has duly authorized the execution, delivery and performance of an indenture supplemental hereto for the purpose of assuming such obligations and that such supplemental indenture is a valid, legal and binding obligation of such Person, enforceable in accordance with its terms, subject only to bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a Proceeding in equity or at law); if the Merging Entity is the Issuer, that, immediately following the event which causes such Successor Entity to become the successor to the Issuer, (i) such Successor Entity has title, free and clear of any lien, security interest or charge, other than the lien and security interest of this Indenture, to the Assets securing all of the Secured Debt, and (ii) the Trustee continues to have a valid perfected first priority security interest in the Assets securing all of the Secured Debt; and in each case as to such other matters as the Trustee or any Holder may reasonably require;

(e)                immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(f)                the Merging Entity shall have delivered notice to each Rating Agency, and the Merging Entity shall have delivered to the Trustee and each Holder an Officer's certificate and an Opinion of Counsel each stating that such consolidation, merger, transfer or conveyance and such supplemental indenture comply with this Article VII and that all conditions in this Article VII relating to such transaction have been complied with and that such transaction will not (i) result in the Merging Entity or Successor Entity becoming subject to United States federal income taxation with respect to their net income or (ii) have a material adverse effect on the tax treatment of the Issuer or the tax consequences to the Holders of any Class of Obligations Outstanding at the time of issuance, as described in the Offering Circular under the heading "Certain U.S. Federal Income Tax Considerations," unless the Holders agree by unanimous consent that no adverse tax consequences will result therefrom to the Merging Entity, Successor Entity or Holders of the Obligations (as compared to the tax consequences of not effecting the transaction); and

(g)               the Merging Entity shall have delivered to the Trustee an Opinion of Counsel stating that after giving effect to such transaction, neither the Issuer nor the Co-Issuer

(or, if applicable, the Successor Entity) will be required to register as an investment company under the Investment Company Act.

Section 7.11        Successor Substituted. Upon any consolidation or merger, or transfer or conveyance of all or substantially all of the assets of the Issuer or the Co-Issuer, in accordance with Section 7.10 in which the Merging Entity is not the surviving corporation, the Successor Entity shall succeed to, and be substituted for, and may exercise every right and power of, and shall be bound by each obligation and covenant of, the Merging Entity under this Indenture with the same effect as if such Person had been named as the Issuer or the Co-Issuer, as the case may be, herein. In the event of any such consolidation, merger, transfer or conveyance, the Person named as the "Issuer" or the "Co-Issuer" in the first paragraph of this Indenture or any successor which shall theretofore have become such in the manner prescribed in this Article VII may be dissolved, wound up and liquidated at any time thereafter, and such Person thereafter shall be released from its liabilities as obligor and maker on all the Obligations and from its obligations under this Indenture.

Section 7.12        No Other Business. From and after the Closing Date, the Issuer shall not engage in any business or activity other than issuing and selling the Obligations pursuant to this Indenture and acquiring, owning, holding, selling, lending, exchanging, redeeming, pledging, contracting for the management of and otherwise dealing with Collateral Obligations and the other Assets in connection therewith and entering into Hedge Agreements, the Collateral Administration Agreement, the Securities Account Control Agreement, the Collateral Management Agreement and other agreements specifically contemplated by this Indenture, and the Co-Issuer shall not engage in any business or activity other than issuing and selling the Obligations to be issued by it pursuant to this Indenture and, with respect to the Issuer and the Co-Issuer, such other activities which are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith or ancillary thereto. The Issuer and the Co-Issuer may amend, or permit the amendment of, the Memorandum and Articles of the Issuer and the Certificate of Formation and limited liability company agreement of the Co-Issuer, respectively; provided that such amendment satisfies the Global Rating Agency Condition.

Section 7.13        Annual Rating Review. (a) So long as any of the Secured Debt of any Class remain Outstanding, on or before May 28th in each year, commencing in 2016, the Applicable Issuers shall obtain and pay for an annual review of the rating of each such Class of Secured Debt from each Rating Agency, as applicable. The Applicable Issuers shall promptly notify the Trustee and the Collateral Manager in writing (and the Trustee shall promptly provide the Holders with a copy of such notice) if at any time the rating of any such Class of Secured Debt has been, or is known shall be, changed or withdrawn.

(b)               With respect to any Collateral Obligation that has an S&P Rating derived as set forth in clause (c)(ii) of the definition of "S&P Rating" or that has a Moody's Rating based on a rating estimate from Moody's, the Issuer shall annually obtain (and pay for) from S&P or Moody's, as applicable, written confirmation of, or an update to, the credit estimate with respect to such Collateral Obligation.

(c)                Upon the occurrence of a Specified Amendment or a Material Change to any Collateral Obligation that has a Moody's Rating based on a credit estimate, the Issuer shall request a new credit estimate (and pay for such new credit estimate) with respect to such Collateral Obligation from Moody's.

Section 7.14        Reporting. At any time when the Co-Issuers are not subject to Section 13 or 15(d) of the Exchange Act and are not exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, upon the request of a Holder or beneficial owner of an Obligation, the Co-Issuers shall promptly furnish or cause to be furnished "Rule 144A Information" to such Holder or beneficial owner, to a prospective purchaser of such Obligation designated by such Holder or beneficial owner, or to the Trustee for delivery to such Holder or beneficial owner or a prospective purchaser designated by such Holder or beneficial owner, as the case may be, in order to permit compliance by such Holder or beneficial owner of such Obligation with Rule 144A under the Securities Act in connection with the resale of such Obligation by such Holder or beneficial owner of such Obligation, respectively. "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

Section 7.15        Calculation Agent. (a) The Issuer hereby agrees that for so long as any Secured Debt remains Outstanding there shall at all times be an agent appointed (which does not control or is not controlled or under common control with the Issuer or its Affiliates or the Collateral Manager or its Affiliates) to calculate LIBOR in respect of each Interest Accrual Period in accordance with the terms of this Indenture (the "Calculation Agent"). The Issuer hereby appoints the Collateral Administrator as Calculation Agent. The Calculation Agent may be removed by the Issuer or the Collateral Manager, on behalf of the Issuer, at any time. If the Calculation Agent is unable or unwilling to act as such or is removed by the Issuer or the Collateral Manager, on behalf of the Issuer, shall promptly appoint a replacement Calculation Agent which does not control or is not controlled by or under common control with the Issuer or its Affiliates or the Collateral Manager or its Affiliates. The Calculation Agent may not resign its duties without a successor having been duly appointed. In addition, for so long as any Notes are listed on the Irish Stock Exchange and the guidelines of such exchange so require, notice of the appointment of any replacement Calculation Agent shall be sent to the Irish Stock Exchange.

(b)               The Calculation Agent shall be required to agree (and the Collateral Administrator as Calculation Agent does hereby agree) that, as soon as possible after 11:00 a.m. London time on each Interest Determination Date, but in no event later than 11:00 a.m. New York time on the London Banking Day immediately following each Interest Determination Date, the Calculation Agent shall calculate the Debt Interest Rate for each Class of Secured Debt (other than in the case of the Class A-R Notes, where such amount is to be calculated by the Holder of such Class A-R Note below or the Class A-R Note Agent) for the next Interest Accrual Period and the Secured Debt Interest Amount for each Class of Secured Debt (in each case, rounded to the nearest cent, with half a cent being rounded upward) for the next Interest Accrual Period, on the related Distribution Date. At such time the Calculation Agent shall communicate such rates and amounts to the Co-Issuers, the Trustee, each Paying Agent, the Collateral Manager, Euroclear and Clearstream. The Calculation Agent shall also specify to the Co-Issuers the quotations upon which the foregoing rates and amounts are based, and in any event the Calculation Agent shall notify the Co-Issuers before 5:00 p.m. (New York time) on every

Interest Determination Date if it has not determined and is not in the process of determining any such Debt Interest Rate or Secured Debt Interest Amount together with its reasons therefor. The Calculation Agent's determination of the foregoing rates and amounts for any Interest Accrual Period shall (in the absence of manifest error) be final and binding upon all parties.

(c)                Each CP Conduit (or its administrator) that is a Holder of the Class A-R Notes shall notify the Class A-R Note Agent, the Calculation Agent, the Trustee, the Co-Issuers and the Collateral Manager of the Class A-R CP Rate for the related Interest Accrual Period on or prior to the related Determination Date or otherwise upon written request. The Class A-R CP Rate for each CP Conduit shall be calculated, for each day during the period between the date of such notice and the last day of each Interest Accrual Period (the "Estimate Period"), on the basis of such CP Conduit's good faith estimate of its funding costs for such Estimate Period, and the amount of interest payable to such CP Conduit in respect of the following Interest Accrual Period shall be increased by the amount, if any, by which interest at the actual Class A-R CP Rates for such CP Conduit for the Estimate Period exceeds the amount estimated or shall be decreased by the amount, if any, by which the amount of interest at the estimated Class A-R CP Rates for such Estimate Period exceeds the amount of interest accrued at the actual CP Rates. However, on the Stated Maturity of the Class A-R Notes, any such increase or decrease that would be due pursuant to the preceding sentence shall instead be settled and paid on such Stated Maturity. The Interest Rate payable to each CP Conduit holding a Class A-R Note shall be subject to the Interest Rate Cap as provided in the Priority of Distributions.

(d)               Each CP Conduit (or its administrator) that is a Holder of the Class A-R Notes shall notify the Class A-R Note Agent, the Calculation Agent, the Trustee, the Co-Issuers and the Collateral Manager prior to any Borrowing that is to be funded by such CP Conduit if such Borrowing will not be funded by the issuance of Commercial Paper Notes, in which case clause (b)(ii) of the definition of "Class A-R Note Interest Rate" shall be applicable.

Section 7.16        Certain Tax Matters. (a) The Co-Issuers will treat the Co-Issuers and the Obligations as described in the "Certain U.S. Federal Income Tax Considerations" section of the Offering Circular for all U.S. federal, state and local income tax purposes and will take no action inconsistent with such treatment unless required by law.

(b)               So long as any Obligations are Outstanding, the Co-Issuer shall not elect to be taxable for U.S. federal income tax purposes as other than a disregarded entity without the unanimous consent of all Holders.

(c)                The Issuer and the Co-Issuer shall prepare and file, and the Issuer shall cause each Issuer Subsidiary to prepare and file, or in each case shall hire accountants and the accountants shall cause to be prepared and filed (and, where applicable, delivered to the Issuer or Holders) for each taxable year of the Issuer, the Co-Issuer and the Issuer Subsidiary the federal, state and local income tax returns and reports as required under the Code, or any tax returns or information tax returns required by any governmental authority which the Issuer, the Co-Issuer or the Issuer Subsidiary are required to file (and, where applicable, deliver), and shall provide to each Holder any information that such Holder reasonably requests in order for such Holder to comply with its U.S. federal, state or local tax and information return and reporting obligations; provided that neither the Issuer nor the Co-Issuer shall file, or cause to be filed, any federal income tax return in the United States (except for a refund of amounts withheld) unless it shall have obtained advice of Milbank, Tweed, Hadley & McCloy LLP or Dechert LLP, or an Opinion of Counsel of other nationally recognized U.S. tax counsel experienced in such matters, prior to such filing to the effect that, under the laws of such jurisdiction, the Issuer or the Co-Issuer (as applicable) is required to file such income or franchise tax return.

(d)               The Issuer will have in effect an election to be treated as a disregarded entity for U.S. federal tax purposes at the time that the Notes are issued. The Issuer will not take or permit any action that would result in the Issuer being treated as a publicly traded partnership or otherwise taxable as a corporation for U.S. federal income tax purposes.

(e)                Notwithstanding any provision herein to the contrary, the Issuer shall take, and shall cause each Issuer Subsidiary to take, any and all reasonable actions that may be necessary or appropriate to ensure that the Issuer and such Issuer Subsidiary satisfy any and all withholding and tax payment obligations under Code Sections 1441, 1442, 1445, 1446, 1471, 1472, and any other provision of the Code or other applicable law. Without limiting the generality of the foregoing, each of the Issuer and any Issuer Subsidiary may withhold any amount that it or any advisor retained by the Trustee on its behalf determines is required to be withheld from any amounts otherwise distributable to any Person. The Issuer (or an agent acting on its behalf) shall take such reasonable actions, including hiring agents or advisors, consistent with law and its obligations under this Indenture, as are necessary to achieve FATCA Compliance, including appointing any agent or representative to perform due diligence, withholding or reporting obligations of the Issuer pursuant to FATCA, and any other action that the Issuer would be permitted to take under this Indenture in furtherance of achieving FATCA Compliance.

(f)                Upon the Trustee's receipt of a request by a Holder or by a Person certifying that it is an owner of a beneficial interest in a Secured Debt for the information described in Treasury regulations section 1.1275-3(b)(i) that is applicable to such Holder or beneficial owner, the Issuer shall cause its Independent accountants to provide promptly to the Trustee and such requesting Holder or owner of a beneficial interest in such an Obligation all of such information. Any additional issuance of the Additional Obligations shall be accomplished in a manner that shall allow the Independent accountants of the Issuer to accurately calculate original issue discount income to Holders of the Additional Obligations.

Section 7.17        Ramp-Up Period; Purchase of Additional Collateral Obligations. (a) The Issuer shall use its commercially reasonable efforts to satisfy the Aggregate Ramp-Up Par Condition by the end of the Ramp-Up Period.

(b)               During the Ramp-Up Period (and, to the extent necessary to secure the confirmations referenced in Section 7.17(c), after the Ramp-Up Period), the Issuer shall use the following funds to purchase additional Collateral Obligations in the following order: (i) to pay for the principal portion of any Collateral Obligation from, first, any Principal Proceeds on deposit in the Collection Account, second, any amounts on deposit in the Ramp-Up Account and third, from Borrowings under the Class A-R Notes and (ii) to pay for accrued interest on any such Collateral Obligation from any amounts on deposit in the Ramp-Up Account. In addition, the Collateral Manager on behalf of the Issuer shall use its commercially reasonable efforts to acquire such Collateral Obligations that shall satisfy, as of the end of the Ramp-Up Period, the Collateral Quality Test (excluding the S&P CDO Monitor Test) and the Overcollateralization Ratio Tests.

(c)                Within 30 Business Days after the end of the Ramp-Up Period (but in any event, prior to the Determination Date relating to the first Distribution Date), (i) the Issuer shall provide, or (at the Issuer's expense) cause the Collateral Manager to provide, to each Rating Agency (in the case of delivery to S&P, via email to CDOEffectiveDatePortfolios@standardandpoors.com and in the case of delivery to Moody's, via email to cdomonitoring@moodys.com) a report identifying the Collateral Obligations and to S&P the S&P Excel Default Model Input File and the LoanX identifier of each Collateral Obligation (if any), requesting that S&P reaffirm its Initial Ratings of the Secured Notes that it rated; (ii) the Issuer shall cause the Collateral Administrator to compile and make available to Moody's a report (the "Moody's Effective Date Report"), determined as of the end of the Ramp-Up Period, containing (A) the information required in a Monthly Report (with a copy of such information to S&P) and (B) a calculation with respect to whether the Aggregate Ramp-Up Par Condition is satisfied; and (iii) the Issuer shall provide to the Trustee an Accountants' Report recalculating and comparing the following items in the Moody's Effective Date Report: (1) with respect to each Collateral Obligation, by reference to such sources as shall be specified therein, the issuer name, coupon/spread, maturity date, principal balance, Moody's Default Probability Rating, Moody's Rating and S&P Rating, (2) as of the end of the Ramp-Up Period, each of the Overcollateralization Ratio Tests, the Collateral Quality Test (excluding the S&P CDO Monitor Test), and the Concentration Limitations, and (3) whether the Aggregate Ramp-Up Par Condition is satisfied, together with a statement specifying the procedures performed at the request of the Issuer relating to such Accountants' Report. If (x) the Issuer provides the foregoing Accountants' Report to the Trustee, together with a certificate of the Issuer (such certificate, the "Effective Date Issuer Certificate") certifying the results of (i) the items set forth in the immediately foregoing subclause (2) and (ii) the Aggregate Ramp-Up Par Condition, and such results do not indicate any failure of any such tested item, and (y) the Issuer causes the Collateral Administrator to make available to Moody's the Moody's Effective Date Report and such Moody's Effective Date Report indicates satisfaction of (i) the items set forth in the immediately foregoing subclause (2) and (ii) the Aggregate Ramp-Up Par Condition, then a written confirmation from Moody's of its Initial Rating of the Secured Notes that it rated shall be deemed to have been provided (a "Moody's Effective Date Deemed Rating Confirmation"). For the avoidance of doubt, the Moody's Effective Date Report shall not include or refer to the Accountants' Report.

(d)               If, by the Determination Date relating to the first Distribution Date, either (x)(1) there has occurred no Moody's Effective Date Deemed Rating Confirmation or (2) Moody's has not provided written confirmation of its Initial Ratings of each Class of the Secured Debt that it rated (a "Moody's Ramp-Up Failure"), then the Collateral Manager, on behalf of the Issuer, shall instruct the Trustee in writing to transfer amounts from the Interest Collection Account and/or the Ramp-Up Account to the Principal Collection Account (and with such funds the Issuer shall purchase additional Collateral Obligations) in an amount sufficient to obtain from Moody's a confirmation of its Initial Ratings of each Class of the Secured Debt that it rated (provided that the amount of such transfer would not result in deferral of interest with respect to the Class A Debt or the Class B Debt); provided that, in the alternative, the Collateral

Manager on behalf of the Issuer may take such other action, including but not limited to, a Special Redemption and/or transferring amounts from the Interest Collection Account or the Ramp-Up Account to the Principal Collection Account as Principal Proceeds (for use in a Special Redemption), sufficient to obtain from Moody's a confirmation of its Initial Ratings of each Class of the Secured Debt that it rated) or (y) S&P has not provided written confirmation of its Initial Ratings of the Class A Debt (an "S&P Rating Failure"), then the Collateral Manager, on behalf of the Issuer, shall take the actions set forth in clause (x) above (including the proviso thereto) in an amount sufficient to obtain from S&P such written confirmation.

(e)                The failure of the Issuer to satisfy the requirements of this Section 7.17 shall not constitute an Event of Default unless such failure would otherwise constitute an Event of Default under Section 5.1(d) hereof and the Issuer, or the Collateral Manager acting on behalf of the Issuer, has acted in bad faith. At the written direction of the Issuer (or the Collateral Manager on behalf of the Issuer), the Trustee shall apply amounts held in the Ramp-Up Account to purchase additional Collateral Obligations during the Ramp-Up Period as described in clause (b) above. If at the end of the Ramp-Up Period, any amounts on deposit in the Ramp-Up Account have not been applied to purchase Collateral Obligations, such amounts shall be applied as described in Section 10.3(d).

(f)                Asset Quality Matrix. On or prior to the last day of the Ramp-Up Period, the Collateral Manager shall elect the "row/column combination" of the Asset Quality Matrix that shall apply on and after the last day of the Ramp-Up Period to the Collateral Obligations for purposes of determining compliance with the Moody's Diversity Test, the Moody's Maximum Rating Factor Test and the Minimum Floating Spread Test, and if such "row/column combination" differs from the "row/column combination" chosen to apply as of the Closing Date, the Collateral Manager shall so notify the Trustee and the Collateral Administrator. Thereafter, at any time on written notice of two Business Days to the Collateral Administrator, the Trustee and Moody's, the Collateral Manager may elect a different "row/column combination" of the Asset Quality Matrix to apply to the Collateral Obligations; provided that, if: (i) the Collateral Obligations are currently in compliance with the Asset Quality Matrix case then applicable to the Collateral Obligations, the Collateral Obligations comply with the Asset Quality Matrix case to which the Collateral Manager desires to change; or (ii) the Collateral Obligations are not currently in compliance with the Asset Quality Matrix case then applicable to the Collateral Obligations or would not be in compliance with any other Asset Quality Matrix case, the Collateral Obligations need not comply with the Asset Quality Matrix case to which the Collateral Manager desires to change so long as the degree of compliance of such Collateral Obligations with each of the Minimum Floating Spread Test, the Moody's Diversity Test, and the Moody's Maximum Rating Factor Test not in compliance would be maintained or improved if the Asset Quality Matrix case to which the Collateral Manager desires to change is used; provided that if subsequent to such election the Collateral Obligations comply with any Asset Quality Matrix case, the Collateral Manager shall elect a "row/column" combination" that corresponds to an Asset Quality Matrix case in which the Collateral Obligations are in compliance. If the Collateral Manager does not notify the Trustee and the Collateral Administrator that it will alter the "row/column combination" of the Asset Quality Matrix chosen on or prior to the last day of the Ramp-Up Period in the manner set forth above, the "row/column combination" of the Asset Quality Matrix chosen on or prior to the last day of the Ramp-Up Period shall continue to apply. Notwithstanding the foregoing, the Collateral Manager may elect at any time after the Ramp-Up Period, in lieu of selecting a "row/column combination" of the Asset Quality Matrix, to interpolate between two adjacent rows and/or two adjacent columns, as applicable, on a straight-line basis and round the results to two decimal points.

(g)               S&P CDO Monitor Test; S&P Weighted Average Recovery Rate. The Collateral Manager may, at any time after the Closing Date upon at least five Business Days' prior written notice to S&P, the Trustee and the Collateral Administrator, elect to utilize the S&P CDO Monitor in determining compliance with the S&P CDO Monitor Test (the effective date specified by the Collateral Manager for such election, the "S&P CDO Monitor Election Date"). On or prior to later of (x) the S&P CDO Monitor Election Date and (y) the end of the Ramp-Up Period, the Collateral Manager shall elect the S&P Weighted Average Recovery Rate that shall apply on and after such date to the Collateral Obligations for purposes of determining compliance with the S&P Minimum Weighted Average Recovery Rate Test, and the Collateral Manager will so notify the Trustee and the Collateral Administrator. Thereafter, at any time on written notice to the Trustee in the form of Exhibit E attached hereto, the Collateral Administrator and S&P, the Collateral Manager may elect a different S&P Weighted Average Recovery Rate to apply to the Collateral Obligations; provided that if (i) the Collateral Obligations are currently in compliance with the S&P Weighted Average Recovery Rate case then applicable to the Collateral Obligations but the Collateral Obligations would not be in compliance with the S&P Weighted Average Recovery Rate case to which the Collateral Manager desires to change, then such changed case shall not apply or (ii) the Collateral Obligations are not currently in compliance with the S&P Weighted Average Recovery Rate case then applicable to the Collateral Obligations and would not be in compliance with any other S&P Weighted Average Recovery Rate case, the S&P Weighted Average Recovery Rate to apply to the Collateral Obligations shall be the lowest S&P Weighted Average Recovery Rate in Section 2 of Schedule 5. If the Collateral Manager does not notify the Trustee and the Collateral Administrator that it will alter the S&P Weighted Average Recovery Rate in the manner set forth above, the S&P Weighted Average Recovery Rate chosen as of the S&P CDO Monitor Election Date or the end of the Ramp-Up Period, as applicable, shall continue to apply.

Section 7.18        Representations Relating to Security Interests in the Assets.  (a) The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Trustee hereunder), with respect to the Assets:

(i)                The Issuer owns such Asset free and clear of any lien, claim or encumbrance of any person, other than (x) such as are created under, or permitted by, this Indenture or (y) any Permitted Lien.

(ii)               Other than the security interest Granted to the Trustee pursuant to this Indenture, except as permitted by this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Assets. The Issuer has not authorized the filing of and is not aware of any Financing Statements against the Issuer that include a description of collateral covering the Assets other than any Financing Statement relating to the security interest granted to the Trustee hereunder or that has been terminated; the Issuer is not aware of any judgment, PBGC liens or tax lien filings against the Issuer.

(iii)              All Assets constitute Cash, accounts (as defined in Section 9-102(a)(2) of the UCC), Instruments, general intangibles (as defined in Section 9-102(a)(42) of the UCC), Uncertificated Securities, Certificated Securities or security entitlements to Financial Assets resulting from the crediting of Financial Assets to a "securities account" (as defined in Section 8-501(a) of the UCC).

(iv)              All Accounts constitute "securities accounts" under Section 8-501(a) of the UCC.

(v)               This Indenture creates a valid and continuing security interest (as defined in Section 1-201(37) of the UCC) in such Assets in favor of the Trustee, for the benefit and security of the Secured Parties, which security interest is prior to all other liens, claims and encumbrances (except as permitted otherwise in this Indenture), and is enforceable as such against creditors of and purchasers from the Issuer.

(b)               The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Trustee hereunder), with respect to Assets that constitute Instruments:

(i)                Either (x) the Issuer has caused or shall have caused, within ten days of the Closing Date, the filing of all appropriate Financing Statements in the proper office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Instruments granted to the Trustee, for the benefit and security of the Secured Parties, hereunder or (y)(A) all original executed copies of each promissory note or mortgage note that constitutes or evidences the Instruments have been delivered to the Trustee or the Issuer has received written acknowledgement from a custodian that such custodian is holding the mortgage notes or promissory notes that constitute evidence of the Instruments solely on behalf of the Trustee and for the benefit of the Secured Parties and (B) none of the Instruments that constitute or evidence the Assets has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Trustee, for the benefit of the Secured Parties.

(ii)               The Issuer has received all consents and approvals required by the terms of the Assets to the pledge hereunder to the Trustee of its interest and rights in the Assets that constitute Instruments.

(c)                The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Trustee hereunder), with respect to the Assets that constitute Security Entitlements:

(i)                All of such Assets have been and shall have been credited to one of the Accounts which are securities accounts within the meaning of Section 8-501(a) of the

UCC. The Securities Intermediary for each Account has agreed to treat all assets credited to such Accounts as Financial Assets.

(ii)               The Issuer has received all consents and approvals required by the terms of the Assets to the pledge hereunder to the Trustee of its interest and rights in the Assets that constitute Security Entitlements.

(iii)              Either (x) the Issuer has caused or shall have caused, within ten days of the Closing Date, the filing of all appropriate Financing Statements in the proper office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted to the Trustee, for the benefit and security of the Secured Parties, hereunder or (y)(A) the Issuer has delivered to the Trustee a fully executed Securities Account Control Agreement pursuant to which the Custodian has agreed to comply with all instructions originated by the Trustee relating to the Accounts without further consent by the Issuer or (B) the Issuer has taken all steps necessary to cause the Custodian to identify in its records the Trustee as the person having a Security Entitlement against the Custodian in each of the Accounts.

(iv)              The Accounts are not in the name of any person other than the Issuer or the Trustee. The Issuer has not consented to the Custodian to comply with the Entitlement Order of any person other than the Trustee (and the Issuer prior to a notice of exclusive control being provided by the Trustee).

(d)               The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Trustee hereunder), with respect to Assets that constitute general intangibles:

(i)                The Issuer has caused or shall have caused, within ten days of the Closing Date, the filing of all appropriate Financing Statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Assets granted to the Trustee, for the benefit and security of the Secured Parties, hereunder.

(ii)               The Issuer has received, or shall receive, all consents and approvals required by the terms of the Assets to the pledge hereunder to the Trustee of its interest and rights in the Assets that constitute general intangibles.

(e)                The Co-Issuers agree to promptly provide notice to the Rating Agencies if they become aware of the breach of any of the representations and warranties contained in this Section 7.18.

Section 7.19        Acknowledgement of Collateral Manager Standard of Care. The Co-Issuers acknowledge that they shall be responsible for their own compliance with the covenants set forth in this Article VII and that, to the extent the Co-Issuers have engaged the Collateral Manager to take certain actions on their behalf in order to comply with such covenants, the Collateral Manager shall only be required to perform such actions in accordance with the standard of care set forth in Section 2(a) of the Collateral Management Agreement (or

the corresponding provision of any collateral management agreement entered into as a result of Fifth Street Senior Floating Rate Corp. no longer being the Collateral Manager) (the "Collateral Manager Standard"). The Co-Issuers further acknowledge and agree that the Collateral Manager shall have no obligation to take any action to cure any breach of a covenant set forth in this Article VII until such time as an Authorized Officer of the Collateral Manager has actual knowledge of such breach.

Section 7.20        Maintenance of Listing. So long as any Listed Notes remain Outstanding, the Co-Issuers shall use all reasonable efforts to maintain the listing of such Notes on the Irish Stock Exchange.

Section 7.21        Section 3(c)(7) Procedures. In addition to the notices required to be given under Section 10.6, the Issuer shall take the following actions to ensure compliance with the requirements of Section 3(c)(7) of the Investment Company Act (provided, that such procedures and disclosures may be revised by the Issuer to be consistent with generally accepted practice for compliance with the requirements of Section 3(c)(7) of the Investment Company Act):

(a)                The Issuer shall, or shall cause its agent to request of DTC, and cooperate with DTC to ensure, that (i) DTC's security description and delivery order include a "3(c)(7) marker" and that DTC's reference directory contains an accurate description of the restrictions on the holding and transfer of the Notes due to the Issuer's reliance on the exemption to registration provided by Section 3(c)(7) of the Investment Company Act, (ii) DTC send to its participants, in connection with the initial offering of the Notes, a notice that the Issuer is relying on Section 3(c)(7) of the Investment Company Act and outlining the restrictions that are applicable based on this fact and (iii) DTC's reference directory include each class of Notes (and the applicable CUSIP numbers for the Notes) in the listing of 3(c)(7) issues together with an attached description of the limitations as to the distribution, purchase, sale and holding of the Notes.

(b)               With respect to the Rule 144A Global Secured Notes only, the Issuer shall, or shall cause its agent to, (i) ensure that all CUSIP numbers identifying the Notes shall have a "fixed field" attached thereto that contains "3c7" and "144A" indicators and (ii) take steps to cause the Placement Agent to require that all "confirms" of trades of the Notes contain CUSIP numbers with such "fixed field" identifiers.

(c)                With respect to the Rule 144A Global Secured Notes only, the Issuer shall, or shall cause its agent to, cause the Bloomberg screen or screens containing information about the Notes to include the following language: (i) the "Note Box" on the bottom of "Security Display" page describing the Notes shall state: "Iss'd Under 144A/3(c)(7)," (ii) the "Security Display" page shall have the flashing red indicator "See Other Available Information," and (iii) the indicator shall link to the "Additional Security Information" page, which shall state that the securities "are being offered in reliance on the exemption from registration under Rule 144A of the Securities Act of 1933, as amended (the "Securities Act") to Persons who are both (x) qualified institutional buyers (as defined in Rule 144A under the Securities Act) and (y) qualified purchasers (as defined under Section 3(c)(7) under the Investment Company Act of 1940)." The Issuer shall use commercially reasonable efforts to cause any other third-party vendor screens containing information about the Notes to include substantially similar language to clauses (i) through (iii) above.

Section 7.22        Regulation U Forms. The Issuer or the Co-Issuers, as applicable, shall provide the Trustee with Federal Reserve Form U-1 or Federal Reserve Form G-3, as applicable, executed by the Issuer or the Co-Issuers, as applicable, and the Trustee shall provide such forms to purchasers of the Secured Debt at the request of such purchasers.

ARTICLE VIII

SUPPLEMENTAL INDENTURES

Section 8.1            Supplemental Indentures without Consent of Holders of Obligations. (a) Without the consent of the Holders of any Obligations (except as expressly noted below) or any Hedge Counterparty, the Co-Issuers, when authorized by Board Resolutions, at any time and from time to time subject to the requirement provided below in this Section 8.1(a) with respect to the ratings of any Class of Secured Debt, may enter into one or more indentures supplemental hereto for any of the following purposes:

(i)                to evidence the succession of another Person to the Issuer or the Co-Issuer and the assumption by any such successor Person of the covenants of the Issuer or the Co-Issuer herein and in the Obligations;

(ii)               to add to the covenants of the Co-Issuers or the Trustee for the benefit of the Secured Parties or to surrender any right or power herein conferred upon the Co-Issuers;

(iii)              to convey, transfer, assign, mortgage or pledge any property to or with the Trustee for the benefit of the Secured Parties or add to the conditions, limitations or restrictions on the authorized amount, terms and purposes of the issue, authentication and delivery of the Obligations;

(iv)              to evidence and provide for the acceptance of appointment hereunder by a successor Trustee and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Sections 6.9, 6.10, 6.11 and 6.12.

(v)               to correct or amplify the description of any property at any time subject to the lien of this Indenture, or to better assure, convey and confirm unto the Trustee any property subject or required to be subjected to the lien of this Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations, whether pursuant to Section 7.5 or otherwise) or to subject to the lien of this Indenture any additional property;

(vi)              to modify the restrictions on and procedures for resales and other transfers of Obligations to reflect any changes in ERISA or other applicable law or regulation (or the interpretation thereof) or to enable the Co-Issuers to rely upon any exemption from registration under the Securities Act or the Investment Company Act (or otherwise comply with any applicable securities law) or to remove restrictions on resale and transfer of any Obligations to the extent not required thereunder;

(vii)            to make such changes as shall be necessary or advisable in order for the Listed Notes to be listed or de-listed on an exchange, including the Irish Stock Exchange;

(viii)            (A) at any time within the Reinvestment Period (or in the case of an issuance of additional Subordinated Notes only, at any time), subject to the approval of the Holders of a Majority of the Subordinated Notes and the Collateral Manager, to make such administrative or ministerial changes as are necessary to permit the Issuer or the Co-Issuers, as applicable, to issue (1) Additional Obligations of any one or more new classes that are subordinated to the existing Secured Debt, (2) Additional Obligations of any one or more existing Classes or (3) additional Subordinated Notes, in each case, in accordance with Section 2.4; or (B) at the direction of a Majority of the Subordinated Notes, to permit the Issuer to issue replacement obligations in connection with a Refinancing in accordance with Section 9.2(b) or Section 9.3, provided that, for the avoidance of doubt, the supplemental indenture executed in connection therewith shall only effect such additional issuance or Refinancing, as applicable, and shall not modify any other provision of this Indenture;

(ix)              otherwise to correct any inconsistent or defective provisions in this Indenture or to cure any ambiguity, omission or errors in this Indenture or to conform the provisions of this Indenture to the Offering Circular;

(x)               to amend, modify, enter into or accommodate the execution of any Hedge Agreement upon terms satisfactory to the Collateral Manager; provided that any amendment to or modification to Article XVI of this Indenture shall require the consent of the Placement Agent;

(xi)              to take any action advisable, necessary or helpful to prevent the Issuer from becoming subject to (or to otherwise minimize) withholding or other taxes, fees or assessments, or to reduce the risk that the Issuer may be treated as (A) a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes or (B) otherwise subject to United States federal income tax on a net income basis;

(xii)              to remove restrictions on resale and transfer of any Obligations to the extent not required under Section 8.1(a)(vi);

(xiii)            to take any action necessary or advisable (A) to allow the Issuer to achieve FATCA Compliance or any rules or regulations promulgated thereunder (including providing for remedies against, or imposing penalties on, Holders who fail to provide required information, fail to comply with their own FATCA obligations or otherwise cause the Issuer not to achieve FATCA Compliance) or (B) for any Bankruptcy Subordination Agreement; and to (x) issue a new Obligation or Obligations in respect of, or issue one or more new sub-classes of, any Class of Obligations, in each case with new identifiers (including CUSIPs, ISINs and Common Codes, as applicable) to the extent the

Issuer determines or the Trustee has written notice that one or more Holders of the Obligations has failed to provide required information or has failed to comply with their own FATCA obligations or otherwise causes the Issuer not to achieve FATCA Compliance or in connection with any Bankruptcy Subordination Agreement; provided that any sub-class of a Class of Obligations issued pursuant to this clause shall be issued on identical terms as, and rank pari passu in all respects with, the existing Obligations of such Class and (y) provide for procedures under which beneficial owners of such Class that are not subject to a Bankruptcy Subordination Agreement and do not prevent the Issuer from achieving FATCA Compliance, may take an interest in such new Obligation(s) or sub class(es);

(xiv)            to modify the procedures herein relating to compliance with Rule 17g-5 under the Exchange Act;

(xv)             to conform to ratings criteria and other guidelines (including, without limitation, any alternative methodology published by either of the Rating Agencies or any use of the Rating Agencies' credit models or guidelines for ratings determination) relating to collateral debt obligations in general published or otherwise communicated by the applicable Rating Agency;

(xvi)            to modify any provision to facilitate an exchange of one Obligation for another Obligation that has substantially identical terms except transfer restrictions, including to effect any serial designation relating to the exchange;

(xvii)           to amend, modify or otherwise accommodate changes to Section 7.13 relating to the administrative procedures for reaffirmation of ratings on the Obligations;

(xviii)          to change the name of the Issuer or the Co-Issuer in connection with the change in name or identity of the Collateral Manager or as otherwise required pursuant to a contractual obligation or to avoid the use of a trade name or trademark in respect of which the Issuer or the Co-Issuer does not have a license;

(xix)            to evidence any waiver or modification by any Rating Agency as to any requirement or condition, as applicable, of such Rating Agency set forth herein;

(xx)              to accommodate the settlement of the Notes in book-entry form through the facilities of DTC or otherwise;

(xxi)             to authorize the appointment of any listing agent, transfer agent, paying agent or additional registrar for any Class of Notes required or advisable in connection with the listing of any Class of Notes on the Irish Stock Exchange or any other stock exchange, and otherwise to amend this Indenture to incorporate any changes required or requested by any governmental authority, stock exchange authority, listing agent, transfer agent, paying agent or additional registrar for any Class of Notes in connection herewith;

(xxii)           (A) with the written consent of the Collateral Manager, to surrender any right or power conferred upon the Collateral Manager or (B) with the unanimous written consent of the Holders of the Subordinated Notes, to surrender any right or power conferred upon the Holders of the Subordinated Notes;

(xxiii)           to modify Section 12.2(a)(ii) or 12.2(a)(iii) of this Indenture requiring that the Retention Provider either itself or through related entities (including the Issuer), directly or indirectly, was involved or shall be involved in negotiating the original agreements which created or shall create over 50% of the Collateral Obligations; provided that the Issuer determines, based upon advice of counsel (which, for the avoidance of doubt, may include obtaining an Opinion of Counsel) that such modification shall not affect the Transaction's compliance with any Applicable Regulation in place at such time; provided further that prior written consent of the Affected Investors is obtained prior to entering into such supplemental indenture;

(xxiv)          to amend, modify or otherwise accommodate changes to this Indenture to comply with any rule or regulation enacted or modified by any regulatory agency of the United States federal government or any Member State of the EEA or otherwise under European law after the Closing Date that is applicable to the Obligations or the Issuer; provided that such amendment or modification would not materially adversely affect the Holders of any Class of Obligations, as evidenced by a certificate of an officer of the Collateral Manager or an Opinion of Counsel (in either case, which may be supported as to factual (including financial and capital markets) matters by any relevant certificates and other documents necessary or advisable in the judgment of the Person delivering the officer's certificate or Opinion of Counsel, as applicable);

(xxv)           to modify the terms of this Indenture in order for "banking entities" as defined under the Volcker Rule to acquire, trade and retain ownership interests in the Obligations in compliance with the Volcker Rule; provided that such amendment or modification would not materially adversely affect the Holders of any Class of Obligations, as evidenced by either (1) a certificate of an officer of the Collateral Manager or an Opinion of Counsel (in either case, which may be supported as to factual (including financial and capital markets) matters by any relevant certificates and other documents necessary or advisable in the judgment of the Person delivering the officer's certificate or Opinion of Counsel, as applicable), or (2) if neither the opinion nor the certificate specified in clause (1) above are delivered, the absence of objection to such amendment by a Majority of any Class of Obligations (other than the Controlling Class) not later than one Business Day prior to the proposed execution date of such proposed supplemental indenture; or

(xxvi)          to change the date within the month on which Monthly Reports are required to be delivered under this Indenture; provided that the Trustee has provided written notice of such supplemental indenture to the Holders and the Collateral Manager at least 30 days prior to effecting such supplemental indenture; provided further that a supplemental indenture pursuant to this clause (xxvi) may be effected only two times without the consent of any of the Holders, and thereafter, for so long as any Class A Debt remains Outstanding, any such supplemental indenture may only be effected upon obtaining the prior written consent of a Majority of the Controlling Class;

provided that with respect to any such proposed supplemental indenture pursuant to this Section 8.1(a), if a Majority of the Controlling Class has provided written notice to the Trustee at least one Business Day prior to the execution of such supplemental indenture that the Controlling Class would be materially and adversely affected thereby, the Trustee and the Co-Issuers shall not enter into such supplemental indenture pursuant to the applicable above provision unless subsequently approved in writing by a Majority of the Controlling Class.

(b)               The Trustee shall join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise, except to the extent required by law.

(c)                At the cost of the Co-Issuers, the Trustee shall provide to the Holders, the Collateral Manager and each Rating Agency a copy of the executed supplemental indenture after its execution. Any failure of the Trustee to publish or deliver such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture. The Trustee may conclusively rely on an Opinion of Counsel (which may be supported as to factual (including financial and capital markets) matters by any relevant certificates and other documents necessary or advisable in the judgment of counsel delivering the opinion, including without limitation an officer's certificate of the Collateral Manager) as to whether the interests of any Holder of Notes would be materially and adversely affected by the modifications set forth in any supplemental indenture or other modification or amendment of this Indenture, it being expressly understood and agreed that the Trustee shall have no obligation to make any determination as to the satisfaction of the requirements related to any supplemental indenture which may form the basis of such Opinion of Counsel. Such determination shall be conclusive and binding on all present and future Holders. The Trustee shall not be liable for any such determination made in good faith and in reliance upon an Opinion of Counsel delivered to the Trustee as described in Section 8.3 hereof.

(d)               Except as provided in Section 8.6, a supplemental indenture entered into for any purpose other than the purposes provided for in this Section 8.1 shall require the consent of the Holders of Obligations as required in Section 8.2.

Section 8.2            Supplemental Indentures with Consent of Holders of Obligations. (a) With the consent of a Majority of each Class of Obligations materially and adversely affected thereby (if any), the Trustee and the Co-Issuers may enter into a supplemental indenture to add any provisions to, or change in any manner or eliminate any of the provisions of, this Indenture or modify in any manner the rights of the Holders of the Obligations of such Class under this Indenture; provided, however, that, no such supplemental indenture pursuant to this Section 8.2(a) shall, without the consent of each Holder of each Outstanding Obligation of each Class materially and adversely affected thereby:

(i)                change the Stated Maturity of the principal of or the due date of any installment of interest on any Secured Debt or Class A-R Commitment Fee on any Class A-R Note, reduce the principal amount thereof or the rate of interest thereon, except as otherwise permitted by this Indenture, or the Redemption Price with respect to any

Obligation, or change the earliest date on which Obligations of any Class may be redeemed, change the provisions of this Indenture relating to the application of proceeds of any Assets to the payment of principal of or interest on Secured Debt, application of proceeds of any distributions on the Subordinated Notes or change any place where, or the coin or currency in which, Subordinated Notes or Secured Debt or the principal thereof or interest, Class A-R Commitment Fee, Class A-R Note Increased Costs, Capped Amounts or Breakage Costs thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the applicable Redemption Date);

(ii)               reduce the percentage of the Aggregate Outstanding Amount of Holders of Obligations of each Class whose consent is required under this Indenture, including for the authorization of any such supplemental indenture, exercise of remedies under this Indenture or for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder or their consequences;

(iii)               impair or adversely affect the Assets except as otherwise permitted in this Indenture;

(iv)              except as otherwise expressly permitted by this Indenture, permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Assets or terminate such lien on any property at any time subject hereto or deprive the Holder of any Secured Debt of the security afforded by the lien of this Indenture; provided that this clause shall not apply to any supplemental indenture amending the restrictions on the sales of Collateral Obligations set forth in this Indenture which is otherwise permitted pursuant to Section 8.1 or this Section 8.2;

(v)               modify any of the provisions of this Indenture with respect to entering into supplemental indentures (A) requiring the consent of (1) the Holders of a Majority of each Class of Obligations or (2) the Holder of each Outstanding Obligation of each Class or (B) without the consent of such Holders or the requirements relating to the execution of such supplemental indentures, except in each case (x) to increase the percentage of Outstanding Secured Debt or Subordinated Notes the consent of the Holders of which is required for any such action, (y) with the consent of 100% of the Outstanding Obligations of the relevant Class, to increase the percentage of such Class that may give notice that a proposed modification materially and adversely affects such Class for any purpose, or (z) to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Secured Debt or Subordinated Note Outstanding and affected thereby;

(vi)              modify the definitions of the terms "Outstanding," "Class," "Controlling Class," "Majority" or "Supermajority";

(vii)             modify the definitions of the terms "Priority of Distributions" or "Debt Payment Sequence"; or

(viii)            modify any of the provisions of this Indenture in such a manner as to directly affect the manner or procedure for the calculation of the amount of any payment of interest or principal on any Secured Debt, or for determining any amount available for distribution to the Subordinated Notes or to affect the rights of the Holders of Secured Debt to the benefit of any provisions for the redemption of such Secured Debt contained herein.

(b)               The Issuer shall not enter into any supplemental indenture pursuant to this Section 8.2 without the prior written consent of such Hedge Counterparty if such Hedge Counterparty (in its reasonable judgment) would be materially and adversely affected by such supplemental indenture and notifies the Issuer and the Trustee thereof.

(c)                Promptly after the execution by the Co-Issuers and the Trustee of any supplemental indenture pursuant to this Section 8.2, the Trustee, at the expense of the Co-Issuers, shall deliver to the Holders, the Collateral Manager and each Rating Agency a copy thereof. Any failure of the Trustee to deliver a copy of any supplemental indenture as provided herein, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

(d)               In connection with any proposed supplemental indenture requiring a determination as to whether any Class of Obligations would be materially and adversely affected by the execution thereof, the Trustee may conclusively rely on an Opinion of Counsel (which may be supported as to factual (including financial and capital markets) matters by any relevant certificates and other documents necessary or advisable in the judgment of counsel delivering the opinion) or an Officer's certificate of the Collateral Manager as to whether the interests of any Holder of Obligations would be materially and adversely affected by the modifications set forth in such supplemental indenture, it being expressly understood and agreed that the Trustee shall have no obligation to make any determination as to the satisfaction of the requirements related to any supplemental indenture which may form the basis of such Opinion of Counsel. Any determination by the Trustee as to whether any Class of Obligations would be materially and adversely affected by the execution thereof shall be conclusive and binding on all present and future Holders. The Trustee shall not be liable for any such determination made in good faith and in reliance upon an Opinion of Counsel delivered to the Trustee as described in Section 8.3 hereof.

Section 8.3            Execution of Supplemental Indentures. (a) In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article VIII or the modifications thereby of the trusts created by this Indenture, the Co-Issuers and the Trustee shall be entitled to receive, and (subject to Sections 6.1 and 6.3) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent thereto have been satisfied. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, except to the extent required by law.

(b)               The Collateral Manager shall not be bound to follow any amendment or supplement to this Indenture unless it has received written notice of such amendment or supplement and a copy of the amendment or supplement from the Issuer or the Trustee prior to the execution thereof in accordance with the notice requirements of Section 8.1 and Section 8.2. Notwithstanding anything in this Indenture to the contrary, the Issuer agrees that it shall not permit to become effective any amendment or supplement to this Indenture which would (i) increase the duties or liabilities of, reduce or eliminate any right or privilege of (including as a result of an effect on the amount or the priority of any fees or other amounts payable to the Collateral Manager), or adversely change the economic consequences to, the Collateral Manager, (ii) directly or indirectly modify the restrictions on the purchases or sales of Collateral Obligations under Article XII or the Investment Criteria, or constitute an amendment under Section 8.1(a)(xxii)(A), (iii) expand or restrict the Collateral Manager's discretion or (iv) adversely affect the Collateral Manager, unless, with respect to each case, the Collateral Manager shall have consented in advance thereto in writing, such consent to not be unreasonably withheld or delayed; provided, that the Collateral Manager may withhold its consent in its sole discretion if such amendment or supplement affects the amount, timing or priority of payment of the Collateral Manager's fees or increases or adds to the obligations of the Collateral Manager, and the Issuer shall not enter into any such amendment or supplement unless the Collateral Manager shall have given its prior written consent.

(c)                Notwithstanding anything to the contrary contained herein, no supplemental indenture or other modification or amendment of this Indenture pursuant to Section 8.1 or Section 8.2 may become effective without the consent of each Holder of each Outstanding Obligation of each Class unless such supplemental indenture or other modification or amendment will not, in the reasonable judgment of the Issuer in consultation with Milbank, Tweed, Hadley & McCloy LLP, Dechert LLP, or an Opinion of Counsel of other nationally recognized U.S. tax counsel experienced in such matters, as certified by the Issuer to the Trustee (upon which certification the Trustee may conclusively rely), (i) result in the Issuer being treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, (ii) result in the Issuer becoming subject to U.S. federal income taxation with respect to its net income or (iii) have a material adverse effect on the tax treatment of the Issuer or the tax consequences to the Holders of any Class of Obligations Outstanding at the time of such supplemental indenture or other modification or amendment, as described in the Offering Circular under the heading "Certain U.S. Federal Income Tax Considerations."

(d)               At the expense of the Co-Issuers, for so long as any Secured Debt shall remain Outstanding, not later than 15 Business Days or, in the case of a proposed supplemental indenture pursuant to Sections 8.1(a)(xv) and 8.1(a)(xix), not later than 20 Business Days, prior to the execution of any proposed supplemental indenture pursuant to Section 8.1 which would require the consent of any Holders or any proposed supplemental indenture pursuant to Section 8.2, the Trustee shall deliver to the Collateral Manager, the Collateral Administrator, each Hedge Counterparty, the Rating Agencies and the Holders a notice attaching a copy of such supplemental indenture and indicating the proposed date of execution of such supplemental indenture and will request any required consent from the applicable Holders of Obligations to be given within 10 Business Days or, in the case of a proposed supplemental indenture pursuant to Sections 8.1(a)(xv) and 8.1(a)(xix), 15 Business Days. Following such delivery by the Trustee, if any changes are made to such supplemental indenture other than changes of a technical nature or to correct typographical errors or to adjust formatting, then at the request and cost of the Co-Issuers, for so long as any Secured Debt shall remain Outstanding, not later than five Business

Days prior to the execution of such proposed supplemental indenture (provided that the execution of such proposed supplemental indenture shall not in any case occur earlier than the date that is 15 Business Days or 20 Business Days, as applicable, after the initial distribution of such proposed supplemental indenture pursuant to the first sentence of this Section 8.3(d)), the Trustee shall deliver to the Collateral Manager, the Collateral Administrator, each Hedge Counterparty, the Rating Agencies and the Holders a copy of such supplemental indenture as revised, indicating the changes that were made.

(e)                Any consent given to a proposed supplemental indenture by the Holder of any Obligations shall be irrevocable and binding on all future Holders or beneficial owners of that Obligation, irrespective of the execution date of the supplemental indenture. If the Holders of less than the required percentage of the Aggregate Outstanding Amount of the relevant Obligations consent to a proposed supplemental indenture within 10 Business Days or, in the case of a proposed supplemental indenture pursuant to Sections 8.1(a)(xv) and 8.1(a)(xix), 15 Business Days, on the first Business Day following such period, the Trustee shall provide consents received to the Issuer and the Collateral Manager so that they may determine which Holders of Obligations have consented to the proposed supplemental indenture and which Holders of Obligations (and, to the extent such information is available to the Trustee, which beneficial owners) have not consented to the proposed supplemental indenture.

(f)                It shall not be necessary for any Act of Holders to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act or consent shall approve the substance thereof.

(g)               For so long as any Notes are listed on the Irish Stock Exchange, the Issuer shall notify the Irish Stock Exchange of any material modification to this Indenture.

Section 8.4            Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article VIII, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Obligations theretofore and thereafter authenticated and delivered hereunder shall be bound thereby.

Section 8.5            Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article VIII may, and if required by the Issuer shall, bear a notice in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Applicable Issuers shall so determine, new Notes, so modified as to conform in the opinion of the Co-Issuers to any such supplemental indenture, may be prepared and executed by the Applicable Issuers and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

Section 8.6            Additional Provisions. (a) The Issuer and the Co-Issuer agree that they will not consent to or enter into any indenture supplemental hereto or any amendment to any other document related hereto that (i) amends any provisions of this Indenture or any other agreement entered into by the Issuer or the Co-Issuer with respect to the transactions contemplated hereby relating to the institution of Proceedings for the Issuer or the Co-Issuer to be adjudicated as bankrupt or insolvent, or the consent by the Issuer or the Co-Issuer to the institution of bankruptcy or insolvency Proceedings against it, or the filing with respect to the Issuer or the Co-Issuer of a petition or answer or consent seeking reorganization or relief under the Bankruptcy Laws or any other similar applicable law, or the consent by the Issuer or the Co-Issuer to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Issuer or the Co-Issuer of any substantial part of its property, respectively or (ii) amends any provision of this Indenture or such other document that provides that the obligations of the Issuer are limited recourse obligations of the Issuer payable solely from the Assets in accordance with the terms of this Indenture and that the obligations of the Co-Issuer are non-recourse obligations.

(b)               To the extent the Issuer executes a supplemental indenture or other modification or amendment of this Indenture for purposes of conforming this Indenture to the Offering Circular pursuant to Section 8.1(a)(ix) and one or more other amendment provisions described in Section 8.1(a) also applies, such supplemental indenture or other modification or amendment of this Indenture shall be deemed to be a supplemental indenture, modification or amendment to conform this Indenture to this Offering Circular pursuant to Section 8.1(a)(ix) regardless of the applicability of any other provision regarding supplemental indentures set forth in this Indenture.

(c)                Notwithstanding any other provision relating to supplemental indentures, at any time after the Non-Call Period, if any Class of Obligations has been or contemporaneously with the effectiveness of any supplemental indenture shall be paid in full in accordance with this Indenture, as so supplemented or amended, the written consent of any Holder of any Obligation of such Class will not be required with respect to such supplemental indenture.

ARTICLE IX

REDEMPTION OF NOTES

Section 9.1            Mandatory Redemption. If a Coverage Test is not met on any Determination Date on which such Coverage Test is applicable, the Issuer shall apply available amounts in the Payment Account on the related Distribution Date to make payments as required pursuant to the Priority of Distributions (a "Mandatory Redemption") to the extent necessary to achieve compliance with such Coverage Test.

Section 9.2            Optional Redemption or Redemption Following a Tax Event. (a) The Secured Notes shall be redeemed, in whole but not in part, by the Co-Issuers at the written direction, given at least 30 days prior to the proposed Redemption Date (unless the Trustee and the Collateral Manager agree to a shorter notice period), of the Holders of a Majority of the Subordinated Notes delivered to the Co-Issuers and the Trustee (with a copy to the Collateral Manager), on any Business Day (i) on or after the occurrence of a Tax Event from the proceeds of the liquidation of the Assets or (ii) after the Non-Call Period from the proceeds of the liquidation of the Assets and/or from Refinancing Proceeds. In connection with any such redemption, the Secured Notes shall be redeemed at the applicable Redemption Price.

In connection with any Optional Redemption of the Secured Debt, the Collateral Manager shall (unless the Redemption Price on all of the Secured Debt shall be paid with

Refinancing Proceeds) direct the sale of all or part of the Collateral Obligations and other Assets in an amount sufficient such that the Disposition Proceeds from the sale of Collateral Obligations and other Assets in accordance with the procedures set forth in Section 9.2(d) and all other funds available for such purpose in the Collection Account, the Payment Account (including any Refinancing Proceeds, if applicable) and the Contribution Account shall be at least sufficient to pay the Redemption Price on all of the Secured Debt and to pay all Administrative Expenses (regardless of the Administrative Expense Cap), Aggregate Collateral Management Fees (unless waived) and other amounts, fees and expenses payable or distributable under the Priority of Distributions (including, without limitation, any amounts due to the Hedge Counterparties (if any)). If such Disposition Proceeds, Refinancing Proceeds, if applicable, and all other funds available for such purpose in the Collection Account, the Payment Account and the Contribution Account would not be sufficient to redeem the Secured Debt subject to redemption and to pay such fees and expenses, the Secured Debt may not be redeemed. Subject to Section 12.1(e), the Collateral Manager, in its sole discretion, may effect the sale of all or any part of the Collateral Obligations or other Assets through the direct sale of such Collateral Obligations or other Assets or by participation or other arrangement.

The Subordinated Notes may be redeemed, in whole but not in part, on any Business Day on or after the redemption or repayment of the Secured Debt in full, at the direction of the Holders of a Majority of the Subordinated Notes.

(b)               In connection with any Optional Redemption of the Secured Debt after the Non-Call Period, at the written direction of the Holders of a Majority of the Subordinated Notes to the Co-Issuers and the Trustee (with a copy to the Collateral Manager), the Applicable Issuers may enter into a loan or loans or effect an issuance of replacement securities, the terms of which loan or issuance shall be negotiated by the Collateral Manager on behalf of the Issuer, from one or more financial institutions or purchasers (a refinancing provided pursuant to such loan or issuance, a "Refinancing") and the Refinancing Proceeds shall be applied to pay the Redemption Price of the Secured Debt on the Redemption Date; provided that (i) the agreements relating to the Refinancing must contain limited recourse and non-petition provisions equivalent (mutatis mutandis) to those contained in Section 5.4(d), (ii) the terms of such Refinancing and any financial institutions acting as lenders thereunder or purchasers thereof must be acceptable to the Holders of a Majority of the Subordinated Notes and the Collateral Manager, (iii) such Refinancing otherwise satisfies the conditions described in Section 9.2(c), and (iv) based on advice of Milbank, Tweed, Hadley & McCloy LLP or Dechert LLP, or an Opinion of Counsel of other nationally recognized U.S. tax counsel experienced in such matters, the Refinancing will not cause the Issuer to be treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes (unless, at the written direction of the Holders of all of the Subordinated Notes to the Co-Issuers and the Trustee (with a copy to the Collateral Manager), such advice or opinion is not required); provided, further, that any such direction of the Holders of a Majority of the Subordinated Notes shall be deemed to be ineffective if the Collateral Manager certifies in writing to the Co-Issuers that, in the commercially reasonable judgment of the Collateral Manager, based on then-current market conditions, it will not be able to negotiate acceptable terms of such Refinancing that permit satisfaction of the conditions described in Section 9.2(c).

The Holders of the Subordinated Notes shall not have any cause of action against any of the Co-Issuers, the Collateral Manager or the Trustee for any failure to obtain a Refinancing. In the event that a Refinancing is obtained meeting the requirements specified above as certified by the Collateral Manager, the Co-Issuers and the Trustee (as directed by the Issuer) shall amend this Indenture pursuant to Article VIII to the extent necessary to reflect the terms of the Refinancing and no further consent for such amendments shall be required from the Holders of Obligations, other than the Holders of a Majority of the Subordinated Notes directing the redemption.

(c)                Notwithstanding anything to the contrary set forth herein, the Issuer shall not sell any Collateral Obligations or obtain Refinancing in connection with an Optional Redemption unless (i) the Refinancing Proceeds, all Disposition Proceeds from the sale of Collateral Obligations and Eligible Investments in accordance with the procedures set forth in Section 9.2(d) and all other available funds in the Accounts shall be at least sufficient to redeem simultaneously the Secured Debt, in whole but not in part, and to pay the other amounts included in the aggregate Redemption Price and all accrued and unpaid Administrative Expenses (regardless of the Administrative Expense Cap), including the reasonable fees, costs, charges and expenses incurred by the Trustee (including reasonable attorneys' fees and expenses) in connection with such Refinancing and (ii) the Disposition Proceeds, Refinancing Proceeds and other available funds are used to the extent necessary to make such redemption.

(d)               Notwithstanding anything to the contrary set forth herein, the Secured Debt shall not be redeemed pursuant to an Optional Redemption unless (i) in the case of any Optional Redemption which is funded, in whole or in part, from Disposition Proceeds from the sale of Collateral Obligations and other Assets, at least five Business Days before the scheduled Redemption Date the Collateral Manager shall have furnished to the Trustee evidence, in form satisfactory to the Trustee, that the Collateral Manager on behalf of the Issuer has entered into a binding agreement or agreements with a financial or other institution or institutions to purchase (directly or by participation or other arrangement), not later than the Business Day immediately preceding the scheduled Redemption Date, all or part of the Collateral Obligations and/or the Hedge Agreements, in immediately available funds, at a purchase price at least equal to an amount sufficient, together with the Eligible Investments maturing, redeemable (or putable to the issuer thereof at par) on or prior to the scheduled Redemption Date, any payments to be received in respect of the Hedge Agreements, any Refinancing Proceeds and all other available funds in the Accounts, to pay all Administrative Expenses, Aggregate Collateral Management Fees (unless waived) and other amounts, fees and expenses payable or distributable in accordance with the Priority of Distributions and to redeem all of the Secured Debt on the scheduled Redemption Date at the applicable Redemption Price, or (ii) immediately prior to entering into any Refinancing or selling any Collateral Obligations and/or Eligible Investments, the Collateral Manager shall certify to the Trustee in an Officer's certificate upon which the Trustee can conclusively rely that, in its judgment, the aggregate sum of (A) any expected proceeds from Hedge Agreements and the sale of Eligible Investments, (B) any Refinancing Proceeds and (C) for each Collateral Obligation, the product of its Principal Balance and its Market Value, shall exceed the sum of (x) the aggregate Redemption Prices of the Outstanding Secured Debt and (y) all applicable Administrative Expenses, Aggregate Collateral Management Fees (unless waived) and other amounts, fees and expenses payable or distributable pursuant to the Priority of Distributions; provided that if the Collateral Manager becomes aware of any facts that make such

Officer's certificate untrue prior to the Optional Redemption, such Optional Redemption shall not take place until a new Officer's certificate meeting the requirements of clause (ii) is delivered. Any certification delivered by the Collateral Manager pursuant to this Section 9.2(d) shall include (1) the prices of, and expected proceeds from, the sale (directly or by participation or other arrangement) of any Collateral Obligations, Eligible Investments and/or Hedge Agreements and (2) all calculations required by this Section 9.2(d).

Section 9.3            Partial Redemption by Refinancing.

Upon written direction of the Holders of a Majority of the Subordinated Notes delivered to the Co-Issuers and the Trustee (with a copy to the Collateral Manager) not later than 30 days prior to the proposed Redemption Date (unless a shorter time period is acceptable to the Co-Issuers, the Trustee and the Collateral Manager), the Co-Issuers shall redeem one or more Classes of Secured Debt (or in the case of the Class A Debt, one or more sub-Classes thereof) after the Non-Call Period, in whole but not in part with respect to each such Class to be redeemed from Refinancing Proceeds (any such redemption, a "Partial Redemption by Refinancing"); provided that the terms of such Refinancing and any financial institutions acting as lenders thereunder or purchasers thereof must be acceptable to the Holders of a Majority of the Subordinated Notes and to the Collateral Manager and such Refinancing otherwise satisfies the conditions described in the following paragraph; provided, further, that any such direction shall be deemed to be ineffective if the Collateral Manager certifies in writing to the Co-Issuers that, in the commercially reasonable judgment of the Collateral Manager, based on then-current market conditions, it will not be able to negotiate acceptable terms of such Refinancing that permit satisfaction of the conditions described in the following paragraph. For purposes of a Refinancing, the Class A-R Notes, the Class A-T Notes and the Class A-S Notes shall each been deemed to be separate Classes.

The Issuer shall obtain a Refinancing in connection with a Partial Redemption by Refinancing only if (i)(A) the interest rate of the refinancing obligations (as of the date of the Refinancing) does not exceed the interest rate (as of the date of the Refinancing) of the Class of Secured Debt being refinanced and (B) the principal amount of any obligations providing the Refinancing is equal to the principal amount of the Secured Debt being redeemed with the proceeds of such obligations, (ii) on such date of Refinancing, the sum of (A) the Refinancing Proceeds and (B) the amount of Interest Proceeds on deposit in the Interest Collection Account in excess of the aggregate amount of Interest Proceeds which would be paid by application of the Priority of Distributions on such Redemption Date prior to distributions with respect to the Subordinated Notes, shall be in an amount sufficient to pay the Redemption Price with respect to the Class(es) of Secured Debt to be redeemed and, when aggregated with amounts on deposit in the Ongoing Expense Smoothing Account, all accrued and unpaid Administrative Expenses (regardless of the Administrative Expense Cap) incurred in connection with such Refinancing, including the reasonable fees, costs, charges and expenses incurred by the Trustee (including reasonable attorneys' fees and expenses) in connection with such Refinancing notwithstanding the provisions of Section 6.7, (iii) the Refinancing Proceeds, the Interest Proceeds described in clause (ii)(B) above, and the amounts on deposit in the Ongoing Expense Smoothing Account are used to make such redemption, (iv) the agreements relating to the Refinancing contain limited recourse and non-petition provisions equivalent (mutatis mutandis) to those contained in Section 5.4(d), (v) the Issuer has provided notice to each Rating Agency (provided, however, in the case of S&P, only for so long as any Class A Debt remains Outstanding) with respect to such Partial Redemption by Refinancing, (vi) any new notes created pursuant to the Partial Redemption by Refinancing have (A) the same Maturity as the Obligations Outstanding prior to such Refinancing and (B) the same priority and voting rights as the respective Class of Secured Debt being refinanced, (vii) such Refinancing is done only through the issuance of new notes and not the sale of any Assets, (viii) the Issuer has received an opinion or advice from Milbank, Tweed, Hadley & McCloy LLP or Dechert LLP, or an Opinion of Counsel of other tax counsel of nationally recognized standing in the United States experienced in such matters, to the effect that such Refinancing will not cause the Issuer to be treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, and (ix) if the Risk Retention Effective Date has occurred, the Collateral Manager has consented to such Refinancing.

Refinancing Proceeds will not constitute Interest Proceeds or Principal Proceeds but shall be applied directly on the related Redemption Date pursuant to this Indenture to redeem the Secured Debt being refinanced without regard to the Priority of Distributions; provided that to the extent that any Refinancing Proceeds are not applied to redeem the Secured Debt being refinanced or to pay expenses in connection with the Refinancing, such Refinancing Proceeds shall be treated as Principal Proceeds.

Section 9.4            Redemption Procedures. (a) In the event of an Optional Redemption or a Partial Redemption by Refinancing, the written direction of the Holders of the Subordinated Notes required as set forth herein shall be provided to the Issuer and the Trustee (with a copy to the Collateral Manager) not later than 30 days prior to the Business Day (or such shorter time period agreed to by the Issuer, the Trustee and the Collateral Manager) on which such redemption is to be made (which date shall be designated in such notice) and a notice of redemption shall be given by the Trustee not later than 15 Business Days prior to the applicable Redemption Date, to each Holder of Obligations to be redeemed. In addition, for so long as any Notes are listed on the Irish Stock Exchange and so long as the guidelines of such exchange so require, notice of Optional Redemption to the Holders of such Obligations shall also be sent to the Irish Stock Exchange.

(b)               All notices of redemption delivered pursuant to Section 9.4(a) shall state:

(i)                the applicable Redemption Date;

(ii)               the Redemption Price of the Obligations to be redeemed;

(iii)              in the case of an Optional Redemption, that all of the Secured Debt is to be redeemed in full and that interest (and, in the case of the Class A-R Notes, any related Class A-R Commitment Fee) on such Secured Debt shall cease to accrue on the Business Day specified in the notice;

(iv)             in the case of a Partial Redemption by Refinancing, the Classes of Secured Debt to be redeemed in full and that interest on such Secured Debt shall cease to accrue on the Business Day specified in the notice;

(v)               the place or places where Notes are to be surrendered for payment of the Redemption Price, which shall be the office or agency of the Co-Issuers to be maintained as provided in Section 7.2; and

(vi)              in the case of an Optional Redemption, whether the Subordinated Notes are to be redeemed in full on such Redemption Date and, if so, the place or places where the Subordinated Notes are to be surrendered for payment of the Redemption Price, which shall be the office or agency of the Co-Issuers to be maintained as provided in Section 7.2 for purposes of surrender.

The Co-Issuers shall have the option to withdraw any such notice of redemption relating to a proposed Optional Redemption up to and including two Business Days before the scheduled Redemption Date.

The Co-Issuers shall have the option to withdraw any such notice of redemption relating to a proposed Partial Redemption by Refinancing up to and including the day that is two Business Days prior to the proposed Redemption Date in the event the conditions applicable to a Partial Redemption by Refinancing set forth herein are not satisfied.

In addition, the Holders of a Majority of the Subordinated Notes shall have the option to withdraw any such notice of Optional Redemption or Partial Redemption by Refinancing up to and including the day that is six Business Days prior to such Redemption Date.

If any notice of redemption is so withdrawn or a redemption of the Secured Debt is otherwise unable to be completed, the Sale Proceeds received from the sale of any Collateral Obligations and other Assets sold pursuant to Section 9.2 may, during the Reinvestment Period at the Collateral Manager's sole discretion, be reinvested in accordance with the Investment Criteria.

Notice of redemption shall be given by the Co-Issuers or, upon an Issuer Order, by the Trustee in the name and at the expense of the Co-Issuers. Failure to give notice of redemption, or any defect therein, to any Holder of any Obligation selected for redemption shall not impair or affect the validity of the redemption of any other Obligations.

Section 9.5            Notes Payable on Redemption Date. (a) Notice of redemption pursuant to Section 9.4 having been given as aforesaid, the Obligations to be redeemed shall, on the Redemption Date, subject to Section 9.2(d) in the case of an Optional Redemption and the Co-Issuers' and Subordinated Note Holders' right to withdraw any notice of redemption pursuant to Section 9.4(b), become due and payable at the Redemption Price therein specified, and from and after the Redemption Date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest) all such Secured Debt shall cease to bear interest on the Redemption Date. Upon final payment on an Obligation to be so redeemed, the Holder shall present and surrender such Obligation at the place specified in the notice of redemption on or prior to such Redemption Date; provided, however, that if there is delivered to the Co-Issuers and the Trustee such security or indemnity as may be required by any of them to save such party harmless and an undertaking thereafter to surrender such Obligation, then, in the absence of notice to the Co-

Issuers or the Trustee that the applicable Obligation has been acquired by a Protected Purchaser, such final payment shall be made without presentation or surrender. Payments of interest on Secured Debt so to be redeemed whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Secured Debt, or one or more predecessor Obligations, registered as such at the close of business on the relevant Record Date according to the terms and provisions of Section 2.8(e).

(b)               If any Secured Debt called for redemption shall not be paid upon surrender thereof for redemption, the principal thereof shall, until paid, bear interest from the Redemption Date at the applicable Debt Interest Rate for each successive Interest Accrual Period the Secured Debt remains Outstanding; provided that the reason for such non-payment is not the fault of such Holder.

Section 9.6            Special Redemption. Principal payments on the Secured Debt shall be made in part in accordance with the Priority of Distributions on any Distribution Date (i) during the Reinvestment Period at the direction of the Collateral Manager, if the Collateral Manager in its sole discretion notifies the Trustee that it has been unable, for a period of at least 30 consecutive Business Days, to identify additional Collateral Obligations that are deemed appropriate by the Collateral Manager in its sole discretion and which would meet the Investment Criteria in sufficient amounts to permit the investment or reinvestment of all or a portion of the funds then in the Collection Account that are to be invested in additional Collateral Obligations, (ii) after the Ramp-Up Period, if the Collateral Manager notifies the Trustee that a redemption is required pursuant to Section 7.17 in order to obtain from each Rating Agency a confirmation of its Initial Ratings of each Class of the Secured Debt that it rated (or, to the extent a Moody's Effective Date Deemed Rating Confirmation has occurred, written confirmation from S&P of its Initial Ratings of the Class A Debt) or (iii) following the failure of the Retention Provider to satisfy the Retention Requirement that remains unremedied for 10 consecutive Business Days, to the extent necessary for the Retained Interest held by the Retention Provider to be sufficient so as to satisfy the Retention Requirement (in each case, a "Special Redemption"). On the first Distribution Date following the Collection Period in which such notice is given (a "Special Redemption Date"), the amount in the Collection Account representing (1) Principal Proceeds which the Collateral Manager has determined cannot be reinvested in additional Collateral Obligations or (2) Interest Proceeds and Principal Proceeds that must be applied to redeem the Secured Debt in order to (a) obtain from each Rating Agency confirmation of its Initial Ratings of each Class of the Secured Debt that it rated (or, to the extent a Moody's Effective Date Deemed Rating Confirmation has occurred, written confirmation from S&P of its Initial Ratings of the Class A Debt) or (b) satisfy the Retention Requirement (such amount, a "Special Redemption Amount"), as the case may be, shall be applied in accordance with the Priority of Distributions under Section 11.1(a)(ii). Notice of payments pursuant to this Section 9.6 shall be given by the Trustee either by first class mail, postage prepaid, mailed as soon as reasonably practicable, and in any case not less than three Business Days prior to the applicable Special Redemption Date (provided that such notice shall not be required in connection with a Special Redemption pursuant to clause (ii) of the definition of such term if the Special Redemption Amount is not known on or prior to such date) to each Holder of Secured Debt affected thereby at such Holder's address in the Register and to both Rating Agencies or by facsimile or via email transmission to such parties. In addition, for so long as any Notes are listed on the Irish Stock Exchange and so long as the guidelines of such exchange so require, notice of Special Redemption to the Holders of such Notes shall also be sent to the Irish Stock Exchange.

ARTICLE X

ACCOUNTS, ACCOUNTINGS AND RELEASES

Section 10.1        Collection of Money. Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all Money and other property payable to or receivable by the Trustee pursuant to this Indenture, including all payments due on the Pledged Obligations, in accordance with the terms and conditions of such Pledged Obligations. The Trustee shall segregate and hold all such Money and property received by it in trust for the Holders of the Notes and shall apply it as provided in this Indenture.

Section 10.2        Collection Accounts. (a) The Trustee shall, on or prior to the Closing Date, establish at the Custodian two segregated, securities accounts, each held in the name of the Trustee as Entitlement Holder in trust for the benefit of the Secured Parties, one of which shall be designated the "Interest Collection Account" and the other of which shall be designated the "Principal Collection Account," each of which shall be maintained by the Issuer with the Custodian in accordance with the Securities Account Control Agreement. The Trustee shall from time to time deposit into the Interest Collection Account, in addition to the deposits required pursuant to Section 10.6(a), immediately upon receipt thereof (i) any funds in the Interest Reserve Account deemed by the Collateral Manager in its sole discretion to be Interest Proceeds pursuant to Section 10.3(f) and (ii) all Interest Proceeds (unless simultaneously reinvested in additional Collateral Obligations in accordance with Article XII or in Eligible Investments) received by the Trustee. The Trustee shall deposit immediately upon receipt thereof all other amounts remitted to the Collection Account into the Principal Collection Account, including in addition to the deposits required pursuant to Section 10.6(a), (i) any funds in the Interest Reserve Account deemed by the Collateral Manager in its sole discretion to be Principal Proceeds pursuant to Section 10.3(f), (ii) all Principal Proceeds (unless simultaneously reinvested in additional Collateral Obligations in accordance with Article XII or in Eligible Investments) received by the Trustee, and (iii) all other funds received by the Trustee. In addition, the Issuer may, but under no circumstances shall be required to, deposit from time to time such Monies in the Collection Account as it deems, in its sole discretion, to be advisable and to designate them as Interest Proceeds or Principal Proceeds. All Monies deposited from time to time in the Collection Account pursuant to this Indenture shall be held by the Trustee as part of the Assets and shall be applied to the purposes herein provided. Subject to Section 10.2(d), amounts in the Collection Account shall be reinvested pursuant to Section 10.6(a).

(b)               The Trustee, within one Business Day after receipt of any distribution or other proceeds in respect of the Assets which are not Cash, shall so notify or cause the Issuer to be notified and the Issuer shall use its commercially reasonable efforts to, within five Business Days of receipt of such notice from the Trustee (or as soon as practicable thereafter), sell such distribution or other proceeds for Cash in an arm's length transaction to a Person which is not the Collateral Manager or an Affiliate of the Issuer or the Collateral Manager and deposit the proceeds thereof in the Collection Account; provided, however, that the Issuer (i) need not sell such distributions or other proceeds if it delivers an Officer's certificate to the Trustee certifying that such distributions or other proceeds constitute Collateral Obligations, Equity Securities or Eligible Investments or (ii) may otherwise retain such distribution or other proceeds for up to two years from the date of receipt thereof if it delivers an Officer's certificate to the Trustee certifying that (x) it shall sell such distribution within such two-year period and (y) retaining such distribution is not otherwise prohibited by this Indenture.

(c)                At any time when reinvestment is permitted pursuant to Article XII, the Collateral Manager on behalf of the Issuer may direct the Trustee to, and upon receipt of such direction the Trustee shall, withdraw Principal Proceeds on deposit in the Principal Collection Account (or any subaccount thereof) designated in such direction (including Principal Financed Accrued Interest used to pay for accrued interest on an additional Collateral Obligation) and reinvest (or invest, in the case of funds referred to in Section 7.17) such funds in additional Collateral Obligations, in each case in accordance with the requirements of Article XII and such direction. At any time, the Collateral Manager on behalf of the Issuer may direct the Trustee to, and upon receipt of such direction the Trustee shall, withdraw Principal Proceeds on deposit in the Principal Collection Account (or any subaccount thereof) designated in such direction and use such funds to meet funding requirements on Delayed Drawdown Collateral Obligations or Revolving Collateral Obligations.

(d)               The Collateral Manager on behalf of the Issuer may direct the Trustee to, and upon receipt of such direction the Trustee shall, pay from amounts on deposit in the Collection Account on any Business Day during any Interest Accrual Period (i) any amount required to exercise a warrant held in the Assets or right to acquire securities in accordance with the requirements of Article XII and such direction and (ii) from Interest Proceeds only, any Administrative Expenses (paid in the order of priority set forth in the definition thereof); provided that the aggregate Administrative Expenses paid pursuant to this Section 10.2(d) during any Collection Period shall not exceed the Administrative Expense Cap for the related Distribution Date; provided that the Trustee shall be entitled (but not required) without liability on its part, to refrain from making any such payment of an Administrative Expense on any day other than a Distribution Date if, in its reasonable determination, taking into account the Priority of Distributions, the payment of such amounts is likely to leave insufficient funds available to pay in full each of the items payable prior thereto in the Priority of Distributions on the next succeeding Distribution Date.

(e)                The Trustee shall transfer to the Payment Account as applicable, from the Collection Account, for application pursuant to Section 11.1(a) of this Indenture, on or not later than the Business Day preceding each Distribution Date, the amount set forth to be so transferred in the Distribution Report for such Distribution Date.

(f)                The Collateral Manager on behalf of the Issuer may direct the Trustee to, and upon receipt of such direction the Trustee shall, transfer from amounts on deposit in the Interest Collection Account on any Business Day during any Interest Accrual Period to the Principal Collection Account, amounts necessary for application pursuant to Section 7.17(d).

Section 10.3        Payment Account; Custodial Account; Ramp-Up Account; Expense Reserve Account; Interest Reserve Account; Contribution Account; Ongoing Expense Smoothing Account; Class A-R Rating Requirement Funding Account.

(a)                Payment Account. The Trustee shall, on or prior to the Closing Date, establish at the Custodian a segregated, securities account which shall be held in the name of the Trustee as Entitlement Holder in trust for the benefit of the Secured Parties, which shall be designated as the "Payment Account", which shall be maintained by the Issuer with the Custodian in accordance with the Securities Account Control Agreement. Except as provided in Section 11.1(a), the only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Payment Account shall be to pay amounts due and payable or distributable on the Obligations in accordance with their terms and the provisions of this Indenture and to pay Administrative Expenses and other amounts specified herein, each in accordance with the Priority of Distributions. The Co-Issuers shall not have any legal, equitable or beneficial interest in the Payment Account other than in accordance with the Priority of Distributions. Funds in the Payment Account shall not be invested.

(b)               [Reserved].

(c)                Custodial Account. The Trustee shall, on or prior to the Closing Date, establish at the Custodian a segregated, securities account which shall be held in the name of the Trustee as Entitlement Holder in trust for the benefit of the Secured Parties, which shall be designated as the "Custodial Account", which shall be maintained by the Issuer with the Custodian in accordance with the Securities Account Control Agreement. The Trustee shall immediately upon receipt deposit all Collateral Obligations into the Custodial Account. The only permitted withdrawals from the Custodial Account shall be in accordance with the provisions of this Indenture. Any funds in the Custodial Account shall not be invested. The Co-Issuers shall not have any legal, equitable or beneficial interest in the Custodial Account other than in accordance with this Indenture and the Priority of Distributions.

(d)               Ramp-Up Account. The Trustee shall, on or prior to the Closing Date, establish at the Custodian a single, segregated, securities account which shall be held in the name of the Trustee as Entitlement Holder in trust for the benefit of the Secured Parties, which shall be designated as the "Ramp-Up Account", which shall be maintained by the Issuer with the Custodian in accordance with the Securities Account Control Agreement. The Issuer shall direct the Trustee to deposit the amount specified in Section 3.1(a)(xiv) into the Ramp-Up Account on the Closing Date. In connection with any purchase of an additional Collateral Obligation, the Trustee shall apply amounts held in the Ramp-Up Account as provided by Section 7.17(b). Upon the occurrence of an Event of Default (and excluding any proceeds that shall be used to settle binding commitments entered into prior to that date), the Trustee shall deposit any remaining amounts in the Ramp-Up Account into the Collection Account as Principal Proceeds. On the first Determination Date after the end of the Ramp-Up Period (and excluding any proceeds that will be used to settle binding commitments entered into prior to that date) on which no Moody's Ramp-Up Failure or S&P Rating Failure has occurred and is continuing, the Trustee shall deposit any amounts remaining in the Ramp-Up Account into the Collection Account as Principal Proceeds and the Ramp-Up Account will be closed. Any income earned on amounts deposited in the Ramp-Up Account shall be deposited in the Collection Account as Interest Proceeds.

(e)                Expense Reserve Account. The Trustee shall, on or prior to the Closing Date, establish at the Custodian a segregated, securities account which shall be held in the name of the Trustee as Entitlement Holder in trust for the benefit of the Secured Parties, which shall be designated as the "Expense Reserve Account", which shall be maintained by the Issuer with the Custodian in accordance with the Securities Account Control Agreement. The Issuer shall direct the Trustee to deposit into the Expense Reserve Account (i) on the Closing Date, the amount specified in Section 3.1(a)(xiv) and (ii) in connection with any additional issuance of obligations, the amount specified in Section 3.2(a)(xi). The Trustee shall apply funds from the Expense Reserve Account, in the amounts and as directed by the Collateral Manager, to pay (x) amounts due in respect of actions taken on or before the Closing Date and (y) subject to the Administrative Expense Cap, Administrative Expenses in the order of priority contained in the definition thereof; provided that the Trustee shall be entitled (but not required) without liability on its part, to refrain from making any such payment of an Administrative Expense on any day other than a Distribution Date if, in its reasonable determination, taking into account the Priority of Distributions, the payment of such amounts is likely to leave insufficient funds available to pay in full each of the items payable prior thereto in the Priority of Distributions on the next succeeding Distribution Date. Any income earned on amounts on deposit in the Expense Reserve Account shall be deposited in the Interest Collection Account as Interest Proceeds as it is paid. By the Determination Date relating to the second Distribution Date following the Closing Date, all funds in the Expense Reserve Account (after deducting any expenses paid on such Determination Date) shall be deposited in the Collection Account as Interest Proceeds and/or Principal Proceeds (in the respective amounts directed by the Collateral Manager in its sole discretion).

(f)                Interest Reserve Account. The Trustee shall, on or prior to the Closing Date, establish at the Custodian a segregated, securities account which shall be held in the name of the Trustee as Entitlement Holder in trust for the benefit of the Secured Parties, which shall be designated as the "Interest Reserve Account", which shall be maintained by the Issuer with the Custodian in accordance with the Securities Account Control Agreement. On the Closing Date, the Issuer will direct the Trustee to deposit from proceeds of the sale of the Obligations to the Interest Reserve Account an amount equal to the Interest Reserve Amount. On any date prior to the first and/or second Determination Date, the Issuer, at the direction of the Collateral Manager, may direct that all or any portion of the Interest Reserve Amount may be applied as Interest Proceeds on the related Distribution Date in accordance with the Priority of Distributions. Amounts remaining in the Interest Reserve Account after the second Distribution Date will be transferred to the Collection Account as Interest Proceeds and/or Principal Proceeds (in the respective amounts directed by the Collateral Manager in its sole discretion).

(g)               Contribution Account. The Trustee shall, on or prior to the Closing Date, establish at the Custodian a single, segregated, securities account which shall be held in the name of the Trustee as Entitlement Holder in trust for the benefit of the Secured Parties, which shall be designated as the "Contribution Account" (the "Contribution Account"), which shall be maintained by the Issuer with the Custodian in accordance with the Securities Account Control Agreement. At any time during or after the Reinvestment Period, any Holder of Subordinated

Notes may (i) make a contribution of Cash or (ii) by notice to the Collateral Manager and the Trustee no later than four Business Days prior to the applicable Distribution Date, designate any portion of Interest Proceeds or Principal Proceeds that would otherwise be distributed on such Subordinated Notes in accordance with the Priority of Distributions, for contribution to the Issuer (each, a "Contribution" and each such Holder, a "Contributor"). The Collateral Manager, on behalf of the Issuer, may accept or reject any Contribution in its reasonable discretion and shall notify the Trustee of any such acceptance; provided that in the case of clause (ii) of the definition of "Contribution," such notice must be provided no later than two Business Days prior to the applicable Distribution Date. Each accepted Contribution shall be received into the Contribution Account. If a Contribution is accepted, the Collateral Manager, on behalf of the Issuer, shall apply such Contribution to a Permitted Use as directed by the Contributor at the time such Contribution is made or, if no direction is given by the Contributor, at the Collateral Manager's reasonable discretion. No Contribution or portion thereof shall be returned to the Contributor at any time (other than by operation of the Priority of Distributions). Any income earned on amounts deposited in the Contribution Account shall be deposited in the Interest Collection Account as Interest Proceeds. For the avoidance of doubt, any amounts deposited into the Contribution Account pursuant to clause (ii) of the definition of "Contribution" shall be deemed for all purposes as having been paid to the Contributor pursuant to the Priority of Distributions.

(h)               Ongoing Expense Smoothing Account. The Trustee shall, prior to the Closing Date, establish at the Custodian a single, segregated, securities account which shall be held in the name of the Trustee as Entitlement Holder in trust for the benefit of the Secured Parties which shall be designated as the "Ongoing Expense Smoothing Account" (the "Ongoing Expense Smoothing Account"). The Trustee shall transfer funds to the Ongoing Expense Smoothing Account, in the amounts and as directed by the Collateral Manager, on each Distribution Date as described under Section 11.1(a)(i). The Trustee shall apply funds from the Ongoing Expense Smoothing Account, in the amounts and as directed by the Collateral Manager, to pay Administrative Expenses in the order of priority contained in the definition thereof on or between Distribution Dates (without regard to the Administrative Expense Cap) including without limitation, Administrative Expenses incurred in connection with a Partial Redemption by Refinancing. Any income earned on amounts on deposit in the Ongoing Expense Smoothing Account shall be deposited in the Interest Collection Account as Interest Proceeds as it is paid.

(i)                 Class A-R Rating Requirement Funding Account. The Trustee shall establish at the Custodian a single, segregated, securities account which shall be held in the name of the Trustee as Entitlement Holder, which shall be designated as the "Class A-R Rating Requirement Funding Account" (the "Class A-R Rating Requirement Funding Account") which shall be maintained by the Issuer with the Custodian in accordance with the Securities Account Control Agreement. If any Holder of a Class A-R Note shall at any time be required to fund its share of the Aggregate Undrawn Amount due to such Holder failing to satisfy the Rating Requirement, then (x) the Trustee shall create a segregated subaccount of the Class A-R Rating Requirement Funding Account with respect to such Holder (each such account, a "Class A-R Rating Requirement Funding Subaccount") and (y) the Trustee shall deposit all funds received from such Holder into such Class A-R Rating Requirement Funding Subaccount. Each Class A-R Rating Requirement Funding Subaccount shall be held in trust for the benefit of the Secured Party that has funded such Class A-R Rating Requirement Funding Subaccount.

With respect to any Holder of a Class A-R Note, the deposit of any funds in the applicable Class A-R Rating Requirement Funding Subaccount by such Holder shall constitute a Borrowing by the Issuer and shall constitute a utilization of the Class A-R Commitment of such Holder, and the funds so deposited shall constitute principal outstanding under the Class A-R Notes and shall accrue interest at the applicable Class A-R Note Interest Rate. From and after the establishment of a Class A-R Rating Requirement Funding Subaccount, the Trustee (at the direction of the Issuer or the Collateral Manager, on the Issuer's behalf) may withdraw funds from such Class A-R Rating Requirement Funding Subaccount in the amount of such Holder's pro rata share of a Borrowing Request and apply such funds in accordance with this Indenture and the Class A-R Note Purchase Agreement. In the event funds are withdrawn from a Class A-R Rating Requirement Funding Subaccount pursuant to the previous sentence, the Issuer shall give notice thereof to the applicable Holder. Until a Holder of a Class A-R Note again satisfies the Rating Requirement, or transfers the Class A-R Note to another Holder that does satisfy the Rating Requirement, all payments of principal from the Issuer with respect to advances made by such Holder (whether or not originally funded from such Class A-R Rating Requirement Funding Subaccount) shall be made by depositing the related funds into such Class A-R Rating Requirement Funding Subaccount and all other payments from the Issuer (including without limitation all interest and Class A-R Commitment Fees) shall be made to such Holder in accordance with the order specified in the Priority of Distributions. The Trustee shall have full power and authority to withdraw funds from each such Class A-R Rating Requirement Funding Subaccount at the time of, and in connection with, the making of any such Borrowing.

In the event a Holder with funds in a Class A-R Rating Requirement Funding Subaccount again satisfies the Rating Requirement or transfers the Class A-R Note to a transferee who satisfies the Rating Requirement, such Holder shall provide notice thereof to the Issuer, the Trustee and the Collateral Manager. Following receipt of such notice, at the direction of the Collateral Manager, the Trustee shall promptly repay any portion of the Borrowing then held in such Class A-R Rating Requirement Funding Subaccount, along with any interest accumulated up to that date, to the Holder.

Section 10.4        The Revolver Funding Account. Upon the purchase of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation, the Collateral Manager will notify the Trustee of such purchase. If, after giving effect to such purchase (or at any other time), the Exposure Amount exceeds the Aggregate Undrawn Amount, the Trustee will deposit funds from the Ramp-Up Account or from the Principal Collection Account (as directed by the Collateral Manager) in a single, segregated, securities account maintained by the Issuer with the Custodian (the "Revolver Funding Account") subject to the lien of this Indenture for the benefit of the Secured Parties, such that the Exposure Amount is equal to the sum of (i) the amount on deposit in the Revolver Funding Account plus (ii) the Aggregate Undrawn Amount (the "Revolver Funding Requirement"). In addition, the Trustee will deposit funds in the Revolver Funding Account upon the receipt by the Issuer of any Principal Proceeds with respect to a Revolving Collateral Obligation to the extent not used to prepay the Class A Debt as provided under the Class A Principal Allocation Formula or Section 3.4(b). Any funds deposited in the Revolver Funding Account in respect of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation shall be treated as part of the purchase price therefor. Amounts on deposit in the Revolver Funding Account shall be invested in overnight funds that are Eligible

Investments selected by the Collateral Manager and earnings from all such investments shall be deposited in the Interest Collection Account as Interest Proceeds.

Any funds in the Revolver Funding Account (other than earnings from Eligible Investments therein) shall be available solely to cover any drawdowns on the Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations, except as provided in the next sentence. (a) Upon the sale or maturity of a Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation, (b) upon the occurrence of an event of default with respect to any such Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation or any other event or circumstance which results in the irrevocable reduction of the undrawn commitments under such Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation, (c) during the Reinvestment Period, upon the Collateral Manager's determination to apply funds in the Revolver Funding Account to make a Class A-R Prepayment or (d) if the Collateral Manager otherwise determines that there are funds in the Revolver Funding Account in an amount that is in excess of the amount needed to satisfy the Revolver Funding Requirement (the occurrence of which the Collateral Manager shall notify the Trustee), in each case any such excess amounts on deposit in the Revolver Funding Account which can be released without causing a Commitment Shortfall shall be transferred by the Trustee (at the direction of the Collateral Manager) as Principal Proceeds to the Principal Collection Account or, during the Reinvestment Period, applied to make a Class A-R Prepayment (subject to other terms described under Section 3.4).

Section 10.5        Hedge Counterparty Collateral Account. If and to the extent that any Hedge Agreement is entered into by the Issuer if so permitted under this Indenture and such Hedge Agreement requires the Hedge Counterparty to post collateral with respect to such Hedge Agreement, the Issuer shall (at the direction of the Collateral Manager), on or prior to the date such Hedge Agreement is entered into, direct the Trustee to establish in the name of the Trustee a segregated, securities account which shall be designated as a Hedge Counterparty Collateral Account (each, a "Hedge Counterparty Collateral Account"). The Trustee (as directed by the Collateral Manager on behalf of the Issuer) shall deposit into each Hedge Counterparty Collateral Account all collateral required to be posted by a Hedge Counterparty and all other funds and property required by the terms of any Hedge Agreement to be deposited into the Hedge Counterparty Collateral Account, in accordance with the terms of the related Hedge Agreement. The only permitted withdrawals from or application of funds or property on deposit in the Hedge Counterparty Collateral Account shall be in accordance with the written instructions of the Collateral Manager.

Section 10.6        Reinvestment of Funds in Accounts; Reports by Trustee. (a) By Issuer Order (which may be in the form of standing instructions), the Issuer (or the Collateral Manager on behalf of the Issuer) shall at all times direct the Trustee to, and, upon receipt of such Issuer Order, the Trustee shall, invest all funds on deposit in the Collection Account, the Ramp-Up Account, the Revolver Funding Account, the Expense Reserve Account, the Reserve Account, the Contribution Account, the Ongoing Expense Smoothing Account and the Hedge Counterparty Collateral Account as so directed in Eligible Investments having Stated Maturities no later than the Business Day preceding the next Quarterly Distribution Date (or such shorter maturities expressly provided herein). If prior to the occurrence of an Event of Default, the Issuer shall not have given any such investment directions, the Trustee shall seek instructions from the Collateral Manager within three Business Days after transfer of any funds to such accounts. If the Trustee does not thereafter receive written instructions from the Collateral Manager within five Business Days after transfer of such funds to such accounts, it shall invest and reinvest the funds held in such accounts, as fully as practicable, in an investment vehicle (which shall be an Eligible Investment) designated as such by the Collateral Manager to the Trustee in writing on or before the Closing Date, (such investment, until and as it may be changed from time to time as hereinafter provided, the "Standby Directed Investment"), until investment instruction as provided in the preceding sentence is received by the Trustee; or, if the Trustee from time to time receives a standing written instruction from the Collateral Manager expressly stating that it is changing the "Standby Directed Investment" under this Section 10.6(a), the Standby Directed Investment may thereby be changed to an Eligible Investment of the type described in clause (ii) of the definition of "Eligible Investments" maturing no later than the Business Day immediately preceding the next Distribution Date (or such shorter maturities expressly provided herein) as designated in such instruction. After an Event of Default, the Trustee shall invest and reinvest such Monies as fully as practicable in the Standby Directed Investment. Except to the extent expressly provided otherwise herein, all interest and other income from such investments shall be deposited in the Interest Collection Account, any gain realized from such investments shall be credited to the Principal Collection Account upon receipt, and any loss resulting from such investments shall be charged to the Principal Collection Account. The Trustee shall not in any way be held liable by reason of any insufficiency of such accounts which results from any loss relating to any such investment; provided that the foregoing shall not relieve the Bank of its obligations under any security or obligation issued by the Bank or any Affiliate thereof. Funds held in the Class A-R Rating Requirement Funding Account shall be invested in accordance with Section 3.07(b)(iii) of the Class A-R Note Purchase Agreement.

(b)               The Trustee agrees to give the Issuer immediate notice if any Account or any funds on deposit in any Account, or otherwise to the credit of an Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. All Accounts shall remain at all times with the Trustee or a financial institution (i) having a long-term debt rating of at least equal to "A2" or a short-term debt rating of at least "P-1" by Moody's and having combined capital and surplus of at least U.S.$200,000,000 and (ii) (x) that is a federal or state-chartered depository institution that has (A) a long-term debt rating of at least "A" and a short-term debt rating of at least "A-1" by S&P (or a long-term debt rating of at least "A+" by S&P if such institution has no short-term rating) and (B) a long-term debt rating of at least "A1" and a short-term debt rating of at least "P-1" by Moody's or (y) in segregated trust accounts with the corporate trust department of a federal or state-chartered deposit institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulation Section 9.10(b) that has (A) in the case of accounts that may not hold cash, (1) a long-term debt rating of at least "BBB" by S&P and (2) a long-term debt rating of at least "Baa3" by Moody's or (B) in the case of accounts holding Cash, a long-term debt rating at least equal to "A2" or a short-term debt rating of "P-1" by Moody's. In addition, if such institution's rating falls below the above required Moody's and S&P ratings, the assets held in such Account shall be moved within 30 calendar days to another institution that is able to satisfy such ratings.

(c)                The Trustee shall supply, in a timely fashion, to the Co-Issuers, the Collateral Manager, each Rating Agency and, upon the direction of the Issuer or the Collateral Manager, the Retention Provider any information regularly maintained by the Trustee that the

Co-Issuers, the Rating Agencies or the Collateral Manager may from time to time request in writing with respect to the Pledged Obligations, the Accounts and the other Assets and provide any other requested information reasonably available to the Trustee by reason of its acting as Trustee hereunder and required to be provided by Section 10.7, to permit the Collateral Manager to perform its obligations under the Collateral Management Agreement or to permit the Retention Provider to perform obligations relating to the Retention Requirement. The Trustee shall promptly forward to the Collateral Manager copies of notices and other writings received by it from the issuer of any Collateral Obligation or from any Clearing Agency with respect to any Collateral Obligation which notices or writings advise the Holders of such security of any rights that the Holders might have with respect thereto (including, without limitation, requests to vote with respect to amendments or waivers and notices of prepayments and redemptions) as well as all periodic financial reports, and other communications received from such issuer and Clearing Agencies with respect to such issuer.

(d)               For all U.S. federal tax reporting purposes, all income earned on the funds invested and allocable to the Accounts is legally owned by the Issuer (and beneficially owned by such Issuer or the equity owner or owners of such entity as documented in the IRS forms and other documentation described below). The Issuer is required to provide to the Bank, in its capacity as Trustee, (i) an IRS Form W-9 or appropriate IRS Form W-8 no later than the date hereof and (ii) any additional IRS forms (or updated versions of any previously submitted IRS forms) or other documentation at such time or times required by applicable law or upon the reasonable request of the Trustee as may be necessary to (A) reduce or eliminate the imposition of U.S. withholding taxes and (B) permit the Trustee to fulfill its tax reporting obligations under applicable law with respect to the Accounts or any amounts paid to the Issuer. The Issuer is further required to report to the Trustee comparable information upon any change in the legal or beneficial ownership of the income allocable to the Accounts. The Bank, both in its individual capacity and in its capacity as Trustee, shall have no liability to the Issuer or any other person in connection with any tax withholding amounts paid or retained for payment to a governmental authority from the Accounts arising from the Issuer's failure to timely provide an accurate, correct and complete IRS Form W-9, an appropriate IRS Form W-8 or such other documentation contemplated under this paragraph. For the avoidance of doubt, no funds shall be invested with respect to such Accounts absent the Trustee having first received (x) instructions with respect to the investment of such funds and (y) the forms and other documentation required by this paragraph.

Section 10.7        Accountings.

(a)                Monthly. Not later than the 13th day of each calendar month (or, if such day is not a Business Day, the next succeeding Business Day), excluding each month in which a Distribution Date occurs, commencing on the first such date occurring after distribution of the Moody's Effective Date Report, the Issuer shall compile and make available (or cause to be compiled and made available) (including, at the election of the Issuer, via appropriate electronic means) to each Rating Agency, the Trustee, the Collateral Manager and the Placement Agent and, upon written request therefor, to any Holder shown on the Register and, upon written notice to the Trustee substantially in the form of Exhibit C, any beneficial owner of a Note, a monthly report (each a "Monthly Report") determined as of the close of business on the third day of such month. The Monthly Report shall contain the following information with respect to the Collateral Obligations and Eligible Investments included in the Assets (based, in part, on information provided by the Collateral Manager):

(i)            Aggregate Principal Balance of Collateral Obligations and Eligible Investments representing Principal Proceeds.

(ii)           Adjusted Collateral Principal Amount of Collateral Obligations.

(iii)          Collateral Principal Amount of Collateral Obligations.

(iv)          A list of Collateral Obligations, including, with respect to each such Collateral Obligation, the following detailed information:

(A)             The obligor thereon (including the issuer ticker, if any);

(B)             The CUSIP or security identifier thereof;

(C)             The Principal Balance thereof (other than any accrued interest that was purchased with Principal Proceeds (but noting any capitalized interest)) and any unfunded commitments pertaining thereto;

(D)             The percentage of the aggregate Collateral Principal Amount represented by such Collateral Obligation;

(E)              (x) The related interest rate or spread (in the case of a LIBOR Floor Obligation, calculated both with and without regard to the applicable specified "floor" rate per annum), (y) if such Collateral Obligation is a LIBOR Floor Obligation, the related LIBOR floor and (z) the identity of any Collateral Obligation that is not a LIBOR Floor Obligation and for which interest is calculated with respect to any index other than LIBOR;

(F)               The stated maturity thereof;

(G)              The related Moody's Industry Classification;

(H)              The related S&P Industry Classification;

(I)                The Moody's Rating, unless such rating is based on a credit estimate unpublished by Moody's (and, in the event of a downgrade or withdrawal of the applicable Moody's Rating, the prior rating and the date such Moody's Rating was changed);

(J)                The Moody's Default Probability Rating (and if a Moody's Rating Factor is assigned using the Moody's RiskCalc Calculation or is derived from a rating by S&P, a notation to such effect and the date of the most recent modification of any such Moody's RiskCalc Calculation);

(K)             The S&P Rating, unless such rating is based on a credit estimate unpublished by S&P or such rating is a confidential rating or a private rating by S&P;

(L)              The country of Domicile;

(M)            An indication as to whether each such Collateral Obligation is (1) a Defaulted Obligation, (2) a Delayed Drawdown Collateral Obligation, (3) a Revolving Collateral Obligation, (4) a Senior Secured Loan, (5) a Second Lien Loan, (6) a Senior Unsecured Loan, (7) a fixed rate Collateral Obligation, (8) a Participation Interest (indicating the related Selling Institution and its ratings by each Rating Agency), (9) a Permitted Deferrable Obligation, (10) a Current Pay Obligation, (11) a DIP Collateral Obligation, (12) a Discount Obligation, (13) a Discount Obligation purchased in the manner described in clause (b) of the proviso to the definition "Discount Obligation", (14) a First-Lien Last-Out Loan and (15) a Cov-Lite Loan;

(N)             With respect to each Collateral Obligation that is a Discount Obligation purchased in the manner described in clause (b) of the proviso to the definition "Discount Obligation",

(1)               the identity of the Collateral Obligation (including whether such Collateral Obligation was classified as a Discount Obligation at the time of its original purchase) the proceeds of whose sale are used to purchase the purchased Collateral Obligation;

(2)               the purchase price (as a percentage of par) of the purchased Collateral Obligation and the sale price (as a percentage of par) of the Collateral Obligation the proceeds of whose sale are used to purchase the purchased Collateral Obligation;

(3)               the Moody's Default Probability Rating assigned to the purchased Collateral Obligation and the Moody's Default Probability Rating assigned to the Collateral Obligation the proceeds of whose sale are used to purchase the purchased Collateral Obligation; and

(4)               the Aggregate Principal Balance of Collateral Obligations that have been excluded from the definition of "Discount Obligation" and relevant calculations indicating whether such amount is in compliance with the limitations described in clauses (c)(A) and (c)(B) of the proviso to the definition of "Discount Obligation."

(O)              The Principal Balance of each Cov-Lite Loan and the Aggregate Principal Balance of all Cov-Lite Loans;

(P)               The Moody's Recovery Rate;

(Q)              The S&P Recovery Rate; and

(R)              Any amendments to the Collateral Obligation.

(v)          For each of the limitations and tests specified in the definitions of Concentration Limitations and Collateral Quality Test, (1) the result, (2) the related minimum or maximum test level and (3) a determination as to whether such result satisfies the related test.

(vi)         The Moody's Weighted Average Rating Factor.

(vii)        The Moody's Weighted Average Recovery Rate.

(viii)       The Moody's Adjusted Weighted Average Rating Factor

(ix)          The Diversity Score.

(x)           The calculation of each of the following:

(A)             From and after the Determination Date immediately preceding the second Quarterly Distribution Date, each Interest Coverage Ratio (and setting forth each related Required Coverage Ratio);

(B)              Each Overcollateralization Ratio (and setting forth each related Required Coverage Ratio);

(C)              The ratio set forth in Section 5.1(g).

(xi)          For each Account, a schedule showing the beginning balance, each credit or debit specifying the nature, source and amount, and the ending balance.

(xii)        A schedule showing for each of the following the beginning balance, the amount of Interest Proceeds received from the date of determination of the immediately preceding Monthly Report, and the ending balance for the current Measurement Date:

(A)             Interest Proceeds from Collateral Obligations; and

(B)             Interest Proceeds from Eligible Investments.

(xiii)        Purchases, prepayments and sales:

(A)             The (1) identity, (2) Principal Balance (other than any accrued interest that was purchased with Principal Proceeds (but noting any capitalized interest)), (3) Principal Proceeds and Interest Proceeds received, (4) excess of the amounts in clause (3) over clause (2), and (5) date for (X) each Collateral Obligation that was released for sale or disposition pursuant to Section 12.1 since the date of determination of the immediately preceding Monthly Report and (Y) for each prepayment or redemption of a Collateral Obligation, and in the case of (X), whether such Collateral Obligation was a Credit Risk Obligation or a

Credit Improved Obligation, whether the sale of such Collateral Obligation was a discretionary sale; and

(B)              The (1) identity, (2) Principal Balance (other than any accrued interest that was purchased with Principal Proceeds (but noting any capitalized interest)), (3) Principal Proceeds and Interest Proceeds expended to acquire and (4) excess of the amounts in clause (3) over clause (2) of each Collateral Obligation acquired pursuant to Section 12.2 since the date of determination of the immediately preceding Monthly Report.

(xiv)       The identity of each Defaulted Obligation, the Moody's Collateral Value, the S&P Collateral Value and Market Value of each such Defaulted Obligation and date of default thereof.

(xv)         The identity of each Collateral Obligation with an S&P Rating of "CCC+" or below and/or a Moody's Rating of "Caa1" or below and the Market Value of each such Collateral Obligation.

(xvi)        The identity of each Deferring Obligation, the Moody's Collateral Value, the S&P Collateral Value and the Market Value of each Deferring Obligation, and the date on which interest was last paid in full in Cash thereon.

(xvii)       For any Collateral Obligation, whether the rating of such Collateral Obligation has been upgraded, downgraded or put on credit watch by any Rating Agency since the date of determination of the immediately preceding Monthly Report and such old and new rating or the implication of such credit watch.

(xviii)      Whether the Issuer has been notified that the Class Break-even Default Rate has been modified by S&P.

(xix)         The identity of each Collateral Obligation that is the subject of a binding commitment to purchase that has not yet been settled.

(xx)         The results of the S&P CDO Monitor Test (with a statement as to whether it is passing or failing), including the Class Default Differentials, the Class Break-even Default Rates and the Class Scenario Default Rates for each Class of Secured Notes, and the characteristics of the Current Portfolio.

(xxi)        The identity of each Current Pay Obligation, the Market Value of each such Current Pay Obligation, the percentage of the Collateral Principal Amount comprised of Current Pay Obligations, the portfolio limitation for Current Pay Obligations expressed as a percentage of the Collateral Principal Amount and whether such limitation is satisfied.

(xxii)       The amount of Cash, if any, held directly in any Issuer Subsidiary (together with a notation that such Cash is owned by the related Issuer Subsidiary).

(xxiii)      The identity and principal balance of any asset transferred to an Issuer Subsidiary during such month (together with a notation that such asset is owned by the related Issuer Subsidiary).

(xxiv)      With respect to a Permitted Deferrable Obligation, that portion of deferred or capitalized interest that remains unpaid and is included in the calculation of the Principal Balance of such Permitted Deferrable Obligation.

(xxv)       If such rating is based on a credit estimate unpublished by Moody's or S&P, the receipt date of the last credit estimate and, with respect to a pending rating based on a credit estimate, the date on which a request was received by Moody's or S&P, as applicable, with respect to such pending rating.

(xxvi)      For purposes of Section 7.17(f), the cases currently selected by the Collateral Manager with respect to the S&P CDO Monitor Test.

(xxvii)     The amount of any Contributions received during the related Collection Period.

(xxviii)    Whether there has been received from the Retention Provider a notification that, as of the date of determination of such Monthly Report, the Retention Provider held the Retained Interest satisfying the Retention Requirement.

(xxix)       A copy of the notice provided by the Collateral Manager pursuant to Section 12.2(b) hereof setting forth the details of any Trading Plan (including the proposed amendments and/or proposed investments identified by the Collateral Manager for acquisition or entry, as applicable, as part of such Trading Plan (which details shall be reported on a dedicated page of the Monthly Report)).

(xxx)        The identity of any Collateral Obligation subject to an optional repurchase or substitution following a Substitution Event.

(xxxi)       For any credit rating provided in a Monthly Report, the type of credit rating (i.e., credit estimate, private rating, public rating).

(xxxii)      The type, rating and stated maturity for Eligible Investments.

(xxxiii)     Such other information as the Trustee, any Hedge Counterparty, any Rating Agency or the Collateral Manager may reasonably request.

Upon receipt of each Monthly Report, the Trustee shall, if the Trustee is not the same Person as the Collateral Administrator, compare the information contained in such Monthly Report to the information contained in its records with respect to the Assets and shall, within three Business Days after receipt of such Monthly Report, notify the Issuer, the Collateral Administrator, the Collateral Manager and the Rating Agencies if the information contained in the Monthly Report does not conform to the information maintained by the Trustee with respect to the Assets. In the event that any discrepancy exists, the Trustee and the Issuer, or the Collateral Manager on behalf of the Issuer, shall attempt to resolve the discrepancy. If such discrepancy cannot be promptly resolved, the Trustee shall within five Business Days cause the Independent accountants appointed by the Issuer pursuant to Section 10.9 to perform agreed-upon procedures on such Monthly Report and the Trustee's records to assist the Trustee in determining the cause of such discrepancy. If the discrepancy results in the discovery of an error in the Monthly Report or the Trustee's records, the Monthly Report or the Trustee's records shall be revised accordingly and, as so revised, shall be utilized in making all calculations pursuant to this Indenture and notice of any error in the Monthly Report shall be sent as soon as practicable by the Issuer to all recipients of such report. Concurrently with delivery of each Monthly Report, the Issuer shall use commercially reasonable efforts to deliver a report to the Rating Agencies setting forth the identity of any Collateral Obligation, the rating of which is based upon a credit estimate and as to which the Issuer received notice or otherwise became aware of a Material Change applicable to such Collateral Obligation during the preceding 30 days, and the nature of such Material Change.

(b)               Distribution Date Accounting. The Issuer shall render (or cause to be rendered) a report (each a "Distribution Report"), determined as of the close of business on each Determination Date preceding a Distribution Date, and shall make available such Distribution Report (including, at the election of the Issuer, via appropriate electronic means acceptable to each recipient) to the Trustee, the Collateral Manager, the Placement Agent and the Rating Agencies and, upon written request therefor, any Holder shown on the Register and, upon written notice to the Trustee in the form of Exhibit C, any beneficial owner of a Note not later than the Business Day preceding the related Distribution Date. The Distribution Report shall contain the following information (based, in part, on information provided by the Collateral Manager):

(i)            the information required to be in the Monthly Report pursuant to Section 10.7(a);

(ii)           (a) the Aggregate Outstanding Amount of the Secured Debt of each Class at the beginning of the Interest Accrual Period and such amount as a percentage of the original Aggregate Outstanding Amount of the Secured Debt of such Class, the amount of principal payments to be made on the Secured Debt of each Class on the related Distribution Date, the amount of any Deferred Interest on each Class of Deferred Interest Notes, the Aggregate Undrawn Amount under the Class A-R Notes and the Aggregate Outstanding Amount of the Secured Debt of each Class after giving effect to the principal payments, if any, on the related Distribution Date and such amount as a percentage of the original Aggregate Outstanding Amount of the Secured Debt of such Class and (b) the Aggregate Outstanding Amount of the Subordinated Notes at the beginning of the Interest Accrual Period and such amount as a percentage of the original Aggregate Outstanding Amount of the Subordinated Notes, the amount of payments to be made on the Subordinated Notes in respect of Subordinated Note Redemption Price on the related Distribution Date, and the Aggregate Outstanding Amount of the Subordinated Notes after giving effect to such payments, if any, on the related Distribution Date and such amount as a percentage of the original Aggregate Outstanding Amount of the Subordinated Notes;

(iii)          (A) the accrued interest (and, in the case of the Class A-R Notes, any related Class A-R Commitment Fee) for each applicable Class of Secured Debt for such

Distribution Date; (B) LIBOR for the Interest Accrual Period commencing on such Distribution Date; and (C) the Debt Interest Rate for each applicable Class of Secured Debt (other than Class A-R Notes that accrue interest at the Class A-R CP Rate) for the Interest Accrual Period commencing on such Distribution Date;

(iv)          the amounts payable pursuant to each clause of Section 11.1(a)(i) and each clause of Section 11.1(a)(ii) or, if applicable, each clause of Section 11.1(a)(iii) on the related Distribution Date;

(v)           for the Collection Account:

(A)             the Balance on deposit in the Collection Account at the end of the related Collection Period (or, with respect to the Interest Collection Account, the next Business Day);

(B)              the amounts payable from the Collection Account to the Payment Account, in order to make payments pursuant to Section 11.1(a)(i) and Section 11.1(a)(ii) and Section 11.1(a)(iii) on the next Distribution Date (net of amounts which the Collateral Manager intends to re-invest in additional Collateral Obligations pursuant to Article XII); and

(C)              the Balance remaining in the Collection Account immediately after all payments and deposits to be made on such Distribution Date; and

(vi)         subject to Section 14.14, such other information as the Trustee, any Hedge Counterparty or the Collateral Manager may reasonably request, to the extent that such information is reasonably available to the Issuer or the Collateral Administrator or is in the possession of the Issuer or the Collateral Administrator.

Each Distribution Report shall constitute instructions to the Trustee to withdraw funds from the Payment Account and pay or transfer such amounts set forth in such Distribution Report in the manner specified and in accordance with the priorities established in Section 11.1 and Article XIII.

(c)                Interest Rate Notice. The Trustee shall make available to each Holder of Secured Debt, through publication in the Distribution Report relating to the Distribution Date on which the relevant Interest Accrual Period commences, LIBOR and the Debt Interest Rate for each Class of Secured Debt for each Interest Accrual Period.

(d)               Failure to Provide Accounting. If the Trustee shall not have received any accounting provided for in this Section 10.7 on the first Business Day after the date on which such accounting is due to the Trustee, the Issuer shall use all reasonable efforts to cause such accounting to be made by the applicable Distribution Date. To the extent the Issuer is required to provide any information or reports pursuant to this Section 10.7 as a result of the failure to provide such information or reports, the Issuer (with the assistance of the Collateral Manager) shall be entitled to retain an Independent certified public accountant in connection therewith and the reasonable costs incurred by the Collateral Manager for such Independent certified public accountant shall be paid by the Issuer.

(e)                Required Content of Certain Reports. Each Monthly Report and each Distribution Report sent to any Holder or beneficial owner of an interest in an Obligation shall contain, or be accompanied by, the following notices:

The Obligations may be beneficially owned only by Persons (i) that are not U.S. persons (within the meaning of Regulation S under the United States Securities Act of 1933, as amended) and are purchasing their beneficial interest in an offshore transaction or (ii) in the United States, that are either (A) both (1) qualified institutional buyers ("Qualified Institutional Buyers") within the meaning of Rule 144A and (2) qualified purchasers (as defined in Section 2(a)(51) of the Investment Company Act) ("Qualified Purchasers"), or (B) (in the case of Certificated Secured Notes and Certificated Subordinated Notes only) both (1) institutional accredited investors meeting the requirements of Rule 501(a)(1), (2), (3) or (7) under the Securities Act ("IAIs") and (2) Qualified Purchasers, and (b) can make the representations set forth in Section 2.6 or the appropriate Exhibit to this Indenture. Except as provided in clause (C) of the preceding sentence, beneficial ownership interests in the Rule 144A Global Secured Notes may be transferred only to a Person that is both a Qualified Institutional Buyer and a Qualified Purchaser and that can make the representations referred to in clause (ii) of the preceding sentence. The Issuer has the right to compel any beneficial owner of an interest in Global Notes that does not meet the qualifications set forth in such clauses to sell its interest in such Notes, or may sell such interest on behalf of such owner, pursuant to Section 2.12.

Each Holder or beneficial owner of an Obligation receiving this report agrees to keep all non-public information herein confidential and not to use such information for any purpose other than its evaluation of its investment in the Note; provided, that any such Holder or beneficial owner may provide such information on a confidential basis to any prospective purchaser of such Holder's or beneficial owner's Obligations that is permitted by the terms of this Indenture to acquire such Holder's or beneficial owner's Obligations and that agrees to keep such information confidential in accordance with the terms of this Indenture.

(f)                Retention Information.

(i)                The Issuer will deliver to the Trustee and the Placement Agent (and, in the case of sub-clause (B) below only, the Collateral Manager):

(A)             promptly following a request by any Affected Investor which is received in connection with (1) a material amendment of any Transaction Document or (2) any issuance of Additional Obligations, a refreshed Risk Retention Letter from the Retention Provider;

(B)              promptly on becoming aware of the occurrence thereof, written notice of (1) any failure to comply with the Retention Requirement at any time; (2) any failure by the Retention Provider to comply with its obligations set forth in the Risk Retention Letter in any way; or (3) any representations of the

Retention Provider contained in the Risk Retention Letter failing to be true on any date;

(C)              on a monthly basis (concurrent with the delivery of each Monthly Report), a certificate from an Authorized Officer of the Retention Provider confirming continued compliance with the requirements set forth in the Risk Retention Letter;

(D)             upon any written request therefor by or on behalf of Issuer delivered (1) as a result of a material change in the performance of the Obligations, the risk characteristics of the transaction, or the Collateral Obligations and/or the Eligible Investments from time to time or (2) upon becoming aware of any material breach of the obligations included in any Transaction Document, a certificate from an Authorized Officer of the Retention Provider confirming continued compliance with the requirements set forth in the Risk Retention Letter; and

(E)              promptly following a request by the Issuer, the Collateral Administrator, the Collateral Manager, the Trustee or any Affected Investor, such additional information regarding the Collateral Obligations as may reasonably be required to satisfy any Applicable Regulation, to the extent such information is reasonably available to the Retention Provider without additional third-party out-of-pocket cost or expense and is not subject to a duty of confidentiality.

(g)               Risk Retention Letter. The Issuer shall ensure that, except to the extent permitted under the Applicable Regulation, the Retention Provider has not changed and will not change the manner in which it complies with the Retention Requirement.

(h)               Placement Agent Information. The Issuer and the Placement Agent, or any successor to the Placement Agent, may post the information contained in a Monthly Report or Distribution Report to a password-protected internet site accessible only to the Holders of the Obligations, the Trustee and the Collateral Manager.

(i)                 Availability of Reports. The Monthly Reports, Distribution Reports, any notices or communications required to be delivered to the Holders in accordance with this Indenture (including, without limitation, copies of the notifications from the Retention Provider as described in Section 10.7(a)(xxxii) hereof) or additional information that the Retention Provider may from time to time be requested to provide by the Affected Investors and copies of all Transaction Documents shall be made available to the Persons entitled to such reports via the Trustee's website. The Trustee's website shall initially be located at the following address: www.ctslink.com. The Trustee may change the way such statements are distributed. As a condition to access to the Trustee's internet website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the information it is directed or required to disseminate in accordance with this Indenture. The Trustee shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided in the information set forth in the Monthly Report and the Distribution Report and may affix thereto any disclaimer it deems appropriate in its reasonable discretion. Upon written request of any

Holder, the Trustee shall also provide such Holder copies of reports produced pursuant to this Indenture and the Collateral Management Agreement.

(j)                 Irish Stock Exchange. So long as any Class of Notes is listed on the Irish Stock Exchange, the Trustee shall inform the Irish Stock Exchange, if the Ratings assigned to such Secured Notes are reduced or withdrawn.

Section 10.8        Release of Assets. (a) The Issuer may, by Issuer Order executed by, or a trade confirmation prepared by, an Authorized Officer of the Collateral Manager, delivered to the Trustee no later than the settlement date for any sale of an Asset certifying that the sale of such Asset is being made in accordance with Section 12.1 and such sale complies with all applicable requirements of Section 12.1 (which certifications shall be deemed to have been made by the delivery of an Issuer Order or trade confirmation), direct the Trustee to release or cause to be released such Asset from the lien of this Indenture and, upon receipt of such Issuer Order, or trade confirmation, the Trustee shall deliver any such Asset, if in physical form, duly endorsed to the broker or purchaser designated in such Issuer Order or trade confirmation or, if such Asset is a Clearing Corporation Security, cause an appropriate transfer thereof to be made, in each case against receipt of the sales price therefor as specified by the Collateral Manager in such Issuer Order or trade confirmation; provided, however, that the Trustee may deliver any such Asset in physical form for examination in accordance with industry custom; provided, further that, notwithstanding the foregoing, the Issuer shall not direct the Trustee to release any Asset pursuant to this Section 10.8(a) following the occurrence and during the continuance of an Event of Default unless (x) such release is in connection with a sale in accordance with Sections 12.1(a), (c), (d), (g) or (h) or (y) the Obligations have been accelerated following an Event of Default and such acceleration has not been rescinded in accordance with Section 5.2.

(b)               The Trustee shall upon the direction of the Collateral Manager deliver any Pledged Obligation, and release or cause to be released such Asset from the lien of this Indenture, which is set for any mandatory call or redemption or payment in full to the appropriate Paying Agent on or before the date set for such call, redemption or payment, in each case against receipt of the call or redemption price or payment in full thereof.

(c)                Upon receiving actual notice of any Offer (as defined below) or any request for a waiver, consent, amendment or other modification with respect to any Collateral Obligation, the Trustee on behalf of the Issuer shall promptly notify the Collateral Manager of any Collateral Obligation that is subject to a tender offer, voluntary redemption, exchange offer, conversion or other similar action (an "Offer") or such request. Unless the Obligations have been accelerated following an Event of Default, the Collateral Manager shall have the exclusive right to direct in writing (upon which the Trustee may conclusively rely) (x) the Trustee to accept or participate in or decline or refuse to participate in such Offer and, in the case of acceptance or participation, to release from the lien of this Indenture such Collateral Obligation in accordance with the terms of the Offer against receipt of payment therefor, or (y) the Issuer or the Trustee to agree to or otherwise act with respect to such consent, waiver, amendment or modification. If the Obligations have been accelerated following an Event of Default, the Majority of the Controlling Class shall have the exclusive right to direct in writing (upon which the Trustee may conclusively rely) (x) the Trustee to accept or participate in or decline or refuse to participate in such Offer and, in the case of acceptance or participation, to release from the lien of this

Indenture such Collateral Obligation in accordance with the terms of the Offer against receipt of payment therefor, or (y) the Issuer or the Trustee to agree to or otherwise act with respect to such consent, waiver, amendment or modification.

(d)               As provided in Section 10.2(a), the Trustee shall deposit any proceeds received by it from the disposition of a Pledged Obligation in the applicable account under the Collection Account, unless simultaneously applied to the purchase of additional Collateral Obligations or Eligible Investments as permitted under and in accordance with the requirements of this Article X and Article XII.

(e)               The Trustee shall, upon receipt of an Issuer Order at such time as there is no Secured Debt Outstanding and all obligations of the Co-Issuers hereunder have been satisfied, release any remaining Assets from the lien of this Indenture.

(f)                [Reserved].

(g)               [Reserved].

(h)               [Reserved].

(i)                 Any Asset or amounts that are released pursuant to Section 10.8(a), (b), (c) or (e) shall be released from the lien of this Indenture.

Section 10.9        Reports by Independent Accountants. (a) Prior to the delivery of any reports of accountants required to be prepared to be pursuant to the terms hereof, the Issuer shall appoint one or more firms of Independent certified public accountants of recognized international reputation for purposes of performing agreed-upon procedures required by this Indenture, which may be the firm of Independent certified public accountants that performs accounting services for the Issuer or the Collateral Manager. The Issuer may remove any firm of Independent certified public accountants at any time without the consent of any Holder of Obligations. Upon any resignation by such firm or removal of such firm by the Issuer, the Issuer (or the Collateral Manager on behalf of the Issuer) shall promptly appoint by Issuer Order delivered to the Trustee a successor thereto that shall also be a firm of Independent certified public accountants of recognized international reputation, which may be a firm of Independent certified public accountants that performs accounting services for the Issuer or the Collateral Manager. If the Issuer shall fail to appoint a successor to a firm of Independent certified public accountants which has resigned within 30 days after such resignation, the Issuer shall promptly notify the Trustee of such failure in writing. If the Issuer shall not have appointed a successor within 10 days thereafter, the Trustee shall promptly notify the Collateral Manager, who shall appoint a successor firm of Independent certified public accountants of recognized international reputation. The fees of such Independent certified public accountants and its successor shall be payable by the Issuer as an Administrative Expense.

(b)               Upon the written request of the Trustee or any Holder of a Subordinated Note, the Issuer shall cause the firm of Independent certified public accountants appointed pursuant to Section 10.9(a) to provide any Holder of Obligations with all of the information required to be provided by the Issuer or pursuant to Section 7.16 or assist the Issuer in the preparation thereof.

Section 10.10    Reports to Rating Agencies. In addition to the information and reports specifically required to be provided to each Rating Agency pursuant to the terms of this Indenture, the Issuer shall provide to each Rating Agency all information or reports delivered to the Trustee hereunder (except for any Accountants' Reports), and such additional information as either Rating Agency may from time to time reasonably request (including, with respect to credit estimates, notification to Moody's and S&P of any material modification that would result in substantial changes to the terms of any loan document relating to a Collateral Obligation or any release of collateral thereunder not permitted by such loan documentation) in accordance with Section 14.3(b) hereof. The Issuer shall notify each Rating Agency of any termination, modification or amendment to the Collateral Management Agreement, the Collateral Administration Agreement, the Securities Account Control Agreement or any other agreement to which it is party in connection with any such agreement or this Indenture and shall notify each Rating Agency of any material breach by any party to any such agreement of which it has actual knowledge. Prior to the last day of the Ramp-Up Period, the Issuer shall provide to S&P the S&P Excel Default Model Input File at cdo_surveillance@standardandpoors.com.

Section 10.11    Procedures Relating to the Establishment of Accounts Controlled by the Trustee. Notwithstanding anything else contained herein, the Trustee is hereby directed, with respect to each of the Accounts, to enter into the Securities Account Control Agreement with the Securities Intermediary. The Trustee shall have the right to open such subaccounts of any such account as it deems necessary or appropriate for convenience of administration.

ARTICLE XI

APPLICATION OF MONIES

Section 11.1        Disbursements of Monies from Payment Account. (a) Notwithstanding any other provision in this Indenture, the Obligations or any other Transaction Document, but subject to the other subsections of this Section 11.1 and Section 13.1, on each Distribution Date, the Trustee shall disburse amounts transferred, if any, from the Collection Account to the Payment Account pursuant to Section 10.2 in accordance with the following priorities (the "Priority of Distributions"); provided that, except with respect to a Post-Acceleration Distribution Date or the Stated Maturity (x) amounts transferred, if any, from the Interest Collection Account shall be applied solely in accordance with Section 11.1(a)(i); and (y) amounts transferred, if any, from the Principal Collection Account shall be applied solely in accordance with Section 11.1(a)(ii).

(i)            On each Distribution Date (other than any Post-Acceleration Distribution Date or the Stated Maturity), Interest Proceeds that are transferred into the Payment Account shall be applied in the following order of priority:

(A)             (1) first, to the payment of taxes and governmental fees (including registered office fees and annual return fees) owing by the Issuer or the Co-Issuer, if any, and (2) second, to the payment of the accrued and unpaid Administrative Expenses (in the order set forth in the definition of such term); provided that amounts paid pursuant to this clause (2) and any Administrative Expenses paid from the Expense Reserve Account or from the Collection Account pursuant to

Section 10.2(d)(ii) on or between Distribution Dates, collectively, may not exceed, in the aggregate, the Administrative Expense Cap; provided, further, that, unless an Event of Default has occurred and is continuing or would result on such Distribution Date as a result of such deposit, on any Distribution Date, the Collateral Manager may, in its discretion, to the extent that, after such deposit, there will remain sufficient Interest Proceeds to make the payments under clauses (B), (C), (D), (E) and (F) below, direct the Trustee to deposit to the Ongoing Expense Smoothing Account an amount equal to the lesser of (x) the Ongoing Expense Smoothing Shortfall and (y) the Ongoing Expense Excess Amount;

(B)              to the payment to the Collateral Manager of any accrued and unpaid Collateral Management Fee due on such Distribution Date (including any interest accrued on any Collateral Management Fee Shortfall Amount) minus the amount of any Current Deferred Management Fee, if any;

(C)              to the payment pro rata of (1) any amounts due to a Hedge Counterparty under a Hedge Agreement (if any) other than amounts due as a result of the termination (or partial termination) of such Hedge Agreement and (2) any amounts due to a Hedge Counterparty under a Hedge Agreement (if any) pursuant to an early termination (or partial termination) of such Hedge Agreement as a result of a Priority Hedge Termination Event;

(D)             to the payment pro rata of accrued and unpaid interest, and with respect to the Class A-R Notes only, the Class A-R Commitment Fee, on the Class A-R Notes (excluding any Capped Amounts), the Class A-T Notes and the Class A-S Notes;

(E)              to the payment of accrued and unpaid interest on the Class B Notes;

(F)               to the extent that any Commitment Shortfall exists (as determined as of the Business Day prior to such Distribution Date but after giving effect to the payments to be made pursuant to Section 11.1(a)(ii) on such Distribution Date), to be deposited in the Revolver Funding Account in the amount needed to eliminate such Commitment Shortfall;

(G)             if either of the Class A/B Coverage Tests is not satisfied on the related Determination Date, to make payments in accordance with the Debt Payment Sequence to the extent necessary to cause both Class A/B Coverage Tests to be met as of the related Determination Date after giving effect to any payments made through this clause (G);

(H)             to the payment of accrued and unpaid interest (other than any Deferred Interest but including interest accrued on Deferred Interest) on the Class C Notes;

(I)                if either of the Class C Coverage Tests is not satisfied on the related Determination Date, to make payments in accordance with the Debt

Payment Sequence to the extent necessary to cause both Class C Coverage Tests to be met as of the related Determination Date after giving effect to any payments made through this clause (I);

(J)                to the payment of any Deferred Interest on the Class C Notes;

(K)             to the payment of any Cumulative Deferred Management Fee requested to be paid at the option of the Collateral Manager;

(L)              to the benefit of any applicable Holders on a pro rata basis for payment of accrued and unpaid Class A-R Note Additional Amounts;

(M)            if, with respect to any Distribution Date following the end of the Ramp-Up Period, either (x) Moody's has not yet confirmed its initial ratings of the Secured Debt pursuant to Section 7.17(d) (unless a Moody's Effective Date Deemed Rating Confirmation has occurred) or (y) S&P has not yet confirmed its initial ratings of the Class A Debt pursuant to Section 7.17(d), amounts available for distribution pursuant to this clause (M) shall be used, at the discretion of the Collateral Manager, (i) for application in accordance with the Debt Payment Sequence on such Distribution Date or (ii) as Principal Proceeds and transferred to the Collection Account to invest in Eligible Investments (pending the purchase of additional Collateral Obligations) and/or to the purchase of additional Collateral Obligations, in either case in an amount sufficient to satisfy the Moody's Rating Condition and/or the S&P Rating Condition, as applicable;

(N)             to the payment of (1) first, any Administrative Expenses not paid pursuant to clause (A)(2) above due to the application of the Administrative Expense Cap (in the priority stated in clause (A)(2) above); and (2) second, pro rata based on amounts due, any amounts due to any Hedge Counterparty under any Hedge Agreement not otherwise paid pursuant to clause (C) above;

(O)             on any Distribution Date occurring during the Reinvestment Period, at the direction of the Collateral Manager, to the purchase of additional Collateral Obligations or Eligible Investments pending the purchase of such Collateral Obligations or to prepay the Class A-R Notes (which shall constitute a Class A-R Prepayment) or make deposits into the Revolver Funding Account as permitted in this Indenture;

(P)               to the payment of any obligations of the Issuer or to establish any reserves determined by the Issuer to be necessary or desirable; and

(Q)             any remaining Interest Proceeds to be paid to the Holders of the Subordinated Notes.

(ii)          On each Distribution Date (other than a Post-Acceleration Distribution Date or the Stated Maturity), the Principal Proceeds that are transferred to the Payment Account shall be applied in the following order of priority:

(A)             to pay the amounts referred to in clauses (A) through (J) of Section 11.1(a)(i) in the priority stated therein, but only to the extent not paid in full thereunder;

(B)              (1) if the Secured Debt is to be redeemed on such Distribution Date in connection with a Tax Event, a Special Redemption or an Optional Redemption, to the payment of the Redemption Price (without duplication of any payments received by any Class of Secured Debt pursuant to Section 11.1(a)(i) above or under clause (A) of this Section 11.1(a)(ii)) in accordance with the Debt Payment Sequence, or (2) on any Distribution Date on or after the Secured Debt has been paid in full, if the Subordinated Notes are to be redeemed on such Distribution Date in connection with an Optional Redemption of the Subordinated Notes, the remaining funds after payment of, or establishment of, a reasonable reserve for Administrative Expenses for payment of all amounts payable or distributable prior to the Subordinated Notes in accordance with this Section 11.1(a)(ii) shall be distributed to the Holders of the Subordinated Notes in redemption of such Subordinated Notes;

(C)              with respect to any Distribution Date following the end of the Ramp-Up Period, if after the application of Interest Proceeds as provided in clause (M) of Section 11.1(a)(i) either (x) Moody's has not yet confirmed its initial ratings of the Secured Debt pursuant to Section 7.17(d) (unless a Moody's Effective Date Deemed Rating Confirmation has occurred) or (y) S&P has not yet confirmed its initial ratings of the Class A Debt pursuant to Section 7.17(d), amounts available for distribution pursuant to this clause (C) shall be used, at the discretion of the Collateral Manager, (i) for application in accordance with the Debt Payment Sequence on such Distribution Date or (ii) as Principal Proceeds and transferred to the Collection Account to invest in Eligible Investments (pending the purchase of additional Collateral Obligations) and/or to purchase additional Collateral Obligations, in either case in an amount sufficient to satisfy the Moody's Rating Condition and/or the S&P Rating Condition, as applicable;

(D)             on any Distribution Date occurring during the Reinvestment Period, at the direction of the Collateral Manager, to the purchase of additional Collateral Obligations or Eligible Investments pending the purchase of such Collateral Obligations or to prepay the Class A-R Notes (which shall constitute a Class A-R Prepayment) or make deposits into the Revolver Funding Account as permitted in this Indenture;

(E)              on any Distribution Date occurring after the Reinvestment Period, for payment in accordance with the Debt Payment Sequence after taking into account payments made pursuant to Section 11.1(a)(i) and clauses (A), (B) and (C) of this Section 11.1(a)(ii);

(F)               to the payment of the amounts referred to in clause (K) of Section 11.1(a)(i), but only to the extent not already paid in full thereunder;

(G)             to the payment of the amounts referred to in clause (L) of Section 11.1(a)(i), but only to the extent not already paid in full thereunder;

(H)             on any Distribution Date occurring after the Reinvestment Period, to pay the amounts referred to in clause (N) of Section 11.1(a)(i), but only to the extent not already paid (in the same manner and order of priority stated therein);

(I)                to the payment of any obligations of the Issuer or to establish any reserves determined by the Issuer to be necessary or desirable; and

(J)                on any Distribution Date occurring after the Reinvestment Period, any remaining Principal Proceeds to be paid to the Holders of the Subordinated Notes.

(iii)         On each Post-Acceleration Distribution Date or on the Stated Maturity, all Interest Proceeds and all Principal Proceeds that are transferred to the Payment Account shall be applied in the following order of priority:

(A)             to pay all amounts under clauses (A) through (C) of Section 11.1(a)(i) in the priority and subject to the limitations stated therein;

(B)              to the payment of the Aggregate Collateral Management Fees due and payable (including any accrued and unpaid interest thereon) to the Collateral Manager until such amount has been paid in full, other than any Cumulative Deferred Management Fee;

(C)              first, to the payment pro rata of accrued and unpaid interest, and with respect to the Class A-R Notes only, the Class A-R Commitment Fee, on the Class A-R Notes (excluding any Capped Amounts), the Class A-T Notes and the Class A-S Notes, until such amounts have been paid in full and second, to the applicable Holders of the Class A-R Notes on a pro rata basis for payment of accrued and unpaid Class A-R Note Additional Amounts;

(D)             to the payment pro rata of principal of the Class A-R Notes, the Class A-T Notes and the Class A-S Notes, until the Class A Debt has been paid in full;

(E)              to the payment of accrued and unpaid interest on the Class B Notes, until such amounts have been paid in full;

(F)               to the payment of principal of the Class B Notes, until the Class B Notes have been paid in full;

(G)             to the payment of first accrued and unpaid interest and then any Deferred Interest on the Class C Notes, until such amounts have been paid in full;

(H)             to the payment of principal of the Class C Notes, until the Class C Notes have been paid in full;

(I)              to the payment of (1) first, any Administrative Expenses not paid pursuant to clause (A) above due to the Administrative Expense Cap (in the priority stated therein) and (2) second, pro rata based on amounts due, any amounts due to any Hedge Counterparty under any Hedge Agreement pursuant to an early termination (or partial termination) of such Hedge Agreement not otherwise paid pursuant to clause (A) above;

(J)              to the payment of any Cumulative Deferred Management Fees;

(K)             to the payment of any obligations of the Issuer or to establish any reserves determined by the Issuer to be necessary or desirable; and

(L)              any remaining proceeds to be paid to the Holders of the Subordinated Notes.

(b)               On the Stated Maturity of the Obligations, the Trustee shall pay the amounts provided in Section 11.1(a)(iii)(L) to the Holders of the Subordinated Notes in final payment of such Subordinated Notes.

(c)                If on any Distribution Date the amount available in the Payment Account is insufficient to make the full amount of the disbursements required by the Distribution Report, the Trustee shall make the disbursements called for in the order and according to the priority set forth under Section 11.1(a) above, and subject to Section 13.1, to the extent funds are available therefor.

(d)               In connection with the application of funds to pay Administrative Expenses of the Issuer or the Co-Issuer, as the case may be, in accordance with Sections 11.1(a)(i), (ii) and (iii), the Trustee shall remit such funds, to the extent available, as directed and designated in the Distribution Report applicable to the related Distribution Date.

(e)                In the event that the Hedge Counterparty defaults in the payment of its obligations to the Issuer under any Hedge Agreement on the date on which any payment is due thereunder, the Trustee shall make a demand on such Hedge Counterparty, or any guarantor, if applicable, demanding payment by 12:30 p.m., New York time, on such date. The Trustee shall give notice as soon as reasonably practicable to the Holders of Obligations, the Collateral Manager and each Rating Agency if such Hedge Counterparty continues to fail to perform its obligations for two Business Days following a demand made by the Trustee on such Hedge Counterparty, and shall take such action with respect to such continuing failure as may be directed to be taken pursuant to Section 5.13.

ARTICLE XII

SALE OF COLLATERAL OBLIGATIONS;
PURCHASE OF ADDITIONAL COLLATERAL OBLIGATIONS

Section 12.1        Sales of Collateral Obligations. Subject to the satisfaction of the conditions specified in Section 12.3 and provided that no Event of Default has occurred and is continuing (except for sales pursuant to Sections 12.1(a), (b), (c), (d), (f) or (h), unless the Obligations have been accelerated following an Event of Default and such acceleration has not been rescinded in accordance with Section 5.2), the Collateral Manager on behalf of the Issuer may in writing direct the Trustee to sell and the Trustee (on behalf of the Issuer) shall sell in the manner directed by the Collateral Manager any Collateral Obligation or Equity Security if, as certified by the Collateral Manager (the delivery to the Trustee of a trade ticket for such Collateral Obligation or Equity Security by the Collateral Manager shall constitute such certification), to the best of its knowledge, such sale meets the requirements of any one of paragraphs (a) through (h) of this Section 12.1. For purposes of this Section 12.1, the Sale Proceeds of a Collateral Obligation sold by the Issuer shall include any Principal Financed Accrued Interest received in respect of such sale.

(a)                Credit Risk Obligations. The Collateral Manager may direct the Trustee to sell any Credit Risk Obligation at any time during or after the Reinvestment Period without restriction.

(b)               Credit Improved Obligations. The Collateral Manager may direct the Trustee to sell any Credit Improved Obligation either:

(i)                at any time if (A) the Sale Proceeds from such sale are at least equal to the outstanding principal balance (or, in the case of any Discount Obligation, the purchase price, excluding accrued interest, expressed as a percentage of par and multiplied by the outstanding principal balance thereof) of such Credit Improved Obligation or (B) after giving effect to such sale, the Adjusted Collateral Principal Amount (excluding the Collateral Obligation being sold but including, without duplication, the anticipated net proceeds of such sale) will be greater than the Reinvestment Target Par Balance; or

(ii)               solely during the Reinvestment Period, if the Collateral Manager reasonably believes prior to such sale that either (A) after giving effect to such sale and subsequent reinvestment, the Adjusted Collateral Principal Amount (excluding the Collateral Obligation being sold but including, without duplication, the Collateral Obligation being purchased and the anticipated cash proceeds, if any, of such sale that are not applied to the purchase of such additional Collateral Obligation) will be greater than or equal to the Reinvestment Target Par Balance, or (B) it will be able to enter into binding commitments to reinvest all or a portion of the proceeds of such sale, in compliance with the Investment Criteria, in one or more additional Collateral Obligations with an aggregate outstanding principal balance at least equal to the outstanding principal balance (or, in the case of any Discount Obligation, the purchase price, excluding accrued interest, expressed as a percentage of par and multiplied by the outstanding principal balance thereof) of such Credit Improved Obligation within 20 Business Days of such sale;

(c)                Defaulted Obligations. The Collateral Manager may direct the Trustee to sell any Defaulted Obligation at any time during or after the Reinvestment Period without restriction.

(d)               Equity Securities. The Collateral Manager may direct the Trustee to sell any Equity Security or any asset held by an Issuer Subsidiary at any time during or after the Reinvestment Period without restriction.

(e)                Stated Maturity; Optional Redemption or Redemption following a Tax Event. After the Issuer has notified the Trustee of an Optional Redemption of the Secured Debt in whole (unless such Optional Redemption is funded solely with Refinancing Proceeds) or an Optional Redemption of the Subordinated Notes in accordance with Section 9.2, the Collateral Manager shall direct the Trustee to sell (which sale may be through participation or other arrangement) all or a portion of the Collateral Obligations, provided that all of the Collateral Obligations shall be sold in connection with an Optional Redemption of the Subordinated Notes. If any such sale is made through participation, the Issuer shall use reasonable efforts to cause such participations to be converted to assignments within six months of the sale.

(f)                So long as any Secured Debt is Outstanding, the Collateral Manager shall direct the Trustee to sell (which sale may be through participation or other arrangement) the Collateral Obligations such that the sale of all of the Collateral Obligations will have been effected in order to repay the Secured Debt prior to its Stated Maturity; provided that, the Issuer shall not sell a Collateral Obligation to the Retention Provider (directly or through the Collateral Manager) except as provided in Section 12.5.

(g)               Discretionary Sales. The Collateral Manager may direct the Trustee to sell any Collateral Obligation (other than one being sold pursuant to clauses (a) through (f) above or clause (h) below) (each such sale, a "Discretionary Sale") at any time other than during a Restricted Trading Period if:

(i)                (A) after giving effect to such sale, the Aggregate Principal Balance of all Collateral Obligations sold as described in this paragraph (g) during the preceding period of 12 calendar months (or, for the first 12 calendar months after the Closing Date, during the period commencing on the Closing Date) is not greater than 30% of the Collateral Principal Amount as of the Determination Date immediately preceding the first day of such 12 calendar month period (or as of the Closing Date, as the case may be) and (B) if such Collateral Obligation is to be sold to the Collateral Manager, an Affiliate of the Collateral Manager or an Affiliate of the Issuer, the Collateral Manager obtains either (x) bids for such Collateral Obligation from three unaffiliated loan market participants (or, if the Collateral Manager is unable to obtain bids from three such participants, then such lesser number of unaffiliated loan market participants from which the Collateral Manager can obtain bids using efforts consistent with the Collateral Manager Standard), or (y) if the Collateral Manager is unable to obtain any bids for such Collateral Obligation from an unaffiliated loan market participant, the value determined as the bid side market value of such Collateral Obligation either (1) as reasonably determined by the Collateral Manager (so long as the Collateral Manager or the Sub-Advisor is a Registered Investment Adviser) consistent with the Collateral Manager Standard, which value shall be certified by the Collateral Manager to the Trustee or (2) as determined by a Valuation obtained by the Collateral Manager with respect thereto, and in either case such Person acquires such Collateral Obligation for a price equal to the value so determined; and

(ii)               either (A) solely during the Reinvestment Period, the Collateral Manager reasonably believes prior to such sale that it will be able to enter into binding commitments to reinvest all or a portion of the proceeds of such sale, together with Eligible Investments constituting Principal Proceeds, in compliance with the Investment Criteria, in one or more additional Collateral Obligations with an aggregate outstanding principal balance at least equal to the outstanding principal balance (or, in the case of any Discount Obligation, the purchase price, excluding accrued interest, expressed as a percentage of par and multiplied by the outstanding principal balance thereof) of such Collateral Obligation within 30 days after such sale; or (B) after giving effect to such sale, the Adjusted Collateral Principal Amount (excluding the Collateral Obligation being sold but including, without duplication, the anticipated net proceeds of such sale) will be greater than or equal to the Reinvestment Target Par Balance.

(h)               Mandatory Sales. The Collateral Manager shall use commercially reasonable efforts to sell each Pledged Obligation that constitutes Margin Stock not later than 45 days after the later of (x) the date of the Issuer's acquisition thereof and (y) the date such Pledged Obligation became Margin Stock, unless such sale is prohibited by applicable law or contractual restriction, in which case such Margin Stock shall be sold as soon as such sale is permitted by applicable law or such contract, and will use commercially reasonable efforts to sell any asset held by any Issuer Subsidiary prior to the Stated Maturity.

(i)                 Affiliated Sales. Notwithstanding any other provision of this Indenture, any sale of a Collateral Obligation or an Equity Security to the Collateral Manager, an Affiliate of the Collateral Manager or an Affiliate of the Issuer (other than any sale to the Retention Provider pursuant to Section 12.5(b)) shall be at fair market value determined as follows: the Collateral Manager shall obtain either (x) bids for such Collateral Obligation or Equity Security from three unaffiliated loan market participants (or, if the Collateral Manager is unable to obtain bids from three such participants, then such lesser number of unaffiliated loan market participants from which the Collateral Manager can obtain bids using efforts consistent with the Collateral Manager Standard), or (y) if the Collateral Manager is unable to obtain any bids for such Collateral Obligation or Equity Security from an unaffiliated loan market participant, the value determined as the bid side market value of such Collateral Obligation or Equity Security either (A) as reasonably determined by the Collateral Manager (so long as the Collateral Manager or the Sub-Advisor is a Registered Investment Adviser) consistent with the Collateral Manager Standard, which value shall be certified by the Collateral Manager to the Trustee or (B) as determined by a Valuation obtained by the Collateral Manager with respect thereto, and in either case such Person acquires such Collateral Obligation or Equity Security for a price equal to the value so determined; provided that (x) the Issuer shall not sell a Collateral Obligation to the Retention Provider if the Repurchase and Substitution Limit would be exceeded as a result of such sale and (y) for the avoidance of doubt, this Section 12.1(i) shall be subject to the terms of Section 12.3(a).

Section 12.2        Purchase of Additional Collateral Obligations. On any date during the Reinvestment Period (and only during the Reinvestment Period), the Collateral Manager, on behalf of the Issuer, may, but shall not be required to, direct the Trustee to invest Principal Proceeds (and accrued interest received with respect to any Collateral Obligation to the extent used to pay for accrued interest on additional Collateral Obligations), proceeds of Additional

Obligations issued in accordance with Section 2.4, amounts on deposit in the Ramp-Up Account, Principal Financed Accrued Interest, amounts on deposit in the Contribution Account and funds received by the Issuer as a result of a Borrowing, in additional Collateral Obligations, and the Trustee shall invest such proceeds, if, as certified by the Collateral Manager, to the best of its knowledge, each of the conditions specified in this Section 12.2 and Section 12.3 are met (which certification will be deemed to have been made upon the delivery by the Collateral Manager to the Trustee of an Issuer Order or trade confirmation in respect of such purchase).

(a)                Investment Criteria. No Collateral Obligation may be purchased unless the Collateral Manager determines each of the following conditions (the "Investment Criteria") is satisfied as of the date it commits on behalf of the Issuer to make such purchase, in each case after giving effect to such purchase and all other sales or purchases previously or simultaneously committed to; provided that, prior to the end of the Ramp-Up Period, the conditions set forth in clauses (iv), (v) and (vi) below need not be satisfied with respect to purchases of Collateral Obligations:

(i)                such obligation is a Collateral Obligation and, to the knowledge of the Issuer, will not prevent the Issuer from qualifying for the "loan securitization" exclusion under the Volcker Rule;

(ii)               the Retention Provider, either itself or through related entities (including the Issuer), directly or indirectly, was involved or shall be involved in negotiating the original agreements which created or will create over 50% (measured by total nominal amount) of all of the Collateral Obligations acquired (or committed to be acquired) by the Issuer, such proportion measured on the basis of the nominal value at each respective origination of all of the Collateral Obligations acquired (or committed to be acquired) by the Issuer in aggregate during the term of this Indenture;

(iii)              only in relation to any Collateral Obligation to be acquired by the Issuer that will not be acquired from the Retention Provider, the Retention Provider, either itself or through related entities (including the Issuer), directly or indirectly, was involved or shall be involved in negotiating the original agreements which created or will create over 50% (measured by total nominal amount) of all of the Collateral Obligations acquired (or committed to be acquired) by the Issuer, such proportion measured on the basis of the nominal value at each respective origination of all of the Collateral Obligations that are expected to be held by the Issuer following the settlement of any such acquisition;

(iv)              each Coverage Test shall be satisfied, or if not satisfied such Coverage Test shall be maintained or improved;

(v)              (A) in the case of an additional Collateral Obligation purchased with the proceeds from the sale of a Credit Risk Obligation or a Defaulted Obligation, either (1) the Aggregate Principal Balance of all additional Collateral Obligations purchased with the proceeds from such sale will at least equal the Sale Proceeds from such sale, (2) the Aggregate Principal Balance of the Collateral Obligations and Eligible Investments constituting Principal Proceeds will be maintained or increased (when compared to the Aggregate Principal Balance of the Collateral Obligations immediately prior to such sale)

or (3) the Adjusted Collateral Principal Amount (excluding the Collateral Obligation being sold but including, without duplication, the Collateral Obligation being purchased and the anticipated cash proceeds, if any, of such sale that are not applied to the purchase of such additional Collateral Obligation) will be greater than the Reinvestment Target Par Balance and (B) in the case of any other purchase of additional Collateral Obligations purchased with the proceeds from the sale of a Collateral Obligation, either (1) the Aggregate Principal Balance of the Collateral Obligations and Eligible Investments constituting Principal Proceeds will be maintained or increased (when compared to the Aggregate Principal Balance of the Collateral Obligations immediately prior to such sale) or (2) the Aggregate Principal Balance of the Collateral Obligations and Eligible Investments constituting Principal Proceeds (excluding the Collateral Obligation being sold but including, without duplication, the Collateral Obligation being purchased and the anticipated cash proceeds, if any, of such sale that are not applied to the purchase of such additional Collateral Obligation) will be greater than the Reinvestment Target Par Balance;

(vi)              either (A) each requirement or test, as the case may be, of the Concentration Limitations and the Collateral Quality Test will be satisfied or (B) if any such requirement or test was not satisfied immediately prior to such reinvestment, such requirement or test will be maintained or improved after giving effect to the reinvestment, except that, for purposes of this clause (vi) only, in the case of an additional Collateral Obligation purchased with the proceeds from the sale of a Credit Risk Obligation or a Defaulted Obligation, the Collateral Quality Test will not include the S&P CDO Monitor Test; and

(vii)             the date on which the Issuer (or the Collateral Manager on its behalf) commits to purchase such Collateral Obligation occurs during the Reinvestment Period.

With respect to the purchase of any Collateral Obligation the settlement date for which the Collateral Manager reasonably expects will occur after the end of the Reinvestment Period (such Collateral Obligation, the "Post-Reinvestment Period Settlement Obligation"), such Post-Reinvestment Period Settlement Obligation will be treated as having been purchased by the Issuer prior to the end of the Reinvestment Period for purposes of the Investment Criteria, and Principal Proceeds received after the end of the Reinvestment Period may be applied to the payment of the purchase price of such Post-Reinvestment Period Settlement Obligations; provided that the Collateral Manager believes, in its commercially reasonable business judgment, that the settlement date with respect to such purchase will occur within 45 Business Days of the date of the trade ticket or other commitment to purchase such Collateral Obligations. Not later than the Business Day immediately preceding the end of the Reinvestment Period, the Collateral Manager shall deliver to the Trustee a schedule of Post-Reinvestment Period Settlement Obligations and shall certify to the Trustee that either the Available Amount under the Class A-R Notes at the end of the Reinvestment Period or the Principal Proceeds that will be available after the Reinvestment Period (including for this purpose, cash on deposit in the Principal Collection Account as well as any Principal Proceeds that will be received by the Issuer from the sale of Collateral Obligations for which the trade date has already occurred but the settlement date has not yet occurred) will be sufficient to effect the settlement of such Post-Reinvestment Period Settlement Obligations.

(b)               Trading Plan Period. For purposes of calculating compliance with the Investment Criteria, at the election of the Collateral Manager in its sole discretion and with prior notice to the Trustee, any proposed investment (whether a single Collateral Obligation or a group of Collateral Obligations) identified as such in such notice by the Collateral Manager at the time when compliance with the Investment Criteria is required to be calculated (a "Trading Plan") may be evaluated after giving effect to all sales and reinvestments proposed to be entered into within the 10 Business Days following the date of determination of such compliance (such period, the "Trading Plan Period"); provided that (w) no Trading Plan may result in the purchase of Collateral Obligations having an Aggregate Principal Balance that exceeds 5% of the Collateral Principal Amount as of the first day of the Trading Plan Period, (x) no Trading Plan Period may include a Determination Date, (y) no more than one Trading Plan may be in effect at any time during a Trading Plan Period and (z) if the Investment Criteria are satisfied prospectively after giving effect to a Trading Plan but are not satisfied upon the expiry of the related Trading Plan Period, the Investment Criteria shall not at any time thereafter be evaluated by giving effect to a Trading Plan. Notice of any Trading Plan from the Collateral Manager shall include the details of such Trading Plan (including the proposed amendments and/or proposed investments identified by the Collateral Manager for acquisition or entry, as applicable, as part of such Trading Plan).

(c)                Certification by Collateral Manager. Upon delivery by the Collateral Manager of an Issuer Order under this Section 12.2, the Collateral Manager shall be deemed to have confirmed to the Trustee and the Collateral Administrator that the purchase directed by such Issuer Order complies with this Section 12.2 and Section 12.3. The Trustee hereby agrees to post any notice received from the Collateral Manager of any Trading Plan entered into by the Issuer and provided to the Trustee by the Collateral Manager pursuant to Section 12.2(b) on the Trustee's website within one Business Day of its receipt thereof.

(d)               Permitted Uses. At any time during or after the Reinvestment Period, the Collateral Manager may direct the Trustee to apply (i) amounts in the Contribution Account (as directed by the related Contributor or, if no such direction is given by the Contributor, by the Collateral Manager in its reasonable discretion) or (ii) Additional Subordinated Notes Proceeds to one or more Permitted Uses.

(e)                Purchase Following Sale of Credit Improved Obligations. During the Reinvestment Period, following the sale of any Credit Improved Obligation pursuant to Section 12.1(b), the Collateral Manager shall use its reasonable efforts to purchase additional Collateral Obligations pursuant to this Section 12.2 within 30 Business Days after such sale.

(f)                Investment in Eligible Investments. Cash on deposit in any Account (other than the Payment Account) may be invested at any time in Eligible Investments in accordance with Article X.

(g)               Purchases from Retention Provider. Any transfer of a Collateral Obligation from the Retention Provider to the Issuer shall be in accordance with the Master Transfer Agreement and the Risk Retention Letter.

(h)               Originator Fees. In connection with the acquisition by the Issuer of a Collateral Obligation that was originated in the primary market by Fifth Street Senior Floating Rate Corp. (or any other Affiliate of the Issuer) where an origination fee is payable, the Collateral Manager will determine the purchase price of the Collateral Obligation that is the subject of such origination fee in accordance with the Master Transfer Agreement without regard to the origination fee. The Issuer may acquire such Collateral Obligation within 10 days of such origination. The Collateral Manager may elect for the Issuer to pay to Fifth Street Senior Floating Rate Corp. (or another applicable Affiliate) the purchase price (net of the origination fee) of such Collateral Obligation and for the Issuer to deposit the amount equal to the origination fee in the Interest Collection Account.

Section 12.3        Conditions Applicable to All Sale and Purchase Transactions. (a) Any transaction effected under this Article XII shall be conducted on an arm's length basis and, if effected with a Person Affiliated with the Collateral Manager, shall be effected in accordance with the requirements of Section 5 of the Collateral Management Agreement on terms no less favorable to the Issuer than would be the case if such Person were not so Affiliated.

(b)               Upon any acquisition of a Collateral Obligation pursuant to this Article XII, all of the Issuer's right, title and interest to the Pledged Obligation or Pledged Obligations shall be Granted to the Trustee pursuant to this Indenture, such Pledged Obligations shall be Delivered to the Trustee.

(c)                Notwithstanding anything contained in this Article XII to the contrary, (i) the Issuer shall have the right to effect any sale of any Pledged Obligation or purchase of any Collateral Obligation (A) with the consent of Holders evidencing at least (x) with respect to purchases during the Reinvestment Period and sales during or after the Reinvestment Period, 75% of the Aggregate Outstanding Amount of each Class of Obligations and (y) with respect to purchases after the Reinvestment Period, 100% of the Aggregate Outstanding Amount of each Class of Obligations and (B) of which the Trustee and each Rating Agency has been notified and (ii) in the event that the Collateral Manager and the Issuer receive an opinion of counsel of national reputation experienced in such matters that the Issuer's ownership of any specific "Asset" would cause the Issuer to be unable to comply with the loan securitization exemption from the definition of "covered fund" under the Volcker Rule, then the Collateral Manager, on behalf of the Issuer, will be required to take commercially reasonable efforts to sell such "Asset" and will not purchase or otherwise receive any additional "Asset" of the type identified in such opinion.

Section 12.4        Restrictions on Amendments, Exchanges and Deemed Acquisitions. The Collateral Manager may not consent to an amendment, exchange or deemed acquisition that would extend the final maturity of a Collateral Obligation unless after giving effect thereto, (i) the final maturity of such Collateral Obligation is not later than the Stated Maturity and (ii) the Weighted Average Life Test will be satisfied.

Section 12.5        Optional Repurchase or Substitution.

(a) Pursuant to the Master Transfer Agreement and subject to the limitations set forth below, on any day prior to the occurrence and continuance of an Event of Default,

which has not been rescinded in accordance with the terms of this Indenture (and thereafter with the prior consent of a Majority of the Controlling Class and so long as the Issuer is permitted to do so pursuant to this Indenture), the Retention Provider may, but shall not be obligated to, replace any Credit Risk Obligation or Defaulted Obligation with one or more other Collateral Obligations (a "Substitution Event"), provided that no such replacement shall occur unless each of the following conditions is satisfied as of the date of such replacement and substitution (the following conditions, the "Substitution Conditions"):

(i)               the Retention Provider has notified the Issuer, the Collateral Manager, the Trustee and Moody's in writing identifying the Collateral Obligation to be replaced (a "Replaced Collateral Obligation") and the Collateral Obligation(s) to be substituted therefor (each, a "Substitute Collateral Obligation");

(ii)               each Substitute Collateral Obligation is a Collateral Obligation meeting the requirements set forth in the definition of "Collateral Obligation" on the date of substitution;

(iii)             the Aggregate Principal Balance of such Substitute Collateral Obligation(s) shall be equal to or greater than the Aggregate Principal Balance of such Replaced Collateral Obligation(s);

(iv)              such replacement and substitution shall not cause a Default or an Event of Default to occur;

(v)               the Repurchase and Substitution Limits applicable to any such replacement and substitution are satisfied;

(vi)              after giving effect to any such replacement and substitution, each Coverage Test shall be satisfied;

(vii)             after giving effect to any such replacement and substitution, each Collateral Quality Test shall be maintained or improved;

(viii)            after giving effect to any such replacement and substitution, the Investment Criteria shall be satisfied;

(ix)              the Retention Provider shall deliver to the Issuer and the Trustee on the date of such replacement and substitution a revised list of Collateral Obligations pursuant to Section 6.01(i) of the Master Transfer Agreement;

(x)               each Substitute Collateral Obligation either exceeds or maintains the lien priority of the applicable Replaced Collateral Obligation;

(xi)               after giving effect to any such replacement or substitution, (x) the Aggregate Principal Balance of all CCC Collateral Obligations over the Collateral Principal Amount as of such date shall not be greater than such amount prior to giving effect to any such replacement or substitution and (y) the Aggregate Principal Balance of all Caa Collateral Obligations over the Collateral Principal Amount as of such date shall not be greater than such amount prior to giving effect to any such replacement or substitution; and

(xii)              the Retention Provider shall deliver to the Issuer and the Trustee on the date of such replacement and substitution a certificate pursuant to Section 6.01(j) of the Master Transfer Agreement.

(b)               In addition to its rights of substitution under the Master Transfer Agreement, on any day prior to the occurrence and continuance of an Event of Default, which has not been rescinded pursuant to Section 5.2 (and thereafter with the prior consent of a Majority of the Controlling Class), the Retention Provider may, subject to the conditions set forth below, repurchase any Credit Risk Obligation or Defaulted Obligation at the Repurchase Price, provided that no such repurchase shall occur unless each of the following conditions is satisfied as of the date thereof:

(i)                the Repurchase and Substitution Limits applicable to any such repurchase are satisfied;

(ii)               the Retention Provider shall deposit in the Collection Account the Repurchase Price with respect to such Credit Risk Obligation or Defaulted Obligation as of the date of such repurchase; and

(iii)              with respect to any such repurchase of a Credit Risk Obligation or Defaulted Obligation, the sale price thereof shall be at least equal to the Market Value of such Credit Risk Obligation or Defaulted Obligation and Market Value shall not be determined pursuant to clause (iii) or (iv) of the definition thereof.

(c)                Promptly upon request of the Retention Provider to do so, the Issuer (or the Collateral Manager on its behalf) shall determine the Repurchase Price and shall notify the Retention Provider thereof should the Retention Provider elect to exercise its repurchase option. No later than 10 Business Days after receipt of such information, the Retention Provider may, at its option, by written notice to the Issuer, the Trustee and Moody's, elect to exercise its right to repurchase such Credit Risk Obligation or Defaulted Obligation and, on such date or within five Business Days thereafter, repurchase such Credit Risk Obligation or Defaulted Obligation. Failure by the Retention Provider to exercise such option to repurchase any Credit Risk Obligation or Defaulted Obligation at any time shall not affect the ability of the Retention Provider to exercise such right at a later date with respect to such Credit Risk Obligation or Defaulted Obligation provided the Repurchase Price is redetermined at such later time.

(d)               Contemporaneously with the receipt of the Repurchase Price, the Issuer shall sell, transfer, assign, set over and otherwise convey to the Retention Provider, without recourse, all the right, title and interest of the Issuer in, to and under any Credit Risk Obligation or Defaulted Obligation repurchased by the Issuer pursuant to this Section 12.5, and the Issuer shall cause the Trustee to release the Lien of this Indenture thereon. The Issuer and, at the written direction of the Issuer, the Trustee shall execute and deliver such instruments, consents or other documents and perform all acts reasonably requested by the Collateral Manager in order to effect the transfer and release of any of the Issuer's interests in the Collateral Obligations that are being purchased.

(e)                For the avoidance of doubt, all substitutions and repurchases described above shall be optional on the part of the Retention Provider. If the Retention Provider breaches a representation or warranty with respect to any such Collateral Obligation, the Retention Provider will not be obligated to repurchase such Collateral Obligation or substitute a new Collateral Obligation or otherwise indemnify the Issuer in respect of such Collateral Obligation.

ARTICLE XIII

Holders' RELATIONS

Section 13.1        Subordination. (a) Anything in this Indenture or the Obligations to the contrary notwithstanding, the Holders of each Class of Obligations that constitute a Junior Class agree for the benefit of the Holders of the Obligations of each Priority Class with respect to such Junior Class that such Junior Class shall be subordinate and junior to the Obligations of each such Priority Class to the extent and in the manner set forth in Section 2.3 and Article XI of this Indenture. On any Post-Acceleration Distribution Date or on the Stated Maturity, all accrued and unpaid interest on and outstanding principal of each Priority Class shall be paid pursuant to Section 11.1(a)(iii) in full in Cash or, to the extent 100% of the Holders of the Class A Debt, 100% of the Holders of the Class B Debt and a Majority of the Holders of the Class C Notes consent, other than in Cash, before any further payment or distribution is made on account of any Junior Class with respect thereto, to the extent and in the manner provided in Section 11.1(a)(iii).

(b)               On or after a Post-Acceleration Distribution Date or on the Stated Maturity, in the event that notwithstanding the provisions of this Indenture, any Holder of Obligations of any Junior Class shall have received any payment or distribution in respect of such Obligations contrary to the provisions of this Indenture, then, unless and until all accrued and unpaid interest on and outstanding principal of each Priority Class with respect thereto shall have been paid in full in accordance with this Indenture, such payment or distribution shall be received and held in trust for the benefit of, and shall forthwith be paid over and delivered to, the Trustee, which shall pay and deliver the same to the Holders of the applicable Priority Class(es) in accordance with this Indenture; provided, however, that if any such payment or distribution is made other than in Cash, it shall be held by the Trustee as part of the Assets and subject in all respects to the provisions of this Indenture, including this Section 13.1.

(c)                Each Holder of Obligations of any Junior Class agrees with all Holders of the applicable Priority Classes that such Holder of Junior Class Obligations shall not demand, accept, or receive any payment or distribution in respect of such Obligations in violation of the provisions of this Indenture including, without limitation, this Section 13.1; provided, however, that after all accrued and unpaid interest on and outstanding principal of a Priority Class has been paid in full, the Holders of the related Junior Class or Classes shall be fully subrogated to the rights of the Holders of such Priority Class. Nothing in this Section 13.1 shall affect the obligation of the Issuer to pay Holders of any Junior Class of Obligations.

(d)               The Holders of each Class of Obligations agree, for the benefit of all Holders of each Class of Obligations, not to cause the filing of a petition in bankruptcy against the Issuer, the Co-Issuer or any Issuer Subsidiary until the payment in full of the Obligations and not before one year and a day, or if longer, the applicable preference period then in effect, has elapsed since such payment.

Section 13.2        Standard of Conduct. In exercising any of its or their voting rights, rights to direct and consent or any other rights as a Holder under this Indenture, a Holder or Holders shall not have any obligation or duty to any Person or to consider or take into account the interests of any Person and shall not be liable to any Person for any action taken by it or them or at its or their direction or any failure by it or them to act or to direct that an action be taken, without regard to whether such action or inaction benefits or adversely affects any Holder, the Issuer, or any other Person, except for any liability to which such Holder may be subject to the extent the same results from such Holder's taking or directing an action, or failing to take or direct an action, in bad faith or in violation of the express terms of this Indenture.

ARTICLE XIV

MISCELLANEOUS

Section 14.1        Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of the Issuer, the Co-Issuer or the Collateral Manager may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or should know that the certificate or opinion or representations with respect to the matters upon which its certificate or opinion is based are erroneous. Any such certificate of an Officer of the Issuer, the Co-Issuer, or the Collateral Manager or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, the Issuer, the Co-Issuer, the Collateral Manager, the Trustee or any other Person, stating that the information with respect to such factual matters is in the possession of the Issuer, the Co-Issuer, the Collateral Manager, the Trustee or such other Person, unless such Officer of the Issuer, the Co-Issuer or the Collateral Manager or such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous. Any Opinion of Counsel may also be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by an Officer of the Issuer or the Co-Issuer stating that the information with respect to such matters is in the possession of the Issuer or the Co-Issuer, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture it is provided that the absence of the occurrence and continuation of a Default or Event of Default is a condition precedent to the taking of any action by the Trustee at the request or direction of either Co-Issuer, then notwithstanding that the satisfaction of such condition is a condition precedent to such Co-Issuer's right to make such request or direction, the Trustee shall be protected in acting in accordance with such request or direction if it does not have knowledge of the occurrence and continuation of such Default or Event of Default as provided in Section 6.1(d).

Section 14.2        Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action or actions embodied therein and evidenced thereby) are herein sometimes referred to as the "Act of Holders" signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Co-Issuers, if made in the manner provided in this Section 14.2.

(b)               The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Trustee deems sufficient.

(c)                The principal amount or face amount, as the case may be, and registered numbers of Obligations held by any Person, and the date of its holding the same, shall be proved by the Register.

(d)               Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Obligations shall bind the Holder (and any transferee thereof) of such Obligation and of every Obligation issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Co-Issuers in reliance thereon, whether or not notation of such action is made upon such Obligation.

Section 14.3        Notices, etc., to Trustee, the Co-Issuers, the Collateral Administrator, the Collateral Manager, the Hedge Counterparty, the Paying Agent, the Administrator and each Rating Agency. (a) Any request, demand, authorization, direction, order, notice, consent, waiver or Act of Holders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(i)                the Trustee shall be sufficient for every purpose hereunder if in writing and made, given, furnished or filed to and mailed, by certified mail, return receipt requested, hand delivered, sent by overnight courier service guaranteeing next day delivery or by facsimile in legible form, to the Trustee, addressed to it at its Corporate Trust Office, facsimile no.: (410) 715-3748, Attention: Corporate Trust Services - FS Senior Funding Ltd., or at any other address previously furnished in writing to the other parties hereto by the Trustee;

(ii)               the Co-Issuers shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, (x) to the Issuer addressed to it at c/o Appleby Trust (Cayman) Ltd., Clifton House, 75 Fort Street, P.O. Box 1350, Grand Cayman KY1-1108, Cayman Islands, Attention: The Directors, facsimile no. (345) 949-4901, or (y) to the Co-Issuer addressed to it at c/o CICS, LLC, 225 West Washington Street, Suite 2200, Chicago, IL 60606, Attention: Melissa Stark, facsimile no. (312) 775-1007, or at any other address previously furnished in writing to the other parties hereto by the Issuer or the Co-Issuer, as the case may be, with a copy to the Collateral Manager at its address below;

(iii)              the Collateral Manager shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to the Collateral Manager addressed to it at Fifth Street Senior Floating Rate Corp., 777 West Putnam Avenue, 3rd Floor, Greenwich, Connecticut, 06830, Attention: General Counsel, telephone no.: (203) 681-3600, facsimile no.: (203) 681-3879, email: legal@fifthstreetfinance.com, or at any other address previously furnished in writing to the other parties hereto;

(iv)              the Placement Agent shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by telecopy in legible form, addressed to Natixis Securities Americas LLC at 1251 Avenue of the Americas, 5th Floor, New York, New York 10020, telecopy no. (212) 891-1922, Attention: General Counsel or at any other address subsequently furnished in writing to the Co-Issuers and the Trustee by Natixis Securities Americas LLC;

(v)               the Class A-R Note Agent shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by telecopy in legible form, addressed to Natixis, New York Branch at 1251 Avenue of the Americas, New York, New York 10020, telecopy no. (646) 282-2361, Attention: Evelyn Clarke or at any other address subsequently furnished in writing to the Co-Issuers and the Trustee by Natixis, New York Branch;

(vi)              a Hedge Counterparty shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered or sent by overnight courier service or by facsimile in legible form to such Hedge Counterparty addressed to it at the address specified in the relevant Hedge Agreement or at any other address previously furnished in writing to the Issuer or the Trustee by such Hedge Counterparty;

(vii)             the Collateral Administrator shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to the Collateral Administrator addressed to it at the Corporate Trust Office or at any other address previously furnished in writing to the other parties hereto;

(viii)            the Administrator shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to and mailed, by certified mail, return receipt requested, hand delivered, sent by overnight courier service guaranteeing next day delivery or by facsimile in legible form, to the Administrator addressed to it at c/o Appleby Trust (Cayman) Ltd., Clifton House, 75 Fort Street, P.O Box 1350, Grand Cayman KY1-1108, Cayman Islands, Attention: FS Senior Funding Ltd., facsimile no. +1-345-949-4901;

(ix)               the Irish Stock Exchange shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to and mailed, by certified mail, return receipt requested, hand delivered, sent by overnight courier service guaranteeing next day delivery or by facsimile in legible form, to the Irish Stock Exchange addressed to it at 28 Anglesea Street, Dublin 2, Ireland (or if to the Companies Announcements Office, by submission via the website www.isedirect.ie (such notices to be sent in Microsoft Word format to the extent possible)); and

(x)                the Irish Listing Agent shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to and mailed, by certified mail, return receipt requested, hand delivered, sent by overnight courier service guaranteeing next day delivery or by facsimile in legible form, to the Irish Listing Agent addressed to it at Arthur Cox Listing Services Limited, Earlsfort Centre, Earlsfort Terrace, Dublin 2, Ireland, Attention: FS Senior Funding Ltd., or at any other address previously furnished in writing to the other parties hereto by the Irish Listing Agent;

(b)               The parties hereto agree that all 17g-5 Information provided to any of the Rating Agencies, or any of their respective officers, directors or employees, to be given or provided to such Rating Agencies pursuant to, in connection with or related, directly or indirectly, to this Indenture, the Collateral Management Agreement, the Collateral Administration Agreement, any transaction document relating hereto, the Assets or the Obligations, shall be in each case furnished directly to the Rating Agencies at the email addresses set forth in the following paragraph with a prior electronic copy to the Issuer or the Information Agent, who shall forward such information to the 17g-5 Website pursuant to the Collateral Administration Agreement. The Co-Issuers also shall furnish such other information regarding the Co-Issuers or the Assets as may be reasonably requested by the Rating Agencies to the extent such party has or can obtain such information without unreasonable effort or expense. Notwithstanding the foregoing, the failure to deliver such notices or copies shall not constitute an Event of Default under this Indenture. Any confirmation of the rating by the Rating Agencies required hereunder shall be in writing or as otherwise provided in the definitions of Global Rating Agency Condition, S&P Rating Condition or Moody's Rating Condition, as applicable.

Any request, demand, authorization, direction, order, notice, consent, waiver or Act of Holders or other documents provided or permitted by this Indenture, including the 17g-5 Information, to be made upon, given or furnished to, or filed with the Rating Agencies shall be given in accordance with, and subject to, the provisions of Section 14.16 hereof and the Collateral Administration Agreement and shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing to each Rating Agency addressed to it at (i) in the case of S&P, by email to CDO_Surveillance@standardandpoors.com (and (x) in respect of any documents or notice sent pursuant to Section 7.17(c), to CDOEffectiveDatePortfolios@standardandpoors.com and (y) in respect of any confirmations of credit estimates sent pursuant to Section 7.13(b), by email to creditestimates@standardandpoors.com), and (ii) in the case of Moody's, by email to cdomonitoring@moodys.com.

The Bank (in each of its capacities) agrees to accept and act upon instructions or directions pursuant to this Indenture or any other Transaction Document sent by unsecured email, facsimile transmission or other similar unsecured electronic methods; provided, however, that any Person providing such instructions or directions shall provide to the Bank an incumbency certificate listing authorized Persons designated to provide such instructions or directions, which incumbency certificate shall be amended whenever a person is added or deleted from the listing. If such person elects to give the Bank email or facsimile instructions (or instructions by a similar electronic method) and the Bank in its discretion elects to act upon such instructions, the Bank's reasonable understanding of such instructions shall be deemed controlling. The Bank shall not be liable for any losses, costs or expenses arising directly or indirectly from the Bank's reasonable reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a subsequent written instruction. Any person providing such instructions or directions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Bank, including without limitation the risk of the Bank acting on unauthorized instructions, and the risk of interception and misuse by third parties and acknowledges and agrees that there may be more secure methods of transmitting such instructions than the method(s) selected by it and agrees that the security procedures (if any) to be followed in connection with its transmission of such instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

(c)                In the event that any provision in this Indenture calls for any notice or document to be delivered simultaneously to the Trustee and any other person or entity, the Trustee's receipt of such notice or document shall entitle the Trustee to assume that such notice or document was delivered to such other person or entity unless otherwise expressly specified herein.

(d)               Notwithstanding any provision to the contrary contained herein or in any agreement or document related thereto, any report, statement or other information required to be provided by the Issuer (except information required to be provided to the Irish Stock Exchange), the Trustee may be provided by providing access to a website containing such information.

Section 14.4        Notices to Holders; Waiver. Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of any event,

(a)                such notice shall be sufficiently given to Holders if in writing and mailed, first class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Register or, as applicable, in accordance with the procedures at DTC, as soon as reasonably practicable but in any case not earlier than the earliest date and not later than the latest date, prescribed for the giving of such notice; provided, that, a Holder may give the Trustee a written notice in a form acceptable to the Trustee that it is requesting that, either as an alternative to or in addition to notices by mail as aforementioned, notices to it be given by electronic mail or by facsimile transmission and stating the electronic mail address or facsimile number for such transmission and, thereafter, the Trustee shall give notices to such Holder by electronic mail or facsimile transmission, as so requested; provided further that notices for Holders may also be posted to the Trustee's internet website;

(b)               any documents (including reports, notices or supplements indentures) required to be provided by the Trustee to Holders may be delivered by providing notice of, and access to, the Trustee's website containing such documents;

(c)                for so long as any Notes are listed on the Irish Stock Exchange and the guidelines of the Irish Stock Exchange so require, notices to the Holders of such Notes shall also be sent to the Irish Listing Agent for delivery to the Irish Stock Exchange; and

(d)               such notice shall be in the English language.

Such notices shall be deemed to have been given on the date of such mailing.

Subject to Section 14.14, the Trustee shall deliver to the Holders any information or notice relating to this Indenture requested to be so delivered by at least 25% of the Holders of any Class of Notes (by Aggregate Outstanding Amount), at the expense of the Issuer.

Subject to Section 14.14, the Trustee shall deliver to any Holder of Obligations or any Person that has certified to the Trustee in a writing substantially in the form of Exhibit C to this Indenture that it is the owner of a beneficial interest in a Global Note, any information or notice requested to be so delivered by a Holder or a Person that has made such certification that is reasonably available to the Trustee and all related costs will be borne by the requesting Holder or Person.

Neither the failure to mail any notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. In case by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity or by reason of any other cause it shall be impracticable to give such notice by mail of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then such notification to Holders as shall be made with the approval of the Trustee shall constitute a sufficient notification to such Holders for every purpose hereunder.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 14.5        Effect of Headings and Table of Contents. The Article and Section headings herein (including those used in cross-references herein) and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 14.6        Successors and Assigns. All covenants and agreements in this Indenture by the Co-Issuers shall bind their respective successors and assigns, whether so expressed or not.

Section 14.7        Separability. Except to the extent prohibited by applicable law, in case any provision in this Indenture or in the Obligations shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 14.8        Benefits of Indenture. Nothing in this Indenture or in the Obligations, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Collateral Manager, the Holders of the Obligations and the Collateral Administrator (to the extent provided herein) the Administrator (solely in its capacity as such) and the other Secured Parties any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 14.9        Legal Holidays. In the event that the date of any Distribution Date, Redemption Date or Stated Maturity shall not be a Business Day, then notwithstanding any other provision of the Obligations or this Indenture, payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of any such Distribution Date, Redemption Date or Stated Maturity date, as the case may be, and except as provided in the definition of "Interest Accrual Period" no interest shall accrue on such payment for the period from and after any such nominal date.

Section 14.10    Governing Law. THIS INDENTURE AND EACH OBLIGATION AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED IN ALL RESPECTS (WHETHER IN CONTRACT OR IN TORT) BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS.

Section 14.11    Submission to Jurisdiction. Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or Proceeding arising out of or relating to the Obligations or this Indenture, and each such party hereby irrevocably agrees that all claims in respect of such action or Proceeding may be heard and determined in such New York State or federal court. Each such party hereby irrevocably waives, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or Proceeding. The Co-Issuers irrevocably consent to the service of any and all process in any action or Proceeding by the mailing or delivery of copies of such process to it at the office of the Co-Issuers' agent set forth in Section 7.2. Each such party agrees that a final judgment in any such action or Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 14.12    Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 14.13    Acts of Issuer. Any report, information, communication, request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or performed by the Issuer shall be effective if given or performed by the Issuer or by the Collateral Manager on the Issuer's behalf.

Section 14.14    Confidential Information. (a) The Trustee, the Collateral Administrator and each Holder of Obligations will maintain the confidentiality of all Confidential Information in accordance with procedures adopted by such Person in good faith to protect Confidential Information of third parties delivered to such Person; provided that such Person may deliver or disclose Confidential Information to: (i) such Person's directors, trustees, officers, employees, agents, attorneys and affiliates who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 14.14 and to the extent such disclosure is reasonably required for the administration of this Indenture, the matters contemplated hereby or the investment represented by the Obligations; (ii) such Person's legal advisors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 14.14 and to the extent such disclosure is reasonably required for the administration of this Indenture, the matters contemplated hereby or the investment represented by the Obligations; (iii) any other Holder, or any of the other parties to this Indenture, the Collateral Management Agreement or the Collateral Administration Agreement; (iv) any Person of the type that would be, to such Person's knowledge, permitted to acquire Notes in accordance with the requirements of Section 2.5 hereof to which such Person sells or offers to sell any such Obligation or any part thereof; (v) any other Person from which such former Person offers to purchase any obligation of the Issuer; (vi) any federal or state or other regulatory, governmental or judicial authority having jurisdiction over such Person; (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about the investment portfolio of such Person, reinsurers and liquidity and credit providers that agree to hold confidential the Confidential Information substantially in accordance with this Section 14.14; (viii) Moody's or S&P (subject to Sections 14.16 and 14.17); (ix) any other Person with the consent of the Issuer and the Collateral Manager; or (x) any other Person to which such delivery or disclosure may be necessary or appropriate (A) to effect compliance with any law, rule, regulation or order applicable to such Person, (B) in response to any subpoena or other legal process (unless prohibited by applicable law, rule, order or decree or other requirement having the force of law), (C) in connection with any litigation to which such Person is a party (unless prohibited by applicable law, rule, order or decree or other requirement having the force of law), (D) if an Event of Default has occurred and is continuing, to the extent such Person may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under the Obligations, this Indenture or (E) in the Trustee's or Collateral Administrator's performance of its obligations under this Indenture, the Collateral Administration Agreement or other transaction document related thereto; and provided that delivery to the Holders by the Trustee or the Collateral Administrator of any report of information required by the terms of this Indenture to be provided to Holders shall not be a violation of this Section 14.15. Each Holder of Obligations will, by its acceptance of its Obligation, be deemed to have agreed, except as set forth in clauses (vi), (vii) and (x) above, that it shall use the Confidential Information for the sole purpose of making an investment in the Obligations or administering its investment in the Obligations; and that the Trustee and the Collateral Administrator shall neither be required nor authorized to disclose to Holders any Confidential Information in violation of this Section 14.15. In the event of any required disclosure of the Confidential Information by such Holder, such Holder will, by its acceptance of its Obligation, be deemed to have agreed to use reasonable efforts to protect the confidentiality of the Confidential Information. Each Holder of an Obligation, by its acceptance of an Obligation, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 14.14.

(b)               For the purposes of this Section 14.14, "Confidential Information" means information delivered to the Trustee, the Collateral Administrator or any Holder of Obligations by or on behalf of the Co-Issuers in connection with and relating to the transactions contemplated by or otherwise pursuant to this Indenture (including, without limitation, information relating to Obligors); provided that such term does not include information that: (i) was publicly known or otherwise known to the Trustee, the Collateral Administrator or such Holder prior to the time of such disclosure; (ii) subsequently becomes publicly known through no act or omission by the Trustee, the Collateral Administrator, any Holder or any Person acting on behalf of the Trustee, the Collateral Administrator or any Holder; (iii) otherwise is known or becomes known to the Trustee, the Collateral Administrator or any Holder other than (x) through disclosure by the Co-Issuers or (y) to the knowledge of the Trustee, the Collateral Administrator or a Holder, as the case may be, in each case after reasonable inquiry, as a result of the breach of a fiduciary duty to the Issuer or a contractual duty to the Co-Issuers; or (iv) is allowed to be treated as non-confidential by consent of the Co-Issuers.

(c)                Notwithstanding the foregoing, the Trustee and the Collateral Administrator may disclose Confidential Information to the extent disclosure thereof may be required by law or by any regulatory or governmental authority and the Trustee and the Collateral Administrator may disclose on a confidential basis any Confidential Information to its agents, attorneys and auditors in connection with the performance of its responsibilities hereunder.

(d)               Notwithstanding anything herein to the contrary, the Collateral Manager, the Issuer, the Trustee, the Collateral Administrator, the Placement Agent, the Retention Provider, the Holders and beneficial owners of the Obligations and each employee, representative or other agent of those Persons, may disclose to any and all Persons, without limitation of any kind, the U.S. tax treatment and tax structure of the transactions contemplated by this Indenture and all materials of any kind, including opinions or other tax analyses, that are provided to those Persons. This authorization to disclose the U.S. tax treatment and tax structure does not permit disclosure of information identifying the Collateral Manager, the Co-Issuers, the Trustee, the Collateral Administrator, the Placement Agent or any other party to the transactions contemplated by this Indenture, the Offering or the pricing (except to the extent such information is relevant to U.S. tax structure or tax treatment of such transactions).

(e)                Notwithstanding the foregoing, the Trustee and the Collateral Administrator may disclose Confidential Information to the extent disclosure may be required by law or by any regulatory or governmental authority and the Trustee and the Collateral Administrator may disclose on a confidential basis any Confidential Information to its agents, attorneys and auditors in connection with the performance of its responsibilities hereunder.

Section 14.15    Liability of Co-Issuers and Issuer Subsidiaries. Notwithstanding any other terms of this Indenture, the Obligations or any other agreement entered into between, inter alia, the Co-Issuers, any Issuer Subsidiary or otherwise, none of the Co-Issuers or any Issuer Subsidiary shall have any liability whatsoever to the other of the Co-Issuers or Issuer Subsidiaries under this Indenture, the Obligations, any such agreement or otherwise and, without prejudice to the generality of the foregoing, none of the Co-Issuers or any Issuer Subsidiary shall be entitled to take any action to enforce, or bring any action or Proceeding, in respect of this Indenture, the Obligations, any such agreement or otherwise against the other of the Co-Issuers and Issuer Subsidiaries. In particular, none of the Co-Issuers or any Issuer Subsidiary shall be entitled to petition or take any other steps for the winding up or bankruptcy of the other of the Co-Issuers or any Issuer Subsidiary or shall have any claim in respect to any assets of the other of the Co-Issuers or any Issuer Subsidiary.

Section 14.16    17g-5 Information. (a) The Co-Issuers shall comply with their obligations under Rule 17g-5 promulgated under the Exchange Act ("Rule 17g-5"), by their or their agent's posting on the 17g-5 Website, no later than the time such information (which will not include any reports from the Issuer's Independent accountants) is provided to the Rating Agencies, all information that the Co-Issuers or other parties on their behalf, including the Trustee, the Collateral Administrator and the Collateral Manager, provide to the Rating Agencies for the purposes of determining the initial credit rating of the Secured Debt or undertaking credit rating surveillance of the Secured Debt (the "17g-5 Information"); provided, however, that, prior to the occurrence of an Event of Default, without the prior written consent of the Collateral Manager, no party other than the Issuer, the Trustee, the Collateral Administrator or the Collateral Manager may provide information to the Rating Agencies on the Co-Issuers' behalf. At all times while any Secured Debt is rated by any Rating Agency or any other NRSRO, the Co-Issuers shall engage a third-party to post 17g-5 Information to the 17g-5 Website. On the Closing Date, the Issuer shall engage the Collateral Administrator (in such capacity, the "Information Agent"), to post 17g-5 Information it receives from the Issuer, the Trustee or the Collateral Manager to the 17g-5 Website in accordance with Section 2A of the Collateral Administration Agreement.

To the extent that any of the Issuer, the Collateral Manager, the Collateral Administrator or the Trustee is required to provide any information to, or communicate with, any Rating Agency in writing in accordance with its obligations under this Indenture or the Collateral Management Agreement or the Collateral Administration Agreement (as applicable), the Issuer, the Collateral Manager, the Collateral Administrator or the Trustee, as applicable (or their respective representatives or advisors), shall provide such information or communication to the Information Agent by e-mail at FifthStreet@wellsfargo.com with the subject line specifically referencing "17g-5 Information" and "FS Senior Funding CLO LLC", which information the Information Agent shall promptly post to the 17g-5 Website in accordance with Section 2A of the Collateral Administration Agreement.

(b)               To the extent any of the Co-Issuers, the Trustee, the Collateral Administrator or the Collateral Manager are engaged in oral communications with any Rating Agency, for the purposes of determining the initial credit rating of the Obligations or undertaking credit rating surveillance of the Obligations, the party communicating with such Rating Agency shall cause such oral communication to either be (x) recorded and an audio file containing the recording to be promptly delivered to the Information Agent for posting to the 17g-5 Website or (y) summarized in writing and the summary to be promptly delivered to the Information Agent for posting to the 17g-5 Website.

(c)                Notwithstanding the requirements herein, the Trustee shall have no obligation to engage in or respond to any oral communications, for the purposes of determining the initial credit rating of the Obligations or undertaking credit rating surveillance of the Obligations, with any Rating Agency or any of their respective officers, directors or employees. None of the Trustee, the Collateral Manager, the Collateral Administrator or the Information Agent shall have obtained or shall be deemed to have obtained actual knowledge of any information solely due to receipt and posting to the 17g-5 Website.

(d)               The Trustee shall not be responsible for maintaining the 17g-5 Website, posting any 17g-5 Information to the 17g-5 Website or assuring that the 17g-5 Website complies with the requirements of this Indenture, Rule 17g-5 or any other law or regulation. In no event shall the Trustee be deemed to make any representation in respect of the content of the 17g-5 Website or compliance of the 17g-5 Website with this Indenture, Rule 17g-5 or any other law or regulation.

(e)                The Trustee shall not be responsible or liable for the dissemination of any identification numbers or passwords for the 17g-5 Website, including by the Issuer, the Rating Agencies, the NRSROs, any of their agents or any other party. The Trustee shall not be liable for the use of any information posted on the 17g-5 Website, whether by the Issuer, the Rating Agencies, the NRSROs or any other third party that may gain access to the 17g-5 Website or the information posted thereon.

(f)                Nothwithstanding anything herein to the contrary, the maintenance by the Information Agent of the website described in Section 10.7(i) shall not be deemed as compliance by or on behalf of the Issuer with Rule 17g-5 or any other law or regulation related thereto.

(g)               Notwithstanding anything to the contrary in this Indenture, a breach of this Section 14.16 shall not constitute a Default or Event of Default.

(h)               For the avoidance of doubt, no reports of Independent accountants shall be posted to the 17g-5 Website.

Section 14.17    Rating Agency Conditions. (a) Notwithstanding the terms of the Collateral Management Agreement, any Hedge Agreement or other provisions of this Indenture, if any action under the Collateral Management Agreement, any Hedge Agreement or this Indenture requires satisfaction of the Moody's Rating Condition, the S&P Rating Condition or the Global Rating Agency Condition (each, a "Condition") as a condition precedent to such action, if the party (the "Requesting Party") required to obtain satisfaction of such Condition has made a request to any Rating Agency for satisfaction of such Condition and, within 10 Business Days of the request for satisfaction of such Condition being posted to the 17g-5 Website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for satisfaction of such Condition, then such Requesting Party shall be required to confirm that the applicable Rating Agency has received the request, and, if it has, promptly (but in no event later than one Business Day thereafter) request satisfaction of the related Condition again. The parties hereto acknowledge and agree that each of the Moody's Rating Condition and the S&P Rating Condition may be inapplicable pursuant to the terms of the respective definition thereof.

(b)               Any request for satisfaction of any Condition made by the Issuer, the Co-Issuer or the Trustee, as applicable, pursuant to this Indenture, shall be made in writing, which writing shall contain a cover page indicating the nature of the request for satisfaction of such Condition, and shall contain all back-up material necessary for the Rating Agency to process such request. Such written request for satisfaction of such Condition shall be provided in electronic format to the Information Agent for posting on the 17g-5 Website in accordance with Section 14.16 hereof and the Collateral Administration Agreement, and after receiving actual knowledge of such posting (which may be in the form of an automatic email notification of posting delivered by the 17g-5 Website to such party), the Issuer, the Co-Issuer, the Collateral Administrator or the Trustee, as applicable, shall send the request for satisfaction of such Condition to the Rating Agencies in accordance with the delivery instructions set forth in Section 14.3(b).

Section 14.18    Waiver of Jury Trial. THE TRUSTEE, HOLDERS (BY THEIR ACCEPTANCE OF OBLIGATIONS) AND EACH OF THE CO-ISSUERS EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS INDENTURE, THE OBLIGATIONS OR ANY OTHER RELATED DOCUMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE TRUSTEE, HOLDERS OR EITHER OF THE CO-ISSUERS. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE TRUSTEE AND THE CO-ISSUERS TO ENTER INTO THIS INDENTURE.

Section 14.19    Escheat.

In the absence of a written request from the Co-Issuers to return unclaimed funds to the Co-Issuers, the Trustee may from time to time following the final Distribution Date with respect to the Obligations deliver all unclaimed funds to or as directed by applicable escheat authorities, as determined by the Trustee in its sole discretion, in accordance with the customary practices and procedures of the Trustee. Any unclaimed funds held by the Trustee pursuant to this Section 14.19 shall be held uninvested and without any liability for interest.

Section 14.20    Records.

For the term of the Obligations, copies of the Memorandum and Articles of Association of the Issuer, the Certificate of Formation and Limited Liability Company Agreement of the Co-Issuer and this Indenture shall be available for inspection by the Holders of the Obligations in electronic form at the office of the Trustee upon prior written request and during normal business hours of the Trustee.

ARTICLE XV

ASSIGNMENT OF Collateral Management AGREEMENT

Section 15.1        Assignment of Collateral Management Agreement. (a) The Issuer hereby acknowledges that its Grant pursuant to the first Granting Clause hereof includes all of the Issuer's estate, right, title and interest in, to and under the Collateral Management Agreement, including (i) the right to give all notices, consents and releases thereunder, (ii) the right to give all notices of termination and to take any legal action upon the breach of an obligation of the Collateral Manager thereunder, including the commencement, conduct and consummation of Proceedings at law or in equity, (iii) the right to receive all notices, accountings, consents, releases and statements thereunder and (iv) the right to do any and all other things whatsoever that the Issuer is or may be entitled to do thereunder; provided, however, that except as otherwise expressly set forth in this Indenture, the Trustee shall not have the authority to exercise any of the rights set forth in (i) through (iv) above or that may otherwise arise as a result of the Grant until the occurrence of an Event of Default hereunder and such authority shall terminate at such time, if any, as such Event of Default is cured or waived.

(b)               The assignment made hereby is executed as collateral security, and the execution and delivery hereby shall not in any way impair or diminish the obligations of the Issuer under the provisions of the Collateral Management Agreement, or increase, impair or alter the rights and obligations of the Collateral Manager under the Collateral Management Agreement, nor shall any of the obligations contained in the Collateral Management Agreement be imposed on the Trustee.

(c)                Upon the retirement of the Obligations, the payment of all amounts required to be paid pursuant to the Priority of Distributions and the release of the Assets from the lien of this Indenture, this assignment and all rights herein assigned to the Trustee for the benefit of the Holders shall cease and terminate and all the estate, right, title and interest of the Trustee in, to and under the Collateral Management Agreement shall revert to the Issuer and no further instrument or act shall be necessary to evidence such termination and reversion.

(d)               The Issuer represents that the Issuer has not executed any other assignment of the Collateral Management Agreement.

(e)                The Issuer agrees that this assignment is irrevocable, and that it shall not take any action which is inconsistent with this assignment or make any other assignment inconsistent herewith. The Issuer shall, from time to time, execute all instruments of further assurance and all such supplemental instruments with respect to this assignment as may be necessary to continue and maintain such assignment.

(f)                The Issuer hereby agrees that the Issuer shall not enter into any agreement amending, modifying or terminating the Collateral Management Agreement except in accordance with the terms of the Collateral Management Agreement.

ARTICLE XVI

Hedge Agreements

Section 16.1        Hedge Agreements. (a)  The Issuer may enter into Hedge Agreements from time to time on and after the Closing Date solely for the purpose of managing interest rate and other risks in connection with the Issuer's issuance of, and making payments on, the Obligations. Payments on Hedge Agreements will be subject to the Priority of Distributions. The Issuer shall promptly provide a copy of each Hedge Agreement to the Trustee and each Rating Agency and, in the case of any asset specific Hedge Agreement, request an S&P Recovery Rate. Notwithstanding anything to the contrary contained in this Indenture, the Issuer (or the Collateral Manager on behalf of the Issuer) shall not enter into any Hedge Agreement unless the Global Rating Agency Condition has been satisfied with respect thereto. In addition, the Issuer shall not be permitted to enter into or amend hedge agreements unless both:

(i)                either (a) the Issuer has obtained the advice of Milbank, Tweed, Hadley & McCloy LLP or Dechert LLP or an Opinion of Counsel of other nationally recognized counsel approved by the Placement Agent that entering into such hedge agreement will not cause the Issuer to be considered a "commodity pool" as defined in Section 1a(10) of the CEA, or (b) the Issuer will be operated such that the Collateral Manager and/or such other relevant party to the Transaction, as applicable, will be eligible for an exemption from registration as a CPO and a CTA and all conditions precedent to obtaining such an exemption have been satisfied or (c) if the issuer would be considered a commodity pool, (x) a Majority of the Subordinated Notes will have agreed to such action and (y) the Collateral Manager (or a delegated affiliate) will be the CPO with respect to the Issuer as a commodity pool and the Collateral Manager (or a delegated affiliate) will at all material times be a registered CPO with respect to the Issuer as a commodity pool as required under the CEA; and

(ii)               the Issuer has received advice of Milbank, Tweed, Hadley & McCloy LLP or Dechert LLP or an Opinion of Counsel of other nationally recognized counsel approved by the Placement Agent that either (a) entering into such hedge agreement will not, in and of itself, cause the Issuer to become a "hedge fund or a private equity fund" as defined for the purposes of Section 13 of the Bank Holding Company Act, as amended, or (b) if the Issuer were to become a "hedge fund or private equity fund," then an exemption would apply enabling a banking entity to sponsor or acquire an ownership interest in the Issuer and to engage in covered transactions with the Issuer, notwithstanding the general prohibitions of such Section 13.

For so long as the Issuer and, if applicable, the Collateral Manager are subject to any of clause (i)(b), clause (i)(c) or clause (ii)(b) above, the Issuer and, if applicable, the Collateral Manager shall take all action necessary to ensure ongoing compliance with the applicable exemption from registration or registration requirement, as applicable, under the CEA and/or the Bank Holding Company Act, as applicable. The reasonable fees, costs, charges and expenses incurred by the Issuer and the Collateral Manager (including reasonable attorneys', accountants' and other professional fees and expenses) in connection with these requirements shall be paid as Administrative Expenses.

Each Hedge Agreement shall contain appropriate limited recourse and non-petition provisions equivalent (mutatis mutandis) to those contained in Section 2.8(i) and Section 5.4(d). Each Hedge Counterparty shall be required to have, at the time that any Hedge Agreement to which it is a party is entered into, the Required Hedge Counterparty Ratings unless the applicable Condition is satisfied or credit support is provided as set forth in the Hedge Agreement. Payments with respect to Hedge Agreements shall be subject to Article XI. Each Hedge Agreement shall contain an acknowledgement by the Hedge Counterparty that the obligations of the Issuer to the Hedge Counterparty under the relevant Hedge Agreement shall be payable in accordance with Article XI of this Indenture.

(b)               In the event of any early termination of a Hedge Agreement with respect to which the Hedge Counterparty is the sole "defaulting party" or "affected party" (each as defined in the Hedge Agreements), (i) any termination payment paid by the Hedge Counterparty to the Issuer may be paid to a replacement Hedge Counterparty at the direction of the Collateral Manager and (ii) any payment received from a replacement Hedge Counterparty may be paid to the replaced Hedge Counterparty at the direction of the Collateral Manager under the terminated Hedge Agreement.

(c)               The Issuer (or the Collateral Manager on its behalf) shall, upon receiving written notice of the exposure calculated under a credit support annex to any Hedge Agreement, if applicable, make a demand to the relevant Hedge Counterparty and its credit support provider, if applicable, for securities having a value under such credit support annex equal to the required credit support amount.

(d)               If any Moody's rating of the Hedge Counterparty (or its guarantor under the Hedge Agreement) no longer meets the Required Hedge Counterparty Rating of Moody's, such Hedge Counterparty must, at its own cost, assign the Hedge Agreement to a Hedge Counterparty within 60 Business Days, and if such assignment has not been accomplished within 10 days, provide Hedge Counterparty Credit Support pending such assignment.

If any S&P rating of the Hedge Counterparty (or its guarantor under the Hedge Agreement) no longer meets the Required Hedge Counterparty Rating of S&P, such Hedge Counterparty must, at its own cost, assign the Hedge Agreement to a Hedge Counterparty within 60 Business Days, and if such assignment has not been accomplished within 10 days, provide Hedge Counterparty Credit Support pending such assignment.

(e)                The Issuer shall give prompt notice to each Rating Agency of any termination of a Hedge Agreement or agreement to provide Hedge Counterparty Credit Support. Any collateral received from a Hedge Counterparty under a Hedge Agreement shall be deposited in the Hedge Counterparty Collateral Account.

(f)                If a Hedge Counterparty has defaulted in the payment when due of its obligations to the Issuer under the Hedge Agreement, the Collateral Manager shall make a demand on the Hedge Counterparty (or its guarantor under the Hedge Agreement) with a copy to the Collateral Manager, demanding payment by the close of business on such date (or by such time on the next succeeding Business Day if such knowledge is obtained after 11:30 a.m., New York time).

(g)               Each Hedge Agreement shall provide that it may not be terminated due to the occurrence of an Event of Default until liquidation of the Collateral has commenced.

[Signature page follows]

IN WITNESS WHEREOF, we have set our hands as of the day and year first written above.

EXECUTED AS A DEED BY:

FS SENIOR FUNDING LTD.,

as Issuer

By:____________________________________

Name:
Title:

In the presence of:

By:____________________________________

Witness:

Name:
Title:

FS SENIOR FUNDING CLO LLC,

as Co-Issuer

By:____________________________________

Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

By:____________________________________

Name:
Title:

SCHEDULE 1

MOODY'S INDUSTRY CLASSIFICATION GROUP LIST

1	Aerospace & Defense

2	Automotive

3	Banking, Finance, Insurance & Real Estate

4	Beverage, Food & Tobacco

5	Capital Equipment

6	Chemicals, Plastics & Rubber

7	Construction & Building

8	Consumer goods: Durable

9	Consumer goods: Non-durable

10	Containers, Packaging & Glass

11	Energy: Electricity

12	Energy: Oil & Gas

13	Environmental Industries

14	Forest Products & Paper

15	Healthcare & Pharmaceuticals

16	High Tech Industries

17	Hotel, Gaming & Leisure

18	Media: Advertising, Printing & Publishing

19	Media: Broadcasting & Subscription

20	Media: Diversified & Production

21	Metals & Mining

22	Retail

SCH. 1-1

23	Services: Business

24	Services: Consumer

25	Sovereign & Public Finance

26	Telecommunications

27	Transportation: Cargo

28	Transportation: Consumer

29	Utilities: Electric

30	Utilities: Oil & Gas

31	Utilities: Water

32	Wholesale

SCH. 1-2

SCHEDULE 2

S&P INDUSTRY CLASSIFICATIONS

Industry Code	Description	Industry Code	Description

0	Zero Default Risk	39	Utilities

1	Aerospace & Defense	40	Mortgage REITs

2	Air transport	41	Equity REITs and REOCs

3	Automotive	43	Life Insurance

4	Beverage & Tobacco	44	Health Insurance

5	Radio & Television	45	Property & Casualty Insurance

7	Building & Development	46	Diversified Insurance

8	Business equipment & services	50	CDO of corporate

9	Cable & satellite television	50A	CDO of ABS

10	Chemicals & plastics	50B	CDO of EM

11	Clothing/textiles	50C	CRE CDO/Re-Remics

12	Conglomerates	50Y	Affected CDOs

13	Containers & glass products	50Z	Reserved CDO

14	Cosmetics/toiletries	51	ABS Consumer

15	Drugs	52	ABS Commercial

16	Ecological services & equipment	53	CMBS Diversified (Conduit and CTL)

17	Electronics/electrical	53A	Commercial Real Estate Interests

18	Equipment leasing	54	CMBS (Large Loan, Single

19	Farming/agriculture		Borrower, and Single Property)

20	Financial Intermediaries	56	RMBS A

21	Food/drug retailers	57	RMBS B&C, HELs, HELOCs, and Tax Lien

22	Food products	58	Manufactured Housing

SCH. 2-1

23	Food service	59	U.S. Agency (Explicitly

24	Forest products		Guaranteed)

		60	Monoline/FER Guaranteed

25	Health care	61	Non-FER Company Guaranteed

26	Home furnishings	62	FFELP Student Loans (Over 70% FFELP)

27	Lodging & casinos	63	CLO of SME's

28	Industrial equipment	70	Prime RMBS affected collateral

	Leisure	71	Alt-A RMBS affected collateral

30	goods/activities/movies	72	Subprime, home equity loan, and tax-lien RMBS affected collateral

31	Nonferrous metals/minerals

32	Oil & gas

33	Publishing

34	Rail industries

35	Retailers (except food & drug)

36	Steel

37	Surface transport

38	Telecommunications

SCH. 2-2

SCHEDULE 3

DIVERSITY SCORE CALCULATION

The Diversity Score is calculated as follows:

(a)                An "Issuer Par Amount" is calculated for each issuer of a Collateral Obligation, and is equal to the Aggregate Principal Balance of all the Collateral Obligations issued by that issuer and all affiliates.

(b)               An "Average Par Amount" is calculated by summing the Issuer Par Amounts for all issuers, and dividing by the number of issuers.

(c)                An "Equivalent Unit Score" is calculated for each issuer, and is equal to the lesser of (x) one and (y) the Issuer Par Amount for such issuer divided by the Average Par Amount.

(d)               An "Aggregate Industry Equivalent Unit Score" is then calculated for each of the Moody's Industry Classifications, shown on Schedule 1, and is equal to the sum of the Equivalent Unit Scores for each issuer in such industry classification group.

(e)                An "Industry Diversity Score" is then established for each Moody's Industry Classification, shown on Schedule 1, by reference to the following table for the related Aggregate Industry Equivalent Unit Score; provided, that if any Aggregate Industry Equivalent Unit Score falls between any two such scores, the applicable Industry Diversity Score shall be the lower of the two Industry Diversity Scores:

Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score
0.0000	0.0000	5.0500	2.7000	10.1500	4.0200	15.2500	4.5300
0.0500	0.1000	5.1500	2.7333	10.2500	4.0300	15.3500	4.5400
0.1500	0.2000	5.2500	2.7667	10.3500	4.0400	15.4500	4.5500
0.2500	0.3000	5.3500	2.8000	10.4500	4.0500	15.5500	4.5600
0.3500	0.4000	5.4500	2.8333	10.5500	4.0600	15.6500	4.5700
0.4500	0.5000	5.5500	2.8667	10.6500	4.0700	15.7500	4.5800
0.5500	0.6000	5.6500	2.9000	10.7500	4.0800	15.8500	4.5900
0.6500	0.7000	5.7500	2.9333	10.8500	4.0900	15.9500	4.6000
0.7500	0.8000	5.8500	2.9667	10.9500	4.1000	16.0500	4.6100
0.8500	0.9000	5.9500	3.0000	11.0500	4.1100	16.1500	4.6200
0.9500	1.0000	6.0500	3.0250	11.1500	4.1200	16.2500	4.6300
1.0500	1.0500	6.1500	3.0500	11.2500	4.1300	16.3500	4.6400
1.1500	1.1000	6.2500	3.0750	11.3500	4.1400	16.4500	4.6500
1.2500	1.1500	6.3500	3.1000	11.4500	4.1500	16.5500	4.6600
1.3500	1.2000	6.4500	3.1250	11.5500	4.1600	16.6500	4.6700
1.4500	1.2500	6.5500	3.1500	11.6500	4.1700	16.7500	4.6800
1.5500	1.3000	6.6500	3.1750	11.7500	4.1800	16.8500	4.6900
1.6500	1.3500	6.7500	3.2000	11.8500	4.1900	16.9500	4.7000
1.7500	1.4000	6.8500	3.2250	11.9500	4.2000	17.0500	4.7100
1.8500	1.4500	6.9500	3.2500	12.0500	4.2100	17.1500	4.7200
1.9500	1.5000	7.0500	3.2750	12.1500	4.2200	17.2500	4.7300
2.0500	1.5500	7.1500	3.3000	12.2500	4.2300	17.3500	4.7400
2.1500	1.6000	7.2500	3.3250	12.3500	4.2400	17.4500	4.7500
2.2500	1.6500	7.3500	3.3500	12.4500	4.2500	17.5500	4.7600
2.3500	1.7000	7.4500	3.3750	12.5500	4.2600	17.6500	4.7700
2.4500	1.7500	7.5500	3.4000	12.6500	4.2700	17.7500	4.7800

SCH. 3-1

Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score
2.5500	1.8000	7.6500	3.4250	12.7500	4.2800	17.8500	4.7900
2.6500	1.8500	7.7500	3.4500	12.8500	4.2900	17.9500	4.8000
2.7500	1.9000	7.8500	3.4750	12.9500	4.3000	18.0500	4.8100
2.8500	1.9500	7.9500	3.5000	13.0500	4.3100	18.1500	4.8200
2.9500	2.0000	8.0500	3.5250	13.1500	4.3200	18.2500	4.8300
3.0500	2.0333	8.1500	3.5500	13.2500	4.3300	18.3500	4.8400
3.1500	2.0667	8.2500	3.5750	13.3500	4.3400	18.4500	4.8500
3.2500	2.1000	8.3500	3.6000	13.4500	4.3500	18.5500	4.8600
3.3500	2.1333	8.4500	3.6250	13.5500	4.3600	18.6500	4.8700
3.4500	2.1667	8.5500	3.6500	13.6500	4.3700	18.7500	4.8800
3.5500	2.2000	8.6500	3.6750	13.7500	4.3800	18.8500	4.8900
3.6500	2.2333	8.7500	3.7000	13.8500	4.3900	18.9500	4.9000
3.7500	2.2667	8.8500	3.7250	13.9500	4.4000	19.0500	4.9100
3.8500	2.3000	8.9500	3.7500	14.0500	4.4100	19.1500	4.9200
3.9500	2.3333	9.0500	3.7750	14.1500	4.4200	19.2500	4.9300
4.0500	2.3667	9.1500	3.8000	14.2500	4.4300	19.3500	4.9400
4.1500	2.4000	9.2500	3.8250	14.3500	4.4400	19.4500	4.9500
4.2500	2.4333	9.3500	3.8500	14.4500	4.4500	19.5500	4.9600
4.3500	2.4667	9.4500	3.8750	14.5500	4.4600	19.6500	4.9700
4.4500	2.5000	9.5500	3.9000	14.6500	4.4700	19.7500	4.9800
4.5500	2.5333	9.6500	3.9250	14.7500	4.4800	19.8500	4.9900
4.6500	2.5667	9.7500	3.9500	14.8500	4.4900	19.9500	5.0000
4.7500	2.6000	9.8500	3.9750	14.9500	4.5000
4.8500	2.6333	9.9500	4.0000	15.0500	4.5100
4.9500	2.6667	10.0500	4.0100	15.1500	4.5200

(f)                The Diversity Score is then calculated by summing each of the Industry Diversity Scores for each Moody's Industry Classification shown on Schedule 1.

For purposes of calculating the Diversity Score, affiliated issuers in the same industry are deemed to be a single issuer (provided that an issuer will not be considered an affiliate of another issuer solely because they are controlled by the same financial sponsor or sponsors) except as otherwise agreed to by Moody's and collateralized loan obligations shall not be included.

SCH. 3-2

SCHEDULE 4

MOODY'S RATING DEFINITIONS

"Moody's Credit Estimate": With respect to any Collateral Obligation as of any date of determination, an estimated credit rating for such Collateral Obligation (or, if such credit estimate is the Moody's Rating Factor, the credit rating corresponding to such Moody's Rating Factor) provided or confirmed by Moody's in the previous 15 months; provided that if Moody's has been requested by the Issuer, the Collateral Manager or the issuer of such Collateral Obligation to assign or renew an estimate with respect to such Collateral Obligation but such rating estimate has not been received, pending receipt of such estimate, the Moody's Rating or Moody's Default Probability Rating of such Collateral Obligation shall be (1) "B3" if the Collateral Manager certifies to the Trustee and the Collateral Administrator that the Collateral Manager believes that such estimate shall be at least "B3" and if the Aggregate Principal Balance of Collateral Obligations determined pursuant to this subclause (1) does not exceed 5% of the Collateral Principal Amount of all Collateral Obligations or (2) otherwise, "Caa1" if the Collateral Manager certifies to the Trustee and the Collateral Administrator that the Collateral Manager believes that such estimate shall be at least "Caa1"; provided, further, that if such estimated credit rating was provided between the previous 13 and 15 months, the credit rating shall be downgraded by one rating subcategory; provided, further, that if such estimated credit rating was provided more than 15 months before such date of determination, the Moody's Default Probability Rating of such Collateral Obligation shall be "Caa3". Any Assigned Moody's Rating that is an estimated rating which has not been obtained within 90 days following a material deterioration determination or a material amendment will be deemed to be "Caa1" pending receipt of such rating.

"Moody's Default Probability Rating": (a) With respect to a Collateral Obligation other than a DIP Collateral Obligation:

(i)                if the Obligor of such Collateral Obligation has a corporate family rating by Moody's, such rating;

(ii)               if not determined pursuant to clause (i) above, if the senior unsecured debt of the Obligor of such Collateral Obligation has a public rating by Moody's (a "Moody's Senior Unsecured Rating"), such Moody's Senior Unsecured Rating;

(iii)              if not determined pursuant to clause (i) or (ii) above, if the senior secured debt of the Obligor has a public rating by Moody's, the Moody's rating that is one subcategory lower than such rating;

(iv)             if not determined pursuant to clause (i), (ii) or (iii) above, the Collateral Manager may elect to use (A) a Moody's Credit Estimate or (B) a rating estimated in good faith by the Collateral Manager in accordance with the Moody's RiskCalc Calculation, in each case to determine the Moody's Rating Factor for such Collateral Obligation for purposes of the Moody's Maximum Rating Factor Test; provided that no more than 20% (or such higher percentage as Moody's may

SCH. 4-1

confirm) of the Aggregate Principal Balance of the Collateral Obligations may have Moody's Rating Factors assigned using the Moody's RiskCalc Calculation;

(v)               if the Moody's Default Probability Rating is not determined pursuant to clause (i), (ii), or (iii) above (and a Moody's Rating Factor is not determined pursuant to clause (iv) above), the Moody's Derived Rating, if any; or

(vi)              if the Moody's Default Probability Rating is not determined pursuant to clause (i), (ii), (iii) or (v) above (and a Moody's Rating Factor is not determined pursuant to clause (iv) above), the Moody's Default Probability Rating will be "Caa3."

(b) With respect to a DIP Collateral Obligation:

(i)                the rating which is one subcategory below the facility rating (whether public or private) of such DIP Collateral Obligation rated by Moody's; or

(ii)               with respect to any DIP Collateral Obligation if not determined pursuant to clause (i) above, a rating of "Caa1";

provided that, for purposes of calculating a Moody's Weighted Average Rating Factor, the Moody's Default Probability Rating shall be determined in the following manner: each applicable rating on credit watch by Moody's that is on (x) positive watch will be treated as having been upgraded by one rating subcategory, (y) negative watch will be treated as having been downgraded by two rating subcategories and (z) negative outlook will be treated as having been downgraded by one rating subcategory. For purposes of determining a Moody's Default Probability Rating, if an Obligor does not have a Moody's corporate family rating and any entity in such Obligor's corporate family has a Moody's corporate family rating, the Moody's corporate family rating from Moody's of such entity will be deemed to be the Moody's corporate family rating of the Obligor.

"Moody's Derived Rating": With respect to a Collateral Obligation, the Moody's Rating or the Moody's Default Probability Rating determined in the manner set forth below.

(a) If another obligation of the Obligor is rated by Moody's, by adjusting the rating of the related Moody's rated obligations of the related Obligor by the number of rating subcategories according to the table below:

SCH. 4-2

Obligation Category of Rated Obligation	Rating of Rated Obligation	Number of Subcategories Relative to Rated Obligation Rating
Senior secured obligation	greater than or equal to B2	-1

Senior secured obligation	less than B2	-2

Subordinated obligation	greater than or equal to B3	+1

Subordinated obligation	less than B3	0

(b) If not determined pursuant to clause (a) above, by using any one of the methods provided below:

(i)                pursuant to the table below:

Type of Collateral Obligation	Rating by S&P (Public and Monitored)	Collateral Obligation Rated by S&P	Number of Subcategories Relative to Moody's Equivalent of Rating by S&P
Not Structured Finance Obligation	= > "BBB-"	Not a Loan or Participation Interest in Loan	-1

Not Structured Finance Obligation	= < "BB+"	Not a Loan or Participation Interest in Loan	-2

Not Structured Finance Obligation		Loan or Participation Interest in Loan	-2

(ii)               if such Collateral Obligation is not rated by S&P but another security or obligation of the Obligor has a public and monitored rating by S&P (a "parallel security"), the rating of such parallel security shall at the election of the Collateral Manager be determined in accordance with the table set forth in subclause (i) above, and the Moody's Rating or Moody's Default Probability Rating of such Collateral Obligation shall be determined in accordance with the methodology set forth in clause (a) above (for such purposes treating the parallel security as if it were rated by Moody's at the rating determined pursuant to this subclause (ii)).

"Moody's Rating": (a) With respect to a Collateral Obligation that is a Senior Secured Loan:

(i)                if Moody's has assigned such Collateral Obligation a public rating or a private letter rating, such rating;

SCH. 4-3

(ii)               if not determined pursuant to clause (i), (A) if the Obligor of such Collateral Obligation has a corporate family rating by Moody's, the Moody's rating that is one subcategory higher than such corporate family rating or (B) if the Issuer has obtained a Moody's Credit Estimate with respect to such Collateral Obligation, the Moody's rating that is one subcategory higher than such Moody's Credit Estimate;

(iii)              if not determined pursuant to clause (i) or (ii), if the Obligor of such Collateral Obligation has a Moody's Senior Unsecured Rating, the Moody's rating that is two subcategories higher than such Moody's Senior Unsecured Rating;

(iv)              if not determined pursuant to clause (i), (ii) or (iii), the Moody's Derived Rating, if any; or

(v)               if not determined pursuant to clause (i), (ii), (iii) or (iv), "Caa3".

(b)          With respect to a Collateral Obligation that is not a Senior Secured Loan:

(i)                if Moody's has assigned such Collateral Obligation a public rating or a private letter rating, such rating;

(ii)               if not determined pursuant to clause (i), if the Obligor of such Collateral Obligation has a Moody's Senior Unsecured Rating, such Moody's Senior Unsecured Rating;

(iii)               if not determined pursuant to clause (i) or (ii), (A) if the Obligor of such Collateral Obligation has a corporate family rating by Moody's, the Moody's rating that is one subcategory lower than such corporate family rating or (B) if the Issuer has obtained a Moody's Credit Estimate with respect to such Collateral Obligation, the Moody's rating;

(iv)              if not determined pursuant to clause (i), (ii) or (iii), if the subordinated debt of the Obligor of such Collateral Obligation has a public rating from Moody's, the Moody's rating that is one subcategory higher than such rating;

(v)               if not determined pursuant to clause (i), (ii), (iii) or (iv), the Moody's Derived Rating, if any; or

(vi)              if not determined pursuant to clause (i), (ii), (iii), (iv) or (v), "Caa3".

For purposes of determining a Moody's Rating, if an Obligor does not have a Moody's corporate family rating and any entity in such Obligor's corporate family has a Moody's corporate family rating, the Moody's corporate family rating from Moody's of such entity will be deemed to be the Moody's corporate family rating of the Obligor.

SCH. 4-4

"Moody's RiskCalc Calculation": For purposes of the definition of Moody's Default Probability Rating, the calculation made as follows, as updated annually or upon a material modification of the Underlying Instrument, as modified by any updated criteria provided to the Collateral Manager by Moody's:

1.                  For purposes of this calculation, the following terms have the meanings provided below.

".EDF": With respect to any loan, the lowest five year expected default frequency for such loan as determined by running the current version Moody's RiskCalc Calculation in both the Financial Statement Only (FSO) and the Credit Cycle Adjusted (CAA) modes in accordance with Moody's published criteria in effect at the time.

"Pre Qualifying Conditions": With respect to any loan, conditions that will be satisfied if the obligor or, if applicable, the Underlying Instrument with respect to the applicable loan satisfies the following criteria:

(a)                the independent accountants of such obligor shall have issued an unqualified audit opinion prepared in accordance with GAAP with respect to the most recent fiscal year financial statements, including no explanatory paragraph addressing "going concern" or other issues. For LBOs, a full one-year audit of the firm after the acquisition has been completed should be available;

(b)               the obligor's EBITDA is equal to or greater than U.S.$5,000,000;

(c)                the obligor's annual sales are equal to or greater than U.S.$10,000,000;

(d)               the obligor's book assets are equal to or greater than U.S.$10,000,000;

(e)                the obligor represents not more than 3.0% of the Aggregate Principal Balance of all Collateral Obligations that are loans;

(f)                the obligor is a private company with no public rating from Moody's;

(g)               for the current and prior fiscal year, such obligor's:

    (i)                EBIT/interest expense ratio is greater than 1.0:1.0 and 1.25:1.00 with respect to retail (adjusted for rent expense);

    (ii)               debt/EBITDA ratio is less than 6.0:1.0;

(h)               no greater than 25% of the company's revenue is generated from any one customer of the obligor;

(i)                 the obligor is a for profit operating company in any one of the Moody's Industry Classifications with the exception of (i) Banking, Finance, Insurance and Real Estate and (ii) Sovereign and Public Finance;

SCH. 4-5

(j)                 none of the financial covenants of the Underlying Instrument have been modified, amended, or waived within the preceding three months; and

(k)               the Underlying Instrument (including any financial covenants contained therein) has not been modified, amended, or waived within the preceding three months.

2.                  The Collateral Manager shall calculate the .EDF for each of the loans to be rated pursuant to this calculation based upon the signed, unqualified, full-year, audited financial statements prepared in accordance with GAAP (unless calculations based upon updated, unaudited financial statements are approved by Moody's). The Collateral Manager shall also provide Moody's with the .EDF and the information necessary to calculate such .EDF. Moody's shall have the right (in its sole discretion) to (i) amend or modify any of the information utilized to calculate the .EDF and recalculate the .EDF based upon such revised information, in which case such .EDF shall be determined using the table in paragraph 3 below in order to determine the applicable Moody's Default Probability Rating, or (ii) have a Moody's credit analyst provide a credit estimate for any loan, in which case such credit estimate provided by such credit analyst shall be the applicable Moody's Default Probability Rating.

3.                  As of any date of determination, the Moody's Rating Factor for each loan that satisfies the Pre Qualifying Conditions shall be the weaker of (i) the Collateral Manager's internal rating or (ii) the Moody's Rating Factor based on the .EDF for such loan determined in accordance with the table below[1]:

RiskCalc-Derived ..EDF	Moody's Rating Factor
Baa3.edf and above	1766
Ba1.edf, Ba2.edf, Ba3.edf, or B1.edf	2720
B2.edf or B3.edf	3490
Caa.edf	4770

4.                  As of any date of determination, the Moody's Recovery Rate for each loan that meets the Pre Qualifying Conditions shall be the lower of (i) the Collateral Manager's internal recovery rate or (ii) the recovery rate as determined in accordance with the table below (and the Collateral Manager shall give the Collateral Administrator notice of such Moody's Recovery Rate):

Type of Loan	Moody's Recovery Rate
First-lien, senior secured loans	50%
All other loans	25%

1 RiskCalc-based Moody's Rating Factors are derived from five-year .edfs. To produce these .edfs, the RiskCalc model should be run in both Financial Statement Only ("FSO") mode and Credit Cycle Adjusted ("CCA") mode. In the CCA mode, the model inputs are based on current financial data and should be run for the current year, as well as for each of the previous four years (12, 24, 36, 48 months prior). The weakest .edf from these six runs will then be mapped to determine the obligor's Moody's Rating Factor.

SCH. 4-6

provided that Moody's shall have the right (in its sole discretion) to issue a recovery rate assigned by one of its credit analysts, in which case such recovery rate provided by such credit analyst shall be the applicable Moody's Recovery Rate.

5.                  Within five Business Days of completing a RiskCalc rating, the Issuer will provide copies to Moody's of:

a.	audited financial statements used for model inputs;

b.	RiskCalc Model inputs;

c.	documentation that pre-qualifying conditions have been met;

d.	all model runs and mapped rating factors; and

e.	documentation for any loan amendments or modifications.

SCH. 4-7

SCHEDULE 5

S&P RECOVERY RATE TABLES

Section 1.

(a)                (i) If a Collateral Obligation has an S&P Recovery Rating the S&P Recovery Rate for such Collateral Obligation shall be determined as follows:

S&P Recovery Rating of a Collateral Obligation	Range from Published Reports	Initial Liability Rating
		"AAA"	"AA"	"A"	"BBB"	"BB"	"B" and below
1+	100	75%	85%	88%	90%	92%	95%
1	90-100	65%	75%	80%	85%	90%	95%
2	80-90	60%	70%	75%	81%	86%	90%
2	70-80	50%	60%	66%	73%	79%	80%
3	60-70	40%	50%	56%	63%	67%	70%
3	50-60	30%	40%	46%	53%	59%	60%
4	40-50	27%	35%	42%	46%	48%	50%
4	30-40	20%	26%	33%	39%	40%	40%
5	20-30	15%	20%	24%	26%	28%	30%
5	10-20	5%	10%	15%	20%	20%	20%
6	0-10	2%	4%	6%	8%	10%	10%
		Recovery rate

(ii) If (x) a Collateral Obligation does not have an S&P Recovery Rating and such Collateral Obligation is a senior unsecured loan or Second Lien Loan and (y) the issuer of such Collateral Obligation has issued another debt instrument that is outstanding and senior to such Collateral Obligation that is a Senior Secured Loan (a "Senior Secured Debt Instrument") that has an S&P Recovery Rating, the S&P Recovery Rate for such Collateral Obligation shall be determined as follows:

SCH. 5-1

For Collateral Obligations Domiciled in Group A

S&P Recovery Rating of the Senior Secured Debt Instrument	Initial Liability Rating
	"AAA"	"AA"	"A"	"BBB"	"BB"	"B" and below
1+	18%	20%	23%	26%	29%	31%
1	18%	20%	23%	26%	29%	31%
2	18%	20%	23%	26%	29%	31%
3	12%	15%	18%	21%	22%	23%
4	5%	8%	11%	13%	14%	15%
5	2%	4%	6%	8%	9%	10%
6	-%	-%	-%	-%	-%	-%
	Recovery rate

For Collateral Obligations Domiciled in Group B

S&P Recovery Rating of the Senior Secured Debt Instrument	Initial Liability Rating
	"AAA"	"AA"	"A"	"BBB"	"BB"	"B" and below
1+	16%	18%	21%	24%	27%	29%
1	16%	18%	21%	24%	27%	29%
2	16%	18%	21%	24%	27%	29%
3	10%	13%	15%	18%	19%	20%
4	5%	5%	5%	5%	5%	5%
5	2%	2%	2%	2%	2%	2%
6	-%	-%	-%	-%	-%	-%
	Recovery rate

SCH. 5-2

For Collateral Obligations Domiciled in Group C

S&P Recovery Rating of the Senior Secured Debt Instrument	Initial Liability Rating
	"AAA"	"AA"	"A"	"BBB"	"BB"	"B" and below
1+	13%	16%	18%	21%	23%	25%
1	13%	16%	18%	21%	23%	25%
2	13%	16%	18%	21%	23%	25%
3	8%	11%	13%	15%	16%	17%
4	5%	5%	5%	5%	5%	5%
5	2%	2%	2%	2%	2%	2%
6	-%	-%	-%	-%	-%	-%
	Recovery rate

(iii) If (x) a Collateral Obligation does not have an S&P Recovery Rating and such Collateral Obligation is a subordinated loan or subordinated bond and (y) the issuer of such Collateral Obligation has issued another debt instrument that is outstanding and senior to such Collateral Obligation that is a Senior Secured Debt Instrument that has an S&P Recovery Rating, the S&P Recovery Rate for such Collateral Obligation shall be determined as follows:

SCH. 5-3

For Collateral Obligations Domiciled in Groups A, B and C

S&P Recovery Rating of the Senior Secured Debt Instrument	Initial Liability Rating
	"AAA"	"AA"	"A"	"BBB"	"BB"	"B" and below
1+	8%	8%	8%	8%	8%	8%
1	8%	8%	8%	8%	8%	8%
2	8%	8%	8%	8%	8%	8%
3	5%	5%	5%	5%	5%	5%
4	2%	2%	2%	2%	2%	2%
5	-%	-%	-%	-%	-%	-%
6	-%	-%	-%	-%	-%	-%
	Recovery rate

(b) If a recovery rate cannot be determined using clause (a), the recovery rate shall be determined using the following table.

Recovery rates for Obligors Domiciled in Group A, B, C or D:

Priority Category	Initial Liability Rating
	"AAA"	"AA"	"A"	"BBB"	"BB"	"B" and "CCC"
Senior Secured Loans
Group A	50%	55%	59%	63%	75%	79%
Group B	45%	49%	53%	58%	70%	74%
Group C	39%	42%	46%	49%	60%	63%
Group D	17%	19%	27%	29%	31%	34%
Senior Secured Loans (Cov-Lite Loans)
Group A	41%	46%	49%	53%	63%	67%
Group B	37%	41%	44%	49%	59%	62%
Group C	32%	35%	39%	41%	50%	53%
Group D	17%	19%	27%	29%	31%	34%
Second Lien Loans, First-Lien Last-Out Loans, Senior Unsecured Loans*

SCH. 5-4

Priority Category	Initial Liability Rating
Group A	18%	20%	23%	26%	29%	31%
Group B	16%	18%	21%	24%	27%	29%
Group C	13%	16%	18%	21%	23%	25%
Group D	10%	12%	14%	16%	18%	20%
Subordinated loans
Group A	8%	8%	8%	8%	8%	8%
Group B	10%	10%	10%	10%	10%	10%
Group C	9%	9%	9%	9%	9%	9%
Group D	5%	5%	5%	5%	5%	5%
	Recovery rate

Group A: Australia, Denmark, Finland, Hong Kong, The Netherlands, New Zealand, Norway, Singapore, Sweden, U.K.

Group B: Austria, Belgium, Canada, Germany, Israel, Japan, Luxembourg, South Africa, Switzerland, U.S.

Group C: Brazil, France, Mexico, South Korea, Taiwan, Turkey, United Arab Emirates.

Group D: Kazakhstan, Russia, Ukraine, others

Notwithstanding the foregoing, for purposes of determining the S&P Recovery Rate of a Collateral Obligation that is a Senior Secured Loan under clause (d) of the definition of the term "Senior Secured Loan", such Collateral Obligation shall be deemed to be an Senior Unsecured Loan.

*	Solely for the purpose of determining the S&P Recovery Rate for such loan, the Aggregate Principal Balance of all Senior Unsecured Loans and Second Lien Loans that, in the aggregate, represent up to 15% of the Collateral Principal Amount shall have the S&P Recovery Rate specified for Senior Unsecured Loans and Second Lien Loans in the table above and the Aggregate Principal Balance of all Senior Unsecured Loans and Second Lien Loans in excess of 15% of the Collateral Principal Amount shall have the S&P Recovery Rate specified for Subordinated Loans in the table above.

SCH. 5-5

Section 2. S&P CDO Monitor

Liability Rating	"AAA" (%)
S&P Weighted Average Recovery Rate	35.0
35.1
35.2
35.3
35.4
35.5
35.6
35.7
35.8
35.9
36.0
36.1
36.2
36.3
36.4
36.5
36.6
36.7
36.8
36.9
37.0
37.1
37.2
37.3
37.4
37.5
37.6
37.7
37.8
37.9
38.0
38.1
38.2
38.3
38.4

SCH. 5-6

Liability Rating	"AAA" (%)
S&P Weighted Average Recovery Rate	38.5
38.6
38.7
38.8
38.9
39.0
39.1
39.2
39.3
39.4
39.5
39.6
39.7
39.8
39.9
40.0
40.1
40.2
40.3
40.4
40.5
40.6
40.7
40.8
40.9
41.0
41.1
41.2
41.3
41.4
41.5
41.6
41.7
41.8
41.9
42.0

SCH. 5-7

Liability Rating	"AAA" (%)
S&P Weighted Average Recovery Rate	42.1
42.2
42.3
42.4
42.5
42.6
42.7
42.8
42.9
43.0
43.1
43.2
43.3
43.4
43.5
43.6
43.7
43.8
43.9
44.0
44.1
44.2
44.3
44.4
44.5
44.6
44.7
44.8
44.9
45.0
45.1
45.2
45.3
45.4
45.5
45.6

SCH. 5-8

Liability Rating	"AAA" (%)
S&P Weighted Average Recovery Rate	45.7
45.8
45.9
46.0
46.1
46.2
46.3
46.4
46.5
46.6
46.7
46.8
46.9
47.0
47.1
47.2
47.3
47.4
47.5
47.6
47.7
47.8
47.9
48.0

The applicable weighted average spread will be the spread between 1.50% and 7.00% (in increments of .01%) without exceeding the Weighted Average Floating Spread (determined for purposes of this definition as if all Discount Obligations instead constituted Collateral Obligations that are not Discount Obligations) as of such Measurement Date.

SCH. 5-9

Section 3 S&P Default Rate.

Maturity (years)	S&P Rating
	"AAA"	"AA+"	"AA"	"AA-"	"A+"	"A"	"A-"	"BBB+"	"BBB"	"BBB-"
0	0.00000000000000	0.00000000000000	0.00000000000000	0.00000000000000	0.00000000000000	0.00000000000000	0.00000000000000	0.00000000000000	0.00000000000000	0.00000000000000
1	0.00003249168014	0.00008324133473	0.00017658665685	0.00049442537636	0.00100435283385	0.00198335724928	0.00305284013092	0.00403669389141	0.00461619431140	0.00524293676951
2	0.00015699160323	0.00036996201042	0.00073622429264	0.00139938458667	0.00257399573659	0.00452472002175	0.00667328704185	0.00892888699405	0.01091718533602	0.01445988981952
3	0.00041483816094	0.00091325396687	0.00172278071294	0.00276840924859	0.00474538444138	0.00770505273372	0.01100045166236	0.01484174712870	0.01895695617364	0.02702053897092
4	0.00084783735367	0.00176280787635	0.00317752719845	0.00464897370222	0.00755268739144	0.01158808027690	0.01613532092160	0.02186031844418	0.02867799361424	0.04229668376188
5	0.00149745582951	0.00296441043902	0.00513748509964	0.00708173062555	0.01102407117753	0.01621845931443	0.02213969353901	0.03000396020915	0.03994693333519	0.05969442574039
6	0.00240402335808	0.00455938301677	0.00763414909529	0.01009969303017	0.01517930050335	0.02162162838004	0.02903924108898	0.03924150737171	0.05258484100533	0.07867653829083
7	0.00360598844688	0.00658408410672	0.01069265583311	0.01372767418503	0.02002861319041	0.02780489164645	0.03682872062425	0.04950544130466	0.06639096774184	0.09877441995809
8	0.00513925203265	0.00906952567554	0.01433135028927	0.01798206028262	0.02557255249779	0.03475933634592	0.04547803679069	0.06070419602795	0.08116014268566	0.11959163544802
9	0.00703659581067	0.01204112355275	0.01856168027847	0.02287090497830	0.03180245322497	0.04246223104848	0.05493831311597	0.07273225514177	0.09669462876962	0.14080159863536
10	0.00932721558018	0.01551858575581	0.02338835025976	0.02839429962031	0.03870134053607	0.05087961844696	0.06514747149521	0.08547803540196	0.11281151957447	0.16214168796922
11	0.01203636450979	0.01951593238045	0.02880967203295	0.03454495951708	0.04624506060805	0.05996888869754	0.07603506151831	0.09882975172219	0.12934675905433	0.18340556287277
12	0.01518510638111	0.02404163416342	0.03481805774334	0.04130896444852	0.05440351149008	0.06968118682835	0.08752624592744	0.11267955488484	0.14615674128289	0.20443491679272
13	0.01879017477837	0.02909885294571	0.04140060854110	0.04866659574161	0.06314188127197	0.07996356467179	0.09954495300396	0.12692626165773	0.16311827279155	0.22511145500583
14	0.02286393094556	0.03468576536752	0.04853975984763	0.05659321964303	0.07242183059306	0.09076083242049	0.11201626713245	0.14147698429601	0.18012750134259	0.24534954734253
15	0.02741441064319	0.04079595071314	0.05621395127849	0.06506017556120	0.08220257939344	0.10201709768991	0.12486815855274	0.15624793193058	0.19709825519910	0.26508976972438
16	0.03244544875941	0.04741882448743	0.06439829575802	0.07403563681456	0.09244187501892	0.11367700243875	0.13803266284923	0.17116461299395	0.21396010509223	0.28429339437018
17	0.03795686957738	0.05454010071015	0.07306522817054	0.08348542006155	0.10309683146543	0.12568668220692	0.15144661780260	0.18616162353298	0.23065635817821	0.30293779563441
18	0.04394473036551	0.06214226778788	0.08218511899319	0.09337372717552	0.11412463860794	0.13799447984096	0.16505205534227	0.20118216540699	0.24714211642608	0.32101268824753
19	0.05040160622073	0.07020506494637	0.09172684273858	0.10366380975952	0.12548314646638	0.15055144894628	0.17879633320753	0.21617740303414	0.26338247665982	0.33851709269878
20	0.05731690474411	0.07870594841153	0.10165829471868	0.11431855172602	0.13713133355595	0.16331168219788	0.19263207693491	0.23110573813940	0.27935091127019	0.35545691796023
21	0.06467720005315	0.08762053868981	0.11194685266377	0.12530096944489	0.14902967068053	0.17623249751025	0.20651698936614	0.24593205864939	0.29502784323211	0.37184305725693
22	0.07246657674287	0.09692304233146	0.12255978214336	0.13657463200185	0.16114039259518	0.18927451178181	0.22041357278348	0.26062699982603	0.31039941302623	0.38768990320407
23	0.08066697561510	0.10658664340514	0.13346458660563	0.14810400624971	0.17342769013874	0.20240162811085	0.23428879835930	0.27516624211807	0.32545642561659	0.40301420123877
24	0.08925853423660	0.11658386153875	0.14462930424521	0.15985473272686	0.18585783500387	0.21558095845599	0.24811374891951	0.28952986021038	0.34019346068715	0.41783417301371
25	0.09821991660962	0.12688687477491	0.15602275489727	0.17179383930879	0.19839924848505	0.22878269995493	0.26186325396763	0.30370173060440	0.35460812735415	0.43216885327770
26	0.10752862740247	0.13746780665156	0.16761474080616	0.18388989978303	0.21102252449299	0.24197997968242	0.27551553032431	0.31766900011297	0.36870044445001	0.44603759426533
27	0.11716130726647	0.14829897785967	0.17937620549285	0.19611314451375	0.22370041596552	0.25514867959937	0.28905183739534	0.33142161435353	0.38247232845686	0.45945970060372
28	0.12709400674022	0.15935312356895	0.19127935510379	0.20843553008938	0.23640779262780	0.26826725084491	0.30245615277997	0.34495190323981	0.39592717273876	0.47245416525357
29	0.13730243710320	0.17060357806895	0.20329774661513	0.22083077440588	0.24912157691632	0.28131652434167	0.31571487147424	0.35825421926124	0.40906950354635	0.48503948316705
30	0.14776219728465	0.18202442877234	0.21540634713369	0.23327436309552	0.26182066381869	0.29427952288898	0.32881653013776	0.37132462374109	0.42190470013462	0.49723352433811
	Default Rate

SCH. 5-10

Maturity (years)	S&P Rating
	"BB+"	"BB"	"BB-"	"B+"	"B"	"B-"	"CCC+"	"CCC"	"CCC-"
0	0.00000000000000	0.00000000000000	0.00000000000000	0.00000000000000	0.00000000000000	0.00000000000000	0.00000000000000	0.00000000000000	0.00000000000000
1	0.01051626951540	0.02109451063219	0.02600238218261	0.03221175349449	0.07848052027128	0.10882127346154	0.15688600485092	0.20494983870945	0.25301274610780
2	0.02499656454519	0.04644347602378	0.05872070298984	0.07597534275765	0.14781993688588	0.20010197918490	0.28039819269931	0.34622676009875	0.40104827389528
3	0.04296728984267	0.07475880167357	0.09536299437344	0.12379110105596	0.20934989256384	0.27616831728107	0.37429808873546	0.44486182623555	0.49823180926143
4	0.06375706489973	0.10488372919304	0.13369966912307	0.17163869422120	0.26396576049049	0.33956728434721	0.44585490662468	0.51602827454518	0.56644893859712
5	0.08664543568793	0.13586821436722	0.17214556293531	0.21748448101304	0.31246336178428	0.39272129824310	0.50135334884654	0.56922984826034	0.61661406997870
6	0.11095356236080	0.16697806761620	0.20966482949668	0.26041061250789	0.35559617193298	0.43770644618830	0.54540770782673	0.61035699119403	0.65491579211460
7	0.13609032486632	0.19767400297576	0.24563596164635	0.30011114045302	0.39406428304708	0.47619999931623	0.58122985959186	0.64312999141532	0.68512299997909
8	0.16156889823197	0.22757944125466	0.27972842394960	0.33660307587399	0.42849804714584	0.50951512801740	0.61102368657078	0.66995611089592	0.70963159373549
9	0.18700580837749	0.25644677999303	0.31180555451716	0.37006268488077	0.45945037340867	0.53866495002890	0.63630625959677	0.69243071475508	0.73001158997065
10	0.21211084035732	0.28412675027236	0.34185383793706	0.40073439438302	0.48739741129612	0.56442783804416	0.65813447581021	0.71163564980709	0.74731800853184
11	0.23667314094497	0.31054264263660	0.36993387616211	0.42888152616124	0.51274446097825	0.58740339226248	0.67725700377843	0.72832114376329	0.76227639665042
12	0.26054665876636	0.33566967587371	0.39614763984459	0.45476089725285	0.53583430552170	0.60805677528899	0.69421439889161	0.74301912258474	0.77539705473005
13	0.28363659558653	0.35951905665999	0.42061729215497	0.47861083876451	0.55695611742152	0.62675242871282	0.70940493338196	0.75611514630921	0.78704696564217
14	0.30588762208959	0.38212599668453	0.44347194216901	0.50064658739768	0.57635391124606	0.64377917518522	0.72312812694716	0.76789484926254	0.79749592477526
15	0.32727407180692	0.40354090885716	0.46483968141201	0.52105958011379	0.59423406584219	0.65936872217181	0.73561381419564	0.77857439457102	0.80694660997118
16	0.34779203545341	0.42382307208110	0.48484305663441	0.54001868607450	0.61077176721927	0.67370926400653	0.74704179108008	0.78832075169049	0.81555448782805
17	0.36745314020415	0.44303616519638	0.50359672594052	0.55767228363735	0.62611639818625	0.68695550071172	0.75755527500643	0.79726540401237	0.82344119393145
18	0.38627975067186	0.46124518847755	0.52120646691784	0.57415059395658	0.64039598203907	0.69923605651349	0.76727026109433	0.80551375832039	0.83070366542031
19	0.40430132963573	0.47851439829326	0.53776899540229	0.58956796989869	0.65372081561665	0.71065901445795	0.77628212466144	0.81315170523112	0.83742047206234
20	0.42155172182601	0.49490597076921	0.55337224854383	0.60402499985314	0.66618642723567	0.72131608316220	0.78467035300329	0.82025026616334	0.84365627512204
21	0.43806715861018	0.51047918266808	0.56809591468229	0.61761037378072	0.67787598227180	0.73128576554444	0.79250198989996	0.82686893791883	0.84946501826992
22	0.45388481719360	0.52528995390171	0.58201207638061	0.63040250473015	0.68886224172514	0.74063579446157	0.79983418248194	0.83305813869936	0.85489224805959
23	0.46904180090904	0.53939063874386	0.59518588675300	0.64247092133036	0.69920916125231	0.74942502551257	0.80671609361297	0.83886102557309	0.85997682859142
24	0.48357443564838	0.55282998463208	0.60767623324921	0.65387745604166	0.70897320184886	0.75770492428590	0.81319035960797	0.84431486609666	0.86475222861870
25	0.49751780111272	0.56565320087529	0.61953636423910	0.66467725632041	0.71820440936178	0.76552074772016	0.81929421763250	0.84945208922783	0.86924750263494
26	0.51090543460914	0.57790209665155	0.63081446667744	0.67491964477911	0.72694730840340	0.77291249247078	0.82506038981922	0.85430110229233	0.87348804983309
27	0.52376916018026	0.58961526000669	0.64155419082782	0.68464885182201	0.73524164682987	0.77991566402222	0.83051778577124	0.85888693491442	0.87749620956371
28	0.53613900757325	0.60082825839927	0.65179512243902	0.69390464113840	0.74312301943161	0.78656190650205	0.83569206768834	0.86323175320733	0.88129173477942
29	0.54804319456997	0.61157384762435	0.66157320515020	0.70272284536398	0.75062339353433	0.79287952316911	0.84060611023618	0.86735527538576	0.88489217319288
30	0.55950815306984	0.62188218039284	0.67092111705074	0.71113582641990	0.75777155452562	0.79889391025997	0.84528037876516	0.87127511150820	0.88831317771650
	Default Rate

SCH. 5-11

SCHEDULE 6

TABLES OF RATING EQUIVALENTS

Moody's	S&P
Aaa	AAA
Aa1	AA+
Aa2	AA
Aa3	AA-
A1	A+
A2	A
A3	A-
Baa1	BBB+
Baa2	BBB
Baa3	BBB-
Ba1	BB+
Ba2	BB
Ba3	BB-
B1	B+
B2	B
B3	B-
Caa1	CCC+
Caa2	CCC
Caa3	CCC-
Ca	CC
C	C
D	D

SCH. 6-1

SCHEDULE 7

Schedule of Collateral Obligations

SCH. 7-1